As filed with the Securities and Exchange Commission on January 26, 2016.

Registration No.     -

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UNITED BANKSHARES, INC.

(Exact Name of Registrant as Specified in Its Charter)

West Virginia	6711	55-0641179
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I. R. S. Employer Identification Number)

500 Virginia Street, East

Charleston, West Virginia 25301

(304) 348 8400

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Richard M. Adams

United Bankshares, Inc.

P. O. Box 393

500 Virginia Street, East

Charleston, West Virginia 25301

(304) 348 8400

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

with copies to:

Sandra M. Murphy, Esq. Bowles Rice LLP 600 Quarrier Street P.O. Box 1386 Charleston, West Virginia 25325 (304) 347-1131	Frank M. Conner III, Esq. Michael P. Reed, Esq. Covington & Burling LLP One CityCenter 850 Tenth Street, N.W. Washington, D.C. 20001 (202) 662-5986

Approximate date of commencement of proposed sale to the public: as soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company.)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $2.50 per share	7,094,210 shares	Not applicable	$130,178,759.84	$13,109.00

(1)	The maximum number of shares of United Bankshares, Inc., or United Bankshares, common stock estimated to be issuable upon the completion of the United Bankshares/Bank of Georgetown, or Georgetown, merger described herein, which number may be higher or lower in accordance with the formula described below. This number is based on (a) the number of shares of Georgetown common stock outstanding and reserved for issuance as of January 13, 2016, and (b) a share exchange ratio of 0.9313 per share of United Bankshares common stock, solely for purposes of calculating the registration fee, issuable in exchange for each of those shares of Georgetown common stock in accordance with the Agreement and Plan of Reorganization, dated November 9, 2015, by and between United Bankshares and Georgetown attached to this prospectus and proxy statement as Appendix A.
(2)	Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and computed pursuant to Rule 457(f) of the Securities Act, based on a rate of $100.70 per $1,000,000 of the proposed maximum aggregate offering price. The proposed maximum aggregate offering price of the registrant’s common stock was calculated based upon the book value of shares of Georgetown common stock (the securities to be cancelled in the merger), the latest practicable date prior to the date of filing of this registration statement as follows: the product of (1) $18.35, the book value per share of Georgetown common stock on December 31, 2015 and (2) 7,617,535, the estimated maximum number of shares of Georgetown common stock outstanding and reserved for issuance as of January 13, 2016.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus and proxy statement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

PRELIMINARY – SUBJECT TO COMPLETION – DATED JANUARY 26, 2016

MERGER PROPOSED – YOUR VOTE IS VERY IMPORTANT

Dear Shareholder:

On November 9, 2015, United Bankshares, Inc., or United Bankshares, and Bank of Georgetown, or Georgetown, announced a strategic business combination in which Georgetown will merge with and into United Bank, an indirect wholly-owned subsidiary of United Bankshares. The combined company, which will retain the United name, will have approximately $14.0 billion in assets and operate      branches across the contiguous states of Virginia, West Virginia, Ohio, Pennsylvania and Maryland and the District of Columbia. Georgetown is sending you this prospectus and proxy statement to invite you to attend a special meeting of Georgetown shareholders to allow you to vote on the merger. The special meeting will be held on [●], 2016, at              [a.m.][p.m.], local time, at [            ], located at [            ].

If the merger is completed, holders of Georgetown common stock will receive 0.9313 shares of United Bankshares common stock in exchange for each share of Georgetown common stock held immediately prior to the merger, subject to the payment of cash in lieu of fractional shares. The number of shares of United Bankshares common stock that Georgetown shareholders will receive in the merger for each share of Georgetown common stock is fixed. The implied value of the consideration Georgetown shareholders will receive in the merger will change depending on changes in the market price of United Bankshares common stock and will not be known at the time you vote on the merger.

Based on the closing price of United Bankshares common stock on the NASDAQ Global Select Market, or NASDAQ (trading symbol “UBSI”), on November 9, 2015, the last trading day before the public announcement of the merger, the 0.9313 exchange ratio represented approximately $39.85 in value for each share of Georgetown common stock. Based on United Bankshares’ closing price on [●] of $[●], the 0.9313 exchange ratio represented approximately $[●] in value for each share of Georgetown common stock. Based on the 0.9313 exchange ratio and the number of shares of Georgetown common stock outstanding and reserved for issuance under various plans and agreements as of [●], the maximum number of shares of United Bankshares common stock issuable in the merger is expected to be [●].

The common stock of United Bankshares is listed on NASDAQ. United Bankshares and Georgetown urge you to obtain current market quotations for United Bankshares (trading symbol “UBSI”).

The merger is intended to be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and holders of Georgetown common stock are not expected to recognize any gain or loss for United States federal income tax purposes on the exchange of shares of Georgetown common stock for shares of United Bankshares common stock in the merger, except with respect to any cash received in lieu of fractional shares of United Bankshares common stock.

At the special meeting of Georgetown shareholders to be held on [●], 2016, holders of Georgetown common stock will be asked to vote to (1) approve the merger agreement and (2) approve the adjournment of the special meeting, if necessary, in order to further solicit proxies in favor of approval of the merger agreement. Approval of the merger agreement requires the affirmative vote of the holders of a majority of the voting interest in the outstanding voting stock entitled to be cast at the Georgetown special meeting.

The Georgetown board of directors unanimously recommends that holders of Georgetown common stock vote “FOR” approval of the merger agreement and “FOR” the approval of the adjournment of the special meeting, if necessary, in order to further solicit proxies in favor of the merger agreement.

This prospectus and proxy statement describes the special meeting, the merger, the documents related to the merger and other related matters. Please carefully read this entire document, including “Risk Factors” beginning on page 15 for a discussion of the risks relating to the proposed merger and owning United Bankshares common stock after the merger. You also can obtain information about United Bankshares from documents that it has filed with the Securities and Exchange Commission.

Michael P. Fitzgerald

Founder, Chairman, President and Chief Executive Officer

Bank of Georgetown

Neither the Securities and Exchange Commission nor any state securities commission or bank regulatory agency has approved or disapproved the United Bankshares common stock to be issued in the merger or passed upon the adequacy or accuracy of this prospectus and proxy statement. Any representation to the contrary is a criminal offense.

The securities to be issued in the merger are not savings and deposit accounts of any bank or non-bank subsidiary of United Bankshares or of Georgetown and they are not insured by the Federal Deposit Insurance Corporation, or any other governmental agency.

The date of this prospectus and proxy statement is [●], 2016 and it is first being mailed or otherwise delivered to Georgetown shareholders on or about [●], 2016.

REFERENCES TO ADDITIONAL INFORMATION

This prospectus and proxy statement incorporates by reference important business and financial information about United Bankshares from documents filed with or furnished to the Securities and Exchange Commission, which is referred to as the SEC, that are not included in or delivered with this prospectus and proxy statement.

You can obtain documents incorporated by reference in this prospectus and proxy statement with respect to United Bankshares free of charge through the SEC’s website (http://www.sec.gov) or by requesting them in writing or by telephone by contacting United Bankshares or Georgetown, as the case may be, at the following addresses:

United Bankshares, Inc. 514 Market Street Parkersburg, West Virginia 26102 Attention: Jennie Singer Telephone: (304) 424-8800	Bank of Georgetown 1115 30th Street, N.W. Washington, D.C. 20007 Attention: Kent D. Carstater Telephone: (202) 355-1211

You will not be charged for any of these documents that you request. Georgetown shareholders requesting documents should do so by [●], [●], 2016, in order to receive them before their special meeting.

In addition, if you have questions about the merger or the Georgetown special meeting, need additional copies of this prospectus and proxy statement or need to obtain proxy cards or other information related to the proxy solicitation, you may contact Kent D. Carstater, Senior Vice President and Treasurer, Bank of Georgetown, at the following address and telephone numbers:

Bank of Georgetown

1115 30th Street, N.W.

Washington, D.C. 20007

Attention: Kent D. Carstater

Telephone: (202) 355-1211

ABOUT THIS PROSPECTUS AND PROXY STATEMENT

This prospectus and proxy statement, which forms part of a registration statement on Form S-4 filed with the SEC by United Bankshares, constitutes a prospectus of United Bankshares under Section 5 of the Securities Act of 1933, as amended, which is referred to as the Securities Act, with respect to the shares of United Bankshares common stock to be issued to the Georgetown shareholders pursuant to the merger. This prospectus and proxy statement also constitutes a proxy statement for Georgetown. It also constitutes a notice of meeting with respect to the special meeting of Georgetown shareholders.

You should rely only on the information contained or incorporated by reference into this prospectus and proxy statement. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this prospectus and proxy statement. This prospectus and proxy statement is dated [●], and you should assume that the information in this prospectus and proxy statement is accurate only as of such date. You should assume that the information incorporated by reference into this prospectus and proxy statement is accurate as of the date of such document. Neither the mailing of this prospectus and proxy statement to Georgetown shareholders nor the issuance by United Bankshares of shares of United Bankshares common stock in connection with the merger will create any implication to the contrary.

Information on the websites of United Bankshares or Georgetown, or any subsidiary of United Bankshares or Georgetown, is not part of this prospectus and proxy statement. You should not rely on that information in deciding how to vote.

This prospectus and proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Except where the context otherwise indicates, information contained in this prospectus and proxy statement regarding Georgetown has been provided by Georgetown and information contained in this prospectus and proxy statement regarding United Bankshares has been provided by United Bankshares.

See “Where You Can Find More Information” on page 86.

Page
QUESTIONS AND ANSWERS	1
SUMMARY	5
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	13
RISK FACTORS	15
UNITED BANKSHARES SUMMARY CONSOLIDATED FINANCIAL DATA	21
PRICE RANGE OF COMMON STOCK AND DIVIDENDS	22
THE GEORGETOWN SPECIAL MEETING	24
Matters to be Considered	24
Other Business	24
Proxies	24
Solicitation of Proxies	25
Record Date	25
Quorum and Voting Rights	25
Attending the Special Meeting	26
PROPOSALS TO BE CONSIDERED AT THE GEORGETOWN SPECIAL MEETING PROPOSAL NO. 1 APPROVAL OF THE MERGER AGREEMENT	27
Required Vote	27
Recommendation of the Georgetown Board of Directors	27
PROPOSAL NO. 2 APPROVE GRANTING THE BOARD OF DIRECTORS AUTHORITY TO ADJOURN, POSTPONE OR CONTINUE THE GEORGETOWN SPECIAL MEETING, IF NECESSARY TO PERMIT FURTHER SOLICITATION OF PROXIES	28
Required Vote	28
Recommendation of the Georgetown Board of Directors	28
THE MERGER	29
Background of the Merger	29
Background and Negotiations of the Merger	29
Georgetown’s Reasons for the Merger; Recommendation of the Georgetown Board of Directors	33
United Bankshares Reasons for the Merger	37
Opinion of Georgetown’s Financial Advisor	38
United Bankshares Board of Directors Following Completion of the Merger	49
Public Trading Markets	50
Dissenters’ Rights	50
Interests of Certain Georgetown Directors and Executive Officers in the Merger	51
Accounting Treatment of the Merger	55
THE MERGER AGREEMENT	56
Terms of the Merger	56
Treatment of Georgetown Stock Options	56
Conditions of the Merger	57
Representations and Warranties	58
Waiver and Amendment	60
Indemnification; Directors’ and Officers’ Insurance	60

i

APPENDIX A	Agreement and Plan of Reorganization, dated as of November 9, 2015, by and between United Bankshares, Inc. and Bank of Georgetown
APPENDIX B	Opinion of Keefe, Bruyette & Woods, Inc.
APPENDIX C	Sections 29-311.01 through 29-311.50 of the DC Business Code

ii

QUESTIONS AND ANSWERS

The following are answers to certain questions that you may have regarding the Georgetown special meeting and the merger. United Bankshares and Georgetown urge you to read carefully the remainder of this prospectus and proxy statement because the information in this section may not provide all the information that might be important to you with respect to the merger or the Georgetown special meeting or in determining how to vote, including the risk factors beginning on page 15. Additional important information is also contained in the appendices to, and the documents incorporated by reference in, this prospectus and proxy statement. Unless the context requires otherwise, references in this prospectus and proxy statement to United Bankshares refer to United Bankshares, Inc., a West Virginia corporation, and/or its consolidated subsidiaries, references in this prospectus and proxy statement to Georgetown refer to Bank of Georgetown, a District of Columbia corporation, and/or its consolidated subsidiaries, and references in this prospectus and proxy statement to “we,” “our” and “us” refer to United Bankshares and Georgetown collectively.

Q:	What are holders of Georgetown common stock being asked to vote on?

A:	Holders of Georgetown common stock are being asked to vote to approve the Agreement and Plan of Reorganization, dated as of November 9, 2015, between United Bankshares and Georgetown and related plan of merger between Georgetown and United Bank, or the merger agreement, as each may be amended from time to time, or the Georgetown merger proposal, and to approve the adjournment of the special meeting, on one or more occasions, if necessary, to solicit additional proxies in favor of the Georgetown merger proposal, or the Georgetown adjournment proposal.

Q:	How does the Georgetown board of directors recommend I vote at the Georgetown special meeting?

A:	The Georgetown board of directors unanimously recommends that you vote “FOR” the proposal to approve the merger agreement and “FOR” the Georgetown adjournment proposal.

Q:	When and where is the special meeting of Georgetown shareholders?

A:	The special meeting of Georgetown shareholders will be held at [●] on [●], [●], 2016 at [ ] [a.m.]/[p.m.], local time.

Q:	What do holders of Georgetown common stock need to do now?

A:	After you have carefully read this prospectus and proxy statement and have decided how you wish to vote your shares, please vote your shares as soon as possible. If you are a shareholder of record, to vote by proxy card, indicate on your proxy card how you want your shares to be voted with respect to each of the matters indicated. When complete, sign, date and mail your proxy card in the enclosed postage-paid return envelope as soon as possible. Alternatively, you may vote by telephone or through the Internet by following the voting instructions found on your proxy card. If you beneficially hold your shares through a bank, broker, nominee or other holder of record, you should follow the voting instructions you receive from that holder of record to vote your shares.

Submitting your proxy by Internet, telephone or mail or directing your bank or broker to vote your shares will ensure that your shares are represented and voted at the Georgetown special meeting. If you would like to attend the Georgetown special meeting, see “The Georgetown Special Meeting – Attending the Special Meeting” beginning on page 26.

Q:	What constitutes a quorum for the Georgetown special meeting?

A:

The presence at the Georgetown special meeting, in person or by proxy, of the holders of a majority of the Georgetown common stock issued and outstanding and entitled to vote thereat will constitute a quorum for the transaction of business. If a quorum is not present, the Georgetown special meeting will be postponed until the holders of the number of shares of Georgetown common stock required to constitute a quorum attend. If you submit a properly executed proxy card, even if you abstain from voting, your shares of Georgetown common stock will be counted for purposes of determining whether a quorum is present at the Georgetown special meeting. If additional votes must be solicited to approve the merger agreement and the Georgetown adjournment proposal is approved, it is expected that the Georgetown special meeting will be adjourned to solicit additional proxies.

Q:	Who may solicit proxies on Georgetown’s behalf?

A:	In addition to solicitation of proxies by Georgetown by mail, proxies may also be solicited by Georgetown’s directors and employees personally, and by telephone, facsimile or other means. Georgetown has also made arrangements with [●] to assist it in soliciting proxies. For more information on solicitation of proxies in connection with the special meeting of Georgetown shareholders, see “The Georgetown Special Meeting-Solicitation of Proxies” beginning on page 25.

Q:	Why is my vote as a holder of Georgetown common stock important?

A:	If you do not vote by proxy card, telephone or Internet or vote in person at the Georgetown special meeting, it will be more difficult for Georgetown to obtain the necessary quorum to hold its special meeting. In addition, approval of the Georgetown merger proposal requires the affirmative vote of the holders of a majority of the voting interest in the outstanding voting stock entitled to be cast at the Georgetown special meeting. The Georgetown board of directors recommends that you vote to approve the merger agreement. Further, due to the importance of the vote to approve the merger agreement, Georgetown is also seeking authority from shareholders through the Georgetown adjournment proposal to adjourn the special meeting to, if necessary, in order to further solicit proxies in favor of approval of the Georgetown merger proposal.

Q:	If my shares are held in street name by my broker, will my broker automatically vote my shares for me?

A:	No. Your broker cannot vote your shares without instructions from you. You should instruct your broker as to how to vote your shares, following the directions your broker provides to you. Please check the voting form used by your broker. Without instructions, your shares will not be voted, which will have the effect described below.

Q:	What if I abstain from voting or fail to instruct my broker or other holder of record how to vote?

A:	If you are a holder of Georgetown common stock and you submit a proxy card in which you abstain from voting, the abstention will be counted toward a quorum at the Georgetown special meeting, but it will have the same effect as a vote against the Georgetown merger proposal. An abstention will have the same effect as a vote against the Georgetown adjournment proposal.

If your bank, broker, nominee or other holder of record holds your shares of Georgetown common stock in “street name,” for each proposal your bank, broker, nominee or other holder of record generally will vote such shares only if you provide instructions on how to vote by filling out the voter instruction form sent to you by your broker, bank, nominee or other holder of record with this prospectus and proxy statement. Your shares held in “street name” generally will not be voted on any proposal with respect to which you do not provide voting instructions (referred to as broker non-votes). Broker non-votes will have the same effect as a vote against the Georgetown merger proposal, but will have no effect on any other proposal at the Georgetown special meeting.

Q:	Can I attend the Georgetown special meeting and vote my shares in person?

A:

Yes. All holders of Georgetown common stock, including shareholders of record and shareholders who beneficially own their shares through banks, brokers, nominees or any other holder of record, are invited to attend the Georgetown special meeting. Holders of record of Georgetown common stock as of the record date can vote in person at the Georgetown special meeting. If you wish to vote in person at the special meeting and if you are a shareholder of record, you should bring the enclosed proxy card and proof of identity. If you hold your shares in street name, through your broker or beneficially own your shares through another holder of record, you will need to bring with you proof of identity and a letter from your bank, broker, nominee or other holder of record confirming your beneficial ownership of common stock as of the record date (a “written proxy” from your holder of record). At the appropriate time during the special meeting, the shareholders present will be asked whether anyone wishes to vote in person. You should raise your hand at this time to receive a ballot to record your vote. Everyone who attends the special meeting must abide by the rules for the conduct of the meeting distributed at the meeting.

Even if you plan to attend the special meeting, you are encouraged to vote your shares as soon as possible.

Q:	Will Georgetown be required to submit the Georgetown merger proposal to its shareholders even if the Georgetown board of directors has withdrawn or modified its recommendation?

A:	Yes. Unless the merger agreement is terminated before the Georgetown special meeting, Georgetown is required to submit the Georgetown merger proposal to its shareholders even if the Georgetown board of directors has withdrawn or modified its recommendation, consistent with the terms of the merger agreement.

Q:	Is the merger expected to be taxable to Georgetown shareholders?

A:	Generally, no. The merger is intended to be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, or the Code, and holders of Georgetown common stock are not expected to recognize any gain or loss for United States federal income tax purposes on the exchange of shares of Georgetown common stock for shares of United Bankshares common stock in the merger, except with respect to any cash received instead of fractional shares of United Bankshares common stock. You should read “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 68 for a more complete discussion of the United States federal income tax consequences of the merger. Tax matters can be complicated and the tax consequences of the merger to you will depend on your particular tax situation. You should consult your tax advisor to determine the specific tax consequences of the merger to you.

Q:	If I am a holder of Georgetown common stock, can I change or revoke my vote?

A:	Yes. If you are a shareholder of record of common stock, you may change your vote and revoke your proxy by:

•	before the meeting, voting by telephone or the Internet at a later time;

•	before the meeting, submitting a properly signed proxy card with a later date;

•	voting in person at the Georgetown special meeting; or

•	delivering written notice that you wish to revoke your proxy to [●], at [●], at or before the Georgetown special meeting.

If you hold shares in street name, you must follow your broker’s instructions to change your vote. Any record holder of Georgetown common stock, or street name holder with a written proxy from the record holder, entitled to vote in person at the Georgetown special meeting may vote in person regardless of whether a proxy has been previously given, but the mere presence of a Georgetown shareholder at the special meeting will not constitute revocation of a previously given proxy.

Q:	If I am a Georgetown shareholder, do I have appraisal or dissenters’ rights?

A:

Yes. Under District of Columbia law, holders of Georgetown common stock will be entitled to exercise appraisal or dissenters’ rights in connection with any of the proposals being presented to them. To exercise dissenters’ rights, Georgetown shareholders must strictly follow the procedures prescribed by the laws of the District of Columbia. These procedures are summarized under the section entitled “The Merger – Dissenters Rights” beginning on page 50, and Sections 29-311.01 through 29-311.50 of the DC Business Code are attached to this prospectus and proxy statement as Appendix C.

Q:	If I am a holder of Georgetown common stock with shares represented by stock certificates, should I send in my Georgetown stock certificates now?

A:	No. You should not send in your Georgetown stock certificates at this time. After completion of the merger, United Bankshares will send you instructions for exchanging Georgetown stock certificates for the merger consideration. The shares of United Bankshares common stock that Georgetown shareholders will receive in the merger will be issued in book-entry form. Please do not send in your stock certificates with your proxy card.

Q:	Who can I contact if I cannot locate my Georgetown stock certificate(s)?

A:	If you are unable to locate your original Georgetown stock certificate(s), you should contact [●] at [●].

Q:	What will I receive for my Georgetown common stock?

A:	In exchange for each of your shares of Georgetown common stock, you will receive 0.9313 shares of United Bankshares common stock.

Q:	When do you expect to complete the merger?

A:	United Bankshares and Georgetown currently expect to complete the merger during the second quarter of 2016. However, they cannot assure you when or if the merger will occur. United Bankshares and Georgetown must, among other things, obtain the approval of Georgetown shareholders at its special meeting and the required regulatory approvals described below in “The Merger Agreement – Conditions of the Merger” beginning on page 57.

Q:	What happens if the merger is not completed?

A:	If the merger is not completed, holders of Georgetown common stock will not receive any consideration for their shares in connection with the merger. Instead, Georgetown will remain an independent private company. In addition, in certain circumstances, a termination fee may be required to be paid by Georgetown. See “The Merger Agreement – Effect of Termination; Termination Fee” beginning on page 65 for a complete discussion of the circumstances under which termination fees will be required to be paid.

Q:	Who will be soliciting proxies?

A:	In addition to soliciting proxies by mail, the directors and certain employees of Georgetown may be soliciting proxies for the Georgetown special meeting. In addition, Georgetown has engaged [●] to assist with soliciting proxies on behalf of Georgetown. See “The Georgetown Special Meeting – Solicitation of Proxies” beginning on page 25 for more information.

Q:	Whom should I call with questions?

A:	Georgetown shareholders should contact Kent D. Carstater at Georgetown by telephone at (202) 355-1211, or [●], Georgetown’s proxy solicitor, [●].

SUMMARY

This summary highlights selected information from this prospectus and proxy statement. It does not contain all of the information that may be important to you. We urge you to carefully read this entire prospectus and proxy statement and the other documents to which this prospectus and proxy statement refers to fully understand the merger and the other matters to be considered at the special meeting. See “Where You Can Find More Information” on page 86 to obtain the information incorporated by reference into this prospectus and proxy statement without charge. Each item in this summary includes a page reference directing you to a more complete description of that item.

The Merger (page 29)

We have attached the merger agreement to this prospectus and proxy statement as Appendix A. We encourage you to read the merger agreement. It is the legal document that governs the merger. All descriptions in this summary and elsewhere in this prospectus and proxy statement of the terms and conditions of the merger are qualified by reference to the merger agreement.

In the merger, United Bankshares will acquire Georgetown by means of the merger of Georgetown into United Bank, which is an indirect subsidiary of United Bankshares and a direct subsidiary of UBV Holding Company, LLC and will be the surviving entity in the merger.

Each share of Georgetown common stock outstanding will be converted in the merger into 0.9313 shares of United Bankshares common stock as further described below. We expect to complete the merger in the second quarter of 2016, although there can be no assurance in this regard.

Exchange Ratio in the Merger (page 56)

Upon completion of the merger, each Georgetown shareholder will receive 0.9313 shares of United Bankshares common stock for each share of Georgetown common stock held immediately prior to the merger. We refer to this ratio as the exchange ratio. The aggregate number of shares of United Bankshares common stock to which a Georgetown shareholder will be entitled upon completion of the merger will equal the exchange ratio multiplied by the number of shares of Georgetown common stock held by that Georgetown shareholder. However, United Bankshares will not issue any fractional shares. A Georgetown shareholder entitled to a fractional share of United Bankshares common stock will instead receive an amount in cash equal to the fraction of a whole share of United Bankshares common stock to which such shareholder would otherwise be entitled multiplied by the average of the daily closing prices for the shares of United Bankshares common stock for the 20 consecutive full trading days on which such shares are actually traded on NASDAQ, ending at the close of trading on the tenth trading day immediately prior to the date on which the merger is completed. As an example, a holder of 100 shares of Georgetown common stock would receive 93 shares of United Bankshares common stock and an amount of cash equal to the product of 0.13 and the average of the daily closing prices for the shares of United Bankshares common stock for the 20 consecutive full trading days on which United Bankshares common stock is traded ending at the close of trading on the tenth trading day immediately prior to the date on which the merger is completed. A Georgetown shareholder whose shares of Georgetown common stock are represented by multiple Georgetown stock certificates will have all shares associated with those stock certificates aggregated for purposes of calculating whole shares and cash in lieu of fractional shares to be received upon completion of the merger.

The exchange ratio is a fixed ratio. Therefore, the number of shares of United Bankshares common stock to be received by holders of Georgetown common stock in the merger will not change if the trading price of United Bankshares common stock or the market or book value of Georgetown common stock changes between now and the time the merger is completed, except in limited circumstances where the trading price of United Bankshares common stock falls below certain thresholds when measured during a period shortly before the date that the merger is scheduled to be completed, in which case, Georgetown will have an opportunity to terminate the merger agreement, subject to United Bankshares’ right to adjust the exchange rate accordingly.

Upon completion of the merger, we expect that United Bankshares shareholders will own approximately [●]% of the combined company and former Georgetown shareholders will own approximately [●]% of the combined company.

The market price of United Bankshares common stock will fluctuate prior to the merger. United Bankshares and Georgetown urge you to obtain current market quotations for United Bankshares (trading symbol “USBI”).

Georgetown’s Reasons for the Merger (page 33)

In reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, and to recommend that its shareholders approve the merger agreement, the Georgetown board of directors evaluated the merger and the merger agreement in consultation with executive management, Keefe, Bruyette & Woods, Inc., or KBW, its financial advisor, and Covington & Burling LLP, or Covington, its legal counsel. The Georgetown board of directors carefully considered the terms of the merger agreement and the value of the merger consideration to be received by Georgetown shareholders and ultimately determined that it was in the best interests of Georgetown and its shareholders for Georgetown to enter into the merger agreement with United Bankshares. For more detail concerning the factors considered by the Georgetown board of directors in reaching its decision to approve the merger and the merger agreement, see the section entitled “The Merger – Georgetown’s Reasons for the Merger; Recommendation of the Georgetown Board of Directors.”

Georgetown’s Recommendation (page 33)

The Georgetown board of directors believes that the merger is fair to and in the best interests of the Georgetown shareholders. Georgetown’s board of directors unanimously recommends that Georgetown shareholders vote “FOR” the proposal to approve the merger agreement. For the factors considered by the Georgetown board of directors in reaching its decision to approve the merger and the merger agreement, see the section entitled “The Merger – Georgetown’s Reasons for the Merger; Recommendation of the Georgetown Board of Directors.”

Opinion of Georgetown’s Financial Advisor (page 38 and Appendix B)

In connection with the merger, Georgetown’s financial advisor, KBW, delivered a written opinion, dated November 9, 2015, to the Georgetown board of directors as to the fairness, from a financial point of view and as of the date of the opinion, to the holders of Georgetown common stock of the exchange ratio in the merger. The full text of the opinion, which describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW in preparing the opinion, is attached as Appendix B to this prospectus and proxy statement. The opinion was for the information of, and was directed to, the Georgetown board of directors (in its capacity as such) in connection with its consideration of the financial terms of the merger. The opinion did not address the underlying business decision of Georgetown to engage in the merger or enter into the merger agreement or constitute a recommendation to the Georgetown board in connection with the merger, and it does not constitute a recommendation to any holder of Georgetown common stock or any shareholder of any other entity as to how to vote in connection with the merger or any other matter.

Dissenters’ or Appraisal Rights (page 66)

Under Section 29-311 of the District of Columbia Business Organizations Code, or the DC Business Code, Georgetown shareholders will have dissenters’ rights in connection with the merger. To exercise dissenters’ rights, Georgetown shareholders must strictly follow the procedures prescribed by the laws of the District of Columbia. These procedures are summarized under the section entitled “The Merger – Dissenters Rights” beginning on page 50, and Sections 29-311.01 through 29-311.50 of the DC Business Code are attached to this proxy statement/prospectus as Appendix C.

Accounting Treatment (page 66)

United Bankshares will account for the merger as a business combination as that term is used under U.S. generally accepted accounting principles.

Material U.S. Federal Income Tax Consequences (page 68)

The merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes, and assuming the merger will so qualify, you will not recognize any gain or loss for U.S. federal income tax purposes as a result of your exchange of shares of Georgetown common stock solely for shares of United Bankshares common stock. Georgetown shareholders may, however, have to recognize gain in connection with the receipt of any cash received in the merger. Because this tax treatment may not apply to all Georgetown shareholders, you should consult your own tax advisor for a full understanding of the merger’s tax consequences that are particular to you. It is a condition to our obligation to complete the merger that we receive a legal opinion that the merger will be treated for U.S. federal income tax purposes as a reorganization under Section 368 of the Code. This opinion, however, will not bind the Internal Revenue Service, which could take a different view.

Shareholders will also be required to file certain information with their federal income tax returns and to retain certain records with regard to the merger.

The discussion of U.S. federal income tax consequences set forth above is for general information only and does not purport to be a complete analysis or listing of all potential tax effects that may apply to a holder of Georgetown common stock. Shareholders of Georgetown are strongly urged to consult their tax advisors to determine the particular tax consequences to them of the merger, including the application and effect of federal, state, local, foreign and other tax laws.

The Companies (page 71)

United Bankshares, Inc.

500 Virginia Street, East

Charleston, West Virginia 25301

(304) 348 8400

United Bankshares is a West Virginia corporation registered as a bank holding company pursuant to the Bank Holding Company Act of 1956, as amended, or the BHCA. United Bankshares was incorporated and organized in 1982 and began conducting business in 1984 with the acquisition of three wholly owned subsidiaries. Since its formation in 1982, United Bankshares has acquired 29 banking institutions. United Bankshares has two banking subsidiaries “doing business” under the name United Bank, one operating under the laws of West Virginia and the other operating under the laws of Virginia. United Bankshares’ banking subsidiaries offer a full range of commercial and retail banking services and products. United Bankshares also owns nonbank subsidiaries that engage in other community banking services such as asset management, real property title insurance, investment banking, financial planning and brokerage services.

The headquarters of United Bankshares is located in United Center at 500 Virginia Street, East, Charleston, West Virginia. United Bankshares’ executive offices are located in Parkersburg, West Virginia at Fifth and Avery Streets. United Bankshares operates 129 full service offices – 69 located throughout the Shenandoah Valley Region of Virginia and the Northern Virginia, Maryland and Washington, D.C. areas, 55 throughout West Virginia, 4 in southwestern Pennsylvania and 1 in southeastern Ohio.

As of September 30, 2015, United Bankshares had total assets of $12.6 billion, total deposits of $9.5 billion, and shareholders’ equity of $1.71 billion.

United Bank

11185 Fairfax Boulevard

Fairfax, Virginia 22030

(703) 219-4850

United Bank is a Virginia banking corporation. United Bank was incorporated on June 5, 1984, and offers a full range of commercial and retail banking services and products. The headquarters and executive officers of United Bank are located at 11185 Fairfax Boulevard, Fairfax, VA 22030. United Bank operates 69 full service offices throughout the Shenandoah Valley Region of Virginia in the Northern Virginia, Maryland and Washington, D.C. areas.

As of September 30, 2015, United Bank’s consolidated assets approximated $7.31 billion, total deposits were $5.00 billion and total shareholders’ equity approximated $1.33 billion.

Bank of Georgetown

1115 30th Street, NW

Washington, DC 20007

(202) 355-1200

Georgetown is a District of Columbia chartered bank engaged in commercial banking activities in the Washington, DC metropolitan area since 2005. Georgetown offers a full line of business-related loan, deposit and cash management products.

Georgetown’s executive offices and main branch are located at 1115 30th Street, NW, Washington, DC 20007. The telephone number for Georgetown’s principal executive offices is (202) 355-1200. Georgetown currently has 11 full service branch offices and three business production offices throughout the District of Columbia, Northern Virginia and Maryland.

As of September 30, 2015, Georgetown had total assets of $1.217 billion, total deposits of $959 million, and total stockholders’ equity of $123 million.

The Georgetown Special Meeting (page 24)

The Georgetown special meeting will be held on [●], [●] at [            ] [a.m.] [p.m.] at [●]. At the special meeting, Georgetown shareholders will be asked:

•	To approve the merger agreement as such agreement may be amended from time to time; and

•	Approve the adjournment of the special meeting, on one or more occasions, if necessary, to solicit additional proxies in favor of approval of the merger agreement.

Record Date; Vote Required (page 25)

Georgetown shareholders can vote at the special meeting if they owned shares of Georgetown common stock at the close of business on [●], which is the record date for the special meeting. On the record date, Georgetown had approximately [●] shares of common stock outstanding and entitled to vote at the Georgetown special meeting. Each Georgetown shareholder can cast one vote for each share of Georgetown common stock owned on that date.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Georgetown common stock entitled to vote at the Georgetown special meeting is necessary to constitute a quorum. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Although brokers have discretionary power to vote your shares of Georgetown common stock with respect to routine matters, they do not have discretionary power to vote your shares of Georgetown common stock on non-routine matters. All proposals for consideration at the Georgetown special meeting are non-routine and therefore your broker will not be able to vote your shares of Georgetown common stock with respect to these proposals unless the broker received appropriate instructions from you.

If a quorum exists, the approval of the merger agreement requires the affirmative vote of the holders of a majority of the voting interest in the outstanding voting stock entitled to be cast at the Georgetown special meeting. Abstentions and broker non-votes will have the same effect on the outcome of the vote on this proposal as votes against this proposal.

Approval of the Georgetown adjournment proposal requires the affirmative vote of the holders of a majority of the voting interest in the outstanding voting stock entitled to be cast at the Georgetown special meeting. Abstentions and broker non-votes will have the same effect on the outcome of the vote on this proposal as votes against this proposal.

As of the record date, Georgetown directors and executive officers, and their affiliates, held approximately [●]% of the outstanding shares of Georgetown common stock entitled to vote at the special meeting. Georgetown directors have entered into support agreements that obligate each director to vote shares of Georgetown common stock over which each such director has sole voting and dispositive power for approval of the merger agreement.

Conditions to Completion of the Merger (page 57)

The obligations of United Bankshares and Georgetown to complete the merger depend on a number of conditions being satisfied or waived. These conditions include:

•	Georgetown shareholders’ approval of the merger agreement;

•	Approval of the merger by the necessary federal and state regulatory authorities;

•

The effectiveness of the registration statement filed on Form S-4 of which this prospectus and proxy statement is a part and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Securities and Exchange Commission, or SEC;

•	Authorization for the listing on NASDAQ of the shares of United Bankshares common stock to be issued in the merger;

•	Absence of any law or court order prohibiting the merger;

•	Receipt of opinions from counsel to Georgetown and United Bankshares that the merger will be treated as a “reorganization” under Section 368(a) of the Code;

•	The accuracy of the other party’s representations and warranties subject to the material adverse effect standard in the merger agreement; and

•	The performance in all material respects of all obligations of the other party contained in the merger agreement.

We cannot be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.

Regulatory Approvals (page 61)

We cannot complete the merger unless it is approved by the Board of Governors of the Federal Reserve System, or the Federal Reserve, the Virginia Bureau of Financial Institutions and the District of Columbia Department of Insurance, Securities and Banking. Once the Federal Reserve approves the merger, we have to wait from 15 to 30 days before we can complete it. During that time, the Department of Justice may challenge the merger. As of the date of this prospectus and proxy statement, we have not yet received the required regulatory approvals. While we do not know of any reason why we would not be able to obtain the necessary regulatory approvals in a timely manner, we cannot be certain when or if we will receive them or, if obtained, whether they will contain terms, conditions or restrictions not currently contemplated that will be detrimental to the combined company after completion of the merger.

Termination of the Merger Agreement (page 64)

Georgetown and United Bankshares may mutually agree to terminate the merger agreement at any time.

Either Georgetown or United Bankshares may terminate the merger agreement if the merger is not complete by November 6, 2016, unless the failure of the merger to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate.

United Bankshares may terminate the merger agreement if any of the following occurs:

•

The approval of any governmental entity required for consummation of the merger is denied by a final non-appealable action of such governmental entity or the Georgetown shareholders do not approve the merger agreement;

•	Georgetown materially breaches any of its representations or obligations under the merger agreement, and does not cure the breach within 30 days of written notice of the breach;

•

Georgetown is not able to confirm, as of the effective date of the merger, (i) the continued accuracy of its representations and warranties in the merger agreement as of the effective date of the merger or (ii) the performance in all material respects of all of its obligations in the merger agreement; or

•	Georgetown’s board of directors fails to recommend approval of the merger agreement, withdraws its recommendation or modifies its recommendation in a manner adverse to United Bankshares.

Georgetown may terminate the merger agreement if any of the following occurs:

•

The approval of any governmental entity required for consummation of the merger is denied by a final non-appealable action of such governmental entity or the Georgetown shareholders do not approve the merger agreement;

•	United Bankshares materially breaches any of its representations or obligations under the merger agreement, and does not cure the breach within 30 days;

•

United Bankshares is not able to confirm, as of the effective date of the merger, (i) the continued accuracy of its representations and warranties in the merger agreement as of the effective date of the merger or (ii) the performance in all material respects of all of its obligations in the merger agreement; or

•

The average closing price of United Bankshares common stock declines by more than 20% from $42.79 and underperforms an index of banking companies by more than 20% over a designated measurement period, unless United Bankshares agrees to increase the number of shares of United Bankshares common stock to be issued to holders of Georgetown common stock.

Additionally, Georgetown may terminate the merger agreement in order to enter into an agreement with respect to an unsolicited acquisition proposal that if consummated would result in a transaction more favorable to Georgetown shareholders from a financial point of view, provided that United Bankshares does not make a counteroffer that is at least as favorable to the other proposal (as determined by the Georgetown board of directors) and Georgetown pays the termination fee described below.

Termination Fee (page 65)

In the event that the merger agreement is terminated (i) by Georgetown because it has received an unsolicited acquisition proposal that is more favorable to Georgetown shareholders from a financial point of view than the merger with United Bankshares and United Bankshares does not make a counteroffer that the Georgetown board of directors determines is at least as favorable to the unsolicited acquisition proposal or (ii) by United Bankshares because the Georgetown board of directors fails to recommend, withdraws, modifies or changes its recommendation of the merger in a manner adverse in any respect to the interests of United Bankshares and within 12 months after the date of termination of the merger agreement, Georgetown enters into an agreement with respect to another acquisition proposal or consummates another acquisition proposal, then Georgetown must pay United Bankshares a termination fee of $11,288,000.

Waiver and Amendment (page 60)

United Bankshares and Georgetown may jointly amend the merger agreement and each may waive its right to require the other party to adhere to the terms and conditions of the merger agreement. However, United Bankshares and Georgetown may not do so after Georgetown shareholders approve the merger agreement if the amendment or waiver would violate the District of Columbia Business Organization Code or the Virginia Stock Corporation Act, require further approval from Georgetown’s shareholders or such amendment changes the form or amount of merger consideration in a manner that is adverse in any respect to Georgetown’s shareholders.

Interests of Directors and Executive Officers in the Merger that Differ from Your Interests (page 51)

Some of the directors and executive officers of Georgetown have interests in the merger that differ from, or are in addition to, their interests as shareholders of Georgetown. These interests exist because of, among other things, employment or severance agreements that the executive officers entered into with Georgetown, rights that these executive officers and directors have under Georgetown’s benefit plans including equity plans and deferred compensation plans, arrangements to continue as employees, contractors and/or directors of United Bankshares or its subsidiaries, including United Bank, following the merger, and rights to indemnification and directors and officers insurance following the merger. These employment and severance agreements provide certain executive officers with severance benefits if their employment is terminated in connection with the merger. The aggregate compensation that certain Georgetown directors and named executive officers may receive as a result of the merger is described in greater detail under “Interests of Certain Georgetown Directors and Executive Officers in the Merger” beginning on page 51.

In addition, one individual from Georgetown, Michael P. Fitzgerald, Founder, Chairman of the Georgetown board of directors, President, and Chief Executive Officer, will join the board of directors of United Bankshares. Two individuals from Georgetown, Mr. Fitzgerald and Michael M. McCarthy, each of whom currently serves as a director of Georgetown, will join the board of directors of United Bank.

Further, as of the record date of the Georgetown special meeting, Georgetown directors and executive officers owned, in the aggregate, options to purchase [●] shares of Georgetown common stock granted under Georgetown’s stock option plan. The treatment of the options will be as set forth in the merger agreement and as described in greater detail under “Interests of Certain Georgetown Directors and Executive Officers in the Merger” beginning on page 51.

The members of the Georgetown board of directors knew about these additional interests and considered them when they approved the merger agreement and the merger.

Stock Options (page 56)

Under the merger agreement, each stock option to buy Georgetown common stock granted under Georgetown’s stock option plan that is outstanding and not yet exercised immediately prior to the merger, whether vested or unvested, will vest pursuant to the terms thereof and will be converted into an option to acquire, on the same terms and conditions as were applicable under such stock option, the number of shares of United Bankshares common stock equal to (a) the number of shares of Georgetown common stock subject to such stock option multiplied by (b) the exchange ratio. Such product shall be rounded to the nearest whole number. The exercise price per share (rounded up to the next whole cent) of each United Bankshares stock option issued for the Georgetown stock option shall equal (y) the exercise price per share of shares of Georgetown common stock that were purchasable pursuant to such Georgetown stock option divided by (z) the exchange ratio.

Material Differences in the Rights of United Bankshares Shareholders and Georgetown Shareholders (page 77)

The rights of United Bankshares shareholders are governed by West Virginia law and by United Bankshares’ articles of incorporation and bylaws. The rights of Georgetown shareholders are governed by District of Columbia law and by Georgetown’s articles of incorporation and bylaws. Upon completion of the merger, the rights of the United Bankshares shareholders, including former shareholders of Georgetown, will be governed by West Virginia law and the articles of incorporation and bylaws of United Bankshares.

This prospectus and proxy statement contains descriptions of the material differences in shareholder rights under each of the United Bankshares and Georgetown governing documents.

Risk Factors (page 15)

Before voting at the special meeting, you should carefully consider all of the information contained in or incorporated by reference into this document, including the risk factors set forth in the section entitled “Risk Factors” or described in United Bankshares’ Annual Report on Form 10-K for the year ended on December 31, 2014 and other reports filed with the SEC, which are incorporated by reference into this document. Please see “Where You Can Find More Information”, beginning on page 86.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and proxy statement contains or incorporates by reference a number of “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the financial conditions, results of operations, earnings outlook and prospects of United Bankshares, Georgetown and the potential combined company and may include statements for the period following the completion of the merger. You can find many of these statements by looking for words such as “plan,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “potential,” “possible” or other similar expressions which identify these forward-looking statements and appear in a number of places in this prospectus and proxy statement (and the documents to which you are referred in this prospectus and proxy statement) and include, but are not limited to, all statements relating directly or indirectly to the timing or likelihood of completing the merger to which this prospectus and proxy statement relates, the timing and amount of growth and cost savings realized, following the merger, plans for future growth and other business development activities as well as capital expenditures, financing sources and the effects of regulation and competition, potential effects of not approving proposals discussed in this prospectus and proxy statement or not completing the merger, and all other statements regarding the intent, plans, beliefs or expectations of United Bankshares, Georgetown, or those of their respective directors or officers.

The forward-looking statements involve certain risks and uncertainties. The ability of either United Bankshares or Georgetown to predict results or the actual effects of its plans and strategies, or those of the combined company, is subject to inherent uncertainty. Factors that may cause actual results or earnings to differ materially from such forward-looking statements include those set forth on page 15 under “Risk Factors,” as well as, among others, the following:

•	Those discussed and identified in public filings with the SEC made by United Bankshares;

•

Fluctuations in the market price of United Bankshares common stock and the related effect on the market value of the merger consideration that Georgetown common shareholders will receive upon completion of the merger;

•	Business uncertainties and contractual restrictions while the merger is pending;

•

The possibility that the proposed merger does not close when expected or at all because required regulatory, shareholder or other approvals and conditions to closing are not received or satisfied on a timely basis or at all;

•	The terms of the proposed merger may need to be modified to satisfy such approvals or conditions;

•

The anticipated benefits from the proposed merger such as it being accretive to earnings and expanding United Bankshares’ geographic presence and synergies are not realized in the time frame anticipated or at all as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations (including changes to capital requirements) and their enforcement, and the degree of competition in the geographic and business areas in which the companies operate;

•	The ability to promptly and effectively integrate the businesses of United Bankshares and Georgetown;

•	Reputational risks and the reaction of the companies’ customers to the merger;

•	Diversion of management time on merger related issues;

•	Changes in asset quality and credit risk;

•	The inability to sustain revenue and earnings;

•	Changes in interest rates and capital markets;

•	Inflation;

•	Customer acceptance of United Bankshares products and services;

•	Customer borrowing, repayment, investment and deposit practices;

•	Customer disintermediation;

•	The introduction, withdrawal, success and timing of business initiatives;

•	Competitive conditions;

•	The impact, extent and timing of technological changes,

•	Changes in fiscal and monetary policies, including changes in tax laws, and their effects on markets and customers; and

•

Changes in regulations and other actions of the Federal Reserve Board and federal and state banking regulators, and legislative and regulatory actions and reforms, including those associated with the Dodd-Frank Act and the Volcker Rule, and the new regulatory capital rules under Basel III.

Because these forward-looking statements are subject to assumptions and uncertainties, actual results may differ materially from those expressed or implied by these forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this prospectus and proxy statement or the date of any document incorporated by reference in this prospectus and proxy statement.

All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this prospectus and proxy statement and attributable to United Bankshares or Georgetown or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this prospectus and proxy statement. Except to the extent required by applicable law or regulation, United Bankshares and Georgetown undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus and proxy statement or to reflect the occurrence of unanticipated events.

RISK FACTORS

In addition to general investment risks and the other information contained in or incorporated by reference into this prospectus and proxy statement, including the matters addressed under the heading “Cautionary Statement Regarding Forward-Looking Statements” on page 13 and the matters described under the caption “Risk Factors” in the Annual Report on Forms 10-K filed by United Bankshares for the year ended December 31, 2014, Georgetown shareholders should consider the matters described below in determining whether to approve the merger agreement.

Because the exchange ratio is fixed, fluctuations in the trading price of United Bankshares common stock will change the value of the shares of United Bankshares common stock you receive in the merger.

The exchange ratio is set at 0.9313 shares of United Bankshares common stock for each share of Georgetown common stock. As a result, the market value of the United Bankshares common stock that Georgetown shareholders receive in the merger will depend on the market price of United Bankshares common stock at the time the shares are issued. Because the exchange ratio is fixed, the value of the shares of United Bankshares common stock that will be issued to Georgetown shareholders in the merger will depend on the market price of United Bankshares common stock at the time the shares are issued. After the merger, the market value of United Bankshares common stock may decrease and be lower than the market value of United Bankshares common stock that was used in calculating the exchange ratio in the merger. Except as described in this prospectus and proxy statement, there will be no adjustment to the fixed number of shares of United Bankshares common stock that will be issued to Georgetown shareholders based upon changes in the market price of United Bankshares common stock or Georgetown common stock prior to the closing.

There may be an adjustment to the fixed number of shares of United Bankshares common stock that will be issued to Georgetown shareholders based upon changes in the market price of United Bankshares common stock and the KBW Regional Banking Index (KRX) prior to the closing. However, any changes to the fixed number of shares of United Bankshares common stock will not increase the per share value that Georgetown shareholders will receive in the merger from the value calculated using the pre-announcement market price of United Bankshares common stock. Furthermore, the Georgetown board of directors may terminate the merger agreement if the average closing price of United Bankshares common stock falls more than 20% on an actual basis and 20% on a relative basis to the KBW Regional Banking Index (KRX) prior to the closing, in which case the merger will not occur unless United Bankshares agrees to increase the number of shares of United Bankshares common stock to be issued to holders of Georgetown common stock.

The market price of United Bankshares common stock at the time the merger is completed may vary from the price of United Bankshares common stock on the date the merger agreement was executed, on the date of this prospectus and proxy statement and on the date of the Georgetown special meeting as a result of various factors that are beyond the control of United Bankshares and Georgetown, including, but not limited to, general market and economic conditions, changes in our respective businesses, operations and prospects, and regulatory considerations. In addition to the approval of the merger agreement by Georgetown shareholders, completion of the merger is subject to receipt of required regulatory approvals and satisfaction of other conditions that may not occur until after the Georgetown special meeting. Therefore, at the time of the Georgetown special meeting Georgetown shareholders will not know the precise value of the consideration they will receive at the effective time of the merger. Georgetown shareholders should obtain current market quotations for shares of United Bankshares common stock.

The market price of United Bankshares common stock after the merger may be affected by factors different from those affecting the shares of Georgetown or United Bankshares currently.

Upon completion of the merger, holders of Georgetown common stock will become holders of United Bankshares common stock. United Bankshares’ business differs from that of Georgetown, and, accordingly, the results of operations of the combined company and the market price of the combined company’s shares of common stock may be affected by factors different from those currently affecting the independent results of operations of each of United Bankshares and Georgetown. For a discussion of the businesses of United Bankshares and Georgetown and of certain factors to consider in connection with those businesses, see the documents incorporated by reference or described elsewhere in this prospectus and proxy statement.

The integration of the operations of United Bankshares and Georgetown may be more difficult, costly or time-consuming than anticipated.

The success of the merger will depend, in part, on United Bankshares’ ability to realize the anticipated benefits and cost savings from successfully combining the businesses of United Bankshares and Georgetown and to combine the businesses of United Bankshares and Georgetown in a manner that permits growth opportunities and cost savings to be realized without materially disrupting the existing customer relationships of Georgetown or decreasing revenues due to loss of customers. If United Bankshares is not able to achieve these objectives, the anticipated benefits and cost savings of the merger may not be realized fully or at all or may take longer to realize than expected.

It is possible that the integration process could result in the loss of key employees, the disruption of each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect the combined company’s ability to maintain relationships with clients, customers, depositors and employees or to achieve the anticipated benefits of the merger. The loss of key employees could adversely affect United Bankshares’ ability to successfully conduct its business in the markets in which Georgetown now operates, which could have an adverse effect on United Bankshares’ financial results and the value of its common stock. If United Bankshares experiences difficulties with the integration process, the anticipated benefits of the merger may not be realized fully or at all, or may take longer to realize than expected. As with any merger of financial institutions, there also may be business disruptions that cause Georgetown to lose customers or cause customers to remove their accounts from Georgetown and move their business to competing financial institutions. Integration efforts between the two companies will also divert management attention and resources. These integration matters could have an adverse effect on each of Georgetown and United Bankshares during this transition period and for an undetermined period after consummation of the merger.

The success of the merger will also depend on United Bankshares’ ability to:

•	Retain and attract qualified personnel to, United Bankshares and Georgetown;

•	Maintain existing relationships with depositors of Georgetown to minimize withdrawals of deposits prior to and subsequent to the merger;

•	Maintain and enhance existing relationships with borrowers to limit unanticipated losses from loans of Georgetown;

•	Control the incremental non-interest expense from United Bankshares to maintain overall operating efficiencies; and

•	Compete effectively in the communities served by United Bankshares and Georgetown and in nearby communities.

United Bankshares may not be able to manage effectively its growth resulting from the merger.

Regulatory approvals may not be received, may take longer than expected or impose conditions that are not presently anticipated.

Before the merger may be completed, we must obtain various approvals or consents from the Federal Reserve and various bank regulatory and other authorities. These regulators may impose conditions on the completion of the merger or require changes to the terms of the merger. Although United Bankshares and

Georgetown do not currently expect that any such conditions or changes would be imposed, there can be no assurance that they will not be, and such conditions or changes could have the effect of delaying completion of the merger or imposing additional costs on or limiting the revenues of United Bankshares following the merger. There can be no assurance as to whether the regulatory approvals will be received, the timing of those approvals, or whether any conditions will be imposed. The merger agreement contains a condition to the obligation of each of United Bankshares and Georgetown to close the merger that the required regulatory approvals not contain any conditions, restrictions or requirements applicable either before or after the effective time of the merger that the United Bankshares board of directors reasonably determines in good faith would have a material adverse effect on United Bankshares and its subsidiaries taken as a whole taking into account the consummation of the merger in making such determination. See “The Merger Agreement – Regulatory Approvals” on page 61.

United Bankshares may fail to realize the cost savings estimated for the merger.

Although United Bankshares estimates that it will realize cost savings of approximately $8.0 million annually (excluding one-time costs and expenses associated with the merger with Georgetown) from the merger when fully phased in, it is possible that the estimates of the potential cost savings could turn out to be incorrect. For example, the combined purchasing power may not be as strong as expected, and therefore the cost savings could be reduced. In addition, future business developments may require United Bankshares to continue to operate or maintain some facilities or support functions that are currently expected to be combined or reduced. The cost savings estimates also depend on United Bankshares’ ability to combine the businesses of United Bankshares and Georgetown in a manner that permits those costs savings to be realized. If the estimates turn out to be incorrect or United Bankshares is not able to combine the two companies successfully, the anticipated cost savings may not be fully realized or realized at all, or may take longer to realize than expected.

Results after the merger may materially differ from the pro forma per share information presented in this prospectus and proxy statement.

Results after the merger of Georgetown with and into United Bankshares may be materially different from those shown in the pro forma per share information that only show a combination of historical results from United Bankshares and Georgetown. Merger, integration, restructuring and transaction costs related to the acquisition and combination of the companies are estimated to be in the range of approximately $22.0 million and could be higher or lower depending on how difficult it will be to integrate United Bankshares and Georgetown. Furthermore, these charges may decrease capital of the combined company that could be used for profitable, income earning investments in the future.

The merger with Georgetown may distract management of United Bankshares from its other responsibilities.

The acquisition of Georgetown could cause the management of United Bankshares to focus its time and energies on matters related to the acquisition that otherwise would be directed to the business and operations of United Bankshares. Any such distraction on the part of management, if significant, could affect its ability to service existing business and develop new business and adversely affect the business and earnings of United Bankshares.

If the merger is not completed, United Bankshares and Georgetown will have incurred substantial expenses without realizing the expected benefits of the merger.

Each of United Bankshares and Georgetown has incurred and will continue to incur substantial expenses in connection with the negotiation and completion of the transactions contemplated by the merger agreement, as well as the costs and expenses of filing, printing and mailing this prospectus and proxy statement and all filing and other fees paid to the SEC in connection with the merger. If the merger is not completed, United Bankshares and Georgetown would have to recognize these expenses without realizing the expected benefits of the merger.

Georgetown shareholders will have less influence as shareholders of United Bankshares than as shareholders of Georgetown.

Georgetown shareholders currently have the right to vote in the election of the board of directors of Georgetown and on other matters affecting Georgetown. Following the merger, the shareholders of Georgetown as a group will own approximately [●]% of the combined organization. When the merger occurs, each Georgetown shareholder that receives shares of United Bankshares common stock will become a shareholder of United Bankshares with a percentage ownership of the combined organization much smaller than such shareholder’s percentage ownership of Georgetown. Because of this, Georgetown shareholders will have less influence on the management and policies of United Bankshares than they now have on the management and policies of Georgetown.

Some of the directors and executive officers of Georgetown may have interests in the merger that differ from the interests of non-director or non-management shareholders.

The interests of some of the directors and executive officers of Georgetown may be different from those of holders of Georgetown common stock, and directors and executive officers of Georgetown may be participants in arrangements that are different from, or in addition to, those of holders of Georgetown common stock. These interests are described in more detail in the section entitled “The Merger – Interests of Certain Georgetown Directors and Executive Officers in the Merger” beginning on page 51.

The fairness opinion delivered to the Georgetown board of directors by Georgetown’s financial advisor will not reflect changes in circumstances between signing the merger agreement and the completion of the merger.

The opinion of KBW, Georgetown’s financial advisor, to the Georgetown board of directors, was delivered on, and was dated, November 9, 2015. Changes in the operations and prospects of Georgetown or United Bankshares, general market and economic conditions and other factors that may be beyond the control of Georgetown and United Bankshares may alter the value of Georgetown or United Bankshares or the prices of shares of Georgetown common stock or United Bankshares common stock by the time the merger is completed. The opinion does not speak as of the time the merger will be completed or as of any date other than the date of such opinion. The opinion is included as Appendix B to this prospectus and proxy statement. For a description of the opinion, please refer to “The Merger – Opinion of Georgetown’s Financial Advisor” on page 38. For a description of the other factors considered by Georgetown’s board of directors in determining to approve the merger, please refer to “The Merger – Recommendation of the Georgetown Board of Directors” on page 33.

The merger agreement limits Georgetown’s ability to pursue an alternative acquisition proposal and requires Georgetown to pay a termination fee of $11,288,000 under limited circumstances relating to alternative acquisition proposals.

The merger agreement prohibits Georgetown from soliciting, initiating, or encouraging certain alternative acquisition proposals with any third party, subject to exceptions set forth in the merger agreement. See “The Merger Agreement – Acquisition Proposals” on page 60. The merger agreement also provides for the payment by Georgetown of a termination fee in the amount of $11,288,000 in the event that the other party terminates the merger agreement for certain reasons. These provisions might discourage a potential competing acquiror that might have an interest in acquiring all or a significant part of Georgetown from considering or proposing such an acquisition. See “Merger Agreement – Termination Fee” on page 65.

The merger will not be completed unless important conditions are satisfied.

Specified conditions set forth in the merger agreement must be satisfied or waived to complete the merger. If the conditions are not satisfied or waived, to the extent permitted by law or stock exchange rules, the merger will not occur or will be delayed and each of United Bankshares and Georgetown may lose some or all of the intended benefits of the merger. The following conditions, in addition to other closing conditions, must be satisfied or waived, if permissible, before United Bankshares and Georgetown are obligated to complete the merger:

•	The merger agreement and merger must be duly approved by the requisite vote of the shareholders of Georgetown;

•	All required regulatory approvals must be obtained;

•	The absence of any law or order by a court or regulatory authority that prohibits, restricts or makes illegal the merger;

•	The registration statement shall become effective under the Securities Act and no stop order shall have been issued or threatened by the SEC; and

•	To the extent required, the shares of United Bankshares common stock to be issued in the merger must be approved for listing on NASDAQ.

Some of the conditions to the merger may be waived by United Bankshares or Georgetown without resoliciting shareholder approval of the merger agreement.

Some of the conditions set forth in the merger agreement may be waived by United Bankshares or Georgetown, subject to the agreement of the other party in specific cases. See “The Merger Agreement – Conditions to of the Merger.” If any conditions are waived, Georgetown will evaluate whether an amendment of this prospectus and proxy statement and resolicitation of proxies is warranted. In the event that the board of directors of Georgetown determines that resolicitation of shareholders is not warranted, United Bankshares and Georgetown will have the discretion to complete the transaction without seeking further Georgetown shareholder approval.

Termination of the merger agreement could negatively impact Georgetown.

If the merger agreement is terminated, there may be various consequences. For example, Georgetown’s businesses may have been impacted adversely by the failure to pursue other beneficial opportunities due to the focus of management on the merger, without realizing any of the anticipated benefits of completing the merger. If the merger agreement is terminated and the Georgetown board of directors seeks another merger or business combination, Georgetown shareholders cannot be certain that Georgetown will be able to find a party willing to pay the equivalent or greater consideration than that which United Bankshares has agreed to pay in the merger. In addition, if the merger agreement is terminated under certain circumstances, including circumstances involving a change in recommendation by Georgetown’s board of directors, Georgetown may be required to pay United Bankshares a termination fee of $11,288,000.

Failure to complete the merger could negatively affect the market price of Georgetown common stock.

If the merger is not completed for any reason, Georgetown will be subject to a number of material risks, including the following:

•	The market price of its common stock may decline to the extent that the current market prices of its shares reflect a market assumption that the merger will be completed;

•	Costs relating to the merger, such as legal, accounting and financial advisory fees, and, in specified circumstances, termination fees, must be paid even if the merger is not completed;

•	The diversion of management’s attention from the day-to-day business operations and the potential disruption to Georgetown’s employees and business relationships during the period before the completion of the merger may make it difficult to regain financial and market positions if the merger does not occur; and

•

If Georgetown’s board of directors seeks another merger or business combination, Georgetown shareholders cannot be certain that Georgetown will be able to find a party willing to pay an equivalent or greater consideration than that which United Bankshares has agreed to pay in the merger.

The shares of United Bankshares common stock to be received by Georgetown shareholders as a result of the merger will have different rights from the shares of Georgetown common stock.

Upon completion of the merger, Georgetown shareholders will become United Bankshares shareholders and their rights as shareholders will be governed by the United Bankshares’ articles of incorporation and the United Bankshares’ bylaws. The rights associated with Georgetown common stock are different from the rights associated with United Bankshares common stock. Please see “Comparative Rights of Shareholders” beginning on page 77 for a discussion of the different rights associated with United Bankshares common stock.

Georgetown will be subject to business uncertainties and contractual restrictions while the merger is pending.

Uncertainty about the effect of the merger on employees and customers may have an adverse effect on Georgetown. These uncertainties may impair Georgetown’s ability to attract, retain and motivate strategic personnel until the merger is consummated, and could cause customers and others that deal with Georgetown to seek to change existing business relationships with Georgetown. Experienced employees in the financial services industry are in high demand, and competition for their talents can be intense. Employees of Georgetown may experience uncertainty about their future role with the surviving corporation until, or even after, strategies with regard to the combined company are announced or executed. If strategic Georgetown employees depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with the surviving corporation, Georgetown’s business following the merger could be harmed. In addition, the merger agreement restricts Georgetown from making certain acquisitions and taking other specified actions until the merger occurs without the consent of United Bankshares. These restrictions may prevent Georgetown from pursuing attractive business opportunities that may arise prior to the completion of the merger. See “The Merger Agreement – Conduct of Business Pending the Merger” on page 62.

If the merger does not constitute a reorganization under Section 368(a) of the Code, then each Georgetown shareholder may be responsible for payment of U.S. income taxes related to the merger.

The United States Internal Revenue Service, or the IRS, may determine that the merger does not qualify as a nontaxable reorganization under Section 368(a) of the Code. In that case, each Georgetown shareholder would recognize a gain or loss equal to the difference between the (i) the sum of the fair market value of United Bankshares common stock received by the Georgetown shareholder in the merger and (ii) the Georgetown shareholder’s adjusted tax basis in the shares of Georgetown common stock exchanged therefor.

UNITED BANKSHARES SUMMARY CONSOLIDATED FINANCIAL DATA

The following tables set forth certain summary historical consolidated financial information for United Bankshares. The balance sheet data and income statement data of United Bankshares as of and for the five years in the period ended December 31, 2014 are taken from the audited consolidated financial statements of United Bankshares.

The following information should be read in conjunction with the audited consolidated financial statements of United Bankshares which can be found in its Annual Report on Form 10-K for the year ended December 31, 2014 and the unaudited consolidated financial statements of United Bankshares in their Quarterly Reports on Form 10-Q for the periods ended September 30, 2015 and September 30, 2014. See “Where You Can Find More Information” on page 86 for instructions on how to obtain this information.

	At or For the Nine Months Ended September 30,		Year Ended December 31,
	2015	2014	2014	2013	2012	2011	2010
	(Dollars in thousands, except per share data)
Summary of Operations:
Total interest income	$316,390	$306,820	$418,542	$306,154	$323,897	$316,522	$323,382
Total interest expense	29,421	31,668	42,834	36,313	46,190	55,794	85,196
Net interest income	286,969	275,152	375,708	269,841	277,707	260,728	238,186
Provision for loan losses	16,252	15,628	21,937	19,267	17,862	17,141	13,773
Other income	55,501	61,547	80,962	66,506	66,292	50,837	62,203
Other expense	173,069	175,823	239,847	192,036	204,656	184,048	182,212
Income taxes	48,666	48,617	64,998	39,416	38,874	34,766	32,457
Net income	104,483	96,617	129,888	85,628	82,607	75,610	71,947
Cash dividends	66,700	66,357	88,522	62,981	62,351	56,827	52,300
Per common share:
Net income:
Basic	1.51	1.45	1.93	1.70	1.64	1.62	1.65
Diluted	1.50	1.44	1.92	1.70	1.64	1.61	1.65
Cash dividends	0.96	0.96	1.28	1.25	1.24	1.21	1.20
Book value per share	24.58	23.90	23.90	20.66	19.74	19.29	18.18
Selected Ratios:
Return on average shareholders’ equity	8.25%	8.22%	8.13%	8.43%	8.35%	8.50%	9.19%
Return on average assets	1.14%	1.12%	1.11%	1.02%	0.98%	0.97%	0.95%
Dividend payout ratio	63.84%	68.67%	68.15%	73.55%	75.48%	75.16%	72.69%
Selected Balance Sheet Data:
Average assets	$12,227,753	$11,489,665	$11,652,776	$8,419,456	$8,399,513	$7,780,836	$7,533,974
Investment securities	1,236,592	1,307,242	1,316,040	889,342	729,402	824,219	794,715
Loans held for sale	11,602	5,773	8,680	4,236	17,762	3,902	6,869
Total loans	9,173,657	9,018,158	9,104,652	6,704,583	6,511,416	6,230,777	5,260,326
Total assets	12,556,929	12,085,063	12,328,811	8,735,324	8,420,013	8,451,470	7,155,719
Total deposits	9,504,896	8,753,257	9,045,485	6,621,571	6,752,986	6,819,010	5,713,534
Long-term borrowings	939,401	1,133,255	1,105,314	575,697	284,926	345,366	386,458
Total liabilities	10,847,088	10,431,390	10,672,651	7,693,592	7,427,762	7,482,626	6,362,707
Shareholders’ equity	1,709,841	1,653,673	1,656,160	1,041,732	992,251	968,844	793,012

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

United Bankshares common stock is traded on NASDAQ under the symbol “UBSI”. There is no established public trading market for Georgetown common stock. The closing sale price reported for United Bankshares common stock on November 9, 2015, the last trading date preceding the public announcement of the merger agreement, was $42.79. On [●], 2016, the last practicable trading date before the distribution of this prospectus and proxy statement, the closing sales price per share of United Bankshares common stock was $[●].

The following table sets forth for the periods indicated the high and low prices per share of United Bankshares common stock as reported on NASDAQ, along with the quarterly cash dividends per share declared. The per share prices do not include adjustments for markups, markdowns or commissions.

	United Bankshares
	Sales Price
Time Period	Dividends	High	Low
2016
First Quarter (through [●], 2016)	[●]	[●]	[●]

2015
Fourth Quarter	$0.33	$43.13	$35.78
Third Quarter	$0.32	$43.43	$35.60
Second Quarter	$0.32	$40.70	$36.58
First Quarter	$0.32	$38.88	$33.25

2014
Fourth Quarter	$0.32	$38.00	$30.39
Third Quarter	$0.32	$33.60	$30.89
Second Quarter	$0.32	$32.50	$28.19
First Quarter	$0.32	$32.08	$28.23

As of [●], 2016, the last date prior to distribution of this prospectus and proxy statement for which it was practicable to obtain this information, there were approximately [●] registered holders of United Bankshares common stock and approximately [●] registered holders of Georgetown common stock.

The following table sets forth historical per share market values for United Bankshares common stock (i) on November 9, 2015, the last trading day prior to public announcement of the merger agreement, and (ii) on [●], 2016, the most recent practicable date before the printing and mailing of this prospectus and proxy statement. The table also shows the equivalent pro forma market value of Georgetown common stock on those dates. Georgetown common stock is not listed on any stock exchange or quoted on any interdealer quotation system.

The equivalent pro forma market value of Georgetown common stock is obtained by multiplying the historical market price of United Bankshares common stock by the applicable exchange ratio. For purposes of determining the equivalent pro forma market value and the applicable exchange ratio, we have assumed that the average closing price of a share of United Bankshares common stock is equal to the historical market price on November 9, 2015 and [●]. Accordingly, the pro forma market value (i) on November 9, 2015 is determined by multiplying $42.79 by the exchange ratio and (ii) on [●] is determined by multiplying $[●] by the exchange ratio.

The historical market prices represent the last sale prices on or before the dates indicated. The average closing price of United Bankshares common stock used to determine the exchange ratio and the market price may be higher or lower than the closing prices of United Bankshares common stock on the dates shown in the table and, therefore, the market value of the United Bankshares common stock that you receive may be higher or lower than the equivalent pro forma market value shown in the table.

Historical Market Price

	United Bankshares		Georgetown Equivalent Pro Forma Market Value
November 9, 2015		$42.79		$39.85
[●]	$	[●]	$	[●]

The market price of United Bankshares common stock will fluctuate between the date of this prospectus and proxy statement and the effective time of the merger. Georgetown shareholders should obtain current stock price quotations for United Bankshares common stock. No assurance can be given concerning the market price of United Bankshares common stock before or after the effective date of the merger. Any change in the market price of United Bankshares common stock prior to the effective time of the merger will affect the market value of the merger consideration that Georgetown’s shareholders will receive upon the effective time of the merger. Once the merger is completed, there will be no further private or public market for Georgetown common stock.

THE GEORGETOWN SPECIAL MEETING

This section contains information about the special meeting of Georgetown shareholders that has been called to consider and approve the merger agreement.

Together with this prospectus and proxy statement, Georgetown is also sending you a notice of the special meeting and a form of proxy that is solicited by the Georgetown board of directors. The special meeting will be held on [●], [●], 2016, at [            ] [a.m.] [p.m.], local time, at [●].

Matters to Be Considered

At the Georgetown special meeting, you will be asked to consider and vote upon the following matters:

(1)	a proposal to approve the merger agreement, and the plan of merger attached thereto, as may be amended from time to time, or the Georgetown merger proposal;

(2)	a proposal to approve adjournment of the special meeting, on one or more occasions, if necessary, to solicit additional proxies in favor of approval of the merger agreement, or the Georgetown adjournment proposal.

Other Business

We do not expect that any matter other than the Georgetown merger proposal and the Georgetown adjournment proposal will be brought before the Georgetown special meeting. If, however, any other matter shall be brought before the Georgetown special meeting, the shares represented by a valid proxy will be voted by the named proxies, to the extent entitled, in accordance with their best judgment.

Proxies

Each copy of this prospectus and proxy statement mailed to record holders of Georgetown common stock is accompanied by a proxy card with instructions for voting. The Georgetown board of directors requests that you submit your proxy promptly, whether or not you plan to attend the meeting. If you hold your shares of Georgetown common stock under your own name (also known as “record ownership”), you can vote your shares in one of the following manners:

•	By proxy via mail by signing and returning the enclosed proxy card in the postage-paid envelope;

•	By proxy via the Internet at [●] and following the instructions;

•	By proxy via telephone at [●] on a touch-tone phone and following the recorded instructions; or

•	By attending the meeting and voting your shares in person.

Any vote by proxy card, Internet or telephone may be revoked by you at any time before the meeting by giving written notice of such revocation to the corporate secretary, executing another proxy or using the Internet or telephone voting procedures as of a date subsequent to the prior proxy card or Internet or telephone vote. If you are a shareholder of record or have a legal proxy from a shareholder of record, you may also revoke your proxy by voting in person at the special meeting. Shareholders who vote via the Internet or by telephone need not mail their proxy cards and doing so will revoke any prior vote or proxy. Instructions on how to vote by telephone or by the Internet are included with your proxy card.

If you hold your shares in “street name” through a bank, broker, nominee or other holder of record, you will receive a voting instruction form directly from them. Follow the instructions on the form they provide to have your shares voted by proxy. If you wish to attend the meeting and vote in person, you must obtain a written proxy, executed in your favor, from the bank, broker, nominee or other holder of record to do so.

All shares represented by valid proxies that Georgetown receives through this solicitation and that are not revoked will be voted in accordance with your instructions on the proxy card or as instructed via the Internet or telephone, or with respect to shares beneficially held in “street name,” in accordance with the voting instructions received from the appropriate bank, broker, nominee or other holder of record. If you make no specification on your proxy card as to how you want your shares voted before signing and returning it, your proxy will be voted “FOR” each of the proposals described above.

Georgetown shareholders with shares represented by stock certificates should not send Georgetown stock certificates with their proxy cards. After the merger is completed, holders of Georgetown common stock with shares represented by stock certificates or held in book-entry form will be mailed a transmittal form with instructions on how to exchange their Georgetown stock certificates or book-entry shares for the merger consideration.

Solicitation of Proxies

Georgetown will bear the entire cost of soliciting proxies from its shareholders. In addition to solicitation of proxies by mail, proxies may also be solicited by Georgetown’s directors and employees personally, and by telephone, facsimile, or other means. No additional compensation will be paid to these individuals for proxy solicitation nor is it expected to result in more than a minimal cost. Georgetown may make arrangements directly with banks, brokerage houses, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of Georgetown common stock held of record by them and to obtain authorization for the execution of proxies. Georgetown expects to reimburse these institutional holders for their reasonable expenses in connection with these activities. Georgetown has also made arrangements with [●] to assist it in soliciting proxies and has agreed to pay it approximately $[●] for these services and reimburse certain out of pocket expenses.

Record Date

The close of business on [●] has been fixed as the record date for determining the Georgetown shareholders entitled to receive notice of and to vote at the special meeting. At that time, [●] shares of Georgetown common stock were outstanding and entitled to vote at the special meeting, held by approximately [●] beneficial holders of record including [●] holders of record.

Quorum and Voting Rights

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Georgetown common stock entitled to vote is necessary to constitute a quorum at the special meeting. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.

As of the record date, directors and executive officers of Georgetown had the right to vote [●] shares of Georgetown common stock, or approximately [●] of the outstanding Georgetown common stock entitled to be voted at the special meeting. Georgetown currently expects that each of these individuals will vote their shares of Georgetown common stock in favor of the proposals to be presented at the special meeting.

If you are a holder of Georgetown common stock and you submit a proxy in which you abstain from voting, the abstention will be counted toward a quorum at the Georgetown special meeting, but it will have the same effect as a vote against approval of the Georgetown merger proposal. An abstention will have the same effect as a vote against the Georgetown adjournment proposal.

Brokers, banks, nominees and other holders of record holding shares of Georgetown common stock in “street name” may only vote your shares of Georgetown common stock on the Georgetown merger proposal and the Georgetown adjournment proposal if you provide instructions on how to vote. If you do not provide instructions on how to vote by filling out the voter instruction form sent to you by your broker, bank, nominee or other holder of record, your shares will not be voted on any proposal with respect to which you did not provide instructions. Broker non-votes will have the same effect as a vote against approval of the Georgetown merger proposal, and will have no effect on the Georgetown adjournment proposal.

Attending the Special Meeting

All holders of Georgetown common stock, including holders of record and shareholders who beneficially hold their stock through banks, brokers, nominees or any other holder of record, are invited to attend the special meeting. Shareholders of record on the record date can vote in person at the special meeting. If you beneficially hold your shares in “street name,” of record, you must obtain a written proxy executed in your favor from the record holder of your shares, such as a broker, bank or other nominee, to be able to vote in person at the special meeting. If you plan to attend the special meeting, you must either hold your shares in your own name or have a letter from the record holder of your shares confirming your ownership, and you must bring a form of personal photo identification with you in order to be admitted. Georgetown reserves the right to refuse admittance to anyone without proper proof of share ownership and without proper photo identification.

PROPOSALS TO BE CONSIDERED AT THE GEORGETOWN SPECIAL MEETING

PROPOSAL NO. 1

APPROVAL OF THE MERGER AGREEMENT

Georgetown is asking its shareholders to approve the merger agreement. For a detailed discussion of the merger, including the terms and conditions of the merger agreement, see “The Merger Agreement,” beginning on page 56. As discussed in detail in the sections entitled “The Merger – Georgetown’s Reasons for the Merger; Recommendation of the Board of Directors,” beginning on page 33, after careful consideration, the Georgetown board of directors determined that the terms of the merger agreement and the transactions contemplated thereby are in the best interests of Georgetown and the board unanimously approved the merger agreement. Accordingly, Georgetown’s board of directors unanimously recommends that Georgetown shareholders vote “FOR” the Georgetown merger proposal.

Required Vote

Approval of the Georgetown merger proposal requires the affirmative vote of the holders of a majority of the voting interest in the outstanding voting stock entitled to be cast at the Georgetown special meeting. You are entitled to one vote for each share of Georgetown common stock you held as of the record date.

Because the affirmative vote of the holders of a majority of the voting interest in the outstanding voting stock entitled to be cast at on the matter, assuming a quorum is present at the special meeting, is needed in order to proceed with the merger, an abstention will have the effect of a vote against approval of the merger agreement. The Georgetown board of directors urges Georgetown shareholders to promptly vote by completing, dating and signing the accompanying proxy card and returning it promptly in the enclosed postage-paid envelope, or, if you hold your stock in “street name” through a bank, broker, nominee or other holder of record, by following the voting instructions of your bank, broker, nominee or other holder of record. If you hold stock in your name as a shareholder of record, you may complete, sign, date and mail your proxy card in the enclosed postage paid return envelope, vote by calling the toll-free number listed on the Georgetown proxy card, vote by accessing the Internet site listed on the Georgetown proxy card or vote in person at the Georgetown special meeting. If you hold your stock in “street name” through a bank, broker, nominee or other holder of record, you must direct your bank or broker to vote in accordance with the instruction form forwarded to you by your bank or broker. This voting instruction form provides instructions on voting by mail, telephone or on the Internet.

Recommendation of the Georgetown Board of Directors

The Georgetown board of directors recommends that you vote “FOR” approval of the Georgetown merger proposal. See “The Merger – Georgetown’s Reasons for the Merger; Recommendation of the Georgetown Board of Directors” on page 33 for a more detailed discussion of the Georgetown board of directors’ recommendation.

PROPOSAL NO. 2

APPROVE GRANTING THE BOARD OF DIRECTORS AUTHORITY TO ADJOURN, POSTPONE OR CONTINUE THE GEORGETOWN SPECIAL MEETING, IF NECESSARY TO PERMIT FURTHER SOLICITATION OF PROXIES

If at the Georgetown special meeting the number of shares of common stock present in person or represented by proxy and voting in favor of the Georgetown merger proposal is insufficient to approve such proposal, management may move to adjourn, postpone or continue the special meeting on one or more occasions in order to enable the board of directors to continue to solicit additional proxies in favor of such proposal; however, the special meeting may not be adjourned, postponed or continued to a date later than [●], 2016. In that event, you will be asked to vote only upon the Georgetown adjournment proposal and will not be asked to vote on the Georgetown merger proposal at the special meeting.

In this proposal, Georgetown is asking the Georgetown shareholders to authorize the holder of any proxy solicited by its board of directors to grant to the Georgetown board of directors the authority to adjourn, postpone or continue the special meeting and any later adjournments. If the Georgetown shareholders approve this proposal, Georgetown could adjourn, postpone or continue the special meeting, and any adjourned session of the special meeting on one or more occasions, to use the additional time to solicit proxies in favor of the merger agreement proposal, including the solicitation of proxies from the shareholders that have previously voted against such proposal. Among other effects, approval of this proposal could mean that, even if proxies representing a sufficient number of votes against the approval of the Georgetown merger proposal have been received, Georgetown could adjourn, postpone or continue the special meeting without a further shareholder vote on such proposal and seek to convince the holders of those shares to change their votes to vote in favor of such proposal.

Generally, if the special meeting is adjourned, no notice of the adjourned meeting is required to be given to shareholders, other than an announcement at the Georgetown special meeting of the place, date and time to which the meeting is adjourned.

Required Vote

Approval of the Georgetown adjournment proposal requires the affirmative vote of the holders of a majority of the voting interest in the outstanding voting stock entitled to be cast at the Georgetown special meeting. An abstention will have the same effect as a vote against the Georgetown adjournment proposal.

Recommendation of the Georgetown Board of Directors

The Georgetown board of directors believes that if the number of shares of its common shares present in person or represented by proxy at the Georgetown special meeting and voting in favor of the approval of the merger agreement is insufficient to approve such proposals, it is in the best interests of the Georgetown shareholders to enable the board of directors, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes to approve such proposals. The Georgetown board of directors unanimously recommends that shareholders vote “FOR” the approval of the Georgetown adjournment proposal.

THE MERGER

The following summary describes certain aspects of the merger, including all the terms of the merger agreement that the respective managements of Georgetown and United Bankshares believe are material. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. The merger agreement is attached to this prospectus and proxy statement as Appendix A and is incorporated by reference in this prospectus and proxy statement. You are urged to read the merger agreement carefully and in its entirety, as it is the legal document governing the merger.

Background of the Merger

The United Bankshares board of directors considers the strategic direction of United Bankshares, including an evaluation of strategic growth opportunities, on a regular basis. This consideration includes periodic discussions with United Bankshares management with respect to business combination opportunities. In its evaluation of potential acquisition targets, the United Bankshares board of directors considers numerous factors, including among other things the strength of the fit between the target and United Bankshares’ existing business, the accretive or dilutive impact of the acquisition on United Bankshares’ earnings per share and other measures of profitability, the projected strength of the combined enterprise, the expected pro forma effects of the transaction on the balance sheet of the combined enterprise, and the impacts of the transaction on United Bankshares shareholders, employees, customers and other stakeholders.

Background and Negotiations of the Merger

As part of its ongoing consideration and evaluation of its long-term prospects and strategies, Georgetown’s board of directors and executive management have regularly reviewed and assessed their respective business strategies and objectives, including strategic opportunities and challenges, and have considered various strategic options potentially available to Georgetown. The goals of these discussions were exploring avenues to maintain above average growth, increase profitability and enhance long-term value for Georgetown shareholders. These strategic discussions have focused on, among other things, the economic and regulatory environment facing financial institutions generally, the competitive landscape in the Washington, D.C. banking market, Georgetown’s strengths and weaknesses, as well as market and other conditions in the financial services industry. The Georgetown board of directors and executive management have considered, from time to time, expanding organically, raising additional capital through private placements or public offerings of equity or debt securities and strategic business combinations as means of creating shareholder value.

On September 17, 2014, KBW, a nationally recognized investment bank, met with the Georgetown board of directors at an offsite planning retreat to review the state of the banking industry and to facilitate a discussion on Georgetown’s potential strategic alternatives. KBW discussed with executive management and Georgetown’s board of directors current industry trends in bank performance and valuation, the initial public offering market for banks and a comparison of Georgetown to banks that had recently completed an initial public offering, and the mergers and acquisitions environment, including potential acquisition candidates and potential strategic acquirors. The Georgetown board of directors had an extensive discussion regarding the matters reviewed in its meeting with KBW as well as, among other things, Georgetown’s results of operations, business, performance and prospects. In the third quarter of 2014, Georgetown had not yet fully deployed the capital raised in its December 2013 equity offering, and the Georgetown board of directors concluded that Georgetown shareholders would not be adequately compensated in a sale transaction until Georgetown could supplement its historical growth with additional quarters of improved financial performance.

Since Georgetown’s inception, its board of directors has had a Strategic Planning Committee that was created to enable the board of directors to give preliminary consideration to strategic corporate matters in an efficient and timely manner. The authority of the Strategic Planning Committee included, among other responsibilities, analyzing and initiating a sale of the institution. The directors serving on the Strategic Planning

Committee are Mr. Howard C. Bluver, Mr. Fitzgerald, Mr. Michael M. McCarthy, Mrs. Melinda H. McClure and Mr. James R. Nugent, Jr. Shortly after the Georgetown board of directors offsite planning retreat in September 2014, the Strategic Planning Committee encouraged Mr. Fitzgerald to familiarize himself with potential acquirors and their chief executives to better understand the institutions’ financial condition and performance, acquisition experience and objectives and potential cultural fit with Georgetown.

In February 2015, Mr. Fitzgerald met with the chief executive officer of Company D. During the meeting, Company D’s Chief Executive Officer provided an overview of the company, its mergers and acquisitions experience, its growth plans, generically, and what role Georgetown could play in those plans and benefits that could be realized. No specific merger terms were discussed. Mr. Fitzgerald then had similar meetings with United Bankshares’ Chief Executive Officer, Richard Adams, on July 15, 2015, and Company B’s Chief Executive Officer on July 27, 2015. Again, no specific merger terms were discussed in these meetings.

On July 15, 2015, the Strategic Planning Committee and certain members of the executive management team met with representatives from KBW. There was a discussion to update the Strategic Planning Committee regarding the matters reviewed at the meeting between the Georgetown board of directors and KBW on September 17, 2014 and to also review various sale process options that Georgetown might consider if the Strategic Planning Committee decided to explore a sale. On July 23, 2015, the Strategic Planning Committee authorized Georgetown management to engage KBW for the purpose of conducting a limited marketing process. From late July through mid-August 2015, confidential marketing materials were prepared and efforts were undertaken to populate an electronic data room with preliminary due diligence materials that could be accessed by interested parties that executed confidentiality agreements. From July 15, 2015 to August 5, 2015, KBW, in consultation with and with input from Georgetown, assisted with identifying 14 financial institutions that might have a potential interest in a business combination transaction with Georgetown.

At Georgetown’s direction, from August 3 to August 13, 2015, KBW had introductory, no-names conversations with each of the 14 institutions identified as potential parties, including United Bankshares, regarding their possible interest in pursuing a business combination transaction with a party with characteristics similar to those of Georgetown. Eight parties, including United Bankshares, executed non-disclosure agreements, or NDAs, and were subsequently informed by KBW that Georgetown was the party that might be interested in pursuing a potential business combination transaction. Pursuant to the NDAs, such parties agreed to, among other things, maintain strict confidentiality regarding Georgetown’s possible interest in undertaking a business combination transaction. Access to the electronic data room, confidential information memorandum and preliminary due diligence materials was made available to seven of the eight parties on the latter of August 17, 2015 or the date on which the potential partner executed a NDA. The eighth party was not provided access to the data room as it executed its NDA following the initial indication of interest deadline and the expansion of the electronic data room to include information that was not provided to the other parties prior to the submission of their initial indications of interest. This party elected not to submit an indication of interest.

On September 10, 2015, four of the parties that had received the confidential information memorandum, including United Bankshares, submitted non-binding indications of interest to acquire Georgetown. The initial indication of interest submitted by United Bankshares, proposed a transaction with an implied value of $30.00 per share of Georgetown common stock, or approximately $214.4 million in the aggregate, with the consideration consisting of 100% of United Bankshares common stock, with a fixed exchange ratio that would be determined prior to the announcement of a transaction. The second institution, referred to as Company B, submitted an initial indication of interest for a proposed transaction with an implied value of $31.44 per share of Georgetown common stock, or approximately $225.4 million in the aggregate, with 100% of the consideration to be in Company B common stock. The third institution, referred to as Company C, submitted an initial indication of interest for a proposed transaction with an implied value within the range of $33.50 to $34.50 per share of Georgetown common stock, or $241.2 million to $248.8 million in the aggregate, with 80% of the consideration to be in Company C common stock and the remaining 20% in cash. The fourth institution, referred to as Company D, submitted an initial indication of interest for a proposed transaction with an implied value of $32.00 per share of Georgetown common stock, or approximately $229.7 million in the aggregate, with 100% of the consideration to be in Company D common stock.

At Georgetown’s direction, on September 11, 2015, KBW contacted the financial advisor for each of the prospective merger partners to clarify various terms in its client’s proposal. In the course of those discussions, United Bankshares increased its initial offer to an implied value of $33.00 per share of Georgetown common stock, or approximately $237.3 million in the aggregate. United Bankshares did not modify other terms of their proposal. On September 13, 2015, Company D increased its initial offer to an implied value of $33.00 per share of Georgetown common stock, or approximately $237.3 million in the aggregate. Company D did not modify other terms of their proposal.

On September 14, 2015, the Strategic Planning Committee met to consider the four non-binding indications of interest that had been received. The Strategic Planning Committee reviewed and discussed each non-binding indication of interest with KBW. Following such review and discussion, in the interest of running an efficient and competitive process and to mitigate the risks of inadvertent disclosure associated with protracted due diligence, Georgetown’s Strategic Planning Committee decided to limit the number of parties to three and continue discussions with United Bankshares, Company C and Company D and to permit each of them to conduct additional due diligence, including additional materials that had been uploaded to the electronic data room, including information on Georgetown’s loan portfolio, securities portfolio and other information. From September 14 to September 18, 2015, KBW separately informed United Bankshares, Company C and Company D that each of them would be invited to conduct further due diligence of Georgetown and to submit revised indications of interest.

In a September 16, 2015 conference call arranged by Company B’s financial advisor, the CEO of Company B and Company B’s financial advisor promoted the merits of Company B’s proposal to Mr. Fitzgerald and a representative from KBW. During the call, Company B verbally increased its initial offer to an implied value of $32.50 per share of Georgetown common stock, or approximately $233.5 million in the aggregate. Georgetown’s Strategic Planning Committee evaluated Company B’s revised proposal and deemed the increase in per share consideration inadequate to include Company B in the due diligence process.

On September 17, 2015, in an executive session of a regularly scheduled Georgetown board of directors meeting, Mr. Fitzgerald apprised the board of directors of the sale process that had begun in earnest on the date of the last regularly scheduled board of directors meeting in July 2015. The Georgetown board of directors does not hold an August meeting. The Strategic Planning Committee deemed it appropriate for confidentiality purposes not to advise the entire Georgetown board of directors until such time as actionable proposals were received. During the executive session Covington provided the directors with an overview of their legal duties in the context of the ongoing sale process.

On September 28 and 29, 2015, representatives of United Bankshares met with executive management of Georgetown at the Washington, D.C. offices of Covington & Burling LLP, referred to as Covington, legal counsel to Georgetown, to conduct their due diligence review. From October 7 to October 9 and on October 16, 2015, representatives of Company D met with executive management of Georgetown telephonically and at Covington’s offices and conducted their due diligence review. From October 13 to October 15, 2015, representatives of Company C met with executive management of Georgetown at an offsite location and at Covington’s offices and conducted their due diligence review.

On October 15, 2015, representatives from Company C met with Georgetown’s Strategic Planning Committee to provide an overview of Company C and Company C’s vision for a merger between Company C and Georgetown.

On October 22, 2015, each of United Bankshares and Company D submitted revised indications of interest. Company C submitted its revised indication of interest on October 23, 2015.

The Strategic Planning Committee met on October 27, 2015, to consider the revised indications of interest submitted by each of United Bankshares and Companies C and D. Representatives of KBW and Covington participated in the meeting. KBW reviewed with the Strategic Planning Committee the process that had been undertaken to date and then reviewed the revised indications of interest that had been received from each of United Bankshares, Company C and Company D, along with a financial overview of each of United Bankshares, Company C and Company D on a stand-alone basis as well as on a pro-forma basis when combined with Georgetown. The revised indication of interest submitted by United Bankshares was for a transaction with an implied value of $37.00 per share of Georgetown common stock or $267.9 million in the aggregate, with 100% of the consideration to be in the form of United Bankshares common stock. The revised indication of interest submitted by Company C was for a transaction with an implied value of $36.25 per share of Georgetown common stock, or $262.2 million in the aggregate, with 85% of the consideration to be in the form of Company C common stock and the remainder in cash. The revised indication of interest submitted by Company D was for a transaction with an implied value of $35.27 per share of Georgetown common stock or $254.7 million in the aggregate, with 100% of the consideration to be in the form of Company D common stock. The revised indication of interest submitted by United Bankshares had an implied value per share to Georgetown shareholders that was higher by $0.75 per Georgetown common share than the next highest revised indication of interest submitted by Company C. Members of the Strategic Planning Committee asked various questions of KBW and Covington regarding the revised indications of interest.

Based on its review of the three revised indications of interest, the results of the process undertaken by Georgetown with KBW’s assistance, and the potential benefits and risks of a merger of Georgetown with United Bankshares, the Strategic Planning Committee voted unanimously to recommend to the Georgetown board of directors that Georgetown continue its discussions solely with United Bankshares. On the morning of October 28, 2015, in a special meeting of the Georgetown board of directors attended by KBW and Covington, KBW again reviewed the process that had been undertaken to date and the revised indications of interest that had been received from each of United Bankshares, Company C and Company D, along with a financial overview of each of United Bankshares, Company C and Company D on a stand-alone basis as well as on a pro-forma basis when combined with Georgetown, as had occurred with the Strategic Planning Committee the day prior. Georgetown directors asked questions of KBW and Covington regarding each of the revised indications of interest, the process undertaken by Georgetown with KBW’s assistance and the directors’ fiduciary duties. The Georgetown board of directors unanimously approved the Strategic Planning Committee’s recommendation to pursue a merger transaction with United Bankshares.

Later that morning on October 28, 2015, Mr. Fitzgerald informed Mr. Richard Adams that United Bankshares had been selected by the Georgetown board of directors as its business combination partner.

On the afternoon of October 28, 2015, Company D submitted another revised indication of interest for a transaction with an implied value of $36.21 per share of Georgetown common stock or $261.9 million in aggregate, again with 100% of the consideration to be in the form of Company D common stock. On October 29, 2015, the Strategic Planning Committee convened telephonically and decided to proceed with United Bankshares, particularly since Company D’s revised indication of interest was $0.79 per share of Georgetown common stock less than the proposal of United Bankshares.

On October 30, 2015, following discussions between KBW, acting at the direction of Georgetown, and United Bankshares, Georgetown and United Bankshares agreed to determine the exchange ratio by taking the average of the closing prices for United Bankshares common stock for the 15 trading day period ending on the last trading day prior to the United Bankshares board of directors approving the merger agreement. On October 31, 2015, representatives of Georgetown, KBW and Covington were initially provided access to, and began to review, certain non-public information regarding United Bankshares. Representatives of Georgetown, KBW and Covington also met with representatives of United Bankshares management to discuss United Bankshares’ corporate strategy, regulatory relations, business and results of operations and prospects at Covington’s offices on November 3, 2015. Additional non-public information regarding United Bankshares was posted to the online data room for review by representatives of Georgetown, KBW and Covington during the week of November 2, 2015.

On October 30, 2015, Bowles Rice LLP, or Bowles Rice, counsel to United Bankshares, provided an initial draft of the merger agreement to Covington and on October 31, 2015, Bowles Rice provided an initial draft of a support agreement and other related documents to Covington. The support agreement provided, among other things, for each director of Georgetown to vote his or her shares of Georgetown common stock in favor of the merger at any meeting of the Georgetown shareholders held to consider and vote on the merger. Covington reviewed the draft merger agreement and related documents, including the support agreement, with both Georgetown management and representatives of KBW and on November 1, 2015 and provided comments on the draft merger agreement and related documents to Bowles Rice. From November 1 through November 9, 2015, United Bankshares, Georgetown, their respective representatives and their respective counsel, continued to negotiate the terms of the definitive merger agreement and related documents. In addition, United Bankshares and Georgetown and their respective financial and legal advisors continued to discuss various matters related to the proposed combination of United Bankshares and Georgetown.

On November 9, 2015, the Georgetown board of directors held a special meeting in order to review the proposed merger agreement, the transactions contemplated thereby, including the merger, and the other terms of the merger agreement, including the merger consideration and the various related agreements contemplated by the merger agreement. The Georgetown board of directors received presentations regarding the proposed merger from Georgetown’s financial advisor, KBW, and Georgetown’s legal counsel, Covington. The Georgetown board of directors was also briefed by executive management and Covington on the results of the due diligence review conducted on United Bankshares. Representatives of Covington updated the Georgetown board of directors on the negotiations with United Bankshares regarding the merger agreement and further advised the Georgetown board of directors on its legal duties. Representatives of KBW and Covington responded to questions from the directors. At this meeting, KBW reviewed the financial aspects of the proposed merger and rendered its opinion to the Georgetown board of directors to the effect that, as of that date and subject to the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by KBW as set forth in such opinion, the exchange ratio in the merger was fair, from a financial point of view, to the holders of Georgetown common stock. See “Opinion of Georgetown’s Financial Advisor” on page 38, for more information. The closing price of United Bankshares common stock on November 9, 2015 was $42.79, indicating an implied value of $39.85 per Georgetown common share based on the 0.9313 exchange ratio.

After careful and deliberate consideration of the presentations by Georgetown’s financial advisor and legal counsel as well as consideration of the factors described under “– Georgetown’s Reasons for the Merger; Recommendation of the Georgetown Board of Directors” on page 33 and the interests of Georgetown shareholders, customers, employees and the communities served by Georgetown, the Georgetown board of directors unanimously approved the merger agreement and the related documents.

Following the special meeting of the Georgetown board of directors on November 9, 2015, the merger agreement and related documents were executed and the parties issued a press release announcing the proposed merger in the evening of November 9, 2015.

Georgetown’s Reasons for the Merger; Recommendation of the Georgetown Board of Directors

The Georgetown board of directors believes that the merger is in the best interest of Georgetown and its shareholders. Accordingly, the Georgetown board of directors has unanimously approved the merger and the merger agreement and unanimously recommends that Georgetown shareholders vote “FOR” approval of the merger agreement.

In reaching its decision to approve the merger and the merger agreement and to recommend the approval of the merger agreement to Georgetown shareholders, the Georgetown board of directors evaluated the merger and the merger agreement in consultation with executive management, KBW, its financial advisor, and Covington, its legal counsel. The Georgetown board of directors carefully considered the terms of the merger agreement and the value of the merger consideration to be received by Georgetown shareholders and ultimately determined that it was in the best interest of Georgetown and its shareholders for Georgetown to enter into the merger agreement with United Bankshares. The Georgetown board of directors believes that partnering with United Bankshares and becoming the largest community bank headquartered in the Washington, DC area will maximize the long-term value of its shareholders’ investment in Georgetown, and that the merger will provide the combined company with additional resources necessary to compete more effectively in Northern Virginia and the Washington, D.C. metropolitan area. In addition, the Georgetown board of directors believes that the customers and communities served by Georgetown will benefit from the combined company’s enhanced abilities to meet their banking needs.

In reaching its unanimous decision to approve the merger and the merger agreement and to recommend that Georgetown shareholders vote “FOR” approval of the merger agreement, the Georgetown board of directors considered many factors, including, without limitation, the following:

•

The extensive review undertaken by the Strategic Planning Committee and the Georgetown board of directors, with the assistance of Georgetown’s financial and legal advisors, with respect to the strategic alternatives available to Georgetown;

•

The substantial management, financial and employee resources that would be required to execute Georgetown’s strategic plan, the length of time it would take to achieve the objectives of its strategic plan and the risks and challenges inherent in the successful execution of its strategic plan;

•	The limited prospects for Georgetown to grow its franchise through acquisitions given Georgetown’s relatively small size, corporate structure and lack of liquidity in Georgetown common stock;

•

Its understanding of the current and prospective environment in which Georgetown and United Bankshares operate, including national, regional and local economic conditions, the interest rate environment, the competitive and regulatory environments for financial institutions generally, the increased regulatory burdens on financial institutions, the uncertainties of the regulatory environment in the future and the likely effect of these factors on Georgetown both with and without the merger;

•

The value of the United Bankshares common stock consideration being offered to Georgetown shareholders in relation to the market value, book value per share, tangible book value per share, earnings per share and projected earnings per share of Georgetown and United Bankshares;

•	The fact that the merger consideration represented approximately 2.15 times the book value per share of Georgetown common stock;

•

The expected future receipt by Georgetown shareholders of significant dividends after completion of the merger as United Bankshares shareholders, based on United Bankshares’ current and forecasted dividend yield and its 42-year history of dividend increases;

•

United Bankshares’ asset size, capital position and financial performance in recent periods, which make United Bankshares an attractive merger partner and would increase the combined company’s asset base to approximately $14.0 billion;

•

The feasibility and prospects of Georgetown continuing to operate independently, including Georgetown’s ability to compete with much larger regionally-based banks, the potential need to eventually raise additional capital that could be dilutive to existing Georgetown shareholders and the potential future trading value of Georgetown common stock compared to the implied value of the merger consideration offered by United Bankshares;

•	The anticipated future earnings growth of Georgetown compared to the potential future earnings growth of United Bankshares and the combined entity;

•

The common stock consideration offered by United Bankshares, including the opportunity for Georgetown shareholders to receive shares of United Bankshares common stock on a tax-free basis for their shares of Georgetown common stock;

•

The market capitalization and trading liquidity of United Bankshares common stock in the event Georgetown shareholders desired to sell the shares of United Bankshares common stock to be received by them upon completion of the merger;

•	The solicitation process undertaken by Georgetown with KBW’s assistance;

•

The financial presentation, dated November 9, 2015, of KBW to the Georgetown board of directors and the opinion, dated November 9, 2015, of KBW to the Georgetown board of directors as to the fairness, from a financial point of view and as of the date of the opinion, to the holders of Georgetown common stock of the exchange ratio in the merger, as more fully described below under “Opinion of Georgetown’s Financial Advisor”;

•

The analyses presented by Covington, Georgetown’s legal counsel, as to the structure of the merger, including the condition that the merger must qualify as a transaction that will permit Georgetown shareholders to receive United Bankshares shares in exchange for their Georgetown shares on a tax-free basis for federal income tax purposes, the merger agreement, duties of the Georgetown board of directors under applicable law, and the process that Georgetown (including its board of directors) employed in considering all potential strategic transactions including the merger with United Bankshares;

•

The ability to terminate the merger agreement if (i) the average closing price of United Bankshares common stock declines by more than 20% from $42.79 and (ii) United Bankshares common stock underperforms the KBW Regional Bank Index (KRX) by more than 20%, all as calculated pursuant to the merger agreement, unless United Bankshares agrees to increase the number of shares of United Bankshares common stock to be issued to holders of Georgetown common stock;

•	The scale, scope, strength and diversity of operations, product lines and delivery systems that could be achieved by combining Georgetown with United Bankshares;

•

The additional products offered by United Bankshares to its customers, the ability of the combined company to provide comprehensive financial services to its customers, and the potential for operating synergies and cross-marketing of products and services across the combined company;

•

The potential value of an expansion of the United Bankshares branch network adding Georgetown branch locations to United Bankshares’ existing branch network in Virginia, West Virginia, Maryland, Pennsylvania, Ohio and Washington, D.C.;

•	The earnings prospects of the combined company after completion of the merger;

•	The shared community banking philosophies of Georgetown and United Bankshares, and each entity’s commitment to community service and support of community-based non-profit organizations and causes;

•

The reports of Georgetown’s management to the Georgetown board of directors concerning the operations, financial condition and prospects of United Bankshares and the expected financial impact of the merger on the combined company, including pro forma assets, earnings, deposits and capital ratios;

•	The likelihood of successful integration and operation of the combined company;

•	The likelihood of obtaining the regulatory approvals needed to complete the transaction;

•	The potential cost-saving opportunities resulting from the merger; and

•	The effects of the merger on Georgetown employees, including the prospects for continued employment and the severance and other benefits agreed to be provided to Georgetown employees.

The Georgetown board of directors also considered a number of potential risks and uncertainties associated with the merger in connection with its deliberation of the proposed transaction, including, without limitation, the following:

•	The challenges of integrating Georgetown’s businesses, operations and employees with those of United Bankshares;

•	The need to obtain approval by shareholders of Georgetown, as well as regulatory approvals in order to complete the transaction;

•	The risks associated with the operations of the combined company, including the ability to achieve the anticipated cost savings;

•

The fact that Georgetown directors and executive officers have interests in the merger that are different from, or in addition to, those of other Georgetown shareholders, as more fully discussed under “– Interests of Certain Bank of Georgetown Directors and Executive Officers in the Merger” on page 51;

•

The risks associated with entry into the merger agreement and conduct of Georgetown’s business before the merger is completed, and the impact that provisions of the merger agreement relating to reimbursement of expenses and payment of a termination fee by Georgetown may have on Georgetown receiving superior acquisition offers; and

•

That the fixed exchange ratio, by its nature, would not adjust upwards to compensate for declines in United Bankshares’ stock price prior to the completion of the merger, meaning that Georgetown shareholders would not be protected against decreases in United Bankshares’ stock price prior to the completion of the merger; based upon its review of United Bankshares and its historical stock prices and prospects, the Georgetown board of directors believes that a fixed exchange ratio is appropriate and in the best interests of Georgetown shareholders.

The Georgetown board of directors also considered the structural protections included in the merger agreement, such as the ability of Georgetown to terminate the merger agreement if, without limitation:

•

United Bankshares breaches the representation that, since December 31, 2014, no event has occurred or circumstance arisen that is reasonably likely to have a material adverse effect with respect to United Bankshares, which breach cannot be or has not been cured within 30 days after written notice of the breach to United Bankshares;

•

The average closing price of United Bankshares common stock declines by more than 20% from $42.79, and United Bankshares common stock underperforms the KBW Regional Bank Index (KRX) by more than 20%, all as calculated pursuant to the merger agreement, unless United Bankshares agrees to increase the number of shares of United Bankshares common stock to be issued to holders of Georgetown common stock;

•

United Bankshares materially breaches any of its covenants or agreements under the merger agreement, which material breach cannot be or has not been cured within 30 days after written notice of the breach to United Bankshares; or

•

Any required approval of any government authority is denied by final nonappealable action of such government authority, or the shareholders of United Bankshares or Georgetown do not approve the merger at the Georgetown special meeting.

The Georgetown board of directors also noted that it could terminate the merger agreement in order to concurrently enter into an agreement with respect to an unsolicited acquisition proposal that was received and considered by Georgetown in compliance with the nonsolicitation provisions of the merger agreement and that would, if consummated, result in a transaction that is more favorable to Georgetown shareholders than the merger. This termination right is conditioned on Georgetown providing notice of the unsolicited acquisition proposal to United Bankshares, United Bankshares not making a revised offer to Georgetown that is at least as favorable as the unsolicited acquisition proposal and Georgetown paying an $11,288,000 break-up fee to United Bankshares. The amount of this potential fee was negotiated at arm’s-length and was deemed by the Georgetown board of directors to be reasonable based upon the break-up fees paid in comparable transaction and the fact that multiple institutions had already been given an opportunity to bid prior to the merger agreement being approved. As of the date of this prospectus and proxy statement, no unsolicited acquisition proposals have been received. See “The Merger Agreement – Acquisition Proposals” on page 60 for more information.

The foregoing discussion of the information and factors considered by the Georgetown board of directors is not intended to be exhaustive, but includes the material factors considered by the board of directors. In view of the wide variety and complexity of factors considered in connection with its evaluation of the merger, the Georgetown board of directors did not find it practicable to, and did not attempt to, quantify, rank or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different factors. The Georgetown board of directors did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. The Georgetown board of directors based its recommendation on the totality of the information presented.

The Georgetown board of directors unanimously recommends that you vote “FOR” the proposal to approve the merger agreement and plan of merger. In considering the recommendation of the Georgetown board of directors with respect to the proposal to approve the merger agreement and plan of merger, Georgetown shareholders should be aware that Georgetown’ directors and executive officers have interests in the merger that are different from, or in addition to, those of other Georgetown shareholders. The board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement and plan of merger be adopted by the shareholders of Georgetown. See “The Merger – Interests of Certain Bank of Georgetown Directors and Executive Officers in the Merger” on page 51.

This summary of the reasoning of Georgetown’ board of directors and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Cautionary Statement Regarding Forward-Looking Statements” on page 13.

United Bankshares Reasons for the Merger

In reaching its decision to adopt and approve the merger agreement, the merger, the issuance of United Bankshares common stock in connection with the merger and the other transactions contemplated by the merger agreement, the United Bankshares board of directors consulted with United Bankshares management, as well as its financial and legal advisors, and considered a number of factors, including the following material factors:

•

United Bankshares’s, Georgetown’s and the combined entity’s business, operations, financial condition, risk profile, asset quality, earnings and prospects. In reviewing these factors, the United Bankshares board of directors considered its view that Georgetown’s business and operations complement those of United Bankshares and that the merger would result in a combined company with a well-balanced loan portfolio and an attractive funding base;

•	The fact that the core deposits made up the vast majority of Georgetown’s deposit mix;

•

The fact that the merger will result in a combined entity with assets of approximately $14.0 billion and the regulatory and compliance consequences related to being an entity of that size in the financial services industry;

•	The potential of enhancing a Mid-Atlantic banking franchise with additional scale and access to a broader base of middle market and small business prospects;

•	The combined entity will be the largest community bank headquartered in the Washington, D.C. MSA;

•	Georgetown’s familiarity with the metro Washington, D.C. markets;

•

Their understanding of the current and prospective environment in which United Bankshares and Georgetown operate, including national and local economic conditions, the competitive environment for financial institutions generally and the likely effect of these factors on United Bankshares both with and without the proposed transaction;

•	Management’s expectation regarding cost synergies, earnings accretion, tangible book value dilution and internal rate of return;

•	Its review and discussions with United Bankshares management concerning the due diligence examination of Georgetown;

•

Sensitivity of the proposed transaction’s economic returns to a variety of factors, including changes to the amount of cost synergies, Georgetown’s pro forma earnings, Georgetown’s rates of growth and estimated mark-to-market of the associated loan portfolio;

•	The market for alternative merger or acquisition transactions in the banking industry and the likelihood and timing of other material strategic transactions;

•	The complementary nature of the cultures and product mix of the two companies, which management believes should facilitate integration and implementation of the transaction;

•

Management’s expectation that the strong capital position maintained by each separate company prior to the completion of the merger will contribute to a strong capital position for the combined entity upon completion of the merger;

•

The written opinion of Sandler O’Neill and Partners, L.P., United Bankshares’ financial advisor, dated as of November 9, 2015, delivered to the United Bankshares board of directors to the effect that, as of that date, and subject to and based on the various assumptions, considerations, qualifications and limitations set forth in the opinion, the exchange ratio pursuant to the merger agreement was fair, from a financial point of view, to United Bankshares;

•

The financial and other terms of the merger agreement, including the fixed exchange ratio, tax treatment and mutual deal protection and termination fee provisions, which it reviewed with its outside financial and legal advisors;

•

The potential risks associated with and management’s recent experience in achieving anticipated cost synergies and savings and successfully integrating Georgetown’s business, operations and workforce with those of Georgetown;

•

The nature and amount of payments to be received by Georgetown management in connection with the merger and the merger-related costs and restructuring charges that will be incurred in connection with the merger;

•	The potential risk of diverting management attention and resources from the operation of United Bankshares’ business and towards the completion of the merger; and

•	The regulatory and other approvals required in connection with the merger.

The foregoing discussion of the information and factors considered by the United Bankshares board of directors is not intended to be exhaustive, but includes the material factors considered by the United Bankshares board of directors. In reaching its decision to approve the merger agreement, the merger, the issuance of United Bankshares common stock to Georgetown shareholders in connection with the merger, and the other transactions contemplated by the merger agreement, the United Bankshares board of directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The United Bankshares board of directors considered all these factors as a whole, including discussions with, and questioning of, United Bankshares management and United Bankshares’ financial and legal advisors, and overall considered the factors to be favorable to, and to support, its determination.

Opinion of Georgetown’s Financial Advisor

Georgetown engaged KBW to render financial advisory and investment banking services to Georgetown, including an opinion to the Georgetown board of directors as to the fairness, from a financial point of view of the exchange ratio in the proposed merger of Georgetown with and into United Bank, an indirect wholly-owned subsidiary of United Bankshares. Georgetown selected KBW because KBW is a nationally recognized investment banking firm with substantial experience in transactions similar to the merger. As part of its investment banking business, KBW is continually engaged in the valuation of financial services businesses and their securities in connection with mergers and acquisitions.

As part of its engagement, representatives of KBW attended the meeting of the Georgetown board of directors held on November 9, 2015, at which the Georgetown board of directors evaluated the proposed merger. At this meeting, KBW reviewed the financial aspects of the proposed merger and rendered an opinion to the Georgetown board of directors to the effect that, as of such date and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW as set forth in such opinion, the exchange ratio in the proposed merger was fair, from a financial point of view, to the holders of Georgetown common stock. The Georgetown board of directors approved the merger agreement at this meeting.

The description of the opinion set forth herein is qualified in its entirety by reference to the full text of the opinion, which is attached as Appendix B to this prospectus and proxy statement and is incorporated herein by reference, and describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW in preparing the opinion.

KBW’s opinion speaks only as of the date of the opinion. The opinion was for the information of, and was directed to, the Georgetown board of directors (in its capacity as such) in connection with its consideration of the financial terms of the merger. The opinion addressed only the fairness, from a financial point of view, as of the date of the opinion, of the exchange ratio in the merger to the holders of Georgetown common stock. It did not address the underlying business decision of Georgetown to engage in the merger or enter into the merger agreement or constitute a recommendation to the Georgetown board of directors in connection with the merger, and it does not constitute a recommendation to any holder of Georgetown common stock or any shareholder of any other entity as to how to vote in connection with the merger or any other matter, nor does it constitute a recommendation regarding whether or not any such shareholder should enter into a voting, shareholders’ or affiliates’ agreement with respect to the merger or exercise any dissenters’ or appraisal rights that may be available to such shareholder.

KBW’s opinion was reviewed and approved by KBW’s Fairness Opinion Committee in conformity with its policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority.

In connection with the opinion, KBW reviewed, analyzed and relied upon material bearing upon the merger and bearing upon the financial and operating condition of Georgetown and United Bankshares, including among other things:

•	a draft of the merger agreement, dated November 7, 2015 (the most recent draft then made available to KBW);

•	the audited financial statements for the three fiscal years ended December 31, 2014 for Georgetown;

•	the unaudited quarterly financial statements for the fiscal quarters ended March 31, 2015, June 30, 2015 and September 30, 2015 of Georgetown;

•	the audited financial statements and Annual Reports on Form 10-K for the three fiscal years ended December 31, 2014 of United Bankshares;

•	the unaudited quarterly financial statements and quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2015 and June 30, 2015 of United Bankshares;

•	certain unaudited quarterly financial results for the period ended September 30, 2015 of United Bankshares, provided to KBW by representatives of United Bankshares;

•

certain regulatory filings of Georgetown and United Bankshares, including the quarterly Call Reports on form FRY-9Cs filed with respect to each quarter during the three-year period ended December 31, 2014 and the two quarters ended March 31, 2015 and June 30, 2015 for United Bankshares, and the

quarterly Call Reports on form FFIEC 041 filed with respect to each quarter during the three-year period ended December 31, 2014 and the three quarters ended March 31, 2015, June 30, 2015 and September 30, 2015 for Georgetown;

•	certain other interim reports and other communications of Georgetown and United Bankshares to their respective shareholders and investors; and

•

other financial information concerning the businesses and operations of Georgetown and United Bankshares that was furnished to KBW by Georgetown and United Bankshares or which KBW was otherwise directed to use for purposes of KBW’s analyses.

KBW’s consideration of financial information and other factors that it deemed appropriate under the circumstances or relevant to its analyses included, among others, the following:

•	the historical and current financial position and results of operations of Georgetown and United Bankshares;

•	the assets and liabilities of Georgetown and United Bankshares;

•	the nature and terms of certain other merger transactions and business combinations in the banking industry;

•

a comparison of certain financial information for Georgetown and certain financial and stock market information for United Bankshares with similar information for certain other companies the securities of which were publicly traded;

•

financial and operating forecasts and projections of Georgetown that were prepared by, and provided to KBW and discussed with KBW by, Georgetown management and that were used and relied upon by KBW at the direction of such management with the consent of the Georgetown board of directors; and

•

financial and operating forecasts and projections of United Bankshares and estimates regarding certain pro forma financial effects of the merger on United Bankshares (including, without limitation, the cost savings and related expenses expected to result or be derived from the merger) that were prepared by, and provided to and discussed with KBW by, United Bankshares management and used and relied upon by KBW at the direction of Georgetown management with the consent of the Georgetown board of directors.

KBW also performed such other studies and analyses as it considered appropriate and took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuation and knowledge of the banking industry generally. KBW also held discussions with senior management of Georgetown and United Bankshares regarding the past and current business operations, regulatory relations, financial condition and future prospects of their respective companies and such other matters as KBW deemed relevant to its inquiry. In addition, KBW considered the results of the efforts undertaken by or on behalf of Georgetown, with KBW’s assistance, to solicit indications of interest from third parties regarding a potential transaction with Georgetown.

In conducting its review and arriving at its opinion, KBW relied upon and assumed the accuracy and completeness of all of the financial and other information provided to it or that was publicly available and KBW did not independently verify the accuracy or completeness of any such information or assume any responsibility or liability for such verification, accuracy or completeness. KBW relied upon the respective managements of Georgetown and United Bankshares as to the reasonableness and achievability of the financial and operating forecasts and projections of Georgetown and United Bankshares, respectively, referred to above (and the assumptions and bases therefor) and KBW assumed, with the consent of Georgetown, that such forecasts and projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of such managements and that such forecasts and projections would be realized in the amounts and in the time periods estimated by such managements. KBW further relied upon United Bankshares as to the reasonableness and achievability of the estimates regarding certain pro forma financial effects of the merger on United

Bankshares (and the assumptions and bases therefor, including, without limitation, the cost savings and related expenses expected to result or be derived from the merger) referred to above and KBW assumed, with the consent of Georgetown, that all such estimates were reasonably prepared on a basis reflecting the best currently available estimates and judgments of United Bankshares management and that such estimates would be realized in the amounts and in the time periods estimated by such management.

It is understood that the forecasts, projections and estimates of Georgetown and United Bankshares provided to KBW were not prepared with the expectation of public disclosure, that all such forecasts, projections and estimates were based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions and that, accordingly, actual results could vary significantly from those set forth in such information. KBW assumed, based on discussions with the respective managements of Georgetown and United Bankshares and with the consent of Georgetown, that such information provided a reasonable basis upon which KBW could form its opinion and KBW expressed no view as to any such information (or the assumptions or bases therefor). KBW relied on all such information without independent verification or analysis and did not in any respect assume any responsibility or liability for the accuracy or completeness thereof.

KBW also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either Georgetown or United Bankshares since the date of the last financial statements of each such entity that were made available to KBW. KBW is not an expert in the independent verification of the adequacy of allowances for loan and lease losses and KBW assumed, without independent verification and with Georgetown’s consent, that the aggregate allowances for loan and lease losses for Georgetown and United Bankshares were adequate to cover such losses. In rendering its opinion, KBW did not make or obtain any evaluations or appraisals or physical inspection of the property, assets or liabilities (contingent or otherwise) of Georgetown or United Bankshares, the collateral securing any of such assets or liabilities, or the collectability of any such assets, nor did KBW examine any individual loan or credit files, nor did it evaluate the solvency, financial capability or fair value of Georgetown or United Bankshares under any state or federal laws, including those relating to bankruptcy, insolvency or other matters. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty, KBW assumed no responsibility or liability for their accuracy.

KBW assumed that, in all respects material to its analyses:

•

the merger and any related transaction would be completed substantially in accordance with the terms set forth in the merger agreement (the final terms of which KBW assumed would not differ in any respect material to KBW’s analyses from the latest draft of the merger agreement that had been reviewed by KBW) with no adjustments to the exchange ratio and with no other consideration or payments in respect of Georgetown common stock;

•	the representations and warranties of each party in the merger agreement and in all related documents and instruments referred to in the merger agreement were true and correct;

•	each party to the merger agreement and all related documents would perform all of the covenants and agreements required to be performed by such party under such documents;

•

there are no factors that would delay or subject to any adverse conditions, any necessary regulatory or governmental approval for the merger or any related transaction and that all conditions to the completion of the merger and any related transaction would be satisfied without any waivers or modifications to the merger agreement; and

•

in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the merger and any related transaction, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, would be imposed that would have a material adverse effect on the future results of operations or financial condition of Georgetown, United Bankshares, the combined entity, or the contemplated benefits of the merger, including the cost savings and related expenses expected to result or be derived from the merger.

KBW assumed, in all respects material to KBW’s analyses, that the merger would be consummated in a manner that complies with the applicable provisions of the Securities Act, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations. KBW was further advised by representatives of Georgetown that Georgetown relied upon advice from its advisors (other than KBW) or other appropriate sources as to all legal, financial reporting, tax, accounting and regulatory matters with respect to Georgetown, United Bankshares, the merger and any related transaction, and the merger agreement. KBW did not provide advice with respect to any such matters.

KBW’s opinion addressed only the fairness, from a financial point of view, as of the date of such opinion, of the exchange ratio in the merger to the holders of Georgetown common stock. KBW expressed no view or opinion as to any other terms or aspects of the merger or any term or aspect of any related transaction, including without limitation, the form or structure of the merger, any transactions that may be related to the merger, any consequences of the merger to Georgetown, its shareholders, creditors or otherwise, or any terms, aspects, merits or implications of any employment, consulting, voting, support, shareholder or other agreements, arrangements or understandings contemplated or entered into in connection with the merger or otherwise. KBW’s opinion was necessarily based upon conditions as they existed and could be evaluated on the date of such opinion and the information made available to KBW through such date. Developments subsequent to the date of KBW’s opinion may have affected, and may affect, the conclusion reached in KBW’s opinion and KBW did not and does not have an obligation to update, revise or reaffirm its opinion. KBW’s opinion did not address, and KBW expressed no view or opinion with respect to:

•	the underlying business decision of Georgetown to engage in the merger or enter into the merger agreement;

•	the relative merits of the merger as compared to any strategic alternatives that are, have been or may be available to or contemplated by Georgetown or the Georgetown board of directors;

•

the fairness of the amount or nature of any compensation to any of Georgetown’s officers, directors or employees, or any class of such persons, relative to the compensation to the holders of Georgetown common stock;

•

the effect of the merger or any related transaction on, or the fairness of the consideration to be received by, holders of any class of securities of Georgetown (other than the holders of Georgetown common stock (solely with respect to the exchange ratio, as described in KBW’s opinion and not relative to any consideration to be received by holders of any other class of securities)) or holders of any class of securities of United Bankshares or any other party to any transaction contemplated by the merger agreement;

•	any adjustment (as provided in the Agreement) to the exchange ratio in the merger assumed for purposes of KBW’s opinion;

•	the actual value of United Bankshares common stock to be issued in the merger;

•

the prices, trading range or volume at which United Bankshares common stock would trade following the public announcement of the merger or the prices, trading range or volume at which United Bankshares common stock would trade following the consummation of the merger;

•	any advice or opinions provided by any other advisor to any of the parties to the merger or any other transaction contemplated by the merger agreement; or

•

any legal, regulatory, accounting, tax or similar matters relating to Georgetown, United Bankshares, their respective shareholders, or relating to or arising out of or as a consequence of the merger or any related transaction, including whether or not the merger would qualify as a tax-free reorganization for United States federal income tax purposes.

In performing its analyses, KBW made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, which are beyond the control of KBW, Georgetown and United Bankshares. Any estimates contained in the analyses performed by KBW are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, the KBW opinion was among several factors taken into consideration by the Georgetown board of directors in making its determination to approve the merger agreement and the merger. Consequently, the analyses described below should not be viewed as determinative of the decision of the Georgetown board of directors with respect to the fairness of the exchange ratio. The type and amount of consideration payable in the merger were determined through negotiation between Georgetown and United Bankshares and the decision to enter into the merger agreement was solely that of the Georgetown board of directors.

The following is a summary of the material financial analyses performed by KBW in connection with its opinion. The summary is not a complete description of the financial analyses underlying the opinion, but summarizes the material analyses performed in connection with such opinion. The financial analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex analytic process involving various determinations as to appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, KBW did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, KBW believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion.

For purposes of the financial analyses described below, KBW utilized an implied transaction value for the proposed merger of $39.88 per share of Georgetown common stock based on the 0.9313x exchange ratio in the merger and the closing price of United Bankshares common stock on November 6, 2015.

Georgetown Selected Companies Analysis. KBW compared the financial performance and financial condition of Georgetown to 9 selected banks and thrifts that were listed on NASDAQ, the New York Stock Exchange or NYSE MKT and headquartered in the Washington D.C. MSA, and that had total assets between $750 million and $6.0 billion and a latest 12 months, or LTM, core return on average assets, or ROAA, greater than 0.50%. KBW also reviewed the market performance of the selected companies. Merger targets were excluded from the selected companies.

The selected companies were:

Eagle Bancorp, Inc.

Sandy Spring Bancorp, Inc.

Cardinal Financial Corporation

WashingtonFirst Bankshares, Inc.

Old Line Bancshares, Inc.

Middleburg Financial Corporation

Access National Corporation

The Community Financial Corporation

Southern National Bancorp of Virginia, Inc.

To perform this analysis, KBW used profitability and other financial information as of, or for the latest 12 months ended, September 30, 2015 and market price information as of November 6, 2015. KBW also used 2015 and 2016 earnings per share, or EPS, estimates taken from Georgetown management’s forecasts and projections for Georgetown and 2015 and 2016 EPS estimates taken from publicly available consensus “street estimates” for the selected companies. Certain financial data prepared by KBW, and as referenced in the tables presented below, may not correspond to the data presented in Georgetown’s historical financial statements as a result of the different periods, assumptions and methods used by KBW to compute the financial data presented.

KBW’s analysis showed the following concerning the financial performance and financial condition of Georgetown and the selected companies:

		Selected Companies
	Georgetown	25th Percentile	Average	Median	75th Percentile
LTM Core Return on Average Assets(1)	0.85%	0.76%	1.00%	0.83%	1.34%
LTM Core Return on Average Equity(1)	8.06%	6.99%	9.21%	8.15%	11.21%
LTM Return on Average Tangible Common Equity	8.27%	8.64%	10.69%	9.64%	13.84%
LTM Net Interest Margin	3.50%	3.43%	3.76%	3.73%	4.10%
LTM Fee Income / Revenue(2)	3.3%	9.4%	17.9%	12.5%	26.5%
LTM Efficiency Ratio	57.7%	63.7%	61.0%	62.3%	57.8%
Tangible Common Equity / Tangible Assets	10.15%	9.50%	9.64%	9.58%	9.76%
Total Risk-Based Capital / Risk-Weighted Assets	13.04%	11.90%	13.72%	13.77%	14.82%
Loans / Deposits	91.3%	95.0%	95.1%	95.9%	99.3%
Loan Loss Reserve / Gross Loans	1.08%	0.93%	1.05%	1.03%	1.16%
Nonperforming Assets / Loans + OREO	0.34%	1.95%	1.52%	1.15%	0.84%
LTM Net Charge-Offs / Average Loans	(0.03%)	0.19%	0.12%	0.07%	0.01%

(1)	Core income excludes extraordinary items, nonrecurring items, gain/loss on sale of securities and amortization of intangibles.
(2)	Excludes gain/loss on sale of securities.

KBW’s analysis showed the following concerning the market performance, to the extent publicly available, of the selected companies:

	Selected Companies
	25th Percentile		Average		Median		75th Percentile
One – Year Stock Price Change	2.4%		18.4%		13.7%		30.2%
One – Year Total Return	6.4%		21.7%		18.5%		33.1%
YTD Stock Price Change	5.8%		18.2%		12.2%		28.3%
Stock Price / Book Value per Share	1.16	x	1.54	x	1.36	x	1.96	x
Stock Price / Tangible Book Value per Share	1.28	x	1.69	x	1.62	x	2.15	x
Stock Price / LTM EPS	15.9	x	17.1	x	16.6	x	17.5	x
Stock Price / 2015 Estimated EPS(1)	15.0	x	16.5	x	16.3	x	16.9	x
Stock Price / 2016 Estimated EPS(1)	14.8	x	15.9	x	15.5	x	16.0	x
Dividend Yield(2)	1.1%		1.9%		1.9%		2.8%
LTM Dividend Payout(2)	21.3%		31.6%		29.9%		43.0%

(1)	2015 and 2016 EPS per consensus “street” estimates were not available for WashingtonFirst Bankshares, Inc.
(2)	Dividend yield reflects most recent quarterly dividend, annualized, as a percentage of stock price. LTM dividend payout reflects most recent quarterly dividend, annualized, as a percentage of LTM EPS and excludes special dividends.

KBW also reviewed with the Georgetown board of directors the implied transaction statistics for the proposed merger of 2.15x Georgetown’s book value per share as of September 30, 2015, 2.15x Georgetown’s tangible book value per share as of September 30, 2015, 28.5x Georgetown’s LTM EPS and 28.3x and 23.3x Georgetown’s estimated 2015 and 2016 EPS, respectively, in each case based on the implied transaction value for the proposed merger of $39.88 per share of Georgetown common stock and using historical financial information for Georgetown as of or for the twelve-month period ended September 30, 2015 and 2015 and 2016 EPS estimates taken from Georgetown management’s forecasts and projections for Georgetown.

No company used as a comparison in the above selected companies analysis is identical to Georgetown. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.

United Bankshares Selected Companies Analysis. KBW compared the financial performance, financial condition and market performance of United Bankshares to 19 selected U.S. banks that were listed on NASDAQ, the New York Stock Exchange or NYSE MKT and that had total assets between $10.0 billion and $20.0 billion. Merger targets were excluded from the selected companies.

The selected companies were:

Valley National Bancorp	Washington Federal, Inc.
IBERIABANK Corporation	Western Alliance Bancorporation
Texas Capital Bancshares, Inc.	BancorpSouth, Inc.
UMB Financial Corporation	Cathay General Bancorp
Fulton Financial Corporation	Hilltop Holdings, Inc.
PrivateBancorp, Inc.	Trustmark Corporation
F.N.B. Corporation	International Bancshares Corporation
PacWest Bancorp, Inc.	Old National Bancorp
Bank of Hawaii Corporation	Sterling Bancorp
MB Financial, Inc.

To perform this analysis, KBW used profitability and other financial information as of, or for the latest 12 months ended, September 30, 2015 (or June 30, 2015 in the case of International Bancshares Corporation for which the most recently reported fiscal quarter ended June 30, 2015) and market price information as of November 6, 2015. KBW also used 2015 and 2016 EPS estimates taken from United Bankshares management’s forecasts and projections for United Bankshares and used 2015 and 2016 EPS estimates taken from publicly available consensus “street estimates” for the selected companies. Certain financial data prepared by KBW, and as referenced in the tables presented below, may not correspond to the data presented in United Bankshares’s historical financial statements as a result of the different periods, assumptions and methods used by KBW to compute the financial data presented.

KBW’s analysis showed the following concerning the financial performance and financial condition of United Bankshares and the selected companies:

		Selected Companies
	UBSI	25th Percentile	Average	Median	75th Percentile
LTM Core Return on Average Assets(1)	1.17%	0.95%	1.10%	1.04%	1.16%
LTM Core Return on Average Equity(1)	8.49%	7.78%	9.10%	8.37%	9.78%
LTM Return on Average Tangible Common Equity	14.60%	9.94%	12.27%	11.59%	14.30%
LTM Net Interest Margin	3.61%	3.20%	3.57%	3.46%	3.81%
LTM Fee Income / Revenue(2)	16.1%	10.0%	26.2%	25.2%	33.1%
LTM Efficiency Ratio	47.4%	68.1%	60.3%	58.0%	52.2%
Tangible Common Equity / Tangible Assets	8.29%	7.96%	9.14%	8.85%	10.42%
Total Risk-Based Capital / Risk-Weighted Assets	12.70%	12.24%	14.36%	13.45%	15.31%
Loans / Deposits	96.5%	79.5%	86.1%	87.3%	94.7%
Loan Loss Reserve / Gross Loans	0.82%	0.83%	1.03%	1.05%	1.24%
Nonperforming Assets / Loans + OREO	1.55%	1.79%	1.54%	1.49%	1.03%
LTM Net Charge-Offs / Average Loans	0.25%	0.14%	0.09%	0.07%	0.03%

(1)	Core income excludes extraordinary items, nonrecurring items, gain/loss on sale of securities and amortization of intangibles.
(2)	Excludes gain/loss on sale of securities.

KBW’s analysis showed the following concerning the market performance of United Bankshares and, to the extent publicly available, the selected companies (excluding the impact of the LTM EPS multiple for one of the selected companies, which multiple were not considered to be meaningful because it was greater than 30.0x):

			Selected Companies
	UBSI		25th Percentile		Average		Median		75th Percentile
One – Year Stock Price Change	22.4%		4.4%		13.2%		12.4%		18.9%
One – Year Total Return	26.7%		8.1%		15.6%		16.7%		22.1%
YTD Stock Price Change	14.3%		5.7%		13.8%		14.2%		16.6%
Stock Price / Book Value per Share	1.74	x	1.23	x	1.53	x	1.32	x	1.56	x
Stock Price / Tangible Book Value per Share	3.04	x	1.63	x	2.04	x	2.01	x	2.29	x
Stock Price / LTM EPS	21.6	x	15.6	x	17.6	x	17.8	x	20.0	x
Stock Price / 2015 Estimated EPS(1)	21.6	x	16.1	x	17.6	x	17.3	x	19.3	x
Stock Price / 2016 Estimated EPS(1)	21.0	x	15.5	x	16.0	x	15.9	x	16.6	x
Dividend Yield(2)	3.1%		1.6%		2.0%		2.0%		2.9%
LTM Dividend Payout(2)	66.7%		28.0%		36.3%		37.4%		51.4%

(1)	2015 and 2016 consensus “street” estimates were not available for International Bancshares Corporation.
(2)	Dividend yield reflects most recent quarterly dividend, annualized, as a percentage of stock price. LTM dividend payout reflects most recent quarterly dividend, annualized, as a percentage of LTM EPS and excludes special dividends.

No company used as a comparison in the above selected companies analysis is identical to United Bankshares. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.

Selected Transactions Analysis. KBW reviewed publicly available information related to 19 selected U.S. bank and thrift transactions announced since January 1, 2013 that had announced transaction values between $100 million and $500 million and in which the acquired company had LTM ROAA greater than 0.50% and a ratio of nonperforming assets to total assets of less than 1.00%. Transactions with non-bank acquirors, merger of equals transactions and transactions where the acquired companies were mutual holding companies were excluded from the analysis. The selected transactions included in the group were:

Acquiror	Acquired Company
Beneficial Bancorp, Inc.	Conestoga Bank
Yadkin Financial Corporation	NewBridge Bancorp
Pacific Premier Bancorp, Inc.	Security California Bancorp
Western Alliance Bancorporation	Bridge Capital Holdings
Community Bank System, Inc.	Oneida Financial Corp.
Cathay General Bancorp	Asia Bancshares, Inc.
Bridge Bancorp, Inc.	Community National Bank
Renasant Corporation	Heritage Financial Group, Inc.
Eagle Bancorp, Inc.	Virginia Heritage Bank
CU Bancorp	1st Enterprise Bank
Simmons First National Corporation	Community First Bancshares, Inc.
Eastern Bank Corporation	Centrix Bank & Trust
IBERIABANK Corporation	Teche Holding Company
Provident Financial Services, Inc.	Team Capital Bank
Independent Bank Group, Inc.	BOH Holdings, Inc.
Prosperity Bancshares, Inc.	F & M Bancorporation Inc.
Cullen/Frost Bankers, Inc.	WNB Bancshares, Inc.
Prosperity Bancshares, Inc.	FVNB Corp.
Bear State Financial, Inc.	First National Security Company

For each selected transaction, KBW derived the following implied transaction statistics (based on publicly reported values or, in the case of the selected transactions involving stock consideration, SNL Financial-calculated deal values) in each case based on the transaction consideration value paid for the acquired company and using financial data based on the acquired company’s then latest publicly available financial statements prior to the announcement of the acquisition:

•

Price per common share to tangible book value per share of the acquired company (in the case of selected transactions involving a private acquired company, this transaction statistic was calculated as total transaction consideration divided by total tangible common equity); and

•	Tangible common equity premium to core deposits (total deposits less time deposits greater than $100,000) of the acquired company, referred to as core deposit premium; and

•

Price per common share to LTM EPS of the acquired company (in the case of selected transactions involving a private acquired company, this transaction statistic was calculated as total transaction consideration divided by LTM net income).

The above transaction statistics for the selected transactions were compared with the corresponding transaction statistics for the proposed merger based on the implied transaction value for the proposed merger of $39.88 per share of Georgetown common stock and using historical financial information for Georgetown as of or for the twelve month period ended September 30, 2015.

The results of the analysis are set forth in the following table:

			Selected Transactions
	UBSI / Georgetown		25th Percentile		Average		Median		75th Percentile
Price / Tangible Book Value	2.15	x	1.73	x	1.96	x	1.85	x	2.11	x
Core Deposit Premium	20.6%		9.6%		12.1%		11.6%		13.7%
Price / LTM EPS	28.5	x	17.2	x	20.1	x	19.0	x	23.5	x

No company or transaction used as a comparison in the above analysis is identical to Georgetown or the proposed merger. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.

Relative Contribution Analysis. KBW analyzed the relative standalone contribution of United Bankshares and Georgetown to various pro forma balance sheet and income statement items. This analysis did not include purchase accounting adjustments or cost savings. To perform this analysis, KBW used balance sheet data for United Bankshares and Georgetown as of September 30, 2015, and earnings estimates for 2015 through 2017 for United Bankshares and Georgetown provided by United Bankshares and Georgetown managements, respectively. The results of KBW’s analysis are set forth in the following table, which also compares the results of KBW’s analysis with the implied pro forma ownership percentages of United Bankshares and Georgetown shareholders in the combined company based on the 0.9313x exchange ratio in the proposed merger:

	UBSI as a Percentage of Total	Georgetown as a Percentage of Total
Ownership
At 0.9313x Merger Exchange Ratio(1)	91%	9%
Balance Sheet
Assets	91%	9%
Gross Loans Held for Investment	91%	9%
Deposits	91%	9%
Tangible Common Equity	89%	11%
Income Statement
2015 Estimated Net Income	93%	7%
2016 Estimated Net Income	92%	8%
2017 Estimated Net Income	91%	9%

(1)	Ownership contribution includes the dilutive impact of Georgetown’s options.

Pro Forma Financial Impact Analysis. KBW performed a pro forma financial impact analysis that combined projected income statement and balance sheet information of United Bankshares and Georgetown. Using (i) closing balance sheet estimates as of June 30, 2016 for United Bankshares and Georgetown extrapolated from historical financial information for United Bankshares and Georgetown using the financial forecasts and projections for United Bankshares and Georgetown provided by the respective managements of United Bankshares and Georgetown, (ii) financial forecasts and projections relating to the net income of Georgetown provided by Georgetown management, and (iii) financial forecasts and projections relating to the net income of United Bankshares and pro forma assumptions (including, without limitation, the cost savings and related expenses expected to result from the merger as well as certain accounting adjustments assumed with respect thereto) provided by United Bankshares management, KBW analyzed the estimated financial impact of the merger on certain projected financial results. This analysis indicated that the merger could be accretive to United Bankshares’s 2016 and 2017 estimated EPS and accretive to United Bankshares’s estimated tangible book value per share as of June 30, 2016. Furthermore, the analysis indicated that, pro forma for the merger, each of United Bankshares’s tangible common equity to tangible assets ratio, leverage ratio, Tier 1 Risk-Based Capital

Ratio and Total Risk Based Capital Ratio as of June 30, 2016 could be lower, in each case by 30 basis points or less. For all of the above analysis, the actual results achieved by United Bankshares following the merger may vary from the projected results, and the variations may be material.

Discounted Cash Flow Analysis. KBW performed a discounted cash flow analysis to estimate a range for the implied equity value of Georgetown. KBW used financial forecasts and projections relating to the earnings and assets of Georgetown that were prepared by and provided to KBW by Georgetown management and assumed discount rates ranging from 9.0% to 13.0%. The ranges of values were derived by adding (i) the present value of the estimated free cash flows that Georgetown could generate over the five-year period from 2016 to 2020 and (ii) the present value of implied terminal value of Georgetown at the end of such period. KBW assumed that Georgetown would maintain a tangible common equity to tangible assets ratio of 8.00% and would retain sufficient earnings to maintain that level based on these assumptions. In calculating the terminal value of Georgetown, KBW applied a range of 13.0x to 17.0x estimated 2021 net income. The discounted cash flow analysis resulted in a range of implied values per share of Georgetown common stock of $27.14 per share to $40.20 per share.

The discounted cash flow analysis is a widely used valuation methodology, but the results of such methodology are highly dependent on the assumptions that must be made, including asset and earnings growth rates, terminal values, dividend payout rates, and discount rates. The analysis did not purport to be indicative of the actual value or expected value of Georgetown.

Miscellaneous. KBW acted as financial advisor to Georgetown in connection with the proposed merger and did not act as an advisor to or agent of any other person. As part of its investment banking business, KBW is continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, KBW has experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of KBW’s business as a broker-dealer, KBW and its affiliates may from time to time purchase securities from, and sell securities to, Georgetown and United Bankshares and, as a market maker in securities, KBW and its affiliates may from time to time have a long or short position in, and buy or sell, debt or equity securities of Georgetown and United Bankshares for their own accounts and for the accounts of their customers. KBW employees may also from time to time hold individual positions in such securities. Additionally, a senior KBW executive that is not part of the KBW deal team providing services to Georgetown in connection with the merger is a beneficial owner of Georgetown common stock.

Pursuant to the KBW engagement agreement, Georgetown agreed to pay KBW a total cash fee currently expected to be equal to 1.00% of the aggregate merger consideration, $300,000 of which became payable to KBW upon the rendering of its opinion and the balance of which is contingent upon the consummation of the merger. Georgetown also agreed to reimburse KBW for reasonable out-of-pocket expenses and disbursements incurred in connection with its retention and to indemnify KBW against certain liabilities relating to or arising out of KBW’s engagement or KBW’s role in connection therewith. Other than in connection with this present engagement, in the past two years, KBW has not provided investment banking and financial advisory services to Georgetown. In the two years preceding the date of its opinion, KBW has provided investment banking and financial advisory services to United Bankshares and received compensation for such services. KBW served as financial advisor to United Bankshares in connection with its acquisition of Virginia Commerce Bancorp in January 2014. KBW may in the future provide investment banking and financial advisory services to Georgetown or United Bankshares and receive compensation for such services.

United Bankshares Board of Directors Following Completion of the Merger

Upon completion of the merger, the number of directors constituting the United Bankshares board of directors will be increased by one, to 13 members, and Mr. Fitzgerald will be appointed as a director to complete the larger board.

Public Trading Markets

United Bankshares common stock trades on NASDAQ under the symbol “UBSI.” Georgetown common stock is not listed on any stock exchange or quoted on any interdealer quotation system. Before the effective time of the merger, United Bankshares has agreed to use its reasonable best efforts to cause the shares of United Bankshares common stock to be issued in the merger to be approved for listing on NASDAQ. The listing of the shares of United Bankshares common stock is also a condition to the consummation of the merger.

Dissenters’ Rights

If the merger is consummated, holders of record of Georgetown common stock who follow the procedures specified by Sections 29-311.01 through 29-311.50 of the DC Business Code will be entitled to determination and payment in cash of the “fair value” of their stock (as determined immediately before the effective time of the merger), plus accrued interest from the effective date of the merger until the date of payment. Georgetown shareholders who elect to follow these procedures are referred to as dissenting shareholders.

A vote in favor of the merger agreement by a holder of Georgetown common stock will result in a waiver of the shareholder’s right to demand payment for his or her shares.

The following summary of the provisions of Sections 29-311.01 through 29-311.50 of the DC Business Code is not intended to be a complete statement of such provisions, the full text of which is attached as Appendix C to this prospectus and proxy statement, and is qualified in its entirety by reference thereto.

A holder of Georgetown common stock electing to exercise dissenters’ rights must deliver to Georgetown a written notice of dissent stating that he or she intends to demand payment for his or her shares if the merger is consummated. This notice must be sent before the vote is taken. The dissenting shareholder must not vote, or cause or permit to be voted, any of his or her shares in favor of the proposed transaction or, if action is taken by written consent of the shareholders, must not sign a consent in favor of or otherwise approve the proposed transaction. If the dissenting shareholder fails to comply with these requirements, he or she will not be entitled to dissenters’ rights. The “fair value” of the shares as defined above is determined using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal and without discounting for lack of marketability or minority status. It should be noted that investment banker opinions as to the fairness from a financial point of view of the consideration payable in a transaction such as the proposed merger are not opinions as to, and do not address, “fair value” under the DC Business Code.

Within 10 days after the effective time of the merger, United Bankshares, as surviving corporation of the merger, will give written notice of the effective date of the merger by certified mail to each shareholder who filed a written notice of dissent. The notice will provide (i) where demand for payment must be sent and where and when share certificates, if any, must be deposited, (ii) supply a form for demanding payment in compliance with Section 29-311.12 of the DC Business Code, (iii) set a date by which the surviving corporation must receive the demand for payment, which may not be less than 40 nor more than 60 days after the date the notice is sent, (iv) state that the shareholder shall be deemed to have waived the right to demand payment with respect to the shares unless the form is received by the surviving corporation by such specified date, (v) state that, if requested in writing, Georgetown will provide to the requesting shareholder within 10 days after the date set forth in subsection (iii) above, the number of shareholders that return a form demanding payment by the specified date and the total number of shares owned by such shareholders, (vi) state the date by which the notice to withdraw must be received, which date must be within 20 days after the date set forth in subsection (iii) above, and (vi) be accompanied by a copy of Sections 29-311.01 through 29-311.50 of the DC Business Code, inclusive.

Within the time period set forth in the notice, the dissenting shareholder must (i) sign and return the form sent by United Bankshares demanding payment of the fair value of his or her shares, (ii) certify that the shareholder acquired beneficial ownership of the shares before the date required as set forth in the notice, and (iii) deposit his or her share certificates, if any, in accordance with the terms of the notice. Once the shareholder deposits his or her share certificates, or, in the case of uncertificated shares makes demand for payment, that shareholder loses all rights as a shareholder.

Within 30 days after the receipt of the dissenting shareholder’s demand for payment, United Bankshares, as the surviving corporation, will pay each dissenting shareholder who complied with the required procedures the amount it estimates to be the fair value of the dissenting shareholder’s shares, plus accrued interest. United Bankshares will include along with the payment to each dissenting shareholder (i) a balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the shareholders’ equity for that year, or, where such financial statements or not reasonably available, then such reasonably equivalent financial information, and the latest available interim financial statements, if any, and a report by the public accountant or statement by the president or other person responsible for Georgetown’s accounting records that complies with Section 29-313.07(b) of the DC Business Code, (ii) a statement of United Bankshares’ estimate of the fair value of the shares which shall be equal to or exceed the estimate of the fair value provided in the notice, and (iii) a statement of the dissenting shareholder’s right to demand further payment under 29-311.16 of the DC Business Code and that if any such shareholder does not do so within the period specified, such shareholder shall be deemed to have accepted such payment in full satisfaction of United Bankshares’ obligations under the DC Business Code.

Following receipt of payment, a dissenting shareholder, within 30 days, may send United Bankshares notice containing such shareholder’s own estimate of fair value and accrued interest, and demand payment for that amount less the amount received pursuant to United Bankshares’ payment of fair value to such shareholder. This right is waived if the dissenting shareholder does not make written demand within 30 days of United Bankshares’ payment for the shareholder’s shares. If a demand for payment remains unsettled, United Bankshares will petition the court to determine fair value and accrued interest. If United Bankshares fails to commence an action within 60 days following the receipt of a dissenting shareholder’s demand, United Bankshares will pay each dissenting shareholder whose demand remains unsettled the amount demanded by each dissenting shareholder, plus interest. United Bankshares shall commence proceedings in the Superior Court of the District of Columbia.

All dissenting shareholders whose demands remain unsettled, whether residents of District of Columbia or not, must be made parties to the action and the court will render judgment for the fair value of their shares. Each party must be served with the petition. The judgment shall include payment for the amount, if any, by which the court finds the fair value of such shares, plus interest, exceeds the amount already paid. If the court finds that the demand of any dissenting shareholder for payment was arbitrary, vexatious or otherwise not in good faith, the court may assess all court costs, including reasonable fees of appraisers appointed by the court, against such shareholder. Otherwise the court costs will be assessed against United Bankshares. In addition, reasonable fees and expenses of counsel and experts will be determined by the court and may be assessed against United Bankshares if the court finds that it did not substantially comply with the requirements of the District of Columbia dissenters’ rights statute or that it acted arbitrarily, vexatiously, or not in good faith with respect to the rights granted to dissenters under District of Columbia Law.

If you are a holder of shares and you wish to seek dissenters’ rights, you are urged to review the applicable District of Columbia statutes attached to this proxy statement/prospectus as Appendix C.

Interests of Certain Georgetown Directors and Executive Officers in the Merger

In considering the recommendations of the Georgetown board of directors that Georgetown shareholders vote in favor of the Georgetown merger proposal, Georgetown shareholders should be aware that Georgetown directors and executive officers may have interests in the merger that differ from, or are in addition to, their interests as shareholders of Georgetown. The Georgetown board of directors was aware of these interests and took them into account in its decision to approve and adopt the merger agreement and the transactions contemplated by the merger agreement, including the merger.

Service as a Director of United Bankshares and United Bank

Under the merger agreement, Mr. Fitzgerald will join the United Bankshares board of directors at the effective time of the merger. As a United Bank executive, Mr. Fitzgerald will not be entitled to receive the compensation that the other members of the United Bankshares board of directors receive for their service. In addition, the merger agreement provides for the appointment of two individuals from Georgetown, Mr. Fitzgerald and Michael M. McCarthy, to be appointed to the board of directors of United Bank following completion of the merger of United Bank and Georgetown. With the exception of Mr. Fitzgerald, as a director of United Bank, Mr. McCarthy will be eligible to receive the same cash compensation paid to other members of the United Bank board of directors. United Bank is not required by the merger agreement to re-nominate the former Georgetown directors at future United Bank shareholder meetings. Pursuant to the merger agreement, United Bankshares is obligated to re-nominate Mr. Fitzgerald to the United Bankshares board of directors at its next annual meeting of shareholders following the effective time of the merger.

Options to Acquire Georgetown Common Stock

As of the record date for the Georgetown special meeting, the Georgetown directors and executive officers owned, in the aggregate, options to purchase [●] shares of Georgetown common stock granted under Georgetown’s stock option plan. Under the merger agreement, at the effective time of the merger each such stock option that is outstanding and not yet exercised immediately prior to the merger, whether vested or unvested, will vest pursuant to the terms thereof and will be converted into an option to acquire, on the same terms and conditions as were applicable under such stock option, the number of shares of United Bankshares common stock equal to (a) the number of shares of Georgetown common stock subject to such stock option multiplied by (b) the exchange ratio. Such product shall be rounded to the nearest whole number. The exercise price per share (rounded up to the next whole cent) of each United Bankshares stock option issued for the Georgetown stock option shall equal (y) the exercise price per share of shares of Georgetown common stock that were purchasable pursuant to such Georgetown stock option divided by (z) the exchange ratio. For additional information related to stock options owned by Georgetown directors and executive officers, see “Security Ownership of Certain Beneficial Owners and Management of Georgetown” beginning on page 84.

Each Georgetown stock option that is intended to be an “incentive stock option” (as defined in Section 422 of the Code) shall be adjusted in accordance with the requirements of Section 424 of the Code. At or prior to the effective time of the merger, Georgetown must use its reasonable best efforts to obtain any necessary consents from optionees with respect to the Georgetown stock option plans to permit replacement of the outstanding Georgetown stock options by United Bankshares and to permit United Bankshares to assume the Georgetown stock option plan. Georgetown must take all action necessary to amend the Georgetown stock option plans to eliminate automatic grants or awards thereunder following the effective time. At the effective time of the merger, United Bankshares shall assume the Georgetown stock option plans; but that assumption shall only be with respect to the United Bankshares granted replacement options pursuant to the merger agreement and, United Bankshares shall have no obligation to make any additional grants or awards under the Georgetown stock option plans.

Employment Agreements for Georgetown Executive Officers

Georgetown previously had entered into employment agreements with Michael P. Fitzgerald (President and Chief Executive Officer), Domingo Rodriguez (Executive Vice President and Chief Financial Officer), and Timothy F. Veith (Executive Vice President and Chief Lending Officer). The agreements provide generally that, if the executive’s employment is terminated either by Georgetown other than for cause, or by the executive as a result of certain adverse actions taken by Georgetown, then the executive would be entitled to receive his base salary, as defined in the employment agreement, for the remaining term of the employment agreement (which would range from two to three years, depending on the timing of such termination). In addition, the executive would be entitled to receive continued coverage under all life, medical, dental, and disability plans offered by

Georgetown for the same period of time. If the executive is terminated on account of his disability, he would receive his base salary for the remaining term of the agreement, offset by any amounts paid under a Georgetown disability plan; the executives were not entitled to severance benefits in any other circumstance. If these executives terminated employment immediately upon the consummation of the merger under circumstances that entitled them to receive their severance benefits, Mr. Fitzgerald would receive cash severance benefits equal to 36 months of his then current base salary (reduced by the amount of his base salary for the time period between the most recent date of annual renewal of his employment agreement and the effective date of the merger or the most recent annual anniversary thereof, whichever is later, so that the reduction is never in excess of one year of base salary) valued at $                 for the full 36 months if such termination were at Mr. Fitzgerald’s current base salary, but subject to reduction as set forth above. Mr. Rodriguez would receive cash severance benefits valued at $                 for the full 36 months if such termination were at Mr. Rodriguez’s current base salary, also subject to reduction in the same manner described above, based on his base salary for the time period between the most recent annual renewal date of his employment agreement and the effective date of the merger or annual anniversary thereof, as the case may be, and Mr. Veith would receive cash severance benefits valued at $                , also subject to reduction in the same manner described above.

The employment agreements also provide that during the term of the employment agreement and for the one-year period immediately following termination, the executive will not, directly or indirectly (i) obtain, solicit, divert, appeal to, attempt to obtain, attempt to solicit, attempt to divert, or attempt appeal to any customers, clients or referral services of Georgetown to divert their business from Georgetown, or (ii) solicit any employee to leave the employ of Georgetown. In addition, the employment agreements provide that, generally for the one-year period following termination of employment (other than following a change in control), the executive would not, directly or indirectly, in any capacity, engage in, represent, be connected with or have a financial interest in, any company engaged in the business of banking or financial services, or any entity about to become engaged in the business of banking or financial services, if such company or entity competes with Georgetown or is about to compete with Georgetown in the District of Columbia and certain counties in Maryland and Virginia.

In connection with the merger, Georgetown amended these employment agreements to assist with tax planning and to provide security for United Bank that it would be able to retain the services of Mr. Fitzgerald and Mr. Veith. As amended, the employment agreements provide for Mr. Fitzgerald and Mr. Veith to receive $525,000 and $300,000, respectively, of the executive’s potential severance benefit in December 2015, in exchange for his agreement not to assert that the changes in his employment pursuant to the merger are changes that would allow either of them to terminate his employment and receive his full severance pay. The remainder of each of these executives’ potential severance payment is to be converted into a retention bonus, of which Mr. Veith will receive $209,000 at the completion of the merger, and otherwise that the executives will be eligible to receive the remainder when he terminates his employment from United Bank; provided, that he remains with United Bank for at least one year. Mr. Rodriguez’s amended employment agreement provides for him to receive $300,000 of his severance in December 2015, and the remainder upon the termination of his employment in connection with the merger. Georgetown also agreed to pay the 2015 annual bonuses for Messrs. Fitzgerald, Rodriguez, and Veith in December 2015 rather than in February 2016, in the amounts of $375,000, $175,000 and $150,000, respectively.

Employment and Engagement with United Bank Following the Merger

It is anticipated that Messrs. Fitzgerald and Veith (but not Mr. Rodriguez) will enter into employment agreements with United Bank, effective following the merger. Mr. Fitzgerald is expected to be a Vice Chairman of United Bank and Mr. Veith is expected to be the Market Area President for the Washington, D.C. market. Mr. Fitzgerald’s base salary will be at least $300,000 annually, and Mr. Veith’s will be at least $255,000 per year. Both executives will participate in the employee benefit plans, programs and arrangements of United Bank in the same manner as similarly situated United Bank employees. If either executive’s employment terminates without cause or for good reason, the executive will receive salary and benefits through the end of the two-year term. Both executives’ agreements will include customary non-compete and non-solicit covenants.

Georgetown Board Compensation

For 2015, each Georgetown director, except for Mr. Fitzgerald, received an annual retainer fee of $10,000 regardless of Georgetown board meeting attendance. Mr. Fitzgerald receives no compensation for his Georgetown board service. For the 2016 retainer, the Georgetown board approved an initial retainer of $            , subject to a $             increase should the holders of Georgetown stock not approve the Agreement and Plan of Reorganization or $             per month increase for each month after June 30, 2016 and before the Effective Date.

Georgetown Retirement Benefits

Nonqualified Deferred Compensation Plan. Georgetown maintains a Non-Qualified Deferred Compensation plan (“NQDC Plan”) for eligible directors and executive officers. Under the NQDC Plan, participants are able to defer income (certain board and committee fees for directors and salary for eligible officers) into an individual bookkeeping account that invests in hypothetical or phantom stock of Georgetown. The phantom stock purchase price equals 125% of Georgetown’s prior quarter book value per share. Concurrent with the signing of the merger agreement, the Georgetown board decided to suspend all future phantom stock deferrals, and to accept previously scheduled deferrals that are credited after such suspension date and before termination of the NQDC Plan as cash equivalents, without the use of hypothetical phantom stock as a method of crediting those deferrals. The NQDC Plan will be terminated on or about the effective date of the merger agreement and each participant will receive an amount in cash equal to the product of United’s closing stock price on the termination date and the exchange ratio and the number of his or her phantom shares, plus cash for the cash equivalent deferrals credited after the suspension date and prior to the termination date.

SERPs. Georgetown has previously awarded Supplemental Executive Retirement Plan Agreements, or SERPs, to Mr. Fitzgerald, Mr. Rodriguez and Georgetown’s former chairman/co-founder. The SERPs generally provide a benefit equal to 55% of Mr. Fitzgerald’s and the former chairman/co-founder’s “final salary” and 25% of Mr. Rodriguez’s “final salary” (in each case as defined in the SERP), offset by the amount that represents the executive’s receipt of benefit from the employer matching contributions under Georgetown’s 401(k) retirement plan (such matching contributions have been equal to 4% of compensation, but the amount of benefit attributable thereto would require an actuarial calculation) and 50% of the executive’s expected Social Security benefit, and are subject to a vesting schedule. Absent a change in control, the vested portion of each executive’s SERP would be paid in 15 equal annual installments following the executive’s retirement, subject to a 1.5% per year increase for each of the 15 years of payments. However, by its terms, in connection with a change in control, each SERP becomes 100% vested and paid out in a single lump sum within 90 days of the effective date of the merger.

Georgetown 401(k) Plan. In connection with the merger, it is anticipated that all participants in the Georgetown 401(k) Plan, including Mr. Fitzgerald and all Georgetown executives, will be fully vested in their accounts.

Georgetown Split Dollar

Mr. Fitzgerald and several key Georgetown executives have a death benefit, during employment only, under an endorsement split dollar plan sponsored by Georgetown. The split dollar plan will be assumed by United Bankshares at the effective date of the merger. United Bankshares has agreed that contingent upon the completion of the merger, provided that Mr. Fitzgerald has not separated from service from United Bankshares for any reason or no reason, other than involuntary termination without cause or termination for cause, United Bankshares will make the following scheduled premium payments for the policy under the split dollar plan, insuring Mr. Fitzgerald’s death benefit: (a) the annual premium of $300,000 due in 2016; (b) the annual premium of $300,000 due in 2017; and (c) the annual premium of $300,000 due in 2018. United Bankshares also agrees that upon the earlier of: (1) the date on which United Bankshares pays the premium set forth in (c) above; or (2) the date on which Mr. Fitzgerald separates from service from United Bankshares for any reason or no reason, other than involuntary termination or for cause, United Bankshares will transfer ownership, with its then current cash surrender value, projected to be approximately $974,000, with no unpaid policy loans, of the policy under the split dollar plan insuring Mr. Fitzgerald, to Mr. Fitzgerald, without any payment by Mr. Fitzgerald to United Bankshares for the policy transfer, unless any such payment is needed to avoid a parachute payment under Section 280G of the Code or any excise tax under IRC Section 4999 of the Code, in which case Mr. Fitzgerald shall pay such sum as is needed to eliminate such parachute payment and the applicability, if any, of such excise tax.

Accounting Treatment of the Merger

The merger will be accounted for as a “purchase,” as that term is used under U.S. generally accepted accounting principles, for accounting and financial reporting purposes. Under purchase accounting, the assets (including identifiable intangible assets) and liabilities (including executory contracts and other commitments) of Georgetown as of the effective time of the merger will be recorded at their respective fair values and added to those of United Bankshares. Any excess of purchase price over the fair values is recorded as goodwill. Consolidated financial statements of United Bankshares issued after the merger would reflect these fair values and would not be restated retroactively to reflect the historical consolidated financial position or results of operations of Georgetown.

THE MERGER AGREEMENT

The following is a summary of the material provisions of the merger agreement. The following description of the merger agreement is subject to, and qualified in its entirety by reference to, the merger agreement, which is attached to this prospectus and proxy statement as Appendix A and is incorporated by reference into this prospectus and proxy statement. This summary may not contain all of the information about the merger agreement that may be important to you. You are urged to read the merger agreement carefully and in its entirety, as it is the legal document governing the merger.

Terms of the Merger

Each of the United Bankshares board of directors and the Georgetown board of directors has approved the merger agreement, which provides for the merger of Georgetown with and into United Bank, an indirect wholly-owned subsidiary of United Bankshares. United Bank is a direct subsidiary of UBV Holding Company, LLC and will be the surviving entity in the merger. Each share of Georgetown common stock issued and outstanding immediately prior to the completion of the merger (other than shares held by United Bankshares and its subsidiaries, in each case except for shares held by them in a fiduciary capacity or as a result of debts previously contracted) will be converted into the right to receive 0.9313 shares of United Bankshares common stock, which is referred to herein as the exchange ratio. If the number of shares of common stock of United Bankshares or Georgetown changes before the merger is completed because of a reclassification, recapitalization, stock dividend, stock split, reverse stock split or similar event, then a proportionate adjustment will be made to the exchange ratio.

Under certain circumstances, if United Bankshares elects to delay the effective date of the merger as provided by the merger agreement, each holder of Georgetown common stock may be entitled to additional consideration in the merger in exchange for each such holder’s shares of Georgetown common stock. For additional information see “– Closing Date; Effective Time” beginning on page 61.

The United Bank articles of incorporation and the United Bank bylaws as in effect immediately prior to the completion of the merger will be the articles of incorporation and bylaws of the surviving corporation.

Treatment of Georgetown Stock Options

Under the merger agreement, each stock option to buy Georgetown common stock granted under Georgetown’s equity plan that is outstanding and not yet exercised immediately prior to the merger, whether vested or unvested, will vest pursuant to the terms thereof and will be converted into an option to acquire, on the same terms and conditions as were applicable under such stock option, the number of shares of United Bankshares common stock equal to (a) the number of shares of Georgetown common stock subject to such stock option multiplied by (b) the exchange ratio. Such product will be rounded to the nearest whole number. The exercise price per share (rounded up to the next whole cent) of each United Bankshares stock option issued for a Georgetown stock option will equal (y) the exercise price per share of shares of Georgetown common stock that were purchasable pursuant to such Georgetown stock option divided by (z) the exchange ratio.

Each Georgetown stock option that is intended to be an “incentive stock option” (as defined in Section 422 of the Code) will be adjusted in accordance with the requirements of Section 424 of the Code and all Georgetown stock options will be adjusted in a manner that maintains the options’ exemption from Section 409A of the Code. At or prior to the effective time of the merger, Georgetown must use its reasonable best efforts to obtain any necessary consents from optionees with respect to the Georgetown stock option plans to permit replacement of the outstanding Georgetown stock options by United Bankshares and to permit United Bankshares to assume the Georgetown stock option plan. Georgetown must take all action necessary to amend the Georgetown stock option plans to eliminate automatic grants or awards thereunder following the effective time. At the effective time of the merger, United Bankshares will assume the Georgetown stock option plans, but such assumption will only be with respect to the United Bankshares replacement options granted pursuant to the merger agreement and United Bankshares will have no obligation to make any additional grants or awards under the Georgetown stock option plans.

Immediately following the effective time of the merger, United Bankshares shall file a post-effective amendment to this prospectus and proxy statement or an effective registration statement on Form S-8 (or other applicable form) with respect to the shares of United Bankshares common stock subject to such replacement options, shall distribute a prospectus relating to such Form S-8, if applicable, and shall use reasonable commercial efforts to maintain the effectiveness of such registration statement for so long as such replacement options remain outstanding.

Conditions of the Merger

The respective obligations of United Bankshares and Georgetown to consummate the merger are subject to the satisfaction of certain mutual conditions, including the following:

•	The shareholders of Georgetown approve the merger agreement and the transactions contemplated thereby, described in the prospectus and proxy statement at the meeting of shareholders for Georgetown;

•

All regulatory approvals required by law to consummate the transactions contemplated by the merger agreement are obtained from the Federal Reserve, the Federal Deposit Insurance Corporation, the Virginia Bureau of Financial Institutions, the District of Columbia Department of Insurance, Securities and Banking and the other appropriate federal and/or state regulatory agencies, in the District of Columbia Department of Insurance Securities and Banking, all waiting periods after such approvals required by law or regulation expire and no such approvals will contain any conditions, restrictions or requirements applicable either before or after the effective time of the merger that United Bankshares reasonably determines in good faith would have a material adverse effect on United Bankshares and its subsidiaries as a whole, taking into account the consummation of the merger with Georgetown;

•

The registration statement (of which this prospectus and proxy statement is a part) registering shares of United Bankshares common stock to be issued in the merger is declared effective and not subject to a stop order and no proceedings suspending the effectiveness of the registration statement shall have been initiated or threatened by the SEC;

•

The absence of any statute, rule, regulation, judgment, decree, injunction or other order being enacted, issued, promulgated, enforced or entered by a governmental authority effectively prohibiting consummation of the merger;

•	Authorization for the listing on NASDAQ of the shares of United Bankshares common stock to be issued in the merger.

In addition to the mutual conditions described above, United Bankshares’ obligation to consummate the merger is subject to the satisfaction, unless waived, of the following other conditions:

•

The representations and warranties of Georgetown made in the merger agreement are true and correct as of the date of the merger agreement and as of the effective time of the merger and United Bankshares receives a certificate of the chief executive officer and the chief financial officer of Georgetown to that effect;

•

Georgetown performs in all material respects all obligations required to be performed by it under the merger agreement at or prior to the effective time of the merger and delivers to United Bankshares a certificate of its chief executive officer and chief financial to that effect; and

•

United Bankshares shall have received an opinion of Bowles Rice LLP, counsel to United Bankshares, dated as of the effective time of the merger, that the merger will be treated as a “reorganization” under Section 368 of the Code.

In addition to the mutual conditions described above, Georgetown’s obligation to complete the merger is subject to the satisfaction, unless waived, of the following other conditions:

•

The representations and warranties of United Bankshares made in the merger agreement are true and correct as of the date of the merger agreement and as of the effective time of the merger and Georgetown receives a certificate of the chief executive officer and chief financial officer of United Bankshares to that effect;

•

United Bankshares performs in all material respects all obligations required to be performed by it under the merger agreement at or prior to the effective time of the merger and delivers to Georgetown a certificate of its chief executive officer and chief financial officer to that effect; and

•

Georgetown shall have received an opinion of Covington & Burling LLP, counsel to Georgetown, dated as of the effective time of the merger, that the merger will be treated as a “reorganization” under Section  368 of the Code.

Representations and Warranties

The merger agreement contains representations and warranties by United Bankshares and Georgetown. These representations and warranties are qualified by a materiality standard, which means that neither United Bankshares nor Georgetown is in breach of a representation or warranty unless the existence of any fact, event or circumstance, individually, or taken together with other facts, events or circumstances has had or is reasonably likely to have a material adverse effect on United Bankshares or Georgetown. These include, among other things, representations and warranties by United Bankshares and Georgetown to each other as to:

•	Organization and good standing of each entity and its subsidiaries;

•	Each entity’s capital structure;

•	Each entity’s power and authority relative to the execution and delivery of, and performance of its obligations under, the merger agreement;

•	Absence of material adverse changes since December 31, 2014;

•	Consents and approvals required;

•	Regulatory matters;

•	Absence of defaults under contracts and agreements;

•	Absence of environmental problems;

•	Absence of conflicts between each entity’s obligations under the merger agreement and its charter documents and contracts to which it is a party or by which it is bound;

•	Litigation and related matters;

•	Taxes and tax regulatory matters;

•	Compliance with applicable laws and accounting controls;

•	Absence of brokerage commissioners, except as disclosed for financial advisors;

•	Employee benefit matters;

•	Risk management instruments in effect for each entity;

•	The taking of all actions necessary to exempt the merger agreement from any takeover laws;

•	Books and records being fully and accurately maintained and fairly presenting events and transactions;

•	Insurance matters; and

•	Labor matters.

In addition to the mutual representations and warranties described above, Georgetown has made the following representations and warranties to United Bankshares:

•	Accuracy of documents, including financial statements and other reports;

•	Opinion of financial advisor;

•	Loan matters;

•	Allowance for loan and lease losses;

•	Good and marketable title to assets;

In addition, United Bankshares represents and warrants to Georgetown that United Bankshares has

•	Accuracy of documents, including financial statements and other reports, filed with the SEC;

•	Sources of capital to pay the cash consideration and to effect the merger.

No representation or warranty contained in the merger agreement shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in the merger agreement has had or is reasonably likely to have a “material adverse effect”.

For the purposes of the merger agreement, a “material adverse effect” means any event, change, effect, development, state of facts, condition, circumstances or occurrence that, individually or in the aggregate, (i) is material and adverse to the financial position, results of operations or business of United Bankshares and its subsidiaries taken as a whole or Georgetown and its subsidiaries taken as a whole, respectively, or (ii) would materially impair the ability of either United Bankshares or Georgetown to perform its obligations under the merger agreement or otherwise materially threaten or materially impede the consummation of the merger and the other transactions contemplated by the merger agreement; provided, that the impact of the following items shall not be deemed to be a material adverse effect:

•

Changes in tax, banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities except to the extent that such changes have a disproportionate impact on United Bankshares or Georgetown, as the case may be, relative to the overall effects on the banking industry;

•

Changes in U.S. generally accepted accounting principles or regulatory accounting requirements applicable to banks and their holding companies generally, except to the extent that such changes have a disproportionate impact on United Bankshares or Georgetown, as the case may be, relative to the overall effects on the banking industry;

•

Changes in economic conditions affecting financial institutions generally, including changes in market interest rates, credit availability and liquidity, and price levels or trading volumes in securities markets except to the extent that such changes have a disproportionate impact on United Bankshares or Georgetown, as the case may be, relative to the overall effects on the banking industry;

•	Any modifications or changes to valuation policies and practices in connection with the merger in accordance with U.S. generally accepted accounting principles;

•	Actions and omissions of United Bankshares or Georgetown taken with the prior written consent of the other in contemplation of the transactions contemplated by the merger agreement;

•	Any outbreak or escalation of hostilities or war (whether or not declared) or any act of terrorism, or any earthquakes, hurricanes, tornados or other natural disasters;

•	Failure of United Bankshares or Georgetown to meet any internal financial forecasts or any earnings projections (whether made by United Bankshares or Georgetown or any other person);

•	The public disclosure of the merger agreement and the impact thereof on relationships with customers or employees; or

•

The effects of compliance with the merger agreement on the operating performance of the parties, including, expenses incurred by the parties in consummating the transactions contemplated by the merger agreement.

Waiver and Amendment

United Bankshares and Georgetown may jointly amend the merger agreement and each may waive its right to require the other party to adhere to the terms and conditions of the merger agreement. However, United Bankshares and Georgetown may not do so after Georgetown shareholders approve the merger agreement if the amendment or waiver would violate the District of Columbia Business Organization Code or the Virginia Stock Corporation Act, require further approval from Georgetown’s shareholders or such amendment changes the form or amount of merger consideration in a manner that is adverse in any respect to Georgetown’s shareholders.

Indemnification; Directors’ and Officers’ Insurance

United Bankshares has agreed to indemnify the directors, officers and employees of Georgetown for a period of six years from the effective time of the merger to the fullest extent that Georgetown is permitted or required to indemnify (and advance expenses to) its directors and officers under the laws of the District of Columbia, the articles of incorporation and bylaws of Georgetown and any indemnification agreements in effect between Georgetown and/or any of its subsidiaries and any director, officer or employee thereof. Additionally, United Bankshares has agreed to maintain in effect (i) the current provisions of the articles of incorporation and bylaws of Georgetown and/or its subsidiaries and (ii) any indemnification agreements in place with any directors, officers or employees of Georgetown and/or its subsidiaries, for a period of six years following the effective time of the merger.

United Bankshares has also agreed for a period of six years from the effective time of the merger to use its reasonable best efforts to cause the directors and officers of Georgetown to be covered by a directors’ and officers’ liability insurance policy maintained by United Bankshares with respect to claims against present and former directors, officers and employees of Georgetown arising from facts or events that occurred prior to the effective time of the merger. United Bankshares is not required to expend more than 200% of the current amount expended by Georgetown to maintain or procure such directors and officers liability insurance coverage.

Acquisition Proposals

Georgetown has agreed that it will not, and that it will cause its officers, directors, agents, advisors, and affiliates not to solicit or encourage inquiries or proposals with respect to, engage in any negotiations concerning, or provide any confidential information to, or have any discussions with any person relating to any proposal to acquire the stock or assets of Georgetown or other business combination transactions with Georgetown, unless the Georgetown board of directors concludes in good faith, after consultation with outside counsel, that the failure to take such actions in response to a written unsolicited acquisition proposal, would be reasonably likely to constitute a breach of its fiduciary duties to shareholders under applicable law. In such a case, Georgetown would be permitted to provide non-public information to, and negotiate with, the person or entity who made the written unsolicited acquisition proposal. Additionally, Georgetown must promptly inform United Bankshares of all relevant details of any inquires or contacts by third parties relating to the possible disposition of the business or capital stock of Georgetown, or any merger, change of control or other business combination involving Georgetown. If the board of directors of Georgetown terminates the merger agreement in order to concurrently enter into an agreement with respect to an unsolicited competing acquisition proposal received and considered by

Georgetown that, if consummated, would be more favorable to Georgetown’s shareholders from a financial point of view than the merger with United Bankshares and provided that United Bankshares does not make a counteroffer that is at least as favorable to the other proposal, Georgetown is obligated to pay to United Bankshares the termination fee equal to $11,288,000. See “– Effect of Termination; Termination Fee” on page 65.

Closing Date; Effective Time

The merger will be consummated and become effective upon the issuance of a certificate of merger by the Virginia State Corporation Commission (or on such other date as may be specified in the articles of merger to be filed with the Virginia State Corporation Commission) and the Mayor of the District of Columbia. Unless otherwise agreed to by United Bankshares or Georgetown, the closing of the merger will take place on the fifth business day to occur after the last of the conditions to the merger have been satisfied or waived, or, at the election of United Bankshares, on the last business day of the month in which such fifth business day occurs.

If United Bankshares elects to delay the closing of the merger to the last business day of the month in which such fifth business day occurs, and if during the period of such delay United Bankshares sets a record date for any dividend or other distribution in respect of shares of United Bankshares common stock such that holders of Georgetown common stock would not be entitled to participate in such dividend or distribution, each holder of Georgetown common stock will receive a payment equal to the amount and kind of dividend or distribution that each such holder of Georgetown common stock would have received had such holder been a holder of record of the shares of United Bankshares common stock issuable to such holder in the merger on the record date for such United Bankshares dividend or distribution.

Regulatory Approvals

The merger and the other transactions contemplated by the merger agreement require the approval of the Federal Reserve, the Virginia Bureau of Financial Institutions and the District of Columbia Department of Insurance, Securities and Banking. As a bank holding company, United Bankshares is subject to regulation under the BHCA. Georgetown is a District of Columbia corporation and is subject to the District of Columbia Department of Insurance, Securities and Banking. United Bank is a Virginia corporation, a member bank of the Federal Reserve System, and is subject to the Virginia banking and finance statutes in Title 6.2 of the Code of Virginia. United Bankshares, Georgetown, and United Bank have filed all required applications seeking approval of the merger with the Federal Reserve, the Virginia Bureau of Financial Institutions and the District of Columbia Department of Insurance, Securities and Banking.

Under the BHCA, the Federal Reserve is required to examine the financial and managerial resources and future prospects of the combined organization and analyze the capital structure and soundness of the resulting entity. The Federal Reserve has the authority to deny an application if it concludes that the combined organization would have inadequate capital. In addition, the Federal Reserve can withhold approval of the merger if, among other things, it determines that the effect of the merger would be to substantially lessen competition in the relevant market. Further, the Federal Reserve must consider whether the combined organization meets the requirements of the Community Reinvestment Act of 1977 by assessing the involved entities’ records of meeting the credit needs of the local communities in which they operate, consistent with the safe and sound operation of such institutions. The Virginia Bureau of Financial Institutions and the District of Columbia Department of Insurance, Securities and Banking will review the merger under similar standards.

In addition, a period of 15 to 30 days must expire following approval by the Federal Reserve before completion of the merger is allowed, within which period the United States Department of Justice may file objections to the merger under the federal antitrust laws.

The merger cannot be consummated prior to receipt of all required approvals. There can be no assurance that required regulatory approvals for the merger will be obtained and, if the merger is approved, as to the date of such approvals or whether the approvals will contain any unacceptable conditions. There can likewise be no assurance that the United States Department of Justice will not challenge the merger during the waiting period set aside for such challenges after receipt of approval from the Federal Reserve.

United Bankshares and Georgetown are not aware of any governmental approvals or actions that may be required for consummation of the merger other than as described above. Should any other approval or action be required, it is presently contemplated that such approval or action would be sought. There can be no assurance that any necessary regulatory approvals or actions will be timely received or taken, that no action will be brought challenging such approval or action or, if such a challenge is brought, as to the result thereof, or that any such approval or action will not be conditioned in a manner that would cause the parties to abandon the merger.

The approval of any application merely implies the satisfaction of regulatory criteria for approval, which does not include review of the merger from the standpoint of the adequacy of the cash consideration or the exchange ratio for converting Georgetown common stock to United Bankshares common stock. Furthermore, regulatory approvals do not constitute an endorsement or recommendation of the merger.

As of the date of this prospectus and proxy statement, no regulatory approvals have been received. While United Bankshares and Georgetown do not know of any reason why necessary regulatory approval would not be obtained in a timely manner, they cannot be certain when or if they will receive them, or if obtained, whether they will contain terms, conditions or restrictions not currently contemplated that will be detrimental to the combined company after completion of the merger.

Conduct of Business Pending the Merger

The merger agreement contains reciprocal forbearances made by Georgetown and United Bankshares to each other. Georgetown and United Bankshares have agreed that, until the effective time of the merger, neither of them nor any of their subsidiaries, without the prior written consent of, or as previously disclosed to, the other, will:

•

Conduct business other than in the ordinary and usual course or fail to use reasonable efforts to preserve intact its business organizations and assets and maintain its rights, franchises and existing relations with customers, suppliers, employees and business associates, or take any action reasonably likely to have an adverse effect upon its ability to perform any of its material obligations under the merger agreement;

•	Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by U.S. generally accepted accounting principles or its regulatory authorities;

•

Except as required by applicable law or regulation, implement or adopt any material change in its interest rate or other risk management policies, practices or procedures, fail to materially follow existing policies or practices with respect to managing exposure to interest rate and other risk, or fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk; or

•

Take any action that would, or is reasonably likely to, prevent or impede the merger from qualifying as a reorganization within the meaning of Section 368 of the Code, or knowingly take any action that is intended or is reasonably likely to result in any of the conditions to the merger not being satisfied, or a material violation of any provision of the merger agreement except, in each case, as may be required by applicable law or regulation.

Georgetown has also agreed that, prior to the effective time, without the prior written consent of, or as previously disclosed to, United Bankshares, it will not and will cause each of its subsidiaries not to:

•

Other than pursuant to rights previously disclosed and outstanding on the date of the merger agreement, issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of Georgetown common stock or any rights to purchase Georgetown common stock, enter into any agreement with respect to the foregoing, or permit any additional shares of Georgetown common stock to become subject to new grants of employee or director stock options, other rights or similar stock based employee rights (other than equity compensation awards and issuances of Georgetown common stock, rights, employee or director stock options or similar equity compensation awards under Georgetown’s stock plans in the ordinary course of business consistent with past practice);

•

Make, declare, pay or set aside for payment any dividend (other than dividends from wholly owned subsidiaries to Georgetown, or another wholly owned subsidiary of Georgetown) on or in respect of, or declare or make any distribution on, any shares of Georgetown stock or directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock;

•

Enter into or amend or renew any employment, consulting, compensation, severance or similar agreements or arrangements with any director, officer or employee of Georgetown or its subsidiaries, or grant any salary or wage increase or increase any employee benefit, except for normal individual increases in compensation to employees in the ordinary course of business consistent with past practices, individual cash bonus awards under the Georgetown Executive Incentive Plan in the ordinary course of business consistent with past practice and for the retention bonus pool of up to $500,000 in the aggregate that Georgetown and United Bankshares have agreed to establish for the purpose of retaining certain employees of Georgetown before and after the effective time of the merger;

•

Enter into, establish, adopt or amend (except as may be required by applicable law or to satisfy previously disclosed contractual obligations existing as of the date of the merger agreement) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of Georgetown or its subsidiaries, or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder;

•

Except as previously disclosed, sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary course of business and in a transaction that is not material to it and its subsidiaries taken as a whole;

•

Except as previously disclosed or in the ordinary course of business, acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of the assets, business, deposits or properties of any other entity;

•	Amend Georgetown’s articles of incorporation or bylaws or the articles of incorporation or bylaws (or similar governing documents) of any of Georgetown’s subsidiaries;

•

Except in the ordinary course of business consistent with past practice, enter into or terminate any material contract or amend or modify in any material respect any of its existing material contracts in a manner that is material to Georgetown and its subsidiaries taken as a whole;

•

Except in the ordinary course of business consistent with past practice, settle any claim, action or proceeding, except for any claim, action or proceeding that does not involve precedent for other material claims, actions or proceedings and that involve solely money damages in an amount, individually or in the aggregate for all such settlements, that is not material to Georgetown and its subsidiaries taken as whole;

•	Incur any indebtedness for borrowed money other than in the ordinary course of business;

•	Make any capital expenditure in excess of $200,000;

•	Organize any subsidiary; or

•	Agree or commit to do any of the foregoing.

United Bankshares has agreed that, prior to the effective time, without the prior written consent of, or as previously disclosed to, Georgetown, it will not and will cause each of its subsidiaries not to:

•	Make, declare, pay or set aside for payment any extraordinary dividend, other than in connection with the United Bankshares Stock Repurchase Program and its regular quarterly cash dividends;

•

Enter into any agreement, arrangement or understanding with respect to the merger, acquisition, consolidation, share exchange or similar business combination involving United Bankshares and/or a United Bankshares subsidiary, where the effect of such agreement, arrangement or understanding, or the consummation or effectuation thereof, would be reasonably likely to or does result in the termination of the merger agreement, materially delay or jeopardize the receipt of the approval of any regulatory authority or the filing of an application therefor, or cause the anticipated tax treatment of the transactions contemplated in the merger agreement to be unavailable; provided, however, that nothing in such covenant shall prohibit any such transaction that by its terms contemplates the consummation of the merger in accordance with the provisions of the merger agreement and that treats holders of Georgetown common stock, upon completion of the merger and their receipt of United Bankshares stock, in the same manner as the holders of United Bankshares stock;

•	Amend United Bankshares’ articles of incorporation or bylaws in a manner that would materially and adversely affect the benefits of the merger to the shareholders of Georgetown; or

•	Agree or commit to do an of the foregoing.

Termination of the Merger Agreement

Georgetown and United Bankshares may mutually agree to terminate the merger agreement at any time.

Either Georgetown or United Bankshares may terminate the merger agreement if the merger is not complete by November 6, 2016, unless the failure of the merger to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate.

United Bankshares may terminate the merger agreement if any of the following occurs:

•

The approval of any governmental entity required for consummation of the merger is denied by a final non-appealable action of such governmental entity or the shareholders of Georgetown or United Bankshares do not approve the merger agreement;

•	Georgetown materially breaches any of its representations or obligations under the merger agreement, and does not cure the breach within 30 days of written notice of the breach;

•

Georgetown is not able to confirm, as of the effective date of the merger, (i) the continued accuracy of its representations and warranties in the merger agreement as of the effective date of the merger or (ii) the performance in all material respects of all of its obligations in the merger agreement; or

•	Georgetown’s board of directors fails to recommend approval of the merger agreement, withdraws its recommendation or modifies its recommendation in a manner adverse to United Bankshares.

Georgetown may terminate the merger agreement if any of the following occurs:

•

The approval of any governmental entity required for consummation of the merger is denied by a final non-appealable action of such governmental entity or the shareholders of United Bankshares or Georgetown do not approve the merger agreement;

•	United Bankshares materially breaches any of its representations or obligations under the merger agreement, and does not cure the breach within 30 days;

•

United Bankshares is not able to confirm, as of the effective date of the merger, (i) the continued accuracy of its representations and warranties in the merger agreement as of the effective date of the merger or (ii) the performance in all material respects of all of its obligations in the merger agreement;

•

The United Bankshares board of directors fails to recommend approval of the merger agreement and the issuance of United Bankshares common stock in connection with the merger to the United Bankshares shareholders, withdraws its recommendation or modifies its recommendation in a manner adverse to Georgetown; or

•

The average closing price of United Bankshares common stock declines by more than 20% from $42.79 and underperforms an index of banking companies by more than 20% over a designated measurement period, unless United Bankshares agrees to increase the number of shares of United Bankshares common stock to be issued to holders of Georgetown common stock.

Additionally, Georgetown may terminate the merger agreement in order to enter into an agreement with respect to an unsolicited acquisition proposal that if consummated would result in a transaction more favorable to Georgetown shareholders from a financial point of view, provided that United Bankshares does not make a counteroffer that is at least as favorable to the other proposal (as determined by the Georgetown board of directors) and Georgetown pays the termination fee described below.

Effect of Termination; Termination Fee

If the merger agreement is validly terminated, the merger agreement will become void without any liability on the part of any party except that provisions relating to expenses and the termination fee will continue in effect and termination will not relieve a breaching party from liability for any willful breach of the merger agreement.

Georgetown has agreed to pay a termination fee to United Bankshares equal to $11,288,000 if:

•

If Georgetown terminates the merger agreement in order to concurrently enter into an agreement with respect to an unsolicited competing acquisition proposal received and considered by Georgetown that, if consummated, would be more favorable to its shareholders from a financial point of view than the merger with United Bankshares and provided that United Bankshares does not make a counteroffer that is at least as favorable as the other proposal; or

•

If United Bankshares terminates the merger agreement because Georgetown’s board of directors fails to recommend, withdraws, modifies or changes its recommendation of the merger in a manner adverse to United Bankshares and within 12 months after the date of termination of the merger agreement, Georgetown enters into an agreement with respect to an acquisition proposal or consummates an acquisition proposal.

Surrender of Stock Certificates

Computershare Limited will act as exchange agent in the merger and in that role will process the exchange of Georgetown stock certificates for United Bankshares common stock. The exchange agent, or United Bankshares and Georgetown if the exchange agent declines to do so, will also be making any computations required by the merger agreement, and all such computations will be conclusive and binding on the holders of Georgetown common stock in the absence of manifest error. In any event, do not forward your Georgetown stock certificates with your proxy card.

After the effective time of the merger, each certificate formerly representing Georgetown common stock, until so surrendered and exchanged, will evidence only the right to receive the number of whole shares of United Bankshares common stock that the holder is entitled to receive in the merger, any cash payment in lieu of a fractional share of United Bankshares common stock and any dividend or other distribution with respect to United Bankshares common stock with a record date occurring after the effective time of the merger. The holder of such unexchanged certificate will not be entitled to receive any dividends or distributions payable by United Bankshares until the certificate has been exchanged. Subject to applicable laws, following surrender of such certificates, such dividends and distributions, together with any cash payment in lieu of a fractional share of United Bankshares common stock, will be paid without interest.

After the completion of the merger, there will be no further transfers of Georgetown common stock. Georgetown stock certificates presented for transfer after the completion of the merger will be canceled and exchanged for the merger consideration.

If your Georgetown stock certificates have been either lost, stolen or destroyed, you will have to prove your ownership of these certificates and that they were lost, stolen or destroyed before you receive any consideration for your shares. Upon request, our exchange agent, Computershare Limited, will send you instructions on how to provide evidence of ownership.

No Fractional Shares

Each holder of shares of common stock exchanged pursuant to the merger who would otherwise have been entitled to receive a fraction of a share of United Bankshares common stock shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of United Bankshares common stock multiplied by (ii) the average of the daily closing prices for United Bankshares common stock for the 20 consecutive full trading days on which shares of United Bankshares common stock are actually traded on NASDAQ ending on the tenth trading day prior to the date of completion of the merger. A Georgetown shareholder whose direct shareholdings are represented by multiple Georgetown stock certificates will have all shares associated with those stock certificates aggregated for purposes of calculating whole shares and cash in lieu of fractional shares to be received upon completion of the merger.

Dissenters’ or Appraisal Rights

Under Section 29-311 of the DC Business Code, Georgetown shareholders will have dissenters’ rights in connection with the merger. To exercise dissenters’ rights, Georgetown shareholders must strictly follow the procedures prescribed by the laws of the District of Columbia. These procedures are summarized under the section entitled “The Merger – Dissenters Rights” beginning on page 50, and Sections 29-311.01 through 29-311.50 of the DC Business Code are attached to this proxy statement/prospectus as Appendix C.

Accounting Treatment

The merger will be accounted for as a business combination, as that term is used under U.S. generally accepted accounting principles. As such, the assets and liabilities of Georgetown, as of the completion of the merger, will be recorded at their fair values as well as any identifiable intangible assets. Any remaining excess purchase price will be allocated to goodwill, will not be amortized and will be evaluated for impairment annually. Consolidated financial statements of United Bankshares issued after the consummation of the merger will reflect such values. In addition, costs incurred in connection with the business combination will be expensed as incurred unless related to the equity issuance. The operating results of Georgetown will be included in United Bankshares’ consolidated financial statements from the date the merger is consummated and afterwards.

Management and Operations after the Merger

One individual from Georgetown, Mr. Fitzgerald, Founder, Chairman of the Georgetown board of directors, President and Chief Executive Officer, will join the board of directors of United Bankshares. Two individuals from Georgetown, Mr. Fitzgerald and Michael M. McCarthy, each of whom currently serves as a director of Georgetown, will join the board of directors of United Bank. See “The Merger – Interests of Certain Georgetown Directors and Executive Officers in the Merger” beginning on page 51.

The remaining current directors and senior officers of United Bankshares are expected to continue in their current positions. Information about the current United Bankshares directors and executive officers can be found in the documents listed under “Where You Can Find More Information” beginning on page 86.

Resales of United Bankshares Common Stock

The shares of United Bankshares common stock to be issued to shareholders of Georgetown under the merger agreement have been registered under the Securities Act of 1933 and may be freely traded without restriction by holders, including holders who were affiliates of Georgetown on the date of the special meeting (except for such holders who become affiliates of United Bankshares as of the effective time of the merger via their appointment to the board of directors of United Bankshares or otherwise). All directors and executive officers of Georgetown are considered affiliates of Georgetown for this purpose.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

General

The following summary sets forth the anticipated material U.S. federal income tax consequences of the merger to “U.S. holders” of Georgetown common stock who exchange such stock for shares of United Bankshares common stock pursuant to the merger. This summary is based upon the opinions of tax counsel for each of United Bankshares and Georgetown, which are filed as Exhibit 8.1 and Exhibit 8.2, respectively, to the registration statement on Form S-4 of which this prospectus and proxy statement is a part. This discussion is based upon the Code of 1986, existing and proposed Treasury Regulations, administrative pronouncements and judicial decisions, all as currently in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect. Such a change could affect the continuing validity of this summary. No assurance can be given that the Internal Revenue Service, or the IRS, would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below.

For purposes of this summary, a “U.S. holder” is a beneficial owner of Georgetown common stock that for U.S. federal income tax purposes is: (1) a citizen or resident of the United States; (2) a corporation, or an entity treated as a corporation, created or organized in or under the laws of the United States or any state or political subdivision thereof; (3) a trust (A) if (i) the administration thereof is subject to the primary supervision of a court within the United States, and (ii) one or more United States persons have the authority to control all substantial decisions of such trust or (B) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person; or (4) an estate that is subject to U.S. federal income tax on its income regardless of the source.

If a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) holds Georgetown common stock, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Georgetown common stock, you should consult your tax advisor.

The following summary addresses only those U.S. Holders that hold their Georgetown common stock as a capital asset within the meaning of Section 1221 of the Code. It does not address all the tax consequences that may be relevant to particular shareholders in light of their individual circumstances or to shareholders that are subject to special rules, including, without limitation: financial institutions; tax-exempt organizations; S corporations, partnerships or other pass-through entities (or an investor in an S corporation, partnership or other pass-through entities); insurance companies; mutual funds; dealers in stocks or securities, or foreign currencies; non-U.S. holders; a trader in securities who elects the mark-to-market method of accounting for the securities; persons that hold shares as a hedge against currency risk, a straddle or a constructive sale or conversion transaction; holders who acquired their shares pursuant to the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan; and holders of Georgetown stock options, stock warrants or debt instruments. In addition, the discussion does not address any alternative minimum tax or any state, local or foreign tax consequences of the merger, nor does it address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010.

The Merger

Georgetown and United Bankshares have structured the merger to qualify as a reorganization within the meaning of Section 368(a) of the Code. Consummation of the merger is conditioned upon United Bankshares receiving an opinion from Bowles Rice LLP and upon Georgetown receiving an opinion from Covington & Burling LLP, both to the effect that, based upon facts, representations and assumptions set forth in such opinions, the merger constitutes a reorganization within the meaning of Section 368(a) of the Code. The issuance of the opinions is conditioned on, among other things, such tax counsel’s receipt of representation letters from each of

Georgetown or United Bankshares, in each case in form and substance reasonably satisfactory to such counsel, and on customary factual assumptions. Neither of these opinions of counsel is binding on the IRS or the courts and no ruling has been, or will be, sought from the IRS as to the U.S. federal income tax consequences of the merger. Accordingly, each Georgetown shareholder should consult its tax advisor with respect to the particular tax consequences of the merger to such holder.

The discussion set forth below under “Consequences to Georgetown and United Bankshares” and “Consequences to Shareholders” assumes that, for U.S. federal income tax purposes, the merger will constitute a reorganization within the meaning of Section 368(a) of the Code.

Consequences to Georgetown and United Bankshares

Each of Georgetown and United Bankshares will be a party to the merger within the meaning of Section 368(b) of the Code, and neither Georgetown nor United Bankshares will recognize any gain or loss as a result of the merger.

Consequences to Shareholders

Exchange of Georgetown Common Stock for United Bankshares Common Stock. U.S. holders of Georgetown common stock that exchange all of their Georgetown common stock solely for United Bankshares common stock will not recognize income, gain or loss for U.S. federal income tax purposes, except, as discussed below, with respect to cash received in lieu of fractional shares of United Bankshares common stock.

Cash in Lieu of Fractional Shares. U.S. holders of Georgetown common stock that receive cash in lieu of fractional shares of United Bankshares common stock in the merger generally will be treated as if the fractional shares of United Bankshares common stock had been distributed to them as part of the merger, and then redeemed by United Bankshares in exchange for the cash actually distributed in lieu of the fractional shares, with the redemption generally qualifying as an “exchange” under Section 302 of the Code. Consequently, those holders generally will recognize capital gain or loss with respect to the cash payments they receive in lieu of fractional shares measured by the difference between the amount of cash received and the tax basis allocated to the fractional shares, and will be long-term capital gain or loss if, as of the effective date of the merger, the holding period of such shares is greater than one year. The deductibility of capital losses is subject to limitations.

Basis in United Bankshares Common Stock. Each U.S. holder’s aggregate tax basis in United Bankshares common stock received in the merger will be equal to the U.S. holder’s aggregate adjusted tax basis in the Georgetown common stock exchanged in the merger, decreased by the amount of any tax basis allocable to any fractional share interest for which cash is received (described above). The holding period of United Bankshares common stock received by a U.S. holder in the merger will include the holding period of the Georgetown common stock exchanged in the merger if the Georgetown common stock exchanged is held as a capital asset at the time of the merger. If a U.S. holder acquired different blocks of Georgetown common stock at different times or at different prices, the United Bankshares common stock such holder receives will be allocated pro rata to each block of Georgetown common stock, and the basis and holding period of each block of United Bankshares common stock such holder receives will be determined on a block-for-block basis depending on the basis and holding period of the blocks of Georgetown common stock exchanged for such block of United Bankshares common stock.

Backup Withholding and Reporting Requirements

U.S. holders of Georgetown common stock, other than certain exempt recipients, may be subject to backup withholding at a rate of 28% with respect to any cash payment received in the merger in lieu of fractional shares. However, backup withholding will not apply to any U.S. holder that either (a) furnishes a correct taxpayer identification number and certifies that it is not subject to backup withholding and United Bankshares and its exchange agent have not received notice to the contrary or (b) otherwise proves to United Bankshares and its exchange agent that the U.S. holder is exempt from backup withholding.

In addition, U.S. holders of Georgetown common stock are required to retain permanent records and make such records available to any authorized IRS officers and employees. The records should include the number of shares of Georgetown stock exchanged, the number of shares of United Bankshares stock received, the fair market value and tax basis of Georgetown shares exchanged and the U.S. holder’s tax basis in the United Bankshares common stock received.

If a U.S. holder of Georgetown common stock that exchanges such stock for United Bankshares common stock is a “significant holder” with respect to Georgetown, the U.S. holder is required to include a statement with respect to the exchange on or with the federal income tax return of the U.S. holder for the year of the exchange. A U.S. holder of Georgetown common stock will be treated as a significant holder in Georgetown if the U.S. holder’s ownership interest in Georgetown is five percent (5%) or more of Georgetown’s issued and outstanding common stock or if the U.S. holder’s basis in the shares of Georgetown stock exchanged is one million dollars ($1,000,000) or more. The statement must be prepared in accordance with Treasury Regulation Section 1.368-3 and must be entitled “STATEMENT PURSUANT TO §1.368-3 BY [INSERT NAME AND TAXPAYER IDENTIFICATION NUMBER (IF ANY) OF TAXPAYER], A SIGNIFICANT HOLDER”. The statement must include the names and employer identification numbers of Georgetown and United Bankshares, the date of the merger, and the fair market value and tax basis of Georgetown shares exchanged (determined immediately before the merger).

The discussion of material U.S. federal income tax consequences set forth above does not purport to be a complete analysis or listing of all potential tax effects that may apply to a holder of Georgetown common stock. We strongly encourage shareholders of Georgetown to consult their tax advisors to determine the particular tax consequences to them of the merger, including the application and effect of federal, state, local, foreign and other tax laws.

INFORMATION ABOUT UNITED BANKSHARES AND GEORGETOWN

United Bankshares

United Bankshares is a West Virginia corporation registered as a bank holding company pursuant to the BHCA. United Bankshares was incorporated on March 26, 1982, organized on September 9, 1982, and began conducting business on May 1, 1984 with the acquisition of three wholly-owned subsidiaries. Since its formation in 1982, United Bankshares has acquired twenty-nine banking institutions. At December 31, 2014, United Bankshares has two banking subsidiaries “doing business” under the name of United Bank, one operating under the laws of Virginia referred to as United Bank and the other operating under the laws of West Virginia referred to as UBI. United Bankshares’ banking subsidiaries offer a full range of commercial and retail banking services and products. United Bankshares also owns nonbank subsidiaries that engage in other community banking services such as asset management, real property title insurance, investment banking, financial planning and brokerage services.

As a bank holding company registered under the BHCA, United Bankshares’ present business is community banking. As of September 30, 2015, United Bankshares’ consolidated assets approximated $12.6 billion and total shareholders’ equity approximated $1.71 billion. At September 30, 2015, United Bankshares’ loan portfolio, net of unearned income, was $9.17 billion and its deposits were $9.5 billion.

The principal executive offices of United Bankshares are located in Parkersburg, West Virginia at Fifth and Avery Streets. The telephone number for United Bankshares’ principal executive offices is (304) 424-8800. United Bankshares operates 129 full service offices – 69 located throughout the Shenandoah Valley region of Virginia and the Northern Virginia, Maryland and Washington, D.C. metropolitan areas, 55 throughout West Virginia, 4 in southwestern Pennsylvania and 1 in southeastern Ohio.

For more information regarding United Bankshares, please see United Bankshares’ Annual Report on Form 10-K for the year ended December 31, 2014, its quarterly report on Form 10-Q for the quarter ended September 30, 2015 and its proxy statement for its 2015 Annual Meeting of shareholders, each of which are incorporated into this prospectus and proxy statement by reference.

United Bank

United Bank is a Virginia banking corporation that was incorporated on June 5, 1984. United Bank offers a full range of commercial and retail banking services and products.

United Bank’s present business is community banking. As of September 30, 2015, United Bank’s consolidated assets approximated $7.31 billion and total shareholders’ equity approximated $1.33 billion. At September 30, 2015, United Bank’s loan portfolio, net of unearned income, was $4.75 billion and its deposits were $5.00 billion.

The headquarters and executive officers of United Bank are located at 11185 Fairfax Boulevard, Fairfax, VA 22030. United Bank operates 69 full service offices throughout the Shenandoah Valley Region of Virginia and the Northern Virginia, Maryland and Washington, D.C. areas.

For more information regarding United Bank, please see United Bankshares’ Annual Report on Form 10-K for the year ended December 31, 2014, its quarterly report on Form 10-Q for the quarter ended September 30, 2015 and its proxy statement for its 2015 Annual Meeting of shareholders, each of which are incorporated into this prospectus and proxy statement by reference.

Georgetown

Georgetown is a District of Columbia chartered bank engaged in commercial banking activities in the Washington, DC metropolitan area, including Northern Virginia and the nearby suburbs of Maryland. As of September 30, 2015, Georgetown had total assets of $1.217 billion, total loans, net of unearned income and reserves, of $865.9 million, total deposits of $959.1 million, and total shareholders’ equity of $123.5 million. Georgetown focuses on the local communities in Washington, DC metropolitan area, emphasizing personal relationship-banking service to businesses, professionals and individuals. Georgetown offers a full line of business-related loan, deposit and cash management products through experienced professionals.

Since Georgetown’s formation in 2005, Georgetown has focused on organic growth and expansion in the communities in its market area. Georgetown has opened eleven offices, including six in Washington, DC and one in each of Arlington, Virginia, McLean, Virginia, Tysons Corner, Virginia, Bethesda, Maryland and Chevy Chase, Maryland. In addition, Georgetown maintains three business production offices, two of which are located in Northern Virginia and one of which is located in Montgomery County, Maryland.

Georgetown’s primary business areas of focus include commercial real estate, non-real estate businesses including government contracting companies, professionals including accountants, doctors, lobbyists and lawyers, along with their associated firms, and the not-for-profit sector which includes associations, faith-related organizations and schools. Georgetown also provides a complete array of deposit, cash management and loan products and services to individuals. Georgetown plans to expand in each of these business sectors by continuing to emphasize its focus on prompt, professional and highly personalized, “relationship-banking” service.

Products and Services. Georgetown offers a broad range of banking products and services that Georgetown believes is competitively structured and priced in order to effectively compete in our market area. Georgetown’s lending services include commercial and business loans and lines of credit, residential and commercial real estate loans, construction loans and consumer loans and lines of credit. Georgetown deposit products include checking accounts, savings accounts, money market accounts and certificates of deposit. Georgetown also provides commercial cash management products and services such as lockbox, commercial deposit check imaging (electronic check deposits directly from our clients’ offices via an image scanning device) and positive pay (a payment security feature that enables our clients to validate/confirm a specific check presentment prior to payment being made). Other products include cashier’s checks, debit/credit cards, safe deposit boxes, traveler’s checks, ATM services, ACH services and electronic services, including both personal and business online banking.

Office Locations. Georgetown executive offices are located at 1115 30th Street, NW, Washington, DC 20007. Georgetown’s telephone number is (202) 355-1200. The addresses for Georgetown’s existing branch offices are listed in the following tables:

Washington, DC Branches:

Branch	Address
Connecticut Avenue	1101 Connecticut Avenue, NW Washington, DC 20036

Franklin Square	1350 I Street, NW Washington, DC 20005

Georgetown	1001 Wisconsin Avenue, NW Washington, DC 20007

Penn Quarter	822 E Street, NW Washington, DC 20004

U Street	1301 U Street, NW Washington, DC 20009

Winsor Branch	1115 30th Street, NW Washington, DC 20007

Virginia Branches:

Branch	Address
Arlington	2300 Wilson Boulevard Arlington, Virginia 22201

Tysons Corner	1850 Towers Crescent Plaza Vienna, Virginia 22182

McLean	1420-A Chain Bridge Road Mclean, VA 22101

Maryland Branches:

Branch	Address
Bethesda	7625 Wisconsin Avenue Bethesda, Maryland 20814

Friendship Heights	5410 Wisconsin Avenue Chevy Chase, MD 20815

Georgetown also maintains three business production offices. The addresses for Georgetown’s business production offices are listed in the following table:

Business Production Office	Address
Gaithersburg	438 N. Frederick Avenue Gaithersburg, Maryland 20877

Centreville	5885 Trinity Parkway, Suite 140 Centreville, VA 20120

Tysons Corner	1850 Towers Crescent Plaza Vienna, Virginia 22182

DESCRIPTION OF UNITED BANKSHARES CAPITAL STOCK

General

The authorized capital stock of United Bankshares consists of 100,000,000 shares of common stock, par value $2.50 per share, and 50,000,000 shares of preferred stock, par value of $1.00 per share. United Bankshares has [●] shares of common stock issued (including [●] shares held as treasury shares) and no shares of preferred stock issued, each as of [●]. The outstanding shares are held by approximately [●] shareholders of record, as well as [●] shareholders in street name as of [●]. All outstanding shares of United Bankshares common stock are fully paid and nonassessable. The unissued portion of United Bankshares’ authorized common stock (subject to registration approval by the SEC) and the treasury shares are available for issuance as the board of directors of United Bankshares determines advisable.

In May, 2011, the United Bankshares shareholders approved the 2011 Long-Term Incentive Plan, or the 2011 LTI Plan, to replace the 2006 Stock Option Plan, which expired in May, 2011. The purpose of the 2011 LTI Plan is to assist United Bankshares and its affiliates to attract and retain highly competent individuals to serve as key employees to United Bankshares and non-employee directors who will contribute to United Bankshares’ success, and to motivate such individuals to achieve long-term objectives that will inure to the benefits of all shareholders of United Bankshares.

Under the 2011 LTI Plan, United Bankshares may award non-qualified stock options or incentive stock options, stock appreciation rights, restricted stock or restricted stock units. The maximum number of shares of United Bankshares common stock that may be issued under the plan is up to 1,500,000 shares over the five-year term of the plan to qualified officers or non-officer directors of United Bankshares and its subsidiaries. Any and all shares may be issued in respect of any of the types of awards, provided that (1) the aggregate number of shares that may be issued in respect of restricted stock awards, and restricted stock units awards that are settled in shares is 350,000, and (2) the aggregate number of shares that may be issued pursuant to stock options is 1,150,000. Any restricted stock or restricted stock units awarded under the plan will vest in 25% increments over the first four anniversaries of the award unless otherwise determined by United Bankshares Compensation Committee. Participants will become shareholders of United Bankshares with respect to all shares of restricted stock and will have all of the rights of a shareholder, including, but not limited to, the right to vote such shares and the right to receive dividends (or dividend equivalents). Any options granted by United Bankshares will have an exercise price equal to the fair market value of United Bankshares stock based on the closing stock price of United Bankshares’ common stock as of the date of grant. United Bankshares’ practice is to grant option awards as of the date approved by the Compensation Committee. United Bankshares has never granted an option priced on a date other than the grant date. These stock options will have value only if the market price of the common stock increases after the grant date. United Bankshares is prohibited from exchanging underwater stock options for a cash settlement. Options granted under the plan vest according to a schedule designated at the grant date. As of [●], [●] shares of restricted stock and [●] shares representing stock options have been granted under the 2011 LTI Plan.

United Bankshares currently has options outstanding from various option plans other than the 2011 LTI Plan, or the Prior Plans; however, no shares of United Bankshares common stock are available for grants under the Prior Plans as these plans have expired. Awards outstanding under the Prior Plans will remain in effect in accordance with their respective terms. The maximum term for options granted under the plans is ten years. As of [●], the number of shares of United Bankshares common stock underlying option awards issued under Prior Plans that remain in effect are [●] shares.

In May 2006, the United Bankshares board of directors approved a stock repurchase plan, whereby United Bankshares could buy up to 1,700,000 shares of its common stock in the open market. As of September 30, 2015, United Bankshares had repurchased 1,377,800 shares under the repurchase plan.

Common Stock

Voting Rights. United Bankshares has only one class of stock issued and outstanding and all voting rights are vested in the holders of United Bankshares common stock. On all matters subject to a vote of shareholders, the shareholders of United Bankshares will be entitled to one vote for each share of common stock owned. United Bankshares does not have a classified board of directors. Shareholders of United Bankshares have cumulative voting rights with regard to election of directors. At the present time, no senior securities of United Bankshares are outstanding, nor does the board of directors presently contemplate issuing senior securities.

Dividend Rights. The shareholders of United Bankshares are entitled to receive dividends when and as declared by its board of directors. Dividends have been paid quarterly. Dividends were $1.29 per share in 2015, $1.28 per share in 2014 and $1.25 per share in 2013. The payment of dividends is subject to the restrictions set forth in the West Virginia Business Corporation Act and the limitations imposed by the Federal Reserve.

Payment of dividends by United Bankshares is dependent upon receipt of dividends from its banking subsidiaries. Payment of dividends by United Bankshares’ state member banking subsidiaries is regulated by the West Virginia Business Corporation Act and the limitations imposed by the Federal Reserve and generally, the prior approval of the Federal Reserve is required if the total dividends declared by a state member bank in any calendar year exceeds its net profits, as defined, for that year combined with its retained net profits for the preceding two years. Additionally, prior approval of the Federal Reserve is required when a state member bank has deficit retained earnings but has sufficient current year’s net income, as defined, plus the retained net profits of the two preceding years. The Federal Reserve may prohibit dividends if it deems the payment to be an unsafe or unsound banking practice. The Federal Reserve has issued guidelines for dividend payments by state member banks emphasizing that proper dividend size depends on the bank’s earnings and capital.

Liquidation Rights. Upon any liquidation, dissolution or winding up of its affairs, the holders of United Bankshares common stock are entitled to receive pro rata all of the assets of United Bankshares for distribution to shareholders. There are no redemption or sinking fund provisions applicable to the common stock.

Assessment and Redemption. Shares of United Bankshares common stock presently outstanding are validly issued, fully paid and nonassessable. There is no provision for any voluntary redemption of United Bankshares common stock.

Transfer Agent and Registrar. The transfer agent and registrar for United Bankshares common stock is Computershare Limited.

Preferred Stock

On December 23, 2008, the shareholders of United Bankshares authorized the issuance of preferred stock up to 50,000,000 shares with a par value of $1.00 per share. The authorized preferred stock may be issued by the United Bankshares board of directors in one or more series, from time to time, with each such series to consist of such number of shares and to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the United Bankshares board of directors. Currently, no shares of preferred stock have been issued.

The authorization of preferred stock will not have an immediate effect on the holders of United Bankshares common stock. The actual effect of the issuance of any shares of preferred stock upon the rights of the holders of common stock cannot be stated until the United Bankshares board of directors determines the specific rights of any shares of preferred stock. However, the effects might include, among other things, restricting dividends on common stock, diluting the voting power of common stock, reducing the market price of common stock or impairing the liquidation rights of the common stock without further action by the shareholders. Holders of the common stock will not have preemptive rights with respect to the preferred stock.

Preemptive Rights

No holder of any share of the capital stock of United Bankshares has any preemptive right to subscribe to an additional issue of its capital stock or to any security convertible into such stock.

Certain Provisions of the Bylaws

Indemnification and Limitations on Liability of Officers and Directors

As permitted by the West Virginia Business Corporation Act, the articles of incorporation of United Bankshares contain provisions that indemnify its directors and officers to the fullest extent permitted by West Virginia law. These provisions do not limit or eliminate the rights of United Bankshares or any shareholder to seek an injunction or any other non-monetary relief in the event of a breach of a director’s or officer’s fiduciary duty. In addition, these provisions apply only to claims against a director or officer arising out of his or her role as a director or officer and do not relieve a director or officer from liability if he or she engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law.

In addition, the articles of incorporation of United Bankshares provide for the indemnification of both directors and officers for expenses that they incur in connection with the defense or settlement of claims asserted against them in their capacities as directors and officers. This right of indemnification extends to judgments or penalties assessed against them. United Bankshares has limited its exposure to liability for indemnification of directors and officers by purchasing directors and officers liability insurance coverage.

The rights of indemnification provided in the articles of incorporation of United Bankshares are not exclusive of any other rights that may be available under any insurance or other agreement, by vote of shareholders or disinterested directors or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling United Bankshares pursuant to the foregoing provisions, United Bankshares has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Shares Eligible for Future Sale

All of the shares that will be exchanged for shares of United Bankshares common stock upon consummation of the merger will be freely tradable without restriction or registration under the Securities Act.

United Bankshares cannot predict the effect, if any, that future sales of shares of its common stock, or the availability of shares for future sales, will have on the market price prevailing from time to time. Sales of substantial amounts of shares of United Bankshares common stock, or the perception that such sales could occur, could adversely affect the prevailing market price of the shares.

COMPARATIVE RIGHTS OF SHAREHOLDERS

The rights of United Bankshares shareholders are governed by the West Virginia Business Corporation Act. The rights of Georgetown shareholders are governed by the DC Business Code. The rights of shareholders under both corporations are also governed by their respective articles of incorporation and bylaws. Following the merger, the rights of Georgetown shareholders that receive United Bankshares common stock will be governed by the articles and bylaws of United Bankshares. This summary does not purport to be a complete discussion of, and is qualified in its entirety by reference to, Georgetown’s articles of incorporation and bylaws, United Bankshares’ articles of incorporation and bylaws, District of Columbia law and West Virginia law.

Authorized Capital Stock

United Bankshares

100,000,000 shares of common stock, $2.50 par value per share and 50,000,000 shares of preferred stock, $1.00 par value per share.

Georgetown

30,000,000 shares of common stock, $0.01 par value per share and 1,000,000 shares of preferred stock, no par value.

Preemptive Rights

United Bankshares

The articles of incorporation of United Bankshares provide that shareholders do not have preemptive rights to purchase, subscribe for, or take any part of any stock, whether unissued or treasury shares, or any part of the notes, debentures, bonds or other securities issued, optioned or sold by United Bankshares.

Georgetown

The articles of incorporation of Georgetown provide that shareholders do not have preemptive or preferential rights to subscribe for any shares, whether unissued or treasury shares, or to any obligations convertible into shares of Georgetown unless otherwise determined by the Georgetown board of directors and such preemptive rights are approved by two-thirds of Georgetown’s outstanding voting shares.

Size of Board of Directors

United Bankshares

United Bankshares’ bylaws provide that the board of directors shall consist of at least 5 and no more than 35 directors, provided that the number may be increased or decreased from time to time by an amendment to the bylaws, but no decrease shall have the effect of shortening the term of any incumbent director. The United Bankshares board of directors currently consists of 12 individuals, and immediately following the merger will consist of 13 individuals, all of whom are elected annually.

Georgetown

Georgetown’s bylaws and articles of incorporation provide that the board of directors shall consist of at least five and no more than 15 shareholders, the exact number within such limits to be fixed from time to time by resolution of a majority of the Georgetown board of directors or a majority of the Georgetown shareholders. The Georgetown board of directors currently consists of 12 individuals.

Cumulative Voting for Directors

Cumulative voting entitles each shareholder to cast an aggregate number of votes equal to the number of voting shares held, multiplied by the number of directors to be elected. Each shareholder may cast all of his or her votes for one nominee or distribute them among two or more nominees, thus permitting holders of less than a majority of the outstanding shares of voting stock to achieve board representation. Where cumulative voting is not permitted, holders of all outstanding shares of voting stock of a corporation elect the entire board of directors of the corporation.

United Bankshares	Georgetown

United Bankshares shareholders are allowed to cumulate their votes in the election of directors. Each share of United Bankshares stock may be voted for as many individuals as there are directors to be elected. Directors are elected by a plurality of the votes cast by the holders entitled to vote at the meeting.	Georgetown shareholders are prohibited from cumulating their votes in the election of directors.

Classes of Directors

United Bankshares	Georgetown

United Bankshares only has one class of directors.	Georgetown has three classes of directors. Each class serves up to three year terms.

Qualifications of Directors

United Bankshares	Georgetown

United Bankshares has retirement provisions based on age in its Corporate Governance Policy. United Bankshares’ bylaws do not require that a person own shares of stock of United Bankshares to be qualified as a director.	Georgetown does not have director retirement provisions based on age. Georgetown’s bylaws and articles do not require that a person own shares of Georgetown to be qualified as a director.

Filling Vacancies on the Board

United Bankshares	Georgetown

United Bankshares’ bylaws provide that each vacancy existing on the board of directors and any directorship to be filled by reason of an increase in the number of directors, unless the articles of incorporation or bylaws provide that a vacancy shall be filled in some other manner, may be filled by the affirmative vote of a majority of the remaining directors at an annual, regular or special meeting of the board of directors. Any directorship to be filled by the board of directors by reason of a vacancy or an increase in the number of directors may be filled for a term of office continuing only until the next election of directors by the shareholders.	Georgetown’s articles of incorporation and bylaws provide that any vacancy on the board of directors shall be filled by the remaining members of the board of directors; provided that the board of directors may not increase the size of the board to a number which exceeds the number of directors last elected by the shareholders by more than two.

Removal of Directors

United Bankshares	Georgetown

Under West Virginia law any member of the board may be removed, with or without cause, by the affirmative vote of a majority of all the votes entitled to be cast for the election of directors; provided, however, that a director may not be removed if the number of votes sufficient to elect the director under cumulative voting is voted against the director’s removal.	Georgetown’s articles of incorporation provide that a director may be removed by Georgetown shareholders at a meeting called to remove such director for cause or for failing to fulfill one of the affirmative qualification requirements; provide that a director may not be removed if the number of votes sufficient to elect him or her is voted against his or her removal.

Notice of Shareholder Proposals and Director Nominations

United Bankshares	Georgetown

Shareholders may make a nomination for director provided that such nomination or nominations must be made in writing, signed by the shareholder and received by the Chairman or President of United Bankshares no later than 10 days from the date the notice on the meeting of shareholders was mailed; however, in the event the notice is mailed less than 13 days prior to the meeting, such nomination or nominations must be received no later than three days prior to any meeting of the shareholders wherein directors are to be elected. United Bankshares’ bylaws do not address shareholder proposals except with regard to the nomination of directors.	Shareholders may make a nomination for director provided that such nomination or nominations must be made in writing, delivered to the president of the bank and to the commissioner, no later than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors; provided that if less than 21 days’ notice of the meeting is given to the shareholders, such nomination shall be mailed to the president of the bank and to the commissioner not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Georgetown’s bylaws do not address shareholder proposals except with regard to the nomination of directors.

Anti-Takeover Provisions – Business Combinations

United Bankshares	Georgetown

United Bankshares’ articles of incorporation and bylaws do not contain any anti-takeover provisions. In addition, West Virginia corporate law does not contain statutory provisions concerning restrictions on business combinations.	Georgetown’s articles of incorporation provide for a higher voting standard for shareholder action than the standard called for by the DC Business Code. See “–Vote Required for Amendments to Articles of Incorporation and Certain Transactions.” The DC Business Code does not contain statutory provisions concerning restrictions on business combinations.

Shareholder Action Without a Meeting

West Virginia law provides that action required or permitted by law to be taken at a shareholders’ meeting may be taken without a meeting and without prior notice, if a written consent that describes the action is signed by all of the shareholders entitled to vote on the matter and is filed with the records of the shareholder meeting.

Unless otherwise set forth in the corporation’s articles of incorporation, District of Columbia law provides that action required or permitted by law to be adopted or taken at a shareholders’ meeting may be adopted or taken without a meeting and if the action is adopted or taken by all shareholders entitled to vote on the action, and any such written consent shall be signed by all shareholders entitled to vote on the action, bear the date of each signature and delivered for inclusion with the minutes or corporate records of the corporation.

United Bankshares	Georgetown

United Bankshares’ articles of incorporation and bylaws are silent as to shareholder action without a meeting. Accordingly, West Virginia law would govern.	Georgetown’s articles of incorporation and bylaws are silent as to shareholder action without a meeting. Accordingly, District of Columbia law would govern.

Calling Annual Meetings of Shareholders

United Bankshares	Georgetown

The annual meeting of the shareholders of United Bankshares shall be held on the third Monday in May of each calendar year or on such other date as may be designated in the notice and call of such meeting, at the principal office of United Bankshares, or at such other place either within or without the State of West Virginia as the board of directors shall, from time to time, determine, and the place and the hour at which such meeting shall be held shall be stated in the notice and call of such meeting.	The annual meeting of the shareholders of Georgetown shall be held at such time and date as the board of directors may designate and shall be held at the main office of the corporation or such other place as the board of directors may designate.

Notice of Meetings

United Bankshares	Georgetown

United Bankshares’ bylaws require that the notice of annual and special meetings be given by mailing to each shareholder a written notice specifying the time and place of such meeting, and, in the case of special meetings, the business to be transacted. The notice must be mailed to the last addresses of the shareholders as they respectively appear upon the books of United Bankshares, and in the case of annual meetings, not less than 10 days, and in the case of special meetings, not less than 5 days, before the date of such meeting.	Georgetown’s bylaws require that the notice of annual and special meetings be given by mailing a notice to each shareholder at the address appearing on the books of the corporation. Notices for special meeting must state the purpose of the meeting. The notice must be mailed to the last address of the shareholders as they appear upon the books of Georgetown, and for both annual and special meetings, not less than 10 days before the date of such meeting.

Vote Required for Amendments to Articles of Incorporation and Certain Transactions

West Virginia law and District of Columbia law provide that on matters other than the election of directors and certain extraordinary corporate actions, if a quorum is present, then action on a matter is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the vote of a greater number is required by law or the articles of incorporation or bylaws. The articles of incorporation or bylaws of United Bankshares do not require a greater number. The articles of incorporation of Georgetown require the affirmative vote of the holders of a majority of the voting interest in the outstanding voting stock entitled to be cast on the matter, unless a greater amount is required by law. An abstention is not considered a “vote cast” for purposes of the voting requirements, but a shareholder who abstains in person or by proxy is considered present for purposes of the quorum requirement.

United Bankshares	Georgetown

Under West Virginia law, the United Bankshares articles of incorporation may be amended by the affirmative vote of a majority of the votes cast on the matter assuming a quorum is present the meeting, unless a different number is specified in the articles of incorporation or required by the board of directors. The articles of incorporation of United Bankshares do not specify a different number.

Under West Virginia law, a consolidation, merger, share exchange or transfer must be approved by the affirmative vote of a majority of the votes cast on the matter assuming a quorum is present at the meeting. The articles of incorporation of United Bankshares do not provide for a different number.

Under District of Columbia law, assuming a quorum is present, a corporation’s articles of incorporation may be amended if the votes cast favoring the action exceed the votes cast opposing the action, unless the vote of a greater number is required by law or the articles of incorporation. An amendment of the articles of incorporation adding, changing or deleting a quorum or voting requirement for a voting group greater than the foregoing voting standard, must meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirements then in effect or proposed to be adopted, whichever is greater. Georgetown’s articles of incorporation provide that any amendment to the articles of incorporation, unless otherwise required by law, must be approved by the affirmative vote of the holders of a majority of the voting interest in the outstanding voting stock entitled to be cast on the matter.

Under District of Columbia law, a plan of merger or share exchange must be approved by the affirmative vote of a majority of the votes cast on the matter assuming a quorum is present at the meeting, unless Georgetown’s articles of incorporation provides for a greater amount. Georgetown’s articles of incorporation provide that any shareholder action, unless otherwise required by law, must be approved by the affirmative vote of the holders of a majority of the voting interest in the outstanding voting stock entitled to be cast on the matter.

Amendment of Bylaws

United Bankshares	Georgetown

Under West Virginia law, the United Bankshares bylaws may be amended by the affirmative vote of a majority of all votes of shareholders entitled to be cast on the matter, unless a different number is specified in the articles of incorporation or required by the board of directors. The articles of incorporation of United Bankshares do not specify a different number.

Under West Virginia law and United Bankshares’ bylaws, both the board of directors and shareholders have the power to amend the bylaws.

District of Columbia law is silent as to voting requirements for a corporation’s bylaws.

Georgetown’s bylaws require the vote of a majority of the total number of directors then in office to amend, alter or repeal the bylaws.

Appraisal Rights

United Bankshares	Georgetown

Under West Virginia law, shareholders are generally entitled to object and receive payment of the fair value of their stock in the event of any of the following corporate actions: merger, transfer of all or substantially all of the corporation’s assets, participation in a share exchange as the corporation the stock of which is to be acquired, or an amendment to the articles of incorporation that reduces the number of shares of a class or series owned by shareholders to a fraction of a share if the corporation has the obligation or right to repurchase the fractional shares. However, appraisal rights are not available to shareholders in the event of one of the foregoing corporate actions if the stock is (i) listed on the New York Stock Exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held by 2,000 or more shareholders and the outstanding shares of stock, excluding shares held by affiliates or shareholders holding more than 10% of the outstanding shares, have an aggregate market value of $20 million or more.	Under District of Columbia law, shareholders are generally entitled to object and receive payment of the fair value of their stock in the event of any of the following corporate actions: merger, share exchange in which the corporation is the acquired corporation if the shareholder is entitled to vote on the exchange, disposition of assets, an amendment to the articles of incorporation that reduces the number of shares of a class or series owned by shareholders to a fraction of a share if the corporation has the obligation or right to repurchase the fractional shares, certain domestications, and consummation of a conversion of the corporation to a different form of entity. However, appraisal rights are not available to shareholders if the shares are (i) a covered security under the Securities Act, (ii) traded in an organized market and held by 2,000 or more shareholders and the outstanding shares of stock, excluding shares held by affiliates or shareholders holding more than 10% of the outstanding shares, have an aggregate market value of $20 million or more, or (iii) issued by an open end management investment company registered with the Securities and Exchange Commission.

Dividends

United Bankshares	Georgetown

A West Virginia corporation generally may pay dividends in cash, property or its own shares except when the corporation is unable to pay its debts as they become due in the usual course of business or the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the dividend, to satisfy any shareholders who have rights superior to those receiving the dividend.	A District of Columbia corporation generally may pay dividends to its shareholders except, after giving effect to the dividend, a corporation would be unable to pay its debts as they become due in the usual course of business or the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the dividend, to satisfy any shareholders who have rights superior to those receiving the dividend.

Discharge of Duties; Exculpation and Indemnification

West Virginia law requires that a director of a West Virginia corporation discharge duties as a director in good faith, in a manner reasonably believed to be in the best interest of the corporation and with the care that a person in a like position would reasonably believe appropriate under similar circumstances.

District of Columbia law requires that a director of a District of Columbia corporation discharge duties as a director in accordance with his or her good faith and in a manner the director reasonably believes to be in the best interests of the corporation.

United Bankshares	Georgetown

United Bankshares’ articles of incorporation provide that each director or officer of United Bankshares shall be indemnified for costs and expenses arising out of any criminal or civil suit or proceeding against the director or officer by reason of being a director or officer of United Bankshares. However, a director or officer shall not be indemnified if he or she is adjudged in such suit or proceeding to be liable for gross negligence or willful misconduct in performance of a duty owed to the corporation.	Georgetown’s articles of incorporation provide that a director, officer, employee or controlling stockholder may be indemnified for (i) expenses related to an administrative proceeding or civil action initiated by any federal banking agency that are reasonable and consistent with the requirements of 12 U.S.C. 1828(k) and the implementing regulations thereof and (ii) damages and expenses, including the advancement of expenses and legal fees, in cases involving administrative proceeding or civil action not initiated by a federal banking agency, in accordance with the laws of the District of Columbia, provided that such payments are consistent with safe and sound banking practices.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF GEORGETOWN

The following table sets forth certain information as of January 19, 2016, concerning the number and percentage of shares of Georgetown common stock beneficially owned by each of Georgetown’s directors and executive officers and by Georgetown’s directors and executive officers as a group. In addition, the table includes information with respect to persons known to Georgetown who own or may be deemed to own more than 5% of Georgetown common stock as of January 19, 2016. Except as otherwise indicated, all shares are owned directly, the named person possesses sole voting and sole investment power with respect to all such shares, and none of such shares are pledged as security.

	Number of Shares Beneficially Owned		Percentage of Class Beneficially Owned
5% Shareholders:
Commerce Street Financial Partners, LP 1445 Ross Avenue, Suite 2700 Dallas, Texas 75202	457,803		6.10%
Banc Funds Co. LLC 20 North Wacker Drive, Suite 3300 Chicago, Illinois 60606	387,320		5.16%

Directors:
Michael P. Fitzgerald, Founder, Chairman, President and Chief Executive Officer	356,434	(1)	4.75
James J. Abdo	9,000		*
Howard C. Bluver	42,943	(2)	*
Terence W. Collins	31,812	(3)	*
William H. Edwards, Jr.	59,437	(4)	*
Michael M. McCarthy	72,339	(5)	*
Melinda H. McClure	45,153	(6)	*
James R. Nugent, Jr.	71,241	(7)	*
Clifton E. Rodgers, Jr.	13,836	(8)	*
R. Bradley Runyan	40,887	(9)	*
John J. Ryan, III	115,640	(10)	1.54
Anthony A. Williams	0		*

Executive Officers:
Domingo Rodriguez, Executive Vice President and Chief Financial Officer	87,427	(11)	1.16
Timothy Veith, Executive Vice President and Chief Lending Officer	40,933	(12)	*
Charles J. Hedderly, Executive Vice President and Chief Credit Officer	30,565	(13)	*

Directors and Executive Officers as a group (15 persons)	1,017,647	(14)	13.56%

*	Represents less than 1% of Georgetown’s outstanding common stock.
(1)	Includes (a) 141,563 shares which may be acquired upon the exercise of stock options exercisable within 60 days of January 19, 2016, (b) 24,234 shares held jointly with Mr. Fitzgerald’s spouse, (c) 6,800 shares in UTMA accounts for the benefit of Mr. Fitzgerald’s daughters, (d) 6,000 shares registered to Mr. Fitzgerald’s spouse and (e) 1,330 shares in Mr. Fitzgerald’s daughters’ names.
(2)	Includes (a) 32,200 share held jointly with Mr. Bluver’s spouse and (b) 10,743 shares which may be acquired upon the exercise of stock options exercisable within 60 days of January 19, 2016.
(3)	Includes (a) 21,000 shares held jointly with Mr. Collins’ spouse and (b) 8,612 shares which may be acquired upon the exercise of stock options exercisable within 60 days of January 19, 2016.
(4)	Includes (a) 5,376 shares which may be acquired upon the exercise of stock options exercisable within 60 days of January 19, 2016, (b) 4,423 shares in held in trust for the benefit of Mr. Edwards’ daughter and (c) 4,423 shares held in trust for the benefit of Mr. Edwards’ son.

(5)	Includes 12,139 shares which may be acquired upon the exercise of stock options exercisable within 60 days of January 19, 2016.
(6)	Includes 9,953 shares which may be acquired upon the exercise of stock options exercisable within 60 days of January 19, 2016.
(7)	Includes 12,307 shares which may be acquired upon the exercise of stock options exercisable within 60 days of January 19, 2016.
(8)	Includes 8,669 shares which may be acquired upon the exercise of stock options exercisable within 60 days of January 19, 2016.
(9)	Includes (a) 20,257 shares held jointly with Mr. Runyan’s spouse and (b) 6,000 shares held jointly with Mr. Runyan’s father, brother and sister.
(10)	Includes (a) 55,000 shares held in an irrevocable trust for the benefit of Mr. Ryan’s children and (b) 7,440 shares which may be acquired upon the exercise of stock options exercisable within 60 days of January 19, 2016.
(11)	Includes 45,427 shares which may be acquired upon the exercise of stock options exercisable within 60 days of January 19, 2016.
(12)	Includes 28,333 shares which may be acquired upon the exercise of stock options exercisable within 60 days of January 19, 2016.
(13)	Includes 22,500 shares which may be acquired upon the exercise of stock options exercisable within 60 days of January 19, 2016.
(14)	Includes, in the case of all directors and executive officers of Bank of Georgetown as a group, 313,062 shares which may be acquired upon the exercise of stock options exercisable within 60 days of January 19, 2016.

LEGAL MATTERS

Covington & Burling LLP and Bowles Rice LLP will opine as to the qualification of the merger as a merger and the tax treatment of the consideration paid in connection with the merger under the Code. Bowles Rice LLP will opine as to the legality of the common stock of United Bankshares offered by this prospectus and proxy statement.

EXPERTS

The consolidated financial statements of United Bankshares appearing in United Bankshares’ Annual Report (Form 10-K) for the year ended December 31, 2014, and the effectiveness of United Bankshares’ internal control over financial reporting as of December 31, 2014, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and United Bankshares management’s assessment of the effectiveness of internal controls over financial reporting as December 31, 2014 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

GEORGETOWN ANNUAL MEETING

Georgetown will hold a 2016 annual meeting of stockholders only if the merger is not completed. If determined to be necessary, Georgetown’s board of directors will provide each shareholder of Georgetown information relevant to Georgetown’s 2016 annual meeting of shareholders.

WHERE YOU CAN FIND MORE INFORMATION

United Bankshares filed with the SEC under the Securities Act the registration statement on Form S-4 to register the shares of United Bankshares common stock to be issued to Georgetown shareholders in connection with the merger. The registration statement, including the exhibits and schedules thereto, contains additional relevant information about United Bankshares and its common stock. The rules and regulations of the SEC allow United Bankshares to omit certain information included in the registration statement from this prospectus and proxy statement. This prospectus and proxy statement is part of the registration statement and is a prospectus of United Bankshares in addition to being Georgetown’s and United Bankshares’ prospectus and proxy statement for each of their special meetings.

United Bankshares (File No. 002-86947) files reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet web site that contains reports, proxy statements and other information about issuers, like United Bankshares, that file electronically with the SEC. The address of that site is http://www.sec.gov. United Bankshares also posts its SEC filings on its web site. The website addresses are www.ubsi-wv.com. Information contained on the United Bankshares website is not incorporated by reference into this prospectus and proxy statement, and you should not consider information contained in its website as part of this prospectus and proxy statement. You can also inspect reports, proxy statements and other information that United Bankshares have filed with the SEC at the National Association of Securities Dealers, Inc., 1735 K Street, Washington, D.C. 20096.

The SEC allows United Bankshares to “incorporate by reference” information into this prospectus and proxy statement. This means that we can disclose important information to you by referring you to another document filed separately by United Bankshares with the SEC. The information incorporated by reference is considered to be a part of this prospectus and proxy statement, except for any information that is superseded by information that is included directly in this prospectus and proxy statement.

This prospectus and proxy statement incorporates by reference the documents listed below that United Bankshares has previously filed with the SEC:

• Annual Report on Form 10-K	Year ended December 31, 2014.

• Quarterly Reports on Form 10-Q	Quarters ended March 31, 2015, June 30, 2015 and September 30, 2015.

• Current Reports on Form 8-K	Filed on January 7, 2015, February 27, 2015, May 26, 2015, September 30, 2015 and November 9, 2015.

United Bankshares also incorporates by reference additional documents that may be filed under Sections 13(a), 14 and 15(d) of the Securities Exchange Act with the SEC between the date of this prospectus and proxy statement and the date of Georgetown’s special meeting of shareholders or the termination of the merger agreement. These include periodic reports such as Definitive Proxy Materials for the 2016 Annual Meeting of Shareholders, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

You can obtain additional copies of the documents incorporated by reference in this prospectus and proxy statement free of charge by requesting them in writing or by telephone from the following address:

United Bankshares, Inc.

514 Market Street

Parkersburg, West Virginia 26102

Attention: Jennie Singer

Telephone: (304) 424-8800

If you would like to request any documents, please do so by [●], in order to receive them before the shareholder meeting.

Neither United Bankshares nor Georgetown has authorized anyone to give any information or make any representation about the merger or the companies that is different from, or in addition to, that contained in this prospectus and proxy statement or in any of the materials that we have incorporated into this prospectus and proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. Information in this prospectus and proxy statement about United Bankshares has been supplied by United Bankshares and information about Georgetown has been supplied by Georgetown. The information contained in this prospectus and proxy statement speaks only as of the date of this prospectus and proxy statement unless the information specifically indicates that another date applies.

The representations, warranties and covenants described in this prospectus and proxy statement and included in the merger agreement were made only for purposes of the merger agreement and as of specific dates, are solely for the benefit of United Bankshares and Georgetown, may be subject to limitations, qualifications or exceptions agreed upon by the parties, including those included in confidential disclosures made for the purposes of, among other things, allocating contractual risk between United Bankshares and Georgetown rather than establishing matters as facts, and may be subject to standards of materiality that differ from those standards relevant to investors. You should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of United Bankshares, Georgetown or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in public disclosures by United Bankshares or Georgetown. The representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this prospectus and proxy statement and in the documents incorporated by reference into this prospectus and proxy statement. See “Where You Can Find More Information” on page 86.

Appendix A

AGREEMENT AND PLAN OF REORGANIZATION

dated as of November 9, 2015

by and between

UNITED BANKSHARES, INC.

and

BANK OF GEORGETOWN

A-i

A-ii

AGREEMENT AND PLAN OF REORGANIZATION, dated as of November 9, 2015 (this “Agreement”), by and between BANK OF GEORGETOWN (“Georgetown”) and UNITED BANKSHARES, INC. (“United”).

RECITALS

A. Georgetown. Georgetown is a District of Columbia banking corporation, having its principal place of business in Washington, District of Columbia.

B. United. United is a West Virginia corporation, having its principal place of business in Washington, D.C. and Charleston, West Virginia. United Bank, a Virginia corporation (“Merger Sub”), is an indirect wholly-owned subsidiary of United, having its principal place of business in Vienna, Virginia.

C. Intentions of the Parties. It is the intention of the parties to this Agreement that the business combination contemplated hereby be treated as a “reorganization” under Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”), and this Agreement is intended to be adopted as a “plan of reorganization” for purposes of Sections 354 and 361 of the Code.

D. Board Action. The respective Boards of Directors of each of United and Georgetown have determined that it is in the best interests of their respective companies and their stockholders to consummate the strategic business combination transaction provided for herein.

E. Support Agreement. Each of the directors of Georgetown in office and who own shares of Georgetown Common Stock as of the date of this Agreement has, concurrently with the execution of this Agreement, entered into a Support Agreement in substantially the form attached hereto as Exhibit C.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein the parties agree as follows:

ARTICLE I

Certain Definitions

1.01 Certain Definitions. The following terms are used in this Agreement with the meanings set forth below:

“Acquisition Agreement” has the meaning set forth in Section 8.03(a).

“Acquisition Proposal” means any tender or exchange offer, proposal for a merger, consolidation or other business combination involving Georgetown or any of its Subsidiaries or any proposal or offer to acquire equity interests representing 24.99% or more of the voting power of, or at least 24.99% of the assets or deposits of, Georgetown or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“ALLL” has the meaning set forth in Section 5.03(w).

“Average Closing Price” has the meaning set forth in Section 3.03.

“Book-Entry Shares” has the meaning set forth in Section 3.04.

“Call Reports” mean each Consolidated Reports of Condition and Income (FFIEC Form 041) of Georgetown or any successor form of the Federal Financial Institutions Examination Council.

“Code” has the meaning set forth in the recitals.

“Compensation and Benefit Plans” has the meaning set forth in Section 5.03(m).

“Confidentiality Agreements” has the meaning set forth in Section 6.05(b).

“Consultants” has the meaning set forth in Section 5.03(m).

“Contract” means any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, license, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, assets or business.

“Costs” has the meaning set forth in Section 6.10(a).

“DC Banking Department” means the District of Columbia Department of Insurance, Securities and Banking.

“DC Business Code” means the provisions of the District of Columbia Business Organizations Code and District of Columbia Banking Code.

“DC Department” means the District of Columbia Department of Consumer and Regulatory Affairs.

“Deferred Compensation Plan” has the meaning set forth in Section 5.03(m)(xi).

“Determination Date” has the meaning set forth in Section 3.03.

“Directors” has the meaning set forth in Section 5.03(m).

“Disclosure Schedule” has the meaning set forth in Section 5.01.

“Dissenting Shares” has the meaning set forth in Section 3.07(a).

“Dissenting Stockholders” has the meaning set forth in Section 3.07(a).

“DOL” means the United States Department of Labor.

“Effective Date” has the meaning set forth in Section 2.02(a).

“Effective Time” means the effective time of the Merger, as provided for in Section 2.02(a).

“Employees” has the meaning set forth in Section 5.03(m).

“Environmental Laws” means all applicable local, state and federal environmental, health and safety laws and regulations, including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Clean Water Act, the Federal Clean Air Act, and the Occupational Safety and Health Act, each as amended, regulations promulgated thereunder, and state counterparts.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” has the meaning set forth in Section 5.03(m)(iii).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Exchange Agent” means Computershare Limited.

“Exchange Fund” has the meaning set forth in Section 3.04(a).

“Exchange Ratio” has the meaning set forth in Section 3.01(a).

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“Fee” has the meaning set forth in Section 8.03(a).

“Final Index Price” has the meaning set forth in 8.01(h)(ii).

“GAAP” means United States generally accepted accounting principles as in effect from time to time, consistently applied.

“Georgetown” has the meaning set forth in the preamble to this Agreement.

“Georgetown Board” means the Board of Directors of Georgetown.

“Georgetown Bylaws” means the Bylaws of Georgetown, as amended.

“Georgetown Certificate” means the Articles of Incorporation of Georgetown, as amended.

“Georgetown Common Stock” means the common stock, par value $0.01 per share, of Georgetown.

“Georgetown Financial Statements” means (i) the consolidated statements of condition (including related notes and schedules, if any) of Georgetown as of September 30, 2015, and as of December 31, 2014 and 2013, and the related statements of operations, changes in stockholders’ equity, and cash flows (including related notes and schedules, if any, and subject, in the case of unaudited statements to year-end audit adjustments normal in nature and amount) for the quarter ended September 30, 2015, and for each of the fiscal years ended December 31, 2014, 2013, and 2012, as filed by Georgetown in Call Reports (and, in the case of the annual financial statements, as audited and made available to the stockholders of Georgetown), and (ii) the financial statements included in Call Reports filed by Georgetown with respect to periods ended subsequent to September 30, 2015.

“Georgetown Loans” means any written loan, loan agreement, note or borrowing arrangement (including leases, credit enhancements, guarantees and interest bearing assets) to which Georgetown is party as a creditor.

“Georgetown Meeting” has the meaning set forth in Section 6.02.

“Georgetown Preferred Stock” means the preferred stock, no par value, of Georgetown.

“Georgetown Stock Options” has the meaning set forth in Section 3.06.

“Georgetown Stock Plans” has the meaning set forth in Section 3.06.

“Governmental Authority” means any court, administrative agency or commission or other federal, state or local governmental authority or instrumentality.

“IRS” has the meaning set forth in Section 5.03(m)(ii).

“Indemnified Party” has the meaning set forth in Section 6.10(a).

“Index Group” has the meaning set forth in Section 8.01(i)(ii).

“Index Price” has the meaning set forth in Section 8.01(i)(ii).

“Index Ratio” has the meaning set forth in Section 8.01(i)(ii)

“Insurance Amount” has the meaning set forth in Section 6.10(c).

“law” means any code, law (including common law), ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person, its assets, liabilities or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

“Lien” means any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance.

“Material Adverse Effect” means, with respect to United or Georgetown, any event, change, effect, development, state of facts, condition, circumstances or occurrence that, individually or in the aggregate, (i) is material and adverse to the financial position, results of operations or business of United and its Subsidiaries taken as a whole or Georgetown, respectively, or (ii) would materially impair the ability of either United or Georgetown to perform its respective obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Merger and the other transactions contemplated by this Agreement; provided, that Material Adverse Effect shall not include the impact of (a) changes in tax, banking and similar laws of general applicability or interpretations thereof except to the extent that such changes have a disproportionate impact on United or Georgetown, as the case may be, relative to the overall effects on the banking industry, (b) changes in GAAP or regulatory accounting requirements applicable to banks and their holding companies generally, except to the extent that such changes have a disproportionate impact on United or Georgetown, as the case may be, relative to the overall effects on the banking industry, (c) changes in economic conditions affecting financial institutions generally, including changes in market interest rates, credit availability and liquidity, and price levels or trading volumes in securities markets except to the extent that such changes have a disproportionate impact on United or Georgetown, as the case may be, relative to the overall effects on the banking industry, (d) any modifications or changes to valuation policies and practices in connection with the Merger in accordance with GAAP, (e) actions and omissions of United or Georgetown taken with the prior written consent of the other party pursuant to this Agreement, (f) any outbreak or escalation of hostilities or war (whether or not declared) or any act of terrorism, or any earthquakes, hurricanes, tornados or other natural disasters, (g) failure of United or Georgetown to meet any internal financial forecasts or any earnings projections (whether made by United or Georgetown or any other Person), (h) the public disclosure of this Agreement and the impact thereof on relationships with customers or employees, or (i) the effects of compliance with this Agreement on the operating performance of the parties, including, expenses incurred by the parties in consummating the transactions contemplated by this Agreement.

“Merger” has the meaning set forth in Section 2.01(b).

“Merger Consideration” has the meaning set forth in Section 3.01(a).

“Merger Sub” has the meaning set forth in the recitals to this Agreement.

“NASDAQ” means as The NASDAQ Stock Market, Inc.’s Global Select Market.

“New Certificate” has the meaning set forth in Section 3.04(a).

“Old Certificate” has the meaning set forth in Section 3.04(a).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” has the meaning set forth in Section 5.03(m)(ii).

“Person” means any individual, bank, corporation, limited liability company, partnership, association, joint-stock company, business trust or unincorporated organization.

“Plan of Merger” means the Plan of Merger in the form hereof attached as Exhibit B.

“Previously Disclosed” by a party shall mean information (a) set forth in its Disclosure Schedule or (b) with respect to United, in the United SEC Documents prior to the date hereof (but disregarding risk factor disclosures contained under the heading “Risk Factors” or disclosures of risk factors set forth in any “forward-looking statements” disclaimer or other statements that similarly are non-specific or cautionary, predictive or forward-looking in nature).

“Proxy Statement” has the meaning set forth in Section 6.03(a).

“Registration Statement” has the meaning set forth in Section 6.03(a).

“Regulatory Authority” and “Regulatory Authorities” each has the meaning set forth in Section 5.03(i)(i).

“Regulatory Communication” has the meaning set forth in Section 6.09(a).

“Replacement Option” has the meaning set forth in Section 3.06.

“Rights” means, with respect to any Person, securities, agreements, plans (including any employee stock purchase plans, dividend reinvestment plans or other equity plans) or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, or any options, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such Person.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Section 29-311” has the meaning set forth in Section 3.07(a).

“Starting Date” has the meaning set forth in Section 8.01(i)(ii).

“Starting Price” has the meaning set forth in Section 8.01(i)(ii).

“Subsidiary” and “Significant Subsidiary” have the meanings ascribed to them in Rule 1-02 Section 210.1-(2)(w) of Regulation S-X of the SEC.

“Superior Proposal” has the meaning set forth in Section 8.01(h).

“Support Agreements” means, the Support Agreements executed by each of the directors of Georgetown in office as of the date of execution of this Agreement.

“Surviving Corporation” has the meaning set forth in Section 2.01(b).

“Takeover Laws” has the meaning set forth in Section 5.03(o).

“Tax” and “Taxes” means all federal, state, local or foreign taxes, charges, fees, levies or other assessments, however denominated, including, without limitation, all net income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, unemployment or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Governmental Authority.

“Tax Returns” means any return, amended return or other report (including elections, declarations, disclosures, schedules, estimates and information returns) required to be filed with respect to any Tax.

“United” has the meaning set forth in the preamble to this Agreement.

“United Board” means the Board of Directors of United.

“United Bylaws” means the Bylaws of United.

“United Common Stock” means the common stock, par value $2.50 per share, of United.

“United Compensation and Benefit Plans” has the meaning set forth in Section 5.04(l)(i).

“United Consultants” has the meaning set forth in Section 5.04(l)(i).

“United Directors” has the meaning set forth in Section 5.04(l)(i).

“United Employees” has the meaning set forth in Section 5.04(l)(i).

“United ERISA Affiliate” has the meaning set forth in Section 5.04(l)(iii).

“United ERISA Affiliate Plan” has the meaning set forth in Section 5.04(l)(iii).

“United Pension Plan” has the meaning set forth in Section 5.04(l)(ii).

“United Ratio” has the meaning set forth in Section 8.01(i)(i).

“United SEC Documents” has the meaning set forth in Section 5.04(g).

“VBFI” means the Virginia Bureau of Financial Institutions.

“VSCA” means the Virginia Stock Corporation Act, as amended.

“VSCC” means the State Corporation Commission of the Commonwealth of Virginia.

ARTICLE II

The Merger

2.01 The Merger.

(a) Prior to the Effective Time, United shall take any and all action necessary (i) to cause Merger Sub to become a party to this Agreement, to be evidenced by the execution by the Merger Sub of a supplement to this Agreement in substantially the form of Exhibit A and delivery thereof to Georgetown; and (ii) to cause Merger Sub to take all actions necessary or proper to comply with the obligations of United and such Merger Sub to consummate the transactions contemplated hereby.

(b) Subject to the terms and conditions hereinafter set forth, including the Plan of Merger, at the Effective Time, Georgetown shall merge with and into Merger Sub (the “Merger”), the separate corporate existence of Georgetown shall cease and Merger Sub shall survive and continue to exist as a Virginia corporation (Merger Sub, as the surviving corporation in the Merger, sometimes being referred to herein as the “Surviving Corporation”). United may at any time prior to the Effective Time change the method of effecting the combination with Georgetown (including, without limitation, the provisions of this Article II) if and to the extent it deems such change to be necessary, appropriate or desirable; provided, that no such change shall (i) alter or change the amount or kind of Merger Consideration, (ii) adversely affect the tax-free treatment of the Merger to Georgetown’s stockholders as a result of receiving the Merger Consideration, or (iii) materially impede or delay consummation of the transactions contemplated by this Agreement; and provided, further, that United shall provide Georgetown prior written notice of such change and the reasons therefor.

(c) Subject to the satisfaction or waiver of the conditions set forth in Article VII, the Merger shall become effective upon such date and time as may be set forth in the articles of merger filed with (i) the VSCC in accordance with Section 13.1-720 of the VSCA, and (ii) the DC Department in accordance with Section 29-309.06 of the DC Business Code. The Merger shall have the effects prescribed in the VSCA and the DC Business Code.

(d) The Articles of Incorporation and the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and Bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

2.02 Effective Date and Effective Time.

(a) Subject to the satisfaction or waiver of the conditions set forth in Article VII, the parties shall cause the effective date of the Merger (the “Effective Date”) to occur on either (i) the fifth business day to occur after the last of the conditions set forth in Article VII shall have been satisfied or waived in accordance with the terms of this Agreement, other than those conditions that by their nature are to be satisfied at the closing of the Merger (or, at the election of United, on the last business day of the month in which such period expires), or (ii) such other date to which the parties may agree in writing. The time on the Effective Date when the Merger shall become effective is referred to as the “Effective Time.”

(b) Notwithstanding any other provision in this Agreement to the contrary, if United shall exercise its right to delay the Effective Date pursuant to Section 2.02(a)(i), and a record date for any dividend or other distribution in respect of the United Common Stock is taken during the period of such delay such that Georgetown stockholders will not be entitled to participate in such dividend, each stockholder of Georgetown shall be entitled to receive, upon surrender of the Old Certificates or Book-Entry Shares and compliance with the other provisions of Article III, a payment equal to the amount and kind of dividend or other distribution that such holder would have received had such holder been a holder of record of the shares of United Common Stock issuable to such holder in the Merger on the record date for such dividend or other distribution.

2.03 Tax Consequences. It is intended that the Merger shall constitute a “reorganization” within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a “plan of reorganization” for purposes of Sections 354 and 361 of the Code.

ARTICLE III

Consideration; Exchange Procedures

3.01 Merger Consideration. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any Person:

(a) Merger Consideration. Each holder of a share of Georgetown Common Stock (other than United and its Subsidiaries and Georgetown, in each case except for shares held by them in a fiduciary capacity or as a result of debts previously contracted and except for Dissenting Shares) shall receive in respect thereof, subject to the limitations set forth in this Agreement, 0.9313 shares (“Exchange Ratio”) of United Common Stock (the “Merger Consideration”).

(b) Outstanding United Stock. Each share of United Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and unaffected by the Merger.

(c) Merger Sub Shares. Each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall remain outstanding and unaffected by the Merger, and no consideration shall be issued in exchange therefor.

3.02 Rights as Stockholders; Stock Transfers. At the Effective Time, holders of Georgetown Common Stock shall cease to be, and shall have no rights as, stockholders of Georgetown, other than to receive the Merger Consideration (if so provided in Section 3.01(a)) and any dividend or other distribution with respect to such Georgetown Common Stock with a record date occurring prior to the Effective Time, the payment, if any, in lieu of certain dividends on United Common Stock provided for in Section 2.02(b), and the consideration provided under this Article III. After the Effective Time, there shall be no transfers on the stock transfer books of Georgetown or the Surviving Corporation of shares of Georgetown Common Stock.

3.03 Fractional Shares. Notwithstanding any other provision hereof, no fractional shares of United Common Stock and no certificates or scrip therefore, or other evidence of ownership thereof, will be issued in the Merger; instead, United shall pay to each holder of Georgetown Common Stock who would otherwise be entitled to a fractional share of United Common Stock (after taking into account all Old Certificates registered in the name of such holder or Book-Entry Shares held by such holder) an amount in cash (without interest) determined by multiplying such fraction by the average of the daily closing prices for the shares of United Common Stock for the 20 consecutive full trading days on which such shares are actually traded on the NASDAQ (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source) ending at the close of trading on the tenth trading day (the “Determination Date”) immediately preceding the Effective Date) (the “Average Closing Price”).

3.04 Exchange Procedures.

(a) At or prior to the Effective Time, United shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the holders of certificates formerly representing shares of Georgetown Common Stock (“Old Certificates”) and holders of non-certificated shares of Georgetown Common Stock (“Book-Entry Shares”), for exchange in accordance with this Article III, (i) certificates representing shares of United Common Stock or non-certificated shares of United Common Stock (collectively, “New Certificates”) and (ii) an amount of cash necessary for payments required by Section 3.03 (the “Exchange Fund”). The Exchange Fund will be distributed in accordance with the Exchange Agent’s normal and customary procedures established in connection with merger transactions.

(b) As soon as practicable after the Effective Time, and in no event later than five business days thereafter, the Exchange Agent shall mail to each holder of record of one or more Old Certificates or Book-Entry Shares a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Old Certificates or Book-Entry Shares shall pass, only upon delivery of the Old Certificates or Book-Entry Shares to the Exchange Agent) and instructions for use in effecting the surrender of the Old Certificates or Book-Entry Shares in exchange for New Certificates, if any, that the holders of the Old Certificates or Book-Entry Shares are entitled to receive pursuant to Article III, any cash in lieu of fractional shares into which the shares of Georgetown Common Stock represented by the Old Certificates or Book-Entry Shares shall have been converted pursuant to this Agreement and any payment required pursuant to Section 2.02(b) of this Agreement. Upon proper surrender of an Old Certificate or Book-Entry Shares for exchange and cancellation to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, the holder of such Old Certificates or Book-Entry Shares shall be entitled to receive in exchange therefor (i) a New Certificate representing that number of whole shares of United Common Stock that such holder has the right to receive pursuant to Article III, if any, (ii) a check representing the amount of any cash in lieu of fractional shares which such holder has the right to receive in respect of the Old Certificates or Book-Entry Shares surrendered pursuant to the provisions of this Article III, and (iii) any payment required by Section 2.02(b), and the Old Certificates or Book-Entry Shares so surrendered shall forthwith be cancelled.

(c) Neither the Exchange Agent, if any, nor any party hereto shall be liable to any former holder of Georgetown Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

(d) No dividends or other distributions with respect to United Common Stock with a record date occurring after the Effective Time shall be paid to the holder of any unsurrendered Old Certificate or Book-Entry Shares representing shares of Georgetown Common Stock converted in the Merger into the right to receive shares of such United Common Stock until the holder thereof shall be entitled to receive New Certificates in exchange therefore in accordance with the procedures set forth in this Section 3.04. After becoming so entitled in accordance with this Section 3.04, the record holder thereof also shall be entitled to receive any such dividends or other distributions by the Exchange Agent, without any interest thereon, which theretofore had become payable with respect to shares of United Common Stock such holder had the right to receive upon surrender of the Old Certificates or Book-Entry Shares.

(e) Any portion of the Exchange Fund that remains unclaimed by the stockholders of Georgetown on the business day after the one-year anniversary of the Effective Date shall be paid to United. Any stockholders of Georgetown who have not theretofore complied with this Article III shall thereafter look only to United for payment of the Merger Consideration, cash in lieu of any fractional shares and unpaid dividends and distributions on United Common Stock deliverable in respect of each share of Georgetown Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

3.05 Anti-Dilution Provisions. In the event United changes (or establishes a record date for changing) the number of shares of United Common Stock issued and outstanding prior to the Effective Date as a result of a stock split, reverse stock split, stock dividend, reorganization, recapitalization or similar transaction with respect to the outstanding United Common Stock and the record date therefor shall be prior to the Effective Date, or shall establish a record date prior to the Effective Date with respect to any dividend or other distribution in respect of the United Common Stock other than a cash dividend consistent with past practice, the Exchange Ratio shall be proportionately adjusted to provide the holders of Georgetown Common Stock the same economic effect as contemplated by this Agreement prior to such event.

3.06 Options. At the Effective Time, the holders of each outstanding option (each, a “Georgetown Stock Option”) to purchase shares of Georgetown Common Stock, whether vested or unvested as of the date of this Agreement, under any and all plans of Georgetown under which stock options (collectively, the “Georgetown Stock Plans”) shall vest pursuant to the terms thereof and shall be converted into an option (each, a “Replacement

Option”) to acquire, on the same terms and conditions as were applicable under such Georgetown Stock Option, the number of shares of United Common Stock equal to (a) the number of shares of Georgetown Common Stock subject to the Georgetown Stock Option multiplied by (b) the Exchange Ratio. Such product shall be rounded to the nearest whole number. The exercise price per share (rounded up to the next whole cent) of each Replacement Option shall equal (y) the exercise price per share of shares of Georgetown Common Stock that were purchasable pursuant to such Georgetown Stock Option divided by (z) the Exchange Ratio. Notwithstanding the foregoing, each Georgetown Stock Option that is intended to be an “incentive stock option” (as defined in Section 422 of the Code) shall be adjusted in accordance with the requirements of Section 424 of the Code and all other options shall be adjusted in a manner that maintains the options exemption from Section 409A of the Code. At or prior to the Effective Time, Georgetown shall use its reasonable best efforts to obtain any necessary consents from optionees with respect to the Georgetown Stock Plans to permit replacement of the outstanding Georgetown Stock Options by United pursuant to this Section 3.06 and to permit United to assume the Georgetown Stock Plans. Georgetown shall further take all action necessary to amend the Georgetown Stock Plans to eliminate automatic grants or awards thereunder following the Effective Time. At the Effective Time, United shall assume the Georgetown Stock Plans; provided that such assumption shall only be with respect to the Replacement Options and shall have no obligation to make any additional grants or awards under the Georgetown Stock Plans other than those grants or awards that have been made or accrued prior to the Effective Time. Immediately following the Effective Time, United shall file a post-effective amendment to the Form S-4 or an effective registration statement on Form S-8 (or other applicable form) with respect to the shares of United Common Stock subject to such Replacement Options, shall distribute a prospectus relating to such Form S-8, if applicable, and shall use reasonable commercial efforts to maintain the effectiveness of such registration statement for so long as such Replacement Options remain outstanding.

3.07 Appraisal Rights.

(a) Notwithstanding anything in this Agreement to the contrary, shares of Georgetown Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by any stockholder who is entitled to demand and properly demands appraisal of such Dissenting Shares (the “Dissenting Stockholders”) pursuant to, and who complies in all respects with, the provisions of Section 29–311 of the Business Code (“Section 29-311”), shall not be converted into or be exchangeable for the right to receive any of the consideration as specified in this Article III (the “Dissenting Shares”), but instead such stockholder shall be entitled to payment of the fair value of such Dissenting Shares in accordance with the provisions of Section 29–311. At the Effective Time, all Dissenting Shares shall no longer be outstanding, shall automatically be canceled and retired and shall cease to exist, and each stockholder of Dissenting Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such Dissenting Shares in accordance with the provisions of Section 29–311. Notwithstanding the foregoing, if any such stockholder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 29–311, or a court of competent jurisdiction shall determine that such stockholder is not entitled to the relief provided by Section 29–311, then the right of such stockholder to be paid the fair value of such stockholder’s Dissenting Shares under Section 29–311 shall cease and such Dissenting Shares shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive the Merger Consideration as provided in Section 3.01.

(b) Georgetown shall give United prompt written notice (but in any event within 48 hours) of any demands for appraisal of any shares of Georgetown Common Stock and any withdrawals of such demands, and United shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Georgetown shall not, except with the prior written consent of United, voluntarily make any payment with respect to, or settle, or offer or agree to settle, any such demand for payment.

3.08 Withholding Rights. United or the Exchange Agent, as the case may be, will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any Person such amounts, if any, as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign Tax law. To the extent that amounts are so withheld and remitted to the appropriate Governmental Authority by or on behalf of United or the Exchange Agent, as the case may be, such amounts withheld will be treated for all purposes of this Agreement as having been paid to such Person in respect of which such deduction and withholding was made by United or the Exchange Agent, as the case may be.

ARTICLE IV

Actions Pending the Effective Time

4.01 Forebearances of Georgetown. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement or as Previously Disclosed, without the prior written consent of United (which consent shall not be unreasonably withheld, delayed or conditioned), Georgetown will not:

(a) Ordinary Course. Conduct the business of Georgetown other than in the ordinary and usual course, fail to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, make any capital expenditure in excess of $200,000 or take any action reasonably likely to have an adverse effect upon Georgetown’s ability to perform any of its material obligations under this Agreement.

(b) Capital Stock. Other than pursuant to Rights Previously Disclosed and outstanding on the date hereof, (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of Georgetown Common Stock or any Rights, (ii) enter into any agreement with respect to the foregoing, or (iii) permit any additional shares of Georgetown Common Stock to become subject to new grants of employee or director stock options, other Rights or similar stock-based employee rights; provided that none of the foregoing shall restrict Georgetown from making equity compensation awards and issuing shares of Georgetown Common Stock, Rights, employee or director stock options, or similar equity compensation awards under the Georgetown Stock Plans in the ordinary course of business consistent with past practice; and provided, further that any such awards to executive officers of Georgetown will not exceed the amounts set forth in Section 4.01(b) of Georgetown’s Disclosure Schedule and the establishment of the exercise price for any such awards will be equal to the Exchange Ratio multiplied by the price of United Common Stock as of the issuance date.

(c) Dividends, Etc. (i) Make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on any shares of Georgetown Common Stock or (ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock; provided that none of the foregoing shall restrict Georgetown from acquiring shares of its capital stock pursuant to the surrender of any such shares in payment of an exercise price or in satisfaction of a Tax withholding obligation, or pursuant to similar transactions, in connection with (x) the exercise of Georgetown Stock Options and other Rights Previously Disclosed, and (y) vesting of restricted shares of Georgetown Common Stock.

(d) Compensation; Employment Agreements; Etc. (i) Enter into or amend or renew any employment, consulting, compensation, severance or similar agreements or arrangements with any director, officer or employee of Georgetown, or (ii) grant any salary or wage increase or increase any employee benefit, except (A) Georgetown may award normal individual increases in compensation to employees in the ordinary course of business consistent with past practice, (B) Georgetown may make individual cash bonus awards in the ordinary course of business consistent with past practice, and (C) Georgetown and United will establish a retention bonus pool not to exceed, in the aggregate, the amount set forth in Section 4.01(d)(ii)(C) of Georgetown’s Disclosure Schedule that will be dedicated to certain employees of Georgetown designated by officers of Georgetown for purposes of retaining such employees prior to and after the Effective Time; provided that, with respect to executive officers of Georgetown, any increase in compensation contemplated by Section 4.01(d)(ii)(A) and any individual cash bonus award contemplated by Section 4.01(d)(ii)(B) will not exceed the amounts set forth in Section 4.01(d)(ii) of Georgetown’s Disclosure Schedule.

(e) Benefit Plans. Enter into, establish, adopt or amend (except (i) as may be required by applicable law or (ii) to satisfy contractual obligations existing as of the date hereof) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare Contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of Georgetown, or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder.

(f) Dispositions. Sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary course of business and in a transaction that is not material to it taken as a whole.

(g) Acquisitions. Except in the ordinary course of its business, acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of, the assets, business, deposits or properties of any other entity.

(h) Governing Documents. Amend the Georgetown Certificate or Georgetown Bylaws.

(i) Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or its Regulatory Authorities.

(j) Contracts. Except in the ordinary course of business consistent with past practice, enter into or terminate any material Contract or amend or modify any of its existing material Contracts in a manner that is material to Georgetown.

(k) Claims. Except in the ordinary course of business consistent with past practice, settle any claim, action or proceeding, except for any claim, action or proceeding that (i) does not create adverse precedent for any claims, actions or proceedings that are reasonably likely to be material to Georgetown; and (ii) involves solely money damages in an amount, individually or in the aggregate for all such settlements, that is not material to Georgetown.

(l) Adverse Actions. (i) Take any action that would, or is reasonably likely to, prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368 of the Code; or (ii) knowingly take any action that is intended or is reasonably likely to result in (1) any of the conditions to the Merger set forth in Article VII not being satisfied or (2) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation.

(m) Risk Management. Except as required by applicable law or regulation, or by formal or informal agreements entered into with Regulatory Authorities, (i) implement or adopt any material change in its interest rate and other risk management policies, procedures or practices, or (ii) fail to materially follow its existing policies or practices with respect to managing its exposure to interest rate and other risk.

(n) Indebtedness. Incur any indebtedness for borrowed money other than in the ordinary course of business.

(o) Subsidiaries. Organize or approve the organization of any Subsidiaries.

(p) Commitments. Agree or commit to do any of the foregoing.

4.02 Forebearances of United. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of Georgetown (which consent shall not be unreasonably withheld, delayed or conditioned), United will not, and will cause each of its Subsidiaries not to:

(a) Ordinary Course. Conduct the business of United and its Subsidiaries other than in the ordinary and usual course or fail to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or take any action reasonably likely to have an adverse effect upon United’s ability to perform any of its material obligations under this Agreement.

(b) Risk Management. Except as required by applicable law or regulation, (i) implement or adopt any material change in its interest rate and other risk management policies, procedures or practices, or (ii) fail to materially follow its existing policies or practices with respect to managing its exposure to interest rate and other risk.

(c) Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or its Regulatory Authorities.

(d) Dividends. Make, declare, pay or set aside for payment any extraordinary dividend, other than in connection with the United Stock Repurchase Program; provided that the foregoing restriction shall not restrict United from making, declaring or paying its regular quarterly cash dividends and dividends from wholly-owned Subsidiaries to United or another wholly-owned Subsidiary of United (which, for the avoidance of doubt, will continue to be paid).

(e) Adverse Actions. (i) Take any action that would, or is reasonably likely to, prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368 of the Code; or (ii) knowingly take any action that is intended or is reasonably likely to result in (1) any of the conditions to the Merger set forth in Article VII not being satisfied or (2) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation.

(f) Transactions Involving United. Enter into any agreement, arrangement or understanding with respect to the merger, acquisition, consolidation, share exchange or similar business combination involving United and/or a United Subsidiary, where the effect of such agreement, arrangement or understanding, or the consummation or effectuation thereof, would be reasonably likely to or does result in (i) the termination of this Agreement, (ii) materially delaying or jeopardizing the receipt of the approval of any Regulatory Authority, or the filing of an application therefor, or (iii) causing the anticipated tax treatment of the transactions contemplated hereby to be unavailable; provided, that nothing herein shall prohibit any such transaction that by its terms contemplates the consummation of the Merger in accordance with the provisions of this Agreement and which treats holders of Georgetown Common Stock, upon completion of the Merger and their receipt of United Common Stock, in the same manner as the holders of United Common Stock.

(g) Governing Documents. Amend its articles of incorporation or bylaws in a manner that would materially and adversely affect the benefits of the Merger to the stockholders of Georgetown.

(h) Commitments. Agree or commit to do any of the foregoing.

ARTICLE V

Representations and Warranties

5.01 Disclosure Schedules. On or prior to the date hereof, United has delivered to Georgetown a schedule and Georgetown has delivered to United a schedule (respectively, its “Disclosure Schedule”) setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 5.03 or 5.04 or to one or more of its covenants contained in Article IV; provided, that (a) no such item is required to be set forth in a Disclosure Schedule as an exception to a representation or warranty if its absence would not be reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standard set forth in Section 5.02, and (b) the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect on the party making the representation. All of Georgetown’s and United’s representations, warranties and covenants contained in this Agreement are qualified by reference to its respective Disclosure Schedule and none thereof shall be deemed to be untrue or breached as a result of effects arising solely from actions taken in compliance with a written request of the other party. To the extent any representation, warranty or covenant applies to 901 Southern Avenue, LLC, a Maryland limited liability company, the reference to Georgetown in the Agreement will be deemed to include such subsidiary.

5.02 Standard. No representation or warranty of Georgetown or United contained in Section 5.03 or 5.04 shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in Section 5.03 or 5.04 has had or is reasonably likely to have a Material Adverse Effect. For purposes of this Agreement, “knowledge” shall mean (i) with respect to United, actual knowledge of Richard M. Adams, Richard M. Adams, Jr., James J. Consagra, Jr., Craig L. Smith, W. Mark Tatterson, Douglas Ernest and Darren Williams, and (ii) with respect to Georgetown, actual knowledge of Michael P. Fitzgerald, Timothy Veith, Domingo Rodriguez, Jeff Hedderly and Kent Carstater.

5.03 Representations and Warranties of Georgetown. Subject to Sections 5.01 and 5.02 and except as Previously Disclosed, Georgetown hereby represents and warrants to United that:

(a) Organization and Standing. Georgetown is a corporation duly organized, validly existing and in good standing under the laws of the District of Columbia. Georgetown is duly qualified to do business and is in good standing in the states of the United States and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

(b) Capitalization. As of the date hereof, the authorized capital stock of Georgetown consists of (i) 30,000,000 shares of Georgetown Common Stock, of which as of the date hereof, 6,668,293 shares are outstanding, and (ii)1,000,000 shares of Georgetown Preferred Stock, none of which as of the date hereof are outstanding. As of the date hereof, except pursuant to the terms of options, stock or other Rights issued pursuant to the Georgetown Stock Plans as set forth on Schedule 5.03(b) of Georgetown’s Disclosure Schedule, Georgetown does not have and is not bound by any Rights calling for the purchase or issuance of any shares of Georgetown Common Stock, Georgetown Preferred Stock or any other equity securities of Georgetown or any of its Subsidiaries or any securities representing the right to purchase or otherwise receive any shares of Georgetown Common Stock, Georgetown Preferred Stock or other equity securities of Georgetown. As of the date hereof, Georgetown has 974,771 shares of Georgetown Common Stock that are issuable and reserved for issuance upon the exercise of Georgetown Stock Options. The outstanding shares of Georgetown Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights).

(c) Subsidiaries. Georgetown does not have any Subsidiaries and does not own any equity interest in any other Person.

(d) Corporate Power. Georgetown has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and Georgetown has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and, subject to receipt of required approvals by the stockholders of Georgetown, to consummate the transactions contemplated hereby.

(e) Corporate Authority. Subject to receipt of the requisite approval of this Agreement (including the Merger and Plan of Merger) by the holders of at least a majority of the voting interest in the outstanding voting stock entitled to be cast at the Georgetown Meeting (which is the only vote of Georgetown stockholders required thereon), the execution and delivery of this Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of Georgetown and the Georgetown Board. Assuming due authorization, execution and delivery by United, this Agreement is a valid and legally binding obligation of Georgetown, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

(f) Consents and Approvals; No Defaults.

(i) No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by Georgetown in connection with the execution, delivery or performance by Georgetown of this Agreement or to consummate the Merger except for (A) filings of applications or notices with federal and state banking and insurance authorities and the approvals or consents of any federal or state banking and insurance authorities including, the DC Banking Department, the VBFI and the Federal Reserve Board (B) the filing of articles of merger with the VSCC pursuant to the VSCA and the issuance of a certificate of merger in connection with the Merger, and the filing of articles of merger with the DC Department pursuant to the DC Business Code and the issuance of a certificate of merger in connection with the Merger, and (C) the filing of the Proxy Statement with the SEC. As of the date hereof, Georgetown is not aware of any reason why the approvals set forth in Section 7.01(b) will not be received without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

(ii) Subject to receipt of the approvals or consents referred to in Section 5.03(f)(i), and expiration of related waiting periods, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or any agreement, indenture or instrument of Georgetown or to which Georgetown is subject or bound, (B) constitute a breach or violation of, or a default under, the Georgetown Certificate or the Georgetown Bylaws, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license or any agreement, indenture or instrument.

(g) Financial Reports; Absence of Certain Changes or Events.

(i) Georgetown has made available to United the Georgetown Financial Statements. The Georgetown Financial Statements (A) are true, accurate and complete in all respects, (B) have been prepared in accordance with GAAP and regulatory accounting principles consistently applied except as may be otherwise indicated in the notes thereto and except with respect to the interim financial statements for the omission of footnotes and (C) fairly present in all respects the financial condition of Georgetown as of the respective dates set forth therein and the results of operations, stockholders’ equity and cash flows of Georgetown for the respective periods set forth therein, subject in the case of the interim financial statements to year-end adjustments.

(ii) Georgetown has in place sufficient systems and processes that are customary for a community bank of the size of Georgetown and that are designed to (A) provide reasonable assurances regarding the reliability of the Georgetown Financial Statements and (B) in a timely manner accumulate and communicate to Georgetown’s principal executive officer and principal financial officer the type of information that would be required to be disclosed in the Georgetown Financial Statements. Since December 31, 2012, neither Georgetown nor, to Georgetown’s knowledge, any director, officer, auditor, accountant or representative of Georgetown has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the adequacy of such systems and processes, the accuracy or integrity of Georgetown

Financial Statements or the accounting or auditing practices, procedures, methodologies or methods of Georgetown or its internal accounting controls, including any complaint, allegation, assertion or claim that Georgetown has engaged in questionable accounting or auditing practices. No attorney representing Georgetown, whether or not employed by Georgetown, has reported evidence of a violation of the Securities Act or other applicable securities laws, breach of fiduciary duty or similar violation by Georgetown or any of its officers, directors, employees or agents to the Georgetown Board or any committee thereof or any of Georgetown’s directors or officers. To Georgetown’s knowledge, there has been no instance of fraud by Georgetown, whether or not material, that occurred during any period covered by the Georgetown Financial Statements.

(iii) During the periods covered by the Georgetown Financial Statements, Georgetown’s external auditor was independent of Georgetown and its management. As of the date hereof, Georgetown’s external auditor has not resigned or been dismissed as a result of or in connection with any disagreements with Georgetown on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(iv) Since December 31, 2014, Georgetown has not incurred any liability other than in the ordinary course of business consistent with past practice or for legal, accounting and financial advisory fees and out-of-pocket expenses in connection with the transactions contemplated by this Agreement.

(v) Since December 31, 2014, (A) Georgetown has conducted its businesses in the ordinary and usual course consistent with past practice (excluding matters related to this Agreement and the transactions contemplated hereby) and (B) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any subsection of Section 5.03 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to Georgetown.

(h) Litigation. No litigation, claim or other proceeding before any Governmental Authority is pending against Georgetown and, to Georgetown’s knowledge, no such litigation, claim or other proceeding has been threatened.

(i) Regulatory Matters.

(i) Georgetown is not a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions (or their holding companies) or issuers of securities or engaged in the insurance of deposits (including the DC Department, the DC Banking Department, the Federal Reserve Board and the Federal Deposit Insurance Corporation) (collectively, the “Regulatory Authorities”, and each individually, a “Regulatory Authority”).

(ii) Georgetown has not been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

(iii) Georgetown is not a financial holding company as defined by the Gramm-Leach-Bliley Act of 1999.

(j) Compliance with Laws.

(i) Georgetown is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the

Community Reinvestment Act, the Home Mortgage Disclosure Act, Fair Credit Reporting Act, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Bank Secrecy Act, any regulations promulgated by the Consumer Financial Protection Bureau, the Foreign Corrupt Practices Act, Title III of the USA Patriot Act, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, and any other law relating to bank secrecy, discriminatory or abusive or deceptive lending or any other product or service, financing or leasing practices, money laundering prevention, Sections 23A and 23B of the Federal Reserve Act, and all agency requirements relating to the origination, sale and servicing of mortgage and consumer loans.

(ii) Georgetown has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to Georgetown’s knowledge, no suspension or cancellation of any of them is threatened.

(iii) Georgetown has received, since December 31, 2004, no notification or communication from any Governmental Authority (A) asserting that Georgetown is not in compliance with any of the statutes, regulations, or ordinances which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit, or governmental authorization (nor, to Georgetown’s knowledge, do any grounds for any of the foregoing exist).

(iv) Since January 1, 2010, Georgetown has been in compliance with the privacy provisions of the Gramm-Leach-Bailey Act, and all other applicable laws relating to consumer privacy.

(v) Neither Georgetown nor any of its directors, officers or employees, nor, to the knowledge of Georgetown, any agent or other Person acting on behalf of Georgetown is currently subject to any sanctions administered by Office of Foreign Assets Control.

(vi) Georgetown is an “insured depositary institution” as defined in the FDIA and applicable regulations thereunder, is in compliance in all respects with the applicable provisions of the Community Reinvestment Act of 1977 (the “Community Reinvestment Act”) and the regulations promulgated thereunder and has received a Community Reinvestment Act rating of “satisfactory” in its most recently completed exam, and Georgetown has no Knowledge of the existence of any fact or circumstance or set of facts or circumstances that could reasonably be expected to result in Georgetown having its current rating lowered.

(vii) At the Effective Time, the assumption by United of Georgetown’s obligations under Section 6.10 would be in compliance with Section 13(k) of the Exchange Act.

(k) Material Contracts; Defaults. Neither Georgetown nor any of its assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $200,000, (ii) any Contract relating to the borrowing of money by Georgetown or the guarantee by Georgetown of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully secured repurchase agreements, and Federal Home Loan Bank advances of depository institution Subsidiaries, and trade payables) in excess of $10,000,000, (iii) any Contract that prohibits or restricts Georgetown (and/or, following consummation of the transactions contemplated by this Agreement, United) from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person, (iv) any Contract relating to the purchase or sale of any goods or services by Georgetown (other than Contracts entered into in the ordinary course of business and involving payments under any individual Contract not in excess of $200,000 or involving Georgetown Loans, borrowings or guarantees originated or purchased by Georgetown in the ordinary course of business and consistent with past practice), (v) any Contract that obligates Georgetown to conduct business with any third party on an exclusive or preferential basis, (vi) any Contract that requires referrals of business or requires Georgetown to make available investment opportunities to any Person on a priority or exclusive basis, (vii) any Contract that grants any “most favored nation” right, right of first refusal, right of first offer or similar right with respect to any material assets, rights or properties of Georgetown, (viii) any Contract that limits the payment of dividends by Georgetown, (ix) any Contract pursuant to which Georgetown has agreed with any third parties to become a member of, manage or control a joint venture, partnership, limited liability company or other similar entity, (x) any Contract that relates to intellectual property of Georgetown (including permitting the use of the name Bank of Georgetown or any variant thereof) or (xi) any other Contract or amendment thereto that would be required to be filed as an exhibit to a SEC report filed by Georgetown with the SEC as of the date of this Agreement if Georgetown were required to file or voluntarily filed such SEC reports. Georgetown is not in default under any Contract, insurance policy or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected, or under which it or its respective assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

(l) No Brokers. No action has been taken by Georgetown that would give rise to any valid claim against any party hereto for a brokerage commission, finder’s fee or other like payment with respect to the transactions contemplated by this Agreement, excluding a Previously Disclosed fee to be paid to Keefe, Bruyette & Woods, Inc.

(m) Employee Benefit Plans.

(i) On Section 5.03(m)(i) of Georgetown’s Disclosure Schedule, Georgetown has set forth a complete and accurate list of all existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, severance, welfare and fringe benefit plans, employment or severance agreements and all similar practices, policies and arrangements in which any current or former employee (the “Employees”), current or former consultant (the “Consultants”) or current or former director (the “Directors”) of Georgetown participates or to which any such Employees, Consultants or Directors are a party (the “Compensation and Benefit Plans”). Except as required by the terms of this Agreement or as Previously Disclosed, Georgetown has no commitment to create any additional Compensation and Benefit Plan or to modify or change any existing Compensation and Benefit Plan.

(ii) Each Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, or any regulations or rules promulgated thereunder, and all filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made. Each Compensation and Benefit Plan which is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (a “Pension Plan”) and that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter or has applied for a favorable determination letter in compliance with the Code (including a determination that the related trust under such Compensation and Benefit Plan is exempt from tax under Section 501(a) of the Code) from the Internal Revenue Service (“IRS”) or the Compensation and Benefit Plan uses a prototype or volume submitter plan that is the subject of an IRS opinion or advisory letter, and Georgetown is not aware of any circumstances that could adversely affect such qualification or that are likely to result in the revocation of any existing favorable determination letter or in not receiving a favorable determination letter. There is no material pending or, to the knowledge of Georgetown, threatened legal action, suit or claim relating to the Compensation and Benefit Plans other than routine claims for benefits. Georgetown has not engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject Georgetown to a material tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA, assuming for purposes of Section 4975 of the Code that the taxable period of any such transaction expired as of the date hereof.

(iii) No Compensation and Benefit Plans currently maintained, or maintained within the last six years, by Georgetown or any entity (an “ERISA Affiliate”) that is considered one employer with Georgetown under Section 4001(a)(14) of ERISA or Section 414(b) or (c) of the Code is or was subject to Title IV of ERISA or is or was a multiemployer plan under Subtitle E of Title IV of ERISA. To the knowledge of Georgetown, there is no pending investigation or enforcement action by the PBGC, the DOL or IRS or any other governmental agency with respect to any Compensation and Benefit Plan.

(iv) All contributions required to be made under the terms of any Compensation and Benefit Plan or any employee benefit arrangements under any collective bargaining agreement to which Georgetown is a party have been timely made or have been reflected on Georgetown’s financial statements. None of Georgetown or any ERISA Affiliate (x) has provided, or would reasonably be expected to be required to provide, security to any Pension Plan pursuant to Section 401(a)(29) of the Code, and (y) has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result, in the imposition of a lien under Section 412(n) of the Code or pursuant to ERISA.

(v) Georgetown has no obligations to provide retiree health and life insurance, retiree long-term care insurance or retiree death or other benefits under any Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code, and each such Compensation and Benefit Plan may be amended or terminated without incurring liability thereunder, and there has been no communication to Employees by Georgetown that would reasonably be expected to promise or guarantee such Employees retiree health or life insurance or retiree death or other benefits on a permanent basis.

(vi) Georgetown does not maintain any Compensation and Benefit Plans covering foreign Employees.

(vii) With respect to each Compensation and Benefit Plan, if applicable, Georgetown has provided or made available to United, true and complete copies of existing: (A) Compensation and Benefit Plan documents and amendments thereto; (B) trust instruments and insurance contracts; (C) two most recent Forms 5500 filed with the U.S. Department of Labor; (D) most recent actuarial report and financial statement; (E) the most recent summary plan description; (F) forms filed with the PBGC (other than for minimum payments); (G) most recent determination or opinion letter issued by the IRS; (H) any Form 5310 or Form 5330 filed with the IRS; and (I) most recent nondiscrimination tests performed under the Code (including 401(k) and 401(m) tests).

(viii) The consummation of the transactions contemplated by this Agreement would not, directly or indirectly (including, without limitation, as a result of any termination of employment prior to or following the Effective Time) reasonably be expected to (A) except as contemplated by Section 6.11(b), entitle any Employee, Consultant or Director to any payment (including severance pay or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any Compensation and Benefit Plan other than the Georgetown Stock Plans and except as otherwise provided for in this Agreement or (C) result in any material increase in benefits payable under any Compensation and Benefit Plan.

(ix) Georgetown does not maintain any compensation plans, programs or arrangements the payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

(x) As a result, directly or indirectly, of the transactions contemplated by this Agreement (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), neither United nor Georgetown, or any of their respective Subsidiaries, as applicable, will be obligated to make a payment to an Employee of Georgetown that would be characterized as an “excess parachute payment” to an individual who is a “disqualified individual” (as such terms are defined in Section 280G of the Code), without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

(xi) As of the Effective Date, there are no supplemental employment retirement plans (SERPs) between Georgetown and any of its employees (the “Deferred Compensation Plans”) have assets through a grantor trust or trusts of which Georgetown is the grantor within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code that are subject to claims of creditors, and the Georgetown Board has, within 30 days preceding the Effective Date, taken action to terminate the Deferred Compensation Plan and to distribute the vested account balances, if any to participants in a lump sum prior to the Effective Date, but in any event, within 12 months of such termination.

(xii) Georgetown has not made any agreement, taken any action, or omitted to take any action, with respect to or as part of any Compensation and Benefit Plan that is an operational failure under Section 409A of the Code or that would reasonably be expected to subject Georgetown to any obligation to report any amount or withhold any amount as includable in income and subject to tax, interest or any penalty by any service provider to Georgetown under Section 409A of the Code or to pay any reimbursement or other payment to any service provider, as defined under Section 409A of the Code, respecting any such tax, interest or penalty under Section 409A of the Code. As a result, directly or indirectly, of the transactions contemplated by this Agreement (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), Georgetown will not be obligated to report any amount or withhold any amount as includable in income and subject to tax, interest or any penalty by any service provider (as defined under Section 409A of the Code) to Georgetown under Section 409A of the Code or to pay any reimbursement or other payment to any service provider (as defined under Section 409A of the Code) respecting any such Tax, interest or penalty under Section 409A of the Code and no provision of any of the Compensation and Benefit Plans, or any actions taken or omitted thereunder, violate Section 409A of the Code.

(n) Labor Matters.

(i) Georgetown is not a party to or is bound by any collective bargaining agreement, Contract or other agreement or understanding with a labor union or labor organization, Georgetown is not the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel Georgetown to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it pending or, to Georgetown’s knowledge, threatened, nor is Georgetown aware of any activity involving its employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

(ii) Georgetown is in compliance and at all times has complied in all respects with all applicable laws governing the employment of labor and the withholding of taxes, including all laws relating to wages, hours, affirmative action, collective bargaining, discrimination, civil rights, safety and health, workers’ compensation and the collection and payment of withholding and/or Social Security taxes and similar taxes.

(iii) Georgetown has disclosed to United a list that separately sets forth all of the Georgetown’s employees as of October 31, 2015, including for each such employee: name, job title, work location, current compensation paid or payable and variable compensation paid in the immediately prior year.

(o) Takeover Laws. Georgetown has taken all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, the requirements of any “moratorium”, “control share”, “fair price”, “affiliate transaction”, “business combination” or other antitakeover laws and regulations of any state applicable to Georgetown (collectively, “Takeover Laws”).

(p) Environmental Matters. To Georgetown’s knowledge, neither the conduct nor operation of Georgetown nor any condition of any property presently or previously owned, leased or operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a Lien, violates or violated Environmental Laws and to Georgetown’s knowledge, no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in liability under Environmental Laws. To Georgetown’s knowledge, Georgetown has not received any notice from any person or entity that Georgetown or the operation or condition of any property ever owned, leased, operated, or held as collateral or in a fiduciary capacity by any of them are or were in violation of or otherwise are alleged to have liability under any Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any pollutants, contaminants or hazardous or toxic wastes, substances or materials at, on, beneath, or originating from any such property.

(q) Tax Matters.

(i) All Tax Returns that are required to be filed by or with respect to Georgetown have been timely filed (taking into account all applicable extensions), and all Taxes shown to be due on such Tax Returns have been paid in full, other than Taxes that are being contested in good faith, which have not been finally determined, and have been adequately reserved against in accordance with GAAP on Georgetown’s consolidated financial statements as of December 31, 2014. All assessments for Taxes of Georgetown due with respect to completed and settled examinations or any concluded litigations have been fully paid. There are no disputes, audits, examinations or proceedings pending, or claims asserted, for Taxes upon Georgetown. Georgetown has not granted any extension or waiver of the limitation period for the assessment or collection of Tax that remains in effect. Georgetown has no liability with respect to income, franchise or similar Taxes that accrued on or before December 31, 2014 in excess of the amounts accrued with respect thereto that are reflected in the consolidated financial statements of Georgetown as of December 31, 2014. As of the date hereof, Georgetown has no knowledge of any conditions that exist that might prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(ii) Georgetown is not and has not been a “United States real property holding company” within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A) of the Code.

(r) Risk Management Instruments. Georgetown is not a party to any interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for Georgetown’s own account, or for the account of one of Georgetown’s customers.

(s) Books and Records. The books and records of Georgetown have been fully, properly and accurately maintained in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein and they fairly reflect the substance of events and transactions included therein.

(t) Insurance. Georgetown Previously Disclosed all of the insurance policies, binders, or bonds maintained by Georgetown. Georgetown is insured with insurers believed to be reputable against such risks and in such amounts as the management of Georgetown reasonably has determined to be prudent in accordance with industry practices. All such insurance policies are in full force and effect; Georgetown is not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

(u) Opinion of Financial Advisor. The board of directors of Georgetown has received the opinion (which, if initially rendered verbally, has been or will be confirmed by a written opinion, dated the same date) of Keefe, Bruyette & Woods, Inc., to the effect that, as of the date of such opinion, and based upon and subject to factors, assumptions and limitations set forth therein, the Exchange Ratio in the Merger is fair, from a financial point of view, to the holders of Georgetown Common Stock. Such opinion has not been amended or rescinded as of the date of this Agreement.

(v) Loan Matters.

(i) Each Georgetown Loan currently outstanding (A) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (B) to the extent secured, has been secured by valid liens that have been perfected and (C) to the knowledge of Georgetown, is a legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or similar laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought). The notes or other credit or security documents with respect to each such outstanding Georgetown Loan were executed and delivered in compliance in all respects with all applicable laws at the time of origination or purchase by Georgetown and are complete and correct in all respects.

(ii) Each outstanding Georgetown Loan was solicited and originated, and is and has been administered and, where applicable, serviced, and the relevant Georgetown Loan files are being maintained, in all respects in accordance with the relevant notes or other credit or security documents, Georgetown’s written underwriting standards and with all applicable requirements of applicable laws.

(iii) None of the Contracts pursuant to which Georgetown has sold Georgetown Loans or pools of Georgetown Loans or participations in Georgetown Loans or pools of Georgetown Loans contains any obligation to repurchase such Georgetown Loans or interests therein solely on account of a payment default by the obligor on any such Georgetown Loan.

(iv) (i) Section 5.03(v)(iv) of Georgetown’s Disclosure Schedule sets forth a list of all Georgetown Loans as of the date hereof by Georgetown to any directors, executive officers and principal stockholders (as such terms are defined in Regulation O of the Federal Reserve Board (12 C.F.R. Part 215)) of Georgetown, (ii) there are no employee, officer, director or other affiliate Georgetown Loans on which the borrower is paying a rate other than that reflected in the note or other relevant credit or security agreement or on which the borrower is paying a rate which was not in compliance with Regulation O and (iii) all such Georgetown Loans are and were originated in compliance in all respects with all applicable laws.

(w) Allowance for Loan and Lease Losses. The allowance for loan and lease losses (“ALLL”) reflected in the Georgetown Financial Statements was in compliance with Georgetown’s existing methodology for determining the adequacy of its ALLL and in compliance in all material respects with the standards established by the applicable Regulatory Authority, the Financial Accounting Standards Board and GAAP.

(x) Assets. Georgetown has good and marketable title to those assets reflected in the most recent Georgetown Financial Statements as being owned by Georgetown or acquired after the date thereof (except Assets sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all liens, except (a) statutory liens securing payments not yet due, (b) liens for real property Taxes not yet due and payable, (c) easements, rights of way, and other similar encumbrances that do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, and (d) such imperfections or irregularities of title or liens as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties (collectively, “Permitted Liens”). Georgetown is the lessee of all leasehold estates reflected in the latest Georgetown Financial Statements, free and clear of all liens of any nature whatsoever, except for Permitted Liens, and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or, to the Knowledge of Georgetown, the lessor. There are no pending or, to the Knowledge of Georgetown, threatened condemnation or eminent domain proceedings against any real property that is owned or leased by Georgetown. Georgetown owns or leases all properties as are necessary to its operations now conducted.

5.04 Representations and Warranties of United. Subject to Sections 5.01 and 5.02 and except as Previously Disclosed, United hereby represents and warrants to Georgetown that:

(a) Organization and Standing. United is a corporation duly organized, validly existing and in good standing under the laws of the State of West Virginia. United is duly qualified to do business and is in good standing in the states of the United States and foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

(b) Capitalization.

(i) As of the date hereof, the authorized capital stock of United consists of (A) 100,000,000 shares of United Common Stock, of which as of the date hereof, 69,603,716 shares were outstanding, and (B) 50,000,000 shares of preferred stock with par value of $1.00 per share, as of the date hereof, none of which are outstanding. As of the date hereof, except as set forth in its Disclosure Schedule, United does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of United Common Stock or any other equity securities of United or any of its Subsidiaries or any securities representing the right to purchase or otherwise receive any shares of United Common Stock or other equity securities of United or any of its Subsidiaries. As of the date hereof, United had 1,340,925 shares of United Common Stock which are issuable and reserved for issuance upon exercise of United Stock Options. The outstanding shares of United Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights).

(ii) The shares of United Common Stock to be issued in exchange for shares of Georgetown Common Stock in the Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, subject to no preemptive rights and authorized for trading on the NASDAQ.

(c) Subsidiaries. Each of United’s Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and is in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and it owns, directly or indirectly, all the issued and outstanding equity securities of each of its Significant Subsidiaries. United has Previously Disclosed a list of all of its Subsidiaries, together with the jurisdiction of organization of each Subsidiary.

(d) Corporate Power. Each of United and its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and United has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and, subject to receipt of approval of this Agreement by the stockholders of United, to consummate the transactions contemplated hereby.

(e) Corporate Authority. The execution and delivery of this Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of United and the United Board. Assuming due authorization, execution and delivery by Georgetown, this Agreement is a valid and legally binding agreement of United, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

(f) Consents and Approvals; No Defaults.

(i) No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by United or any of its Subsidiaries in connection with the execution, delivery or performance by United of this Agreement or to consummate the Merger except for (A) filings of applications and notices with the federal and state banking and insurance authorities; (B) filings with the NASDAQ regarding the United Common Stock to be issued in the Merger; (C) the filing and declaration of effectiveness of the Registration Statement; (D) the filing of the Proxy Statement; (E) the filing of articles of merger with the VSCC pursuant to the VSCA and the issuance of a certificate of merger in connection with the Merger, and the filing of articles of merger with the DC Department pursuant to the DC Business Code and the issuance of a certificate of merger in connection with the Merger; (F) such filings as are required to be made or approvals as are required to be obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of United Stock in the Merger; and (G) receipt of the approvals set forth in Section 7.01(b). As of the date hereof, United is not aware of any reason why the approvals set forth in Section 7.01(b) will not be received without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

(ii) Subject to the satisfaction of the requirements referred to in the preceding paragraph and expiration of the related waiting periods, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of United or of any of its Subsidiaries or to which United or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the certificate of incorporation or Bylaws (or similar governing documents) of United or any of its Subsidiaries, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

(g) Financial Reports and SEC Documents; Absence of Certain Changes or Events.

(i) United’s Annual Report on Form 10-K for each of the fiscal years ended December 31, 2012, 2013 and 2014 and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it or any of its Subsidiaries subsequent to December 31, 2014, under the Securities Act or under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act in the form filed or to be filed (collectively “United SEC Documents”), as of the date filed, (A) as to form complied or will comply in all material respects with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets or statements of condition of United contained in or incorporated by reference into any United SEC Documents (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of United and its Subsidiaries as of its date, and each of the statements of income or results of operations and changes in stockholders’ equity and cash flows or equivalent statements of United in any United SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in stockholders’ equity and cash flows, as the case may be, of United and its Subsidiaries for the periods to which they relate, in each case in accordance with GAAP during the periods involved, except in each case as may be noted therein, and subject to normal year-end audit adjustments in the case of unaudited statements.

(ii) Section 5.04(g)(ii) of United’s Disclosure Schedule lists, and upon request, United has delivered to Georgetown, copies of the documentation creating or governing all securitization transactions and “off-balance sheet arrangements” (as defined in Item 303(a)(4)(ii) of Regulation S-K) effected by United or its Subsidiaries, since December 31, 2014. Ernst & Young LLP, which has expressed its opinion with respect to the financial statements of United and its Subsidiaries (including the related notes) included in the United SEC Documents is and has been throughout the periods covered by such financial statements an independent registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002).

(iii) United has on a timely basis filed all forms, reports and documents required to be filed by it with the SEC since December 31, 2010. Section 5.04(g)(iii) of United’s Disclosure Schedule lists and, except to the extent available in full without redaction on the SEC’s web site through the Electronic Data Gathering, Analysis and Retrieval System (EDGAR) two days prior to the date of this Agreement, United has delivered to Georgetown copies in the form filed with the SEC of (A) its Annual Reports on Form 10-K for each fiscal year of the Company beginning after December 31, 2010, (B) its Quarterly Reports on Form 10-Q for each of the first three fiscal quarters in each of the fiscal years of United referred to in clause (A) above, (C) all proxy statements relating to United’s meetings of stockholders (whether annual or special) held, and all information statements relating to stockholder consents since the beginning of the first fiscal year referred to in clause (A) above, (D) all certifications and statements required by (x) the SEC’s Order dated June 27, 2002, pursuant to Section 21(a)(1) of the Exchange Act (File No. 4-460), (y) Rule 13a-14 or 15d-14 under the Exchange Act or (z) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act of 2002) with respect to any report referred to above, (E) all other forms, reports, registration statements and other documents (other than preliminary materials if the corresponding definitive materials have been provided to Georgetown pursuant to this Section 5.04(g), filed by United with the SEC since the beginning of the first fiscal year referred above, and (F) all comment letters received by United from the staff of the SEC since December 31, 2013 and all responses to such comment letters by or on behalf of United.

(iv) United maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act; such controls and procedures are effective to ensure that all material information concerning United and its Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of United’s filings with the SEC and other public disclosure documents. United maintains internal control over financial reporting as defined in Rule 13a-15(f) under the Exchange Act and as of December 31, 2014, such internal control over financial reporting was effective in providing reasonable assurance to United’s management and its Board of Directors regarding the preparation and fair presentation of published financial statements in accordance with GAAP. To United’s knowledge, each director and executive officer of United has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations thereunder since December 31, 2014. As used in this Section 5.04(g), the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(v) Since December 31, 2014, United and its Subsidiaries have not incurred any liability other than in the ordinary course of business consistent with past practice.

(vi) Since December 31, 2014, (A) United and its Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice (excluding matters related to this Agreement and the transactions contemplated hereby) and (B) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any subsection of Section 5.04 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to United.

(h) Litigation. No litigation, claim or other proceeding before any Governmental Authority is pending against United or any of its Subsidiaries and, to United’s knowledge, no such litigation, claim or other proceeding has been threatened.

(i) Regulatory Matters. Neither United nor any of its Subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any Regulatory Authority.

(i) Neither United nor any of its Subsidiaries has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

(ii) United is not a financial holding company as defined by the Gramm-Leach-Bliley Act of 1999.

(j) Compliance with Laws.

(i) Each of United and its Subsidiaries is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, Fair Credit Reporting Act, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Bank Secrecy Act, any regulations promulgated by the Consumer Financial Protection Bureau, the Foreign Corrupt Practices Act, Title III of the USA Patriot Act, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, and any other law relating to bank secrecy, discriminatory or abusive or deceptive lending or any other product or service, financing or leasing practices, money laundering prevention, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act, and all agency requirements relating to the origination, sale and servicing of mortgage and consumer loans.

(ii) Each of United and its Subsidiaries has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to its knowledge, no suspension or cancellation of any of them is threatened.

(iii) Each of United and its Subsidiaries has received, since December 31, 2004, no notification or communication from any Governmental Authority (A) asserting that United or any of its Subsidiaries is not in compliance with any of the statutes, regulations, or ordinances which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit, or governmental authorization (nor, to United’s knowledge, do any grounds for any of the foregoing exist).

(iv) Each of United and its Subsidiaries since January 1, 2010, is in compliance with the privacy provisions of the Gramm-Leach-Bliley Act, and all other applicable laws relating to consumer privacy.

(v) Neither United nor any of its directors, officers or employees, nor, to the knowledge of United, any agent or other Person acting on behalf of United is currently subject to any sanctions administered by Office of Foreign Assets Control.

(vi) Merger Sub is an “insured depositary institution” as defined in the FDIA and applicable regulations thereunder, is in compliance in all respects with the applicable provisions of the Community Reinvestment Act and the regulations promulgated thereunder and has received a Community Reinvestment Act rating of “satisfactory” in its most recently completed exam, and United has no Knowledge of the existence of any fact or circumstance or set of facts or circumstances that could reasonably be expected to result in Merger Sub having its current rating lowered.

(k) Material Contracts; Defaults. Except for this Agreement, neither United nor any of its Subsidiaries is a party to, bound by or subject to any Contract (i) that is a “material contract” within the meaning of Item 601(b)(10) of the SEC’s Regulation S-K or (ii) that restricts or limits in any way the conduct of business by it or any of its Subsidiaries (including without limitation a non-compete or similar provision). Neither United nor any of its Subsidiaries is in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected, or under which it or its respective assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

(l) Employee Benefit Plans.

(i) United has Previously Disclosed a complete and accurate list of all existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, severance, welfare and fringe benefit plans, employment or severance agreements and all similar practices, policies and arrangements in which any current or former employee (the “United Employees”), current or former consultant (the “United Consultants”) or current or former director (the “United Directors”) of United or any of its Subsidiaries participates or to which any United Employees, United Consultants or United Directors are a party (the “United Compensation and Benefit Plans”).

(ii) Each United Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, or any regulations or rules promulgated thereunder, and all filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made. Each Compensation and Benefit Plan which is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (a “United Pension Plan”) and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter (including a determination that the related trust under such United Compensation and Benefit Plan is exempt from tax under Section 501(a) of the Code) from the IRS or the Compensation and Benefit Plan uses a prototype or volume submitter plan that is the subject of an IRS opinion or advisory letter, and United is not aware of any circumstances which could adversely affect such qualification or which are likely to result in the revocation of any existing favorable determination letter or in not receiving a favorable determination letter. There is no material pending or, to the knowledge of United, threatened legal action, suit or claim relating to the United Compensation and Benefit Plans other than routine claims for benefits. Neither United nor any of its Subsidiaries has engaged in a transaction, or omitted to take any action, with respect to any United Compensation and Benefit Plan that would reasonably be expected to subject United or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA, assuming for purposes of Section 4975 of the Code that the taxable period of any such transaction expired as of the date hereof.

(iii) No liability (other than for payment of premiums to the PBGC which have been made or will be made on a timely basis) under Title IV of ERISA has been or is expected to be incurred by United or any of its Subsidiaries with respect to any ongoing, frozen or terminated “single-employer plan”, within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or any single-employer plan of any entity (a “United ERISA Affiliate”) which is considered one employer with United under Section 4001(a)(14) of ERISA or Section 414(b) or (c) of the Code (a “United ERISA Affiliate Plan”). None of United, any of its Subsidiaries or any United ERISA Affiliate has contributed, or has been obligated to contribute, to a multiemployer plan under Subtitle E of Title IV of ERISA at any time since September 26, 1980. No notice of a “reportable event”, within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any United Compensation and Benefit Plan or by any United ERISA Affiliate Plan within the 12-month period ending on the date hereof, and no such notice will be required to be filed as a result of the transactions contemplated by this Agreement. The PBGC has not instituted proceedings to terminate any Pension Plan or United ERISA Affiliate Plan and, to United’s knowledge, no condition exists that presents a material risk that such proceedings will be instituted. To the knowledge of United, there is no pending investigation or enforcement action by the PBGC, the DOL or IRS or any other governmental agency with respect to any United Compensation and Benefit Plan. Under each United Pension Plan and United ERISA Affiliate Plan, as of the date of the most recent actuarial valuation performed prior to the date of this Agreement, the actuarially determined present value of all “benefit liabilities”, within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in such actuarial valuation of such United Pension Plan or United ERISA Affiliate Plan), did not exceed the then current value of the assets of such United Pension Plan or United ERISA Affiliate Plan and since such date there has been neither an adverse change in the financial condition of such United Pension Plan or United ERISA Affiliate

Plan nor any amendment or other change to such Pension Plan or ERISA Affiliate Plan that would increase the amount of benefits thereunder which reasonably could be expected to change such result.

(iv) All contributions required to be made under the terms of any United Compensation and Benefit Plan or United ERISA Affiliate Plan or any employee benefit arrangements under any collective bargaining agreement to which United or any of its Subsidiaries is a party have been timely made or have been reflected on United’s financial statements. Neither any United Pension Plan nor any United ERISA Affiliate Plan has an “accumulated funding deficiency” (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and all required payments to the PBGC with respect to each United Pension Plan or United ERISA Affiliate Plan have been made on or before their due dates. None of United, any of its Subsidiaries or any United ERISA Affiliate (x) has provided, or would reasonably be expected to be required to provide, security to any United Pension Plan or to any United ERISA Affiliate Plan pursuant to Section 401(a)(29) of the Code, and (y) has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result, in the imposition of a lien under Section 412(n) of the Code or pursuant to ERISA.

(v) Neither United nor any of its Subsidiaries has any obligations to provide retiree health and life insurance, retiree long-term care insurance, retiree death or other benefits, other than a program to offer to remit premiums and provide some administrative tasks with respect to retiree health and live insurance paid by retirees under any United Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code, and each such United Compensation and Benefit Plan may be amended or terminated without incurring liability thereunder and there has been no communication to Employees by United or any of its Subsidiaries that would reasonably be expected to promise or guarantee such Employees retiree health or life insurance or other retiree death benefits on a permanent basis.

(vi) United and its Subsidiaries do not maintain any United Compensation and Benefit Plans covering foreign Employees.

(vii) The consummation of the transactions contemplated by this Agreement would not, directly or indirectly (including, without limitation, as a result of any termination of employment prior to or following the Effective Time) reasonably be expected to (A) entitle any United Employee, United Consultant or United Director to any payment (including severance pay or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any United Compensation and Benefit Plan or (C) result in any material increase in benefits payable under any United Compensation and Benefit Plan.

(viii) Except for compensation paid to Richard M. Adams, neither United nor any of its Subsidiaries maintains any compensation plans, programs or arrangements the payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

(ix) As a result, directly or indirectly, of the transactions contemplated by this Agreement (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), neither United nor Georgetown, or any of their respective Subsidiaries will be obligated to make a payment that would be characterized as an “excess parachute payment” to an individual who is a “disqualified individual” (as such terms are defined in Section 280G of the Code), without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

(x) Neither United nor any of its Subsidiaries has made any agreement, taken any action, or omitted to take any action, with respect to or as part of any United Compensation and Benefit Plan that is an operational failure under Section 409A of the Code or that would reasonably be expected to subject United or any of its Subsidiaries to any obligation to report any amount or withhold any amount as includable in income and subject to tax, interest or any penalty by any service provider to United or any of its Subsidiaries under

Section 409A of the Code or to pay any reimbursement or other payment to any service provider, as defined under Section 409A of the Code, respecting any such tax, interest or penalty under Section 409A of the Code.

(m) No Brokers. No action has been taken by United that would give rise to any valid claim against any party hereto for a brokerage commission, finder’s fee or other like payment with respect to the transactions contemplated by this Agreement, excluding a Previously Disclosed fee to Sandler O’Neill & Partners, L.P.

(n) Labor Matters. Neither United nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement, Contract or other agreement or understanding with a labor union or labor organization, nor is United or any of its Subsidiaries the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel United or any such Subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to United’s knowledge, threatened, nor is United aware of any activity involving its or any of its Subsidiaries’ employees seeking to certify a collective bargaining unit or engaging in other organizational activity. United and its Subsidiaries are in compliance and at all times have complied in all respects with all applicable laws governing the employment of labor and the withholding of taxes, including all laws relating to wages, hours, affirmative action, collective bargaining, discrimination, civil rights, safety and health, workers’ compensation and the collection and payment of withholding and/or Social Security taxes and similar taxes.

(o) Takeover Laws. United has taken all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, the requirements of any Takeover Laws applicable to United.

(p) Environmental Matters. To United’s knowledge, neither the conduct nor operation of United or its Subsidiaries nor any condition of any property presently or previously owned, leased or operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a Lien, violates or violated Environmental Laws and to United’s knowledge no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in liability under Environmental Laws. To United’s knowledge, neither United nor any of its Subsidiaries has received any notice from any person or entity that United or its Subsidiaries or the operation or condition of any property ever owned, leased, operated or held as collateral or in a fiduciary capacity by any of them are or were in violation of or otherwise are alleged to have liability under any Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on, beneath or originating from any such property.

(q) Tax Matters. (i) All Tax Returns that are required to be filed by or with respect to United and its Subsidiaries have been timely filed (taking into account all applicable extensions), and all Taxes shown to be due on such Tax Returns have been paid in full, other than Taxes that are being contested in good faith, which have not been finally determined, and have been adequately reserved against in accordance with GAAP on United’s consolidated financial statements as of December 31, 2014. All assessments for Taxes of United or any of its Subsidiaries due with respect to completed and settled examinations or any concluded litigations have been fully paid. There are no disputes, audits, examinations or proceedings pending, or claims asserted, for Taxes upon United or any of its Subsidiaries. Neither United nor any of its Subsidiaries has granted any extension or waiver of the limitation period for the assessment or collection of Tax that remains in effect. Neither United nor any of its Subsidiaries has any liability with respect to income, franchise or similar Taxes that accrued on or before December 31, 2014 in excess of the amounts accrued with respect thereto that are reflected in the consolidated financial statements of United as of December 31, 2014. As of the date hereof, neither United nor any of its Subsidiaries has any knowledge of any conditions that exist that might prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(r) Risk Management Instruments. Neither United nor any of its Subsidiaries are parties to any interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for United’s own account, or for the account of one or more of United’s Subsidiaries or their customers.

(s) Books and Records. The books and records of United and its Subsidiaries have been fully, properly and accurately maintained in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein, and they fairly reflect the substance of events and transactions included therein.

(t) Insurance. United Previously Disclosed all of the insurance policies, binders, or bonds maintained by United or its Subsidiaries. United and its Subsidiaries are insured with insurers believed to be reputable against such risks and in such amounts as the management of United reasonably has determined to be prudent in accordance with industry practices. All such insurance policies are in full force and effect; United and its Subsidiaries are not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

(u) Funds Available. United has, and will have available to it at the Effective Time, sources of capital and authorized shares of United Common Stock sufficient to pay the Merger Consideration and the amounts payable pursuant to Section 3.03.

(v) Representations and Warranties of United with Respect to Merger Sub.

(i) Organization, Standing and Authority. Merger Sub is duly organized and validly existing in good standing under the laws of the state of its organization, and is or prior to the Effective Time will be duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified.

(ii) Power. Merger Sub has, or prior to the Effective Time will have, the power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

(iii) Authority. This Agreement and the transactions contemplated hereby have been, or prior to the Effective Time will have been, authorized by all requisite action on the part of Merger Sub. Upon execution and delivery of Exhibit A, this Agreement will be a valid and legally binding agreement of Merger Sub enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

ARTICLE VI

Covenants

6.01 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of Georgetown and United agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate fully with the other party hereto to that end.

6.02 Stockholder Approvals. Georgetown agrees to take, in accordance with applicable law and the Georgetown Certificate and Georgetown Bylaws, all action necessary to convene a meeting of its stockholders to consider and vote upon the approval of this Agreement and any other matters required to be approved by

Georgetown’s stockholders for consummation of the Merger (including any adjournment or postponement, the “Georgetown Meeting”), as promptly as practicable after the Registration Statement is declared effective. The Georgetown Board will recommend that the Georgetown stockholders approve the Agreement and the transactions contemplated hereby, provided that the Georgetown Board may fail to make such recommendation, or withdraw, modify or change any such recommendation, if the Georgetown Board, after having consulted with and considered the advice of outside counsel, has determined that the making of such recommendation, or the failure to withdraw, modify or change such recommendation, would be reasonably likely to constitute a breach of the fiduciary duties of the members of the Georgetown Board under applicable law.

6.03 Registration Statement.

(a) United agrees to prepare a registration statement on Form S-4 (the “Registration Statement”) to be filed by United with the SEC in connection with the issuance of United Common Stock in the Merger (including the prospectus of United and proxy solicitation materials of United and Georgetown constituting a part thereof (the “Proxy Statement”) and all related documents). Georgetown and United agree to cooperate, and to cause their respective Subsidiaries, as applicable, to cooperate, with the other and its counsel and its accountants in the preparation of the Registration Statement and the Proxy Statement. United agrees to file the Registration Statement (including the Proxy Statement in preliminary form) with the SEC as promptly as reasonably practicable and in any event within 90 days from the date of this Agreement. Each of Georgetown and United agrees to use all reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof. United also agrees to use all reasonable efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement. Each of United and Georgetown agrees to furnish to the other party all information concerning itself, its Subsidiaries, officers, directors and stockholders and such other matters as may be reasonably necessary or advisable or as may be reasonably requested in connection with the Registration Statement, Proxy Statement or any other statement, filing, notice or application made by or on behalf of United, Georgetown or their respective Subsidiaries, as applicable, to any Governmental Authority in connection with the Merger and the other transactions contemplated by this Agreement. Georgetown shall have the right to review and consult with United and approve the form of, and any characterization of such information included in, the Registration Statement prior to its being filed with the SEC.

(b) Each of Georgetown and United agrees, as to itself and its Subsidiaries and affiliates, as applicable, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the time of the Georgetown Meeting, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or any statement which, in the light of the circumstances under which such statement is made, will be false or misleading with respect to any material fact, or which will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier statement in the Proxy Statement or any amendment or supplement thereto. Each of Georgetown and United further agrees that if it shall become aware prior to the Georgetown Meeting of any information furnished by it that would cause any of the statements in the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to correct the Proxy Statement.

(c) United agrees to advise Georgetown, promptly after United receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of United Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

6.04 Press Releases. United and Georgetown each shall consult with the other prior to issuing any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated hereby and prior to making any filings with respect to any third party and/or any Governmental Authority with respect thereto, except as may be required by law or by obligations pursuant to any listing agreement with, or rules of, the NASDAQ, in which case the party required to make the release or announcement shall consult with the other to the extent practicable. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

6.05 Access; Information.

(a) Each of Georgetown and United agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford the other party and the other party’s officers, employees, counsel, accountants and other authorized representatives, such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, Tax Returns and work papers of independent auditors), properties, personnel and to such other information as any party may reasonably request and, during such period, it shall furnish promptly to such other party (i) a copy of each material report, schedule and other document filed by it pursuant to the requirements of federal or state securities laws, and (ii) all other information concerning the business, properties and personnel of it as the other may reasonably request. Neither United or its Subsidiaries nor Georgetown shall be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of United, Georgetown or their respective Subsidiaries, as the case may be, or contravene any applicable law or regulation or binding contract, agreement or arrangement entered into prior to the date of this Agreement; and in any such event, the parties will make appropriate substitute disclosure arrangements.

(b) Each of Georgetown and United shall hold all information furnished by or on behalf of the other party or any of such party’s Subsidiaries or representatives pursuant to this Section 6.05 in confidence to the extent required by, and in accordance with, the provisions of that certain confidentiality agreement dated August 12, 2015 between Georgetown and United and that certain confidentiality agreement dated October 31, 2015 between Georgetown and United (collectively, the “Confidentiality Agreements”).

(c) During the period from the date of this Agreement to the Effective Time, each party shall promptly furnish the other with copies of all monthly and other interim financial statements produced in the ordinary course of business as the same shall become available.

6.06 Acquisition Proposals. Georgetown agrees that it shall not, and shall cause its officers, directors, agents, advisors and affiliates not to, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with any person relating to, any Acquisition Proposal. It shall immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties other than United with respect to any of the foregoing and shall use its reasonable best efforts to enforce any confidentiality or similar agreement relating to an Acquisition Proposal. Georgetown will inform United promptly of all relevant details of any inquiries or contacts by third parties relating to the possible disposition of the business or the capital stock of Georgetown or any merger, change or control or other business combination involving Georgetown. Notwithstanding the foregoing, if, at any time the Georgetown Board determines in good faith, after consultation with outside counsel, that failure to do so would be reasonably likely to constitute a breach of its fiduciary duties under applicable law, Georgetown, in response to a written Acquisition Proposal that was unsolicited after the date of this Agreement or that did not otherwise result from a breach of this Section 6.06, may furnish non-public information with respect to Georgetown to the Person who made such Acquisition Proposal and participate in negotiations regarding such Acquisition Proposal.

6.07 Takeover Laws. No party hereto shall take any action that would cause the transactions contemplated by this Agreement to be subject to requirements imposed by any Takeover Law and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement from any applicable Takeover Law, as now or hereafter in effect.

6.08 Exemption from Liability Under Section 16(b). United and Georgetown agree that, in order to most effectively compensate and retain certain directors and officers of Georgetown in connection with the Merger, both prior to and after the Effective Time, it is desirable that the directors and officers of Georgetown not be subject to a risk of liability under Section 16(b) of the Exchange Act, and for that compensatory and retentive purposes agree to the provisions of this Section 6.08. The United Board, or a committee of “Non-Employee Directors” (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act) thereof, shall promptly, and in any event prior to the Effective Time, take all such steps as may be necessary or appropriate to cause any dispositions of Georgetown Common Stock, Georgetown Stock Options or acquisitions (and any subsequent dispositions) of United Common Stock or Replacement Options by the directors and officers of Georgetown, who, immediately following the Merger, will be directors and officers of United subject to the reporting requirements of Section 16(a) of the Exchange Act, in each case pursuant to the transactions contemplated by this Agreement, to be exempt from liability pursuant to Section 16(b) under the Exchange Act to the fullest extent permitted by applicable law.

6.09 Regulatory Applications.

(a) United and Georgetown and their respective Subsidiaries and affiliates, as applicable, (a) shall cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement and (b) covenant and agree that none of the information supplied or to be supplied by such party and any of its Subsidiaries and affiliates, as applicable, for inclusion in any filings with Governmental Authorities will, at the respective time such filing is made be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made not misleading. Each party shall use its reasonable efforts to resolve objections, if any, which may be asserted with respect to the Merger under any applicable law, regulation or decree, including agreeing to divest any assets, deposits, lines of business or branches; provided, that United shall not be required to agree to any condition or take any action if such agreements or the taking of such action is reasonably likely to result in a condition or restriction having an effect of the type referred to in Section 7.01(b). Each of United and Georgetown shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to, all material written information submitted to any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable, in any event, United shall make all necessary filings and notices within 90 days of the date of this Agreement. Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of material matters relating to completion of the transactions contemplated hereby, including advising the other party upon receiving any communication from a Governmental Authority the consent or approval of which is required for the consummation of the Merger and the other transactions contemplated by this Agreement (a “Regulatory Communication”). Upon the receipt of a Regulatory Communication, without limiting the scope of the foregoing paragraphs, United shall, to the extent permitted by applicable law (i) promptly advise Georgetown of the receipt of any substantive communication from a Governmental Authority with respect to the transactions contemplated hereby, (ii) provide Georgetown with a reasonable opportunity to participate in the preparation of any response thereto and the preparation of any other substantive submission or communication to any Governmental Authority with respect to the transactions contemplated hereby and to review any such response, submission or communication prior to the filing or submission thereof, and (iii) promptly provide Georgetown with a report with respect to any meetings or substantive telephone conversations that United or its Subsidiaries or their respective representatives may have from time to time with any Governmental Authority with respect to the transactions contemplated by this Agreement.

(b) Each party agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any third party or Governmental Authority.

6.10 Indemnification.

(a) Following the Effective Date and for a period of six years thereafter, United shall indemnify, defend and hold harmless the present directors, officers and employees of Georgetown (each, an “Indemnified Party”) against all costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities (collectively, “Costs”) incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement), whether asserted or claimed prior to, at or after the Effective Time to the fullest extent that Georgetown is permitted or required to indemnify (and advance expenses to) its directors and officers under the laws of the District of Columbia, the Georgetown Certificate, the Georgetown Bylaws and any agreement as in effect on the date hereof; provided that any determination required to be made with respect to whether an officer’s, director’s or employee’s conduct complies with the standards set forth under District of Columbia law, the Georgetown Certificate, the Georgetown Bylaws and any agreement shall be made by independent counsel (which shall not be counsel that provides material services to United) selected by United and reasonably acceptable to such officer or director. United shall comply with any agreements that contain any indemnification provisions between Georgetown, on the one hand, and its respective directors and officers on the other hand; provided, however, that Georgetown agrees to exercise its reasonable best efforts to obtain amendments to such agreements prior to the Effective Date so that terms of any such agreement aligns with the time periods set forth in this Section 6.10.

(b) For a period of six years from and after the Effective Time, United shall (i) maintain in effect (A) the current provisions regarding indemnification of and the advancement of expenses to Indemnified Parties contained in the Georgetown Certificate and the Georgetown Bylaws (or comparable organizational documents) and (B) any indemnification agreements of Georgetown with or for the benefit of any Indemnified Parties existing on the date hereof, and (ii) indemnify the Indemnified Parties to the fullest extent permitted by applicable law. For purposes of the foregoing: (i) in the event any claim is asserted within the six year period during which Georgetown, (A) all such rights in respect of any such claim shall continue until disposition thereof and (B) the Indemnified Party shall be entitled to advancement of expenses within five business days following receipt of any such claim involving such Indemnified Party; and (ii) any determination required to be made with respect to whether an Indemnified Party’s conduct complies with the standards set forth under DC Business Code, the Georgetown Certificate or Georgetown Bylaws or any such agreement, as the case may be, for purposes of the allowance of indemnification or advancement of expenses, shall be made by independent legal counsel selected by such Indemnified Party and reasonably acceptable to United. The fees and expenses of such independent legal counsel shall be paid for by United.

(c) For a period of six years from the Effective Time, United shall use its reasonable best efforts to maintain director’s and officer’s liability insurance (determined as of the Effective Time) with respect to claims against present and former directors, officers and employees of Georgetown arising from facts or events which occurred before the Effective Time, which insurance shall contain at least the same coverage and amounts, and contain terms and conditions no less advantageous, as that coverage currently provided by Georgetown; provided, that in no event shall United be required to expend, on an annual basis, more than 200% of the current amount expended by Georgetown (the “Insurance Amount”) to maintain or procure such directors and officers insurance coverage; provided, further, that if United is unable to maintain or obtain the insurance called for by this Section 6.10(c), United shall use its reasonable best efforts to obtain as much comparable insurance as is available for the Insurance Amount; provided, further, that officers and directors of Georgetown may be required to make application and provide customary representations and warranties to United’s insurance carrier for the purpose of obtaining such insurance.

(d) Any Indemnified Party wishing to claim indemnification under Section 6.10(a), upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify United thereof; provided that the failure so to notify shall not affect the obligations of United under Section 6.10(a) unless and to the extent that United is actually prejudiced as a result of such failure.

(e) If United or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successors and assigns of United shall assume the obligations set forth in this Section 6.10.

(f) The provisions of this Section 6.10, (i) shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives, and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by agreement or otherwise.

6.11 Benefit Plans.

(a) At and following the Effective Time (i) United shall provide employees of Georgetown with employee benefit plans substantially similar to those provided to similarly situated employees of United, except with respect to the United Pension Plan, (ii) United shall cause any and all pre-existing condition limitations (to the extent such limitations did not apply to a pre-existing condition under the Compensation and Benefit Plans) and eligibility waiting periods under group health plans to be waived with respect to such employees and their eligible dependents, and (iii) all employees of Georgetown shall receive credit for years of service with Georgetown and its predecessors prior to the Effective Time for purposes of eligibility and vesting (but not for purposes of benefit accrual other than accrual for severance, vacation and paid time off; provided, that, in accordance with United’s policies, no vacation or paid time off shall be thereafter carried over into a subsequent calendar year) under United’s benefit plans, except with respect to the United Pension Plan. All employees of Georgetown and their eligible dependents will receive credit for co-payments, deductibles and out-of-pocket maximums satisfied by such employees and dependents under the Compensation and Benefit Plans. Except as provided in this Agreement, United shall maintain Georgetown’s existing employee benefit plans until such time as United has provided similar plans to employees of Georgetown as contemplated in the preceding sentence. Employees of Georgetown shall not be entitled to accrual of benefits or allocation of contributions under United’s benefit plans based on years of service with Georgetown and its predecessors prior to the Effective Date, except with respect to any severance, vacation or paid time off accrual.

(b) Except for employees of Georgetown with individual agreements that provide for payment of severance under certain circumstances (who will be paid severance only in accordance with such agreements and shall not have a right to employer-paid outplacement services), United agrees that each employee of Georgetown who is involuntarily terminated by United or any of its Subsidiaries (other than for cause) on or within the time period set forth in Section 6.11(b) of Georgetown’s Disclosure Schedule, shall receive (i) a severance payment equal to the amounts set forth in Section 6.11(b)(i) of Georgetown’s Disclosure Schedule, but only if such employee does not have rights to a severance payment under an employment agreement, in which case no severance payment shall be made to such employee pursuant to this Section 6.11(b), and (ii) reimbursement of costs associated with reasonable outplacement services actually incurred no later than the date that is set forth in Section 6.11(b)(ii) of Georgetown’s Disclosure Schedule, so that after reimbursement, such services will be at no cost to the employee; provided that (A) documentation of such expenses is provided to United by the terminated employee and (B) such services are provided by an outplacement agency selected by United.

(c) Prior to the Effective Time, Georgetown shall one hundred percent vest all accrued benefits provided under Georgetown’s 401(k) plan, subject to consummation of the Merger. United and Georgetown shall use reasonable efforts to take such action as may be necessary to (i) terminate Georgetown’s 401(k) plan, including, in United’s sole discretion, the receipt of a favorable determination letter from the IRS relating to such termination and (ii) terminate and liquidate, within 30 days prior to the Effective Time, the Deferred Compensation Plans.

(d) At and following the Effective Time, United shall honor, and United shall be obligated to perform, or shall cause its Subsidiaries to honor and perform, in accordance with their terms and applicable law, the contractual rights of Employees, Consultants and Directors of Georgetown existing as of the Effective Time.

(e) United and Georgetown shall perform each of their respective obligations in Attachment A to Georgetown’s Disclosure Schedule.

6.12 Notification of Certain Matters. Each of Georgetown and United shall promptly notify the other of (i) any material change in the normal course of its business or in the operation of its properties, and to the extent permitted by applicable law, of any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of a material claim, action, suit, proceeding or investigation involving such party, and (ii) any fact, event or circumstance known to it that would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

6.13 Directors and Officers.

(a) United shall take all appropriate action so that as of the Effective Time the number of directors constituting the United Board shall be increased by one and Michael P. Fitzgerald shall be appointed as a director of United. United will nominate Michael P. Fitzgerald for election as a director at the annual meeting of United immediately following the Effective Time and solicit proxies for Michael P. Fitzgerald in the same manner as it does for all other members of United’s slate of directors in connection with such meeting.

(b) United shall take all appropriate action so that as of the Effective Time the number of directors constituting the Merger Sub shall be increased by two and two individuals from Georgetown shall be appointed to the board of directors of Merger Sub one of which shall be Michael P. Fitzgerald who will be appointed Vice Chairman of the Merger Sub. With the exception of Michael P. Fitzgerald, the individuals chosen by Georgetown to serve as directors of Merger Sub shall be subject to the consent of the United Board, which shall not be unreasonably withheld. United also shall take all appropriate action so that as of the Effective Time Timothy Veith shall be appointed as the Market President of Merger Sub’s Washington, D.C. market.

6.14 Compliance with Laws. Each of United and Georgetown shall comply in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to employees conducting such businesses.

6.15 Operating Functions. Georgetown shall cooperate with United and Merger Sub in connection with planning for the efficient and orderly combination of the parties and the operation of United and Merger Sub (including the former operations of Georgetown) after the Merger, and in preparing for the consolidation of appropriate operating functions to be effective on the Effective Time or such later date as United may decide. Notwithstanding the foregoing, (a) neither United nor Merger Sub shall under any circumstance be permitted to exercise control of Georgetown prior to the Effective Time, (b) Georgetown shall not be under any obligation to act in a manner that could reasonably be deemed to constitute anti-competitive behavior under federal or state antitrust laws and (c) Georgetown shall not be required to agree to any material obligation that is not contingent upon the consummation of the Merger.

ARTICLE VII

Conditions to Consummation of the Merger

7.01 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each of United and Georgetown to consummate the Merger is subject to the fulfillment or written waiver by United and Georgetown prior to the Effective Time of each of the following conditions:

(a) Stockholder Approval. This Agreement and any other matters required to be approved by Georgetown’s stockholders for consummation of the Merger shall have been duly approved by the requisite vote of the stockholders of Georgetown.

(b) Regulatory Approvals. All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain any conditions, restrictions or requirements applicable either before or after the Effective Time which the United Board reasonably determines in good faith would have a Material Adverse Effect on United and its Subsidiaries taken as a whole and taking into account the consummation of the Merger in making such determination.

(c) No Injunction. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and prohibits consummation of the transactions contemplated by this Agreement.

(d) Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

(e) Listing. The shares of United Common Stock to be issued in the Merger shall have been approved for listing on the NASDAQ, subject to official notice of issuance.

7.02 Conditions to Obligation of Georgetown. The obligation of Georgetown to consummate the Merger is also subject to the fulfillment or written waiver by Georgetown prior to the Effective Time of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of United set forth in this Agreement shall be true and correct, subject to the standard set forth in Section 5.02, as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), and Georgetown shall have received a certificate, dated the Effective Date, signed on behalf of United by the Chief Executive Officer and the Chief Financial Officer of United to such effect.

(b) Performance of Obligations of United. United shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Georgetown shall have received a certificate, dated the Effective Date, signed on behalf of United by the Chief Executive Officer and the Chief Financial Officer of United to such effect.

(c) Opinion of Georgetown’s Counsel. Georgetown shall have received an opinion of Covington & Burling LLP, counsel to Georgetown, in form and substance reasonably satisfactory to Georgetown, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Merger will be treated as a “reorganization” within the meaning of Section 368 of the Code. In rendering its opinion, Covington & Burling LLP may require and rely upon representations contained in letters from Georgetown, United, officers and employees of Georgetown or United, and others, reasonably satisfactory in form and substance to it.

7.03 Conditions to Obligation of United. The obligation of United to consummate the Merger is also subject to the fulfillment or written waiver by United prior to the Effective Time of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of Georgetown set forth in this Agreement shall be true and correct, subject to the standard set forth in Section 5.02, as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date) and United shall have received a certificate, dated the Effective Date, signed on behalf of Georgetown by the Chief Executive Officer and the Chief Financial Officer of Georgetown to such effect.

(b) Performance of Obligations of Georgetown. Georgetown shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and United shall have received a certificate, dated the Effective Date, signed on behalf of Georgetown by the Chief Executive Officer and the Chief Financial Officer of Georgetown to such effect.

(c) Opinion of United’s Counsel. United shall have received an opinion of Bowles Rice LLP, counsel to United, in form and substance reasonably satisfactory to United, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Merger will be treated as a “reorganization” under Section 368 of the Code. In rendering its opinion, Bowles Rice LLP may require and rely upon representations contained in letters from United, Georgetown, officers and employees of United or Georgetown, and others, reasonably satisfactory in form and substance to it.

ARTICLE VIII

Termination

8.01 Termination. This Agreement may be terminated, and the Merger may be abandoned:

(a) Mutual Consent. At any time prior to the Effective Time, by the mutual consent of United and Georgetown, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

(b) Breach. At any time prior to the Effective Time, by United or Georgetown (provided that the party seeking termination is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of either: (i) a breach by the other party of any representation or warranty contained herein (subject to the standard set forth in Section 5.02), which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; (ii) a material breach by the other party of any of the covenants or agreements contained herein, which material breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; or (iii) a breach by the other party of its obligations in Attachment A to Georgetown’s Disclosure Schedule, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach.

(c) Delay. At any time prior to the Effective Time, by United or Georgetown, if its Board of Directors so determines by vote of a majority of the members of such party’s entire Board of Directors, in the event that the Merger is not consummated by November 6, 2016, except to the extent that the failure of the Merger then to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this Section 8.01(b).

(d) Failure of United Conditions. By United in the event that any of the conditions precedent to the obligations of United to consummate the Merger contained in Sections 7.03(a) or 7.03(b) cannot be satisfied or fulfilled by the date specified in Section 8.01(b) (provided that the failure of such condition to be satisfied or fulfilled is not a result of United’s failure to perform, in any material respect, any of its covenants or agreements contained in this Agreement or the breach by United of any of its material representations or warranties contained in this Agreement).

(e) Failure of Georgetown Conditions. By Georgetown in the event that any of the conditions precedent to the obligations of Georgetown to consummate the Merger contained in Sections 7.02(a) or 7.02(b) cannot be satisfied or fulfilled by the date specified in Section 8.01(b) (provided that the failure of such condition to be satisfied or fulfilled is not a result of Georgetown’s breach of Section 6.02, 6.03 or 6.06, Georgetown’s failure to perform, in any material respect, any of its covenants or agreements contained in this Agreement or the breach by Georgetown of any of its material representations or warranties contained in this Agreement).

(f) No Approval. By Georgetown or United, if its Board of Directors so determines by a vote of a majority of the members of its entire Board of Directors, in the event (i) the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such Governmental Authority or (ii) any stockholder approval required by Section 7.01(a) herein is not obtained at the Georgetown Meeting.

(g) Failure to Recommend, Etc. At any time prior to the Georgetown Meeting, by United if the Georgetown Board shall have failed to make a recommendation to the Georgetown stockholders to approve this Agreement, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of United.

(h) Superior Proposal. By Georgetown, if the Georgetown Board so determines by a vote of the majority of the members of its entire board, at any time prior to the Georgetown Meeting, in order to concurrently enter into an agreement with respect to an unsolicited Acquisition Proposal that was received and considered by Georgetown in compliance with Section 6.06 and that would, if consummated, result in a transaction that is more favorable to Georgetown’s stockholders from a financial point of view than the Merger (a “Superior Proposal”); provided, that (i) this Agreement may be terminated by Georgetown pursuant to this Section 8.01(h) only after the fifth business day following United’s receipt of written notice from Georgetown advising United that Georgetown is prepared to enter into an agreement with respect to a Superior Proposal and only if, during such five business day period, United does not make an offer to Georgetown that the Georgetown Board determines in good faith, after consultation with its financial and legal advisors, is at least as favorable as the Superior Proposal and (ii) Georgetown complies with Section 8.03.

(i) Decline in United Common Stock Price. By Georgetown, if the Georgetown Board so determines by a vote of the majority of the members of the entire Georgetown Board, at any time during the five-day period commencing with the Determination Date, if both of the following conditions are satisfied:

(i) The number obtained by dividing the Average Closing Price by the Starting Price (as defined below) (the “United Ratio”) shall be less than 0.80; and

(ii) (x) the United Ratio shall be less than (y) the number obtained by dividing the Final Index Price by the Index Price on the Starting Date (each as defined below) and subtracting 0.20 from the quotient in this clause (ii) (y) (such number in this clause (ii) (y) being referred to herein as the “Index Ratio”);

subject, however, to the following three sentences. If Georgetown elects to exercise its termination right pursuant to this Section 8.01(i), it shall give written notice to United (provided that such notice of election to terminate may be withdrawn at any time within the aforementioned five-day period). During the five-day period commencing with its receipt of such notice, United shall have the option to increase the consideration to be received by the holders of Georgetown Common Stock hereunder, by adjusting the Exchange Ratio (calculated to the nearest one one-thousandth) to equal the lesser of (x) a number (rounded to the nearest one one-thousandth) obtained by dividing (A) the product of the Starting Price, 0.80 and the Exchange Ratio (as then in effect) by (B) the Average Closing Price and (y) a number (rounded to the nearest one one-thousandth) obtained by dividing (A) the product of the Index Ratio and the Exchange Ratio (as then in effect) by (B) the United Ratio. If United so elects within such five-day period, it shall give prompt written notice to Georgetown of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 8.01(i) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified.)

For purposes of this Section 8.01(i), the following terms shall have the meanings indicated:

“Final Index Price” shall mean the average of the Index Prices for the 20 consecutive full trading days ending on the trading day prior to the Determination Date.

“Index Group” shall mean the KBW Regional Banking Index (KRX).

“Index Price” shall mean the closing price on such date of the Index Group.

“Starting Date” shall mean the last trading day immediately preceding the date of the first public announcement of entry into this Agreement.

“Starting Price” shall mean the closing price of a share of United Common Stock on the NASDAQ (as reported in The Wall Street Journal, or if not reported therein, in another authoritative source) on the Starting Date.

8.02 Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article IX, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (i) as set forth in Section 8.03, (ii) that termination will not relieve a breaching party from liability for any willful breach of this Agreement giving rise to such termination, and (iii) Sections 6.03(b), 6.05(b), 8.02, 8.03, 9.05, 9.06, 9.07, 9.08, 9.09 and 9.10 shall survive any termination of this Agreement.

8.03 Fees and Expenses.

(a) In the event that, (i) this Agreement shall be terminated by Georgetown pursuant to Section 8.01(h), then Georgetown shall pay United promptly (but in no event later than two business days after the date of termination of this Agreement by Georgetown) a fee of $11,288,000 (the “Fee”), which amount shall be payable in immediately available funds or (ii) this Agreement is terminated by United pursuant to Section 8.01(g), and prior to that date that is 12 months after such termination, Georgetown enters into any Acquisition Agreement or any Acquisition Proposal is consummated (regardless of whether such Acquisition Proposal is consummated before or after termination of this Agreement), then Georgetown shall pay United the Fee on the earlier of such date of execution or consummation, which amount shall be payable in immediately available funds. For the purposes of this Section, “Acquisition Agreement” shall mean any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, or other similar agreement constituting or related to, or which is intended to or would be reasonably likely to lead to, any Acquisition Proposal. For purposes of the foregoing, the term “Acquisition Proposal” shall have the meaning set forth in the definition of “Acquisition Proposal” in Section 1.01 except that the references to “24.99%” shall be deemed to be references to “50.01%.” In no event shall Georgetown be required to pay the Fee on more than one occasion.

(b) In the event that Georgetown shall fail to pay the Fee when due, then Georgetown shall pay the Fee plus the costs and expenses actually incurred by United (including, without limitation, fees and expenses of counsel) in connection with the collection of the Fee under the enforcement of this Section 8.03, together with interest on such unpaid Fee and costs and expenses, commencing on the date that the Fee became due, at a rate equal to the rate of interest publicly announced by Citibank, N.A., from time to time, in the City of New York, as such bank’s prime rate plus 2.00%.

ARTICLE IX

Miscellaneous

9.01 Survival. No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time (other than Sections 2.02(b), 6.10, 6.11, 6.13, and this Article IX and those other covenants and agreements contained in this Agreement that by their terms apply or are to be performed in whole or in part after the Effective Time, all of which shall survive the Effective Time).

9.02 Waiver; Amendment. Prior to the Effective Time, any provision of this Agreement may be (i) waived by the party benefited by the provision, or (ii) amended or modified at any time, by an agreement in writing between the parties hereto executed in the same manner as this Agreement, except that after the Georgetown Meeting, this Agreement may not be amended if it would violate the DC Business Code or the VSCA, require further approval from Georgetown’s stockholders or changes the form or amount of Merger Consideration in a manner that is adverse in any respect to Georgetown’s stockholders.

9.03 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but shall not be assigned by any party without the prior written consent of the other parties.

9.04 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment or waiver hereto or any agreement or instrument entered into in connection with this Agreement or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.

9.05 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the Commonwealth of Virginia applicable to contracts made and to be performed entirely within such State (except to the extent that mandatory provisions of federal law are applicable and except that matters relating to the fiduciary duties of the Georgetown Board shall be subject to the laws of the District of Columbia). Each party hereby consents and submits to the exclusive jurisdiction and venue of any state or federal court located in the Commonwealth of Virginia (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (a) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (b) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (c) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (d) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 9.07.

9.06 Expenses. Subject to the obligations of Georgetown set forth in Section 8.03, each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that printing expenses shall be shared equally between Georgetown and United.

9.07 Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

If to Georgetown, to:

Bank of Georgetown

1115 30th Street, NW

Washington, District of Columbia 20007

Attention: Michael P. Fitzgerald

Chairman, President and Chief Executive Officer

Email: mfitzgerald@BankofGeorgetown.com

With a copy to:

Covington & Burling LLP

One CityCenter

850 Tenth Street, NW.

Washington, D.C. 20001

Facsimile Number: (202) 662-6000

Attention: Frank M. Conner III

Email: rconner@cov.com

Attention: Michael P. Reed

Email: mreed@cov.com.

If to United, to:

United Bankshares, Inc.

514 Market Street

Parkersburg, West Virginia 26101

Attention:	Richard M. Adams
Email: richard.adams@bankwithunited.com
Mark Tatterson
Email: Mark.Tatterson@ubsi-inc.com

With a copy to:

Bowles Rice LLP

600 Quarrier Street

Charleston, West Virginia 25301

Facsimile:	(304) 343-3058
Attention:	Sandra M. Murphy, Esq.
Email:	smurphy@bowlesrice.com

9.08 Entire Understanding; No Third Party Beneficiaries. This Agreement (including the Disclosure Schedules attached hereto and incorporated herein) and the Confidentiality Agreements represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersede any and all other oral or written agreements heretofore made. Except for Section 6.10, which shall inure to the benefit of the Persons referred to in such Sections, nothing in this Agreement expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance herewith without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date. Notwithstanding any other provision hereof to the contrary, no consent, approval or agreement of any third party beneficiary will be required to amend, modify to waive any provision of this Agreement.

9.09 Severability. The provisions of this Agreement will be deemed severable, and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any party or Person or any circumstance, is found by a court or other Governmental Authority of competent jurisdiction to be invalid or unenforceable, (a) a suitable and equitable provision will be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision (which provision shall be agreed to in writing by the parties), and (b) the remainder of this Agreement and the application of such provision to other parties, Persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

9.10 Disclosures. Any disclosure made in any document delivered pursuant to this Agreement or referred to or described in writing in any Section of this Agreement or any schedule attached hereto shall be deemed to be disclosure for purposes of any other Section to which the relevance of such item is reasonably apparent.

9.11 Interpretation; Effect. When a reference is made in this Agreement to Sections, Exhibits or Disclosure Schedules, such reference shall be to a Section of, or Exhibit or Disclosure Schedule to, this Agreement unless otherwise indicated. The Disclosure Schedules as well as all other schedules and exhibits to this Agreement shall be deemed to be part of this Agreement and included in any reference to this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereby,” “herein,” “hereof,” “hereunder” and similar terms refer to this Agreement as a whole and not to any specific Section. Any pronoun used herein shall refer to any gender, either masculine, feminine or neuter, as the context requires. No provision of this Agreement shall be construed to require Georgetown, United or any of their respective Subsidiaries, affiliates or directors to take any action which would violate applicable law (whether statutory or common law), rule or regulation. The parties hereto acknowledge that each party hereto has reviewed, and has had an opportunity to have its counsel review, this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party, or any similar rule operating against the drafter of an agreement, shall not be applicable to the construction or interpretation of this Agreement. No party to this Agreement shall be considered the draftsman.

[Signature page follows this page.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

BANK OF GEORGETOWN

By:	/s/ Michael P. Fitzgerald
Name:	Michael P. Fitzgerald
Title:	Chairman, President and Chief Executive Officer

UNITED BANKSHARES, INC.

By:	/s/ Richard M. Adams
Name:	Richard M. Adams
Title:	Chairman of the Board and Chief Executive Officer

Signature Page to the Agreement and Plan of Reorganization

Exhibit A

Form of Supplement for

Merger Sub Accession to Agreement and Plan of Reorganization

THIS SUPPLEMENT FOR MERGER SUB ACCESSION TO AGREEMENT AND PLAN OF REORGANIZATION, dated as of the          day of                     , 2015 (this “Supplement”), to the Agreement and Plan of Reorganization, dated as of November    , 2015 (as may be amended from time to time in accordance with the terms thereof, the “Agreement”), by and between United Bankshares, Inc., a West Virginia corporation (“United”) and Bank of Georgetown, a District of Columbia banking corporation (“Georgetown”).

WHEREAS, terms used but not otherwise defined herein have the meanings specified in the Agreement; and

WHEREAS, pursuant to Section 2.01 of the Agreement, United has determined to consummate the Merger in part through the merger of Georgetown with and into United Bank, a Virginia banking corporation (“Merger Sub”).

NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations and warranties contained in the Agreement, the parties agree as follows:

1. Agreement. Merger Sub agrees (i) to be bound by and subject to the terms of the Agreement, (ii) to become a party to the Agreement, as provided by Section 2.01 thereof, (iii) to perform all obligations and agreements set forth therein, and (iv) to adopt the Agreement with the same force and effect as if the undersigned were originally a party thereto.

2. Notice. Any notice required to be provided pursuant to Section 9.07 of the Agreement shall be given to Merger Sub at the following address:

2071 Chain Bridge Road

Vienna, Virginia 22182

Attention:

Facsimile:

[Signature page follows this page.]

IN WITNESS WHEREOF, this Supplement has been duly executed and delivered by the undersigned, duly authorized thereunto, as of the date first hereinabove written.

BANK OF GEORGETOWN

By:
Name:	Michael P. Fitzgerald
Title:	Chairman, President and Chief Executive Officer

UNITED BANKSHARES, INC.

By:
Name:	Richard M. Adams
Title:	Chairman of the Board and Chief Executive Officer

UNITED BANK

By:
Name:
Title:

Exhibit B

Plan of Merger

merging

BANK OF GEORGETOWN,

a banking corporation chartered under the laws of the District of Columbia with and into

UNITED BANK,

a banking corporation chartered under the laws of the Commonwealth of Virginia

1. Merger. Bank of Georgetown (“Georgetown”), a banking corporation chartered in the District of Columbia, shall upon the Effective Time (as defined in Section 2.a below) be merged (the “Bank Merger”) with and into United Bank (“United Bank”), a banking corporation chartered in the Commonwealth of Virginia, in accordance with the applicable provisions of the Virginia Stock Corporation Act (the “VSCA”) and Title 6.2 of the Code of Virginia, and Title 26 and Title 29 of the Business Organizations Code of the District of Columbia (the “DC Business Code”). As a result of the Bank Merger, the separate corporate existence of Georgetown shall cease and United Bank shall continue as the surviving corporation (the “Successor Institution”) following the Bank Merger. The corporate existence of United Bank shall continue unaffected and unimpaired by the Bank Merger.

2. Effective Time; Effects of the Merger.

a. The Bank Merger shall become effective at the later of (i) the issuance by the Virginia State Corporation Commission (the “SCC”) of a certificate of merger relating to the Bank Merger; (ii) the date and time of the filing of the articles of merger with the Mayor of the District of Columbia relating to the Bank Merger; and (iii) the time set forth in articles of merger relating to the Bank Merger filed with the SCC and the Mayor of the District of Columbia; such time referred to herein as the “Effective Time.”

b. The business of the Successor Institution shall be that of a Virginia chartered commercial bank. The business shall be conducted by the Successor Institution at its principal office, which shall be located at the principal office of United Bank at 2071 Chain Bridge Road, Vienna, Virginia 22182; at all duly authorized and operating branches of United Bank and Georgetown as of the Effective Time, together with the principal office of Georgetown, which shall be operated as a branch of the Successor Institution; and at all other offices and facilities of United Bank and Georgetown established as of the Effective Time.

c. At the Effective Time, the Bank Merger shall have the effects set forth in Section 13.1-721 of the VSCA and Section 29-309.07 of the DC Business Code. At the Effective Time, the separate existence of Georgetown shall cease and the corporate existence of United Bank, as the Successor Institution, shall continue unaffected and unimpaired by the Bank Merger; and the Successor Institution shall be deemed to be the same business and corporate entity as each of Georgetown and United Bank. At the Effective Time, by virtue of the Bank Merger and without any further act, deed, conveyance or other transfer, all of the property, rights, powers and franchises of Georgetown and United Bank shall vest in United Bank as the Successor Institution, and the Successor Institution shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of Georgetown and United Bank, and to have succeeded to all of the relationships, fiduciary or otherwise, of Georgetown and United Bank as fully and to the same extent as if such property, rights, powers, franchises, debts, liabilities, obligations, duties and relationships had been originally acquired, incurred or entered into by the Successor Institution; provided, however, that the Successor Institution shall not, through the Bank Merger, acquire power to engage in any business or to exercise any right, privilege or franchise which is not conferred on the Successor Institution by the Code of Virginia, the DC Business Code or applicable regulations.

d. The Successor Institution, upon the consummation of the Bank Merger and without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interests, including appointments, designations and nominations, and all other rights and interests as agent, trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, conservator, assignee, receiver and committee of estates of incompetents, bailee or depository of personal property, and in every other fiduciary and/or custodial capacity, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by each of Georgetown and United Bank immediately prior to the Effective Time.

e. The name of the Successor Institution in the Bank Merger shall be “United Bank.”

3. Manner and Basis of Converting Securities.

a. At the Effective Time, (i) each holder of a share of Georgetown Common Stock shall receive in respect thereof, subject to the limitations set forth in that certain Agreement and Plan of Reorganization dated November 9, 2015, by and between United Bankshares, Inc. (“United”) and Georgetown (the “Reorganization Agreement”), 0.9313 shares of United Common Stock (the “Merger Consideration”), and (ii) the shares of the capital stock of United Bank issued and outstanding immediately prior to the Effective Time shall, at the Effective Time, continue to be issued and outstanding.

b. At the Effective Time, holders of Georgetown Common Stock shall cease to be, and shall have no rights as, stockholders of Georgetown, other than to receive the Merger Consideration and such other consideration as provided in the Reorganization Agreement.

c. At and after the Effective Time, certificates evidencing shares of capital stock of Georgetown shall be exchanged for the Merger Consideration in accordance with the procedures set forth in the Reorganization Agreement.

d. The stock transfer book of Georgetown shall be closed as of the Effective Time and, thereafter, no transfer of any shares of capital stock of Georgetown shall be recorded therein.

4. Board of Directors. Upon the Effective Time, the Board of Directors of the Successor Institution shall be comprised of those persons serving as directors of United Bank immediately prior to the Effective Time, together with the two individuals from Georgetown that the Successor Institution shall appoint, at the Effective Time, as members of the Board of Directors of the Successor Institution, to serve as directors of the Successor Institution until their successors are duly elected and qualified, including Michael P. Fitzgerald who will be appointed Vice Chairman of the Merger Sub (the “Georgetown Nominees”). Each such Director shall hold office until the next annual meeting of the shareholder of the Successor Institution at which directors are elected, unless sooner removed, resigned, disqualified or deceased, and until his or her successor has been elected and qualified. United Bank shall take such actions as shall be required to effect the election or appointment of the Georgetown Nominees as members of the Board of Directors of the Successor Institution, as of the Effective Time.

5. Officers. Upon the Effective Time, the officers of the Successor Institution shall be comprised of those persons serving as officers of United Bank immediately prior to the Effective Time, together with Timothy Veith as the Market President for the Washington, D.C. market. Each such officer shall hold office until his or her successor has been duly appointed by the Board of Directors of the Successor Institution.

6. Articles of Incorporation. From and after the Effective Time, the Articles of Incorporation of the Successor Institution shall be the Articles of Incorporation of United Bank in effect immediately prior to the Effective Time and shall thereafter continue in full force and effect until further altered, amended or repealed in accordance with law.

7. Bylaws. From and after the Effective Time, the Bylaws of the Successor Institution shall be the Bylaws of United Bank in effect immediately prior to the Effective Time and shall thereafter continue in full force and effect until further altered, amended or repealed in accordance with law.

8. Condition Precedent; Termination. It shall be a condition to the consummation of the Bank Merger and the parties’ obligations to consummate the Bank Merger that, (i) the stockholders of Georgetown shall have approved the Bank Merger by the requisite vote of the stockholders of Georgetown, and (ii) all required regulatory approvals shall have been obtained and any waiting periods shall have expired. This Plan of Merger may be terminated by mutual consent of Georgetown and United Bank at any time prior to the Effective Time. In addition, this Plan of Merger will terminate, and be of no further force or effect, upon the termination of the Reorganization Agreement without any action by either party hereto.

9. Abandonment. At any time prior to the Effective Time, the Bank Merger may be abandoned, subject to regulatory approval and to the terms of the Reorganization Agreement, without further shareholder action in the manner determined by the Boards of Directors of United Bank and Georgetown. Written notice of such abandonment shall be filed with the Virginia State Corporation Commission and the Mayor of the District of Columbia prior to the Effective Time.

Exhibit C

SUPPORT AGREEMENT

This Support Agreement, made as of this             day of             , 2015, between United Bankshares, Inc., a West Virginia corporation (“United”), and the stockholder of Bank of Georgetown, a District of Columbia corporation (“Georgetown”), identified on the signature page hereto in such Stockholder’s capacity as a stockholder of Georgetown (the “Stockholder”).

WHEREAS, United and Georgetown have entered into an Agreement and Plan of Reorganization dated as of the date hereof (the “Reorganization Agreement”) pursuant to which all of the outstanding shares of Georgetown Common Stock will be exchanged for shares of United Common Stock in accordance with the terms of the Reorganization Agreement; and

WHEREAS, Stockholder owns or possesses the sole right to vote or direct the voting of, the number of shares of Georgetown Common Stock set forth on the signature page hereto (the “Covered Shares”); and

WHEREAS, Stockholder owns or possesses the sole power to dispose of or to direct the disposition of, the Covered Shares the number of shares of Georgetown Common Stock set forth on the signature page hereto; and

WHEREAS, Stockholder has the right to acquire pursuant to the exercise of Georgetown Stock Options issued and outstanding pursuant to the Georgetown Stock Plans, the number of shares of Georgetown Common Stock set forth on the signature page hereto; and

WHEREAS, as a material inducement for United to enter into the Reorganization Agreement and consummate the transactions contemplated thereby, Stockholder has agreed to enter into this Agreement;

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth herein and in the Reorganization Agreement, and intending to be legally bound hereby, the parties agree as follows:

1. Representations and Warranties of Stockholder. Stockholder represents and warrants that: (a) Stockholder is now, and at all times until the Effective Time of the Merger will be, the sole owner, of record or beneficially, or possesses and will possess the sole right to vote or direct the voting of all of the Covered Shares, and possesses or will possess the sole power to dispose of or direct the disposition of all of Covered Shares; (b) Stockholder has, and through the Effective Time will continue to have, the sole right and power to vote and/or dispose of, or to direct the voting or disposition of, all of the Covered Shares; (c) Stockholder has full right, power and authority to enter into, deliver and perform this Agreement; and (d) this Agreement has been duly executed and delivered by Stockholder.

2. Covenants of Stockholder. (a) Stockholder agrees to cause the Covered Shares to be present at the Georgetown Meeting and at such meeting shall vote, or cause to be voted, the Covered Shares in favor of the Reorganization Agreement and the transactions contemplated thereby, until this Agreement terminates as provided in Section 2(d), unless: (i) United is in material default with respect to a material covenant, representation, warranty or agreement made by it in the Reorganization Agreement; or (ii) in accordance with Section 6.02 of the Reorganization Agreement, the Board of Directors of Georgetown has failed to make, withdrawn, modified or otherwise changed its recommendation to Georgetown stockholders.

(b) Stockholder agrees that until the termination of this Agreement as provided in Section 2(d), that Stockholder shall not, without the prior written consent of United, directly or indirectly tender or permit the tender into any tender or exchange offer, or sell, transfer, hypothecate, grant a security interest in or otherwise dispose of or encumber any of the Covered Shares, or any options to acquire Georgetown Common Stock issued and outstanding pursuant to the Georgetown Stock Plans; provided that this restriction shall not apply to shares that are hypothecated or as to which a security interest already has been granted as of the date hereof. Notwithstanding the foregoing, in the case of any transfer by operation of law subsequent to the date hereof, this Agreement shall be binding upon and inure to the transferee.

(c) Stockholder agrees not to, without the prior written consent of United, sell on NASDAQ, to submit an offer to sell on NASDAQ, or otherwise directly or indirectly sell, transfer or dispose of (other than by an exercise), any Covered Shares or any options, warrants, rights or other securities convertible into or exchangeable for shares of Georgetown Common Stock prior to the Effective Time of the Merger.

(d) This Agreement shall terminate upon the earlier to occur of: (a) the termination of the Reorganization Agreement by any of the parties thereto or (b) the Effective Time of the Merger.

3. Additional Shares and Options. Notwithstanding anything to the contrary contained herein, this Agreement shall apply to all shares of Georgetown Common Stock that Stockholder currently has the sole right and power to vote and/or dispose of, or to direct the voting or disposition of, and all such shares of Georgetown Common Stock as to which Stockholder may hereafter acquire the sole right and power to vote and/or dispose of, or to direct the voting or disposition of, and all Georgetown Stock Options that Stockholder may currently own or hereafter acquire.

4. Governing Law. This Agreement shall be governed in all respects by the law of the Commonwealth of Virginia, without regard to the conflict of laws principles thereof.

5. Assignment; Successors. This Agreement may not be assigned by Stockholder without the prior written consent of United. The provisions of this Agreement shall be binding upon and, shall inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives.

6. Scope of Agreement. The parties hereto acknowledge and agree that this Agreement shall not confer upon United any right or ability to acquire the shares of Georgetown Common Stock other than in connection with the Merger. The parties hereto acknowledge and agree that this Agreement does not constitute an agreement or understanding of Stockholder in his/her capacity as a director or officer of Georgetown, but only in his/her capacity as a holder of shares of Georgetown Common Stock or of Georgetown Stock Options.

7. Severability. Any invalidity, illegality or unenforceability of any provision of this Agreement in any jurisdiction shall not invalidate or render illegal or unenforceable the remaining provisions hereof in such jurisdiction and shall not invalidate or render illegal or unenforceable such provision in any other jurisdiction.

8. Amendment, Waiver. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto which expressly states its intention to amend this Agreement. No provision of this Agreement may be waived, except by an instrument in writing, executed by the waiving party, expressly indicating an intention to effect a waiver. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

9. Defined Terms. Capitalized terms used and not defined herein and defined in the Reorganization Agreement shall have the meaning ascribed to them in the Reorganization Agreement.

10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original, and all of which together shall constitute one and the same instrument.

[Remainder of page intentionally blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day first above written.

UNITED BANKSHARES, INC.

By:
Name:
Title:

STOCKHOLDER

Name:

Shares as to which Stockholder has sole:

Voting Power:

Dispositive Power:

Options held by Stockholder:

[Signature Page to Support Agreement]

List of Disclosure Schedules

to the

Agreement and Plan of Reorganization

dated November 9, 2015

between

United Bankshares, Inc. and Bank of Georgetown

Buyer Disclosure Schedule

Schedule No.	Description
Section 5.04(b)(i)	Outstanding Options
Section 5.04(g)(ii)	Financial Reports and SEC Documents
Section 5.04(g)(iii)	Reports

Seller Disclosure Schedule

Schedule No.	Description
Section 4.01	Forbearances of Georgetown
Section 5.03(b)	Capitalization
Section 5.03(c)	Subsidiaries
Section 5.03(f)	Consents and Approvals; No Defaults
Section 5.03(g)	Financial Reports; Absence of Certain Changes or Events
Section 5.03(j)	Compliance with Laws
Section 5.03(k)	Material Contracts; Default
Section 5.03(m)	Employee Benefit Plans
Section 5.03(n)	Labor Matters
Section 5.03(v)	Loan Matters
Section 6.11	Benefit Plans

Appendix B

OPINION OF KEEFE, BRUYETTE & WOODS, INC.

November 9, 2015

The Board of Directors

Bank of Georgetown

1115 30th Street, NW

Washington, DC 20007

Members of the Board:

You have requested the opinion of Keefe, Bruyette & Woods, Inc. (“KBW” or “we”) as investment bankers as to the fairness, from a financial point of view, to the common shareholders of Bank of Georgetown (“Georgetown”), of the Exchange Ratio (as defined below) in the proposed merger (the “Merger”) of Georgetown with and into United Bank (“Merger Sub”), a wholly-owned subsidiary of United Bankshares, Inc. (“UBSI”), pursuant to the Agreement and Plan of Reorganization (the “Agreement”) to be entered into by and between Georgetown and UBSI. In accordance with the Agreement and subject to the terms and conditions set forth therein, at the Effective Time (as defined in the Agreement), by virtue of the Merger and without any action of the part of Georgetown, UBSI, the holders of common stock, par value $0.01 per share, of Georgetown (the “Georgetown Common Stock”), or the holders of common stock, par value $2.50 per share, of UBSI (the “UBSI Common Stock”), each share of Georgetown Common Stock issued and outstanding immediately prior to the Effective Time shall receive, in respect thereof, 0.9313x of a share of UBSI Common Stock. The ratio of 0.9313x of a share of UBSI Common stock for one share of Georgetown Common Stock is referred to herein as the “Exchange Ratio.” The terms and conditions of the Merger are more fully set forth in the Agreement.

KBW has acted as financial advisor to Georgetown and not as an advisor to or agent of any other person. As part of our investment banking business, we are continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, we have experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of KBW’s business as a broker-dealer, KBW and its affiliates may from time to time purchase securities from, and sell securities to, Georgetown and UBSI and, as a market maker in securities, KBW and its affiliates may from time to time have a long or short position in, and buy or sell, debt or equity securities of Georgetown and UBSI for their own accounts and for the accounts of their customers. KBW employees may also from time to time hold individual positions in such securities. As you know, a senior KBW executive that is not part of the KBW deal team providing services to Georgetown in connection with the Merger is a beneficial owner of Georgetown Common Stock. We have acted exclusively for the board of directors of Georgetown (the “Board”) in rendering this opinion and will receive a fee from Georgetown for our services. A portion of our fee was payable upon the rendering of this opinion, and a significant portion is contingent upon the successful completion of the Merger. In addition, Georgetown has agreed to indemnify us for certain liabilities arising out of our engagement.

Other than in connection with this present engagement, in the past two years, KBW has not provided investment banking and financial advisory services to Georgetown. In the past two years, KBW has provided investment banking and financial advisory services to UBSI and received compensation for such services. KBW served as financial advisor to UBSI in connection with its acquisition of Virginia Commerce Bancorp in January 2014. We may in the future provide investment banking and financial advisory services to Georgetown or UBSI and receive compensation for such services.

Keefe, Bruyette & Woods, Inc.  ●  787 Seventh Avenue  ●  New York, NY 10019  ●  212-887-7777

The Board of Directors

Bank of Georgetown

November 9, 2015

In connection with this opinion, we have reviewed, analyzed and relied upon material bearing upon the Merger and bearing upon the financial and operating condition of Georgetown and UBSI, including among other things, the following: (i) a draft of the Agreement dated November 7, 2015 (the most recent draft made available to us); (ii) the audited financial statements for the three fiscal years ended December 31, 2014 for Georgetown; (iii) the unaudited quarterly financial statements for the fiscal quarters ended March 31, 2015, June 30, 2015 and September 30, 2015 of Georgetown, (iv) the audited financial statements and Annual Reports of Form 10-K for the three fiscal years ended December 31, 2014 of UBSI; (iv) the unaudited quarterly financial statements and quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2015 and June 30, 2015 of UBSI; (v) certain unaudited quarterly financial results for the period ended September 30, 2015 of UBSI, provided to us by representatives of UBSI; (vi) certain regulatory filings of Georgetown and UBSI, including the quarterly Call Reports on form FRY-9Cs filed with respect to each quarter during the three year period ended December 31, 2014 and the two quarters ended March 31, 2015 and June 30, 2015 for UBSI, and the quarterly Call Reports on form FFIEC 041 filed with respect to each quarter during the three year period ended December 31, 2014 and the three quarters ended March 31, 2015, June 30, 2015 and September 30, 2015 for Georgetown; (vii) certain other interim reports and other communications of Georgetown and UBSI to their respective shareholders and investors; and (viii) other financial information concerning the businesses and operations of Georgetown and UBSI that was furnished to us by Georgetown and UBSI or which we were otherwise directed to use for purposes of our analyses. Our consideration of financial information and other factors that we deemed appropriate under the circumstances or relevant to our analyses included, among others, the following: (i) the historical and current financial position and results of operations of Georgetown and UBSI; (ii) the assets and liabilities of Georgetown and UBSI; (iii) the nature and terms of certain other merger transactions and business combinations in the banking industry; (iv) a comparison of certain financial information of Georgetown and certain financial and stock market information for UBSI with similar information for certain other companies the securities of which are publicly traded; (v) financial and operating forecasts and projections of Georgetown that were prepared by, and provided to us and discussed with us by, Georgetown management and that were used and relied upon by us at the direction of such management with the consent of the Board; (vi) financial and operating forecasts and projections of UBSI and estimates regarding certain pro forma financial effects of the Merger on UBSI (including, without limitation, the cost savings and related expenses expected to result or be derived from the Merger) that were prepared by, and provided to and discussed with us by, UBSI management and used and relied upon by us based on such discussions at the direction of Georgetown management with the consent of the Board. We have also performed such other studies and analyses as we considered appropriate and have taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and knowledge of the banking industry generally. We have also held discussions with senior management of Georgetown and UBSI regarding the past and current business operations, regulatory relations, financial condition and future prospects of their respective companies and such other matters as we have deemed relevant to our inquiry. In addition, we have considered the results of the efforts undertaken by or on behalf of Georgetown, with our assistance, to solicit indications of interest from third parties regarding a potential transaction with Georgetown.

In conducting our review and arriving at our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information provided to us or that was publicly available and we have not independently verified the accuracy or completeness of any such information or assumed any responsibility or liability for such verification, accuracy or completeness. We have relied upon the respective managements of Georgetown and UBSI as to the reasonableness and achievability of the financial and operating forecasts and projections of Georgetown and UBSI, respectively, referred to above (and the assumptions and bases therefor) and we have assumed, with the consent of Georgetown, that such forecasts and projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of such

The Board of Directors

Bank of Georgetown

November 9, 2015

managements and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such managements. We have further relied upon UBSI management as to the reasonableness and achievability of the estimates regarding certain pro forma financial effects of the Merger on UBSI (and the assumptions and bases therefor, including, without limitation, the cost savings and related expenses expected to result or be derived from the Merger) referred to above and we have assumed, with the consent of Georgetown, that all such estimates were reasonably prepared on a basis reflecting the best currently available estimates and judgments of UBSI management and that such estimates will be realized in the amounts and in the time periods currently estimated by such management.

It is understood that the forecasts, projections and estimates of Georgetown and UBSI that were provided to us were not prepared with the expectation of public disclosure, that all such forecasts, projections and estimates are based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions and that, accordingly, actual results could vary significantly from those set forth in such information. We have assumed, based on discussions with the respective managements of Georgetown and UBSI and with the consent of Georgetown, that such information provides a reasonable basis upon which we could form our opinion and we express no view as to any such information (or the assumptions or bases therefor). We have relied on all such information without independent verification or analysis and do not in any respect assume any responsibility or liability for the accuracy or completeness thereof.

We also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either Georgetown or UBSI since the date of the last financial statements of each such entity that were made available to us. We are not experts in the independent verification of the adequacy of allowances for loan and lease losses and we have assumed, without independent verification and with your consent, that the aggregate allowances for loan and lease losses for Georgetown and UBSI are adequate to cover such losses. In rendering our opinion, we have not made or obtained any evaluations or appraisals or physical inspection of the property, assets or liabilities (contingent or otherwise) of Georgetown or UBSI, the collateral securing any of such assets or liabilities, or the collectability of any such assets, nor have we examined any individual loan or credit files, nor did we evaluate the solvency, financial capability or fair value of Georgetown or UBSI under any state or federal laws, including those relating to bankruptcy, insolvency or other matters. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty, we assume no responsibility or liability for their accuracy.

We have assumed, in all respects material to our analyses, the following: (i) that the Merger and any related transaction will be completed substantially in accordance with the terms set forth in the Agreement (the final terms of which we have assumed will not differ in any respect material to our analyses from the draft reviewed) with no adjustments to the Exchange Ratio and with no other consideration or payments in respect of the Georgetown Common Stock; (ii) that the representations and warranties of each party in the Agreement and in all related documents and instruments referred to in the Agreement are true and correct; (iii) that each party to the Agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents; (iv) that there are no factors that would delay or subject to any adverse conditions, any necessary regulatory or governmental approval for the Merger or any related transaction and that all conditions to the completion of the Merger and any related transaction will be satisfied without any waivers or modifications to the Agreement; and (v) that in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the Merger and any related transaction, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, will be imposed that will have a

The Board of Directors

Bank of Georgetown

November 9, 2015

material adverse effect on the future results of operations or financial condition of Georgetown, UBSI, the combined entity, or the contemplated benefits of the Merger, including the cost savings and related expenses expected to result or be derived from the Merger. We have assumed, in all respects material to our analyses, that the Merger will be consummated in a manner that complies with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations. We have further been advised by representatives of Georgetown that Georgetown has relied upon advice from its advisors (other than KBW) or other appropriate sources as to all legal, financial reporting, tax, accounting and regulatory matters with respect to Georgetown, UBSI, the Merger and any related transaction, and the Agreement. KBW has not provided advice with respect to any such matters.

This opinion addresses only the fairness, from a financial point of view, as of the date hereof, of the Exchange Ratio in the Merger to the holders of Georgetown Common Stock. We express no view or opinion as to any other terms or aspects of the Merger or any term or aspect of any related transaction, including without limitation, the form or structure of the Merger, any transactions that may be related to the Merger, any consequences of the Merger to Georgetown, its shareholders, creditors or otherwise, or any terms, aspects, merits or implications of any employment, consulting, voting, support, shareholder or other agreements, arrangements or understandings contemplated or entered into in connection with the Merger or otherwise. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof. It is understood that subsequent developments may affect the conclusion reached in this opinion and that KBW does not have an obligation to update, revise or reaffirm this opinion. Our opinion does not address, and we express no view or opinion with respect to, (i) the underlying business decision of Georgetown to engage in the Merger or enter into the Agreement, (ii) the relative merits of the Merger as compared to any strategic alternatives that are, have been or may be available to or contemplated by Georgetown or the Board, (iii) the fairness of the amount or nature of any compensation to any of Georgetown’s officers directors or employees, or any class of such persons, relative to the compensation to the holders of Georgetown Common Stock, (iv) the effect of the Merger or any related transaction on, or the fairness of the consideration to be received by, holders of any class of securities of Georgetown (other than the holders of Georgetown Common Stock (solely with respect to the Exchange Ratio, as described herein and not relative to any consideration to be received by holders of any other class of securities)) or holders of any class of securities of UBSI or any other party to any transaction contemplated by the Agreement, (v) any adjustment (as provided in the Agreement) to the Exchange Ratio in the Merger assumed for purposes of our opinion, (vi) the actual value of the UBSI Common Stock to be issued in the Merger, (vii) the prices, trading range or volume at which UBSI Common Stock will trade following the public announcement of the Merger or the prices, trading range or volume at which UBSI Common Stock will trade following the consummation of the Merger, (viii) any advice or opinions provided by any other advisor to any of the parties to the Merger or any other transaction contemplated by the Agreement, or (ix) any legal, regulatory, accounting, tax or similar matters relating to Georgetown, UBSI, their respective shareholders, or relating to or arising out of or as a consequence of the Merger or any related transaction, including whether or not the Merger would qualify as a tax-free reorganization for United States federal income tax purposes.

This opinion is for the information of, and is directed to, the Board (in its capacity as such) in connection with its consideration of the financial terms of the Merger. This opinion does not constitute a recommendation to the Board as to how it should vote on the Merger or to any holder of Georgetown Common Stock or any shareholder of any other entity as to how to vote in connection with the Merger or any other matter, nor does it constitute a recommendation regarding whether or not any such shareholder should enter into a voting, shareholders’, or affiliates’ agreement with respect to the Merger or exercise any dissenters’ or appraisal rights that may be available to such holder.

The Board of Directors

Bank of Georgetown

November 9, 2015

This opinion has been reviewed and approved by our Fairness Opinion Committee in conformity with our policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio in the Merger is fair, from a financial point of view, to the holders of Georgetown Common Stock.

Very truly yours,

Keefe, Bruyette & Woods, Inc.

Appendix C

SECTIONS 29-311.01 THROUGH 29-311.50 OF THE DC BUSINESS CODE

§ 29-311.01. Definitions.

For the purposes of this subchapter, the term:

(1) “Affiliate” means a person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with another person or is a senior executive thereof. For the purposes of § 29-311.02(b)(4), a person shall be deemed to be an affiliate of its senior executives.

(2) “Beneficial shareholder” means a person that is the beneficial owner of shares held in a voting trust or by a nominee on the beneficial owner’s behalf.

(3) “Corporation” means the issuer of the shares held by a shareholder demanding appraisal and, for matters covered in §§ 29-311.12 to 29-311.31, includes the surviving entity in a merger.

(4) “Fair value” means the value of the corporation’s shares determined:

(A) Immediately before the effectuation of the corporate action to which the shareholder objects;

(B) Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal; and

(C) Without discounting for lack of marketability or minority status, except, if appropriate, for amendments to the articles pursuant to § 29-311.02(a)(5).

(5) “Interest” means interest from the effective date of the corporate action until the date of payment at the rate of interest on judgments in the District on the effective date of the corporate action.

(6) “Interested transaction” means a corporate action described in § 29-311.02(a), other than a merger pursuant to § 29-309.05, involving an interested person in which any of the shares or assets of the corporation are being acquired or converted. For the purposes of this definition, the term:

(A) “Interested person” means a person, or an affiliate of a person, who at any time during the one-year period immediately preceding approval by the board of directors of the corporate action:

(i) Was the beneficial owner of 20% or more of the voting power of the corporation, other than as owner of excluded shares;

(ii) Had the power, contractually or otherwise, other than as owner of excluded shares, to cause the appointment or election of 25% or more of the directors to the board of directors of the corporation; or

(iii) Was a senior executive or director of the corporation or a senior executive of any affiliate thereof, and that senior executive or director will receive, as a result of the corporate action, a financial benefit not generally available to other shareholders as such, other than:

(I) Employment, consulting, retirement, or similar benefits established separately and not as part of or in contemplation of the corporate action;

(II) Employment, consulting, retirement, or similar benefits established in contemplation of, or as part of, the corporate action that are not more favorable than those existing before the corporate action or, if more favorable, that have been approved on behalf of the corporation in the same manner as is provided in § 29-306.72; or

(III) In the case of a director of the corporation, who will, in the corporate action, become a director of the acquiring entity in the corporate action or one of its affiliates, rights and benefits as a director that are provided on the same basis as those afforded by the acquiring entity generally to other directors of such entity or such affiliate.

(B) “Beneficial owner” means any person that, directly or indirectly, through any contract, arrangement, or understanding, other than a revocable proxy, has or shares the power to vote, or to direct the voting of, shares; provided, that a member of a national securities exchange shall not deemed to be a beneficial owner of securities held directly or indirectly by it on behalf of another person solely because the member is the record holder of the securities if the member is precluded by the rules of the exchange from voting without instruction on contested matters or matters that may affect substantially the rights or privileges of the holders of the securities to be voted. When 2 or more persons agree to act together for the purpose of voting their shares of the corporation, each member of the group formed thereby shall be deemed to have acquired beneficial ownership, as of the date of the agreement, of all voting shares of the corporation beneficially owned by any member of the group.

(C) “Excluded shares” means shares acquired pursuant to an offer for all shares having voting power if the offer was made within one year prior to the corporate action for consideration of the same kind and of a value equal to or less than that paid in connection with the corporate action.

(7) “Preferred shares” means a class or series of shares whose holders have preference over any other class or series with respect to distributions.

(8) “Record shareholder” means the person in whose name shares are registered in the records of the corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the corporation.

(9) “Senior executive” means the chief executive officer, chief operating officer, chief financial officer, and anyone in charge of a principal business unit or function.

(10) “Shareholder” means a record shareholder or a beneficial shareholder.

§ 29-311.02. Right to appraisal.

(a) Except as otherwise provided in subsection (b) of this section, a shareholder shall be entitled to appraisal rights, and to obtain payment of the fair value of that shareholder’s shares, in the event of any of the following corporate actions:

(1) Consummation of a merger to which the corporation is a party:

(A) If shareholder approval is required for the merger by § 29-309.04 and the shareholder is entitled to vote on the merger, except that appraisal rights shall not be available to any shareholder of the corporation with respect to shares of any class or series that remain outstanding after consummation of the merger; or

(B) If the corporation is a subsidiary and the merger is governed by § 29-309.05;

(2) Consummation of a share exchange in which the corporation is the acquired corporation if the shareholder is entitled to vote on the exchange, except that appraisal rights shall not be available to any shareholder of the corporation with respect to any class or series of shares of the corporation that is not exchanged;

(3) Consummation of a disposition of assets pursuant to § 29-310.02 if the shareholder is entitled to vote on the disposition;

(4) An amendment of the articles of incorporation with respect to a class or series of shares that reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the corporation has the obligation or right to repurchase the fractional share so created;

(5) Any other amendment to the articles of incorporation, merger, share exchange, or disposition of assets to the extent provided by the articles of incorporation, bylaws, or a resolution of the board of directors;

(6) Consummation of a domestication if the shareholder does not receive shares in the foreign corporation resulting from the domestication that have terms as favorable to the shareholder in all material respects, and represent at least the same percentage interest of the total voting rights of the outstanding shares of the corporation, as the shares held by the shareholder before the domestication; or

(7) Consummation of a conversion of the corporation to a different form of entity under Chapter 2 of this title.

(b) Notwithstanding subsection (a) of this section, the availability of appraisal rights under subsection (a)(1), (2), (3), (4), and (6) of this section shall limited in accordance with the following provisions:

(1) Appraisal rights shall not be available for the holders of shares of any class or series of shares which is:

(A) A covered security under section 18(b)(1)(A) or (B) of the Securities Act of 1933, approved May 27, 1933 (48 Stat. 85; 15 U.S.C. § 77r);

(B) Traded in an organized market and has at least 2,000 shareholders and a market value of at least $20 million, exclusive of the value of such shares held by the corporation’s subsidiaries, senior executives, directors, and beneficial shareholders owning more than 10% of such shares; or

(C) Issued by an open end management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940, approved August 22, 1940 (54 Stat. 789; 15 U.S.C. § 80a-1 et seq.), and may be redeemed at the option of the holder at net asset value.

(2) The applicability of paragraph (1) of this subsection shall be determined as of:

(A) The record date fixed to determine the shareholders entitled to receive notice of, and to vote at, the meeting of shareholders to act upon the corporate action requiring appraisal rights; or

(B) The day before the effective date of such corporate action if there is no meeting of shareholders.

(3) Paragraph (1) of this subsection shall not be applicable and appraisal rights are available pursuant to subsection (a) of this section for the holders of any class or series of shares that are required by the terms of the corporate action requiring appraisal rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in paragraph (1) of this subsection at the time the corporate action becomes effective.

(4) Paragraph (1) of this subsection shall not be applicable and appraisal rights shall be available pursuant to subsection (a) of this section for the holders of any class or series of shares if the corporate action is an interested transaction.

§ 29-311.03. Assertion of rights by nominees and beneficial owners.

(a) A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder’s name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder that asserts appraisal rights for only part of the shares held of record in the record shareholder’s name under this subsection shall be determined as if the shares as to which the record shareholder objects and the record shareholder’s other shares were registered in the names of different record shareholders.

(b) A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if the shareholder:

(1) Submits to the corporation the record shareholder’s written consent to the assertion of such rights no later than the date referred to in § 29-311.12(b)(2)(B); and

(2) Does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.

§ 29-311.10. Notice of appraisal rights.

(a) If any corporate action specified in § 29-311.02(a) is to be submitted to a vote at a shareholders’ meeting, the meeting notice shall state that the corporation has concluded that the shareholders are, are not, or may be entitled to assert appraisal rights under this subchapter. If the corporation concludes that appraisal rights are or may be available, a copy of this subchapter shall accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.

(b) In a merger pursuant to § 29-309.05, the parent corporation shall notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. The notice shall be sent within 10 days after the corporate action became effective and include the materials described in § 29-311.12.

(c) If any corporate action specified in § 29-311.02(a) is to be approved by written consent of the shareholders pursuant to § 29-305.04, written notice that appraisal rights are, are not, or may be available shall be:

(1) Sent to each record shareholder from which a consent is solicited at the time consent of such shareholder is first solicited and, if the corporation has concluded that appraisal rights are or may be available, shall be accompanied by a copy of this subchapter; and

(2) Delivered together with the notice to nonconsenting and nonvoting shareholders required by § 29-305.04(e) and (f), may include the materials described in § 29-311.12, and, if the corporation has concluded that appraisal rights are or may be available, shall be accompanied by a copy of this subchapter.

(d) If corporate action described in § 29-311.02(a) is proposed, or a merger pursuant to § 29-309.05 is effected, the notice referred to in subsection (a) or (c) of this section, if the corporation concludes that appraisal rights are or may be available, and in subsection (b) of this section shall be accompanied by:

(1) The annual financial statements specified in § 29-313.07(a) of the corporation that issued the shares that may be subject to appraisal, which shall be as of a date ending not more than 16 months before the date of the notice and shall comply with § 29-313.07(b); provided, that if such annual financial statements are not reasonably available, the corporation shall provide reasonably equivalent financial information; and

(2) The latest available quarterly financial statements of such corporation, if any.

(e) The right to receive the information described in subsection (d) of this section may be waived in writing by a shareholder before or after the corporate action.

§ 29-311.11. Notice of intent to demand payment and consequences of voting or consenting.

(a) If a corporate action specified in § 29-311.02(a) is submitted to a vote at a shareholders’ meeting, a shareholder that wishes to assert appraisal rights with respect to any class or series of shares shall:

(1) Deliver to the corporation, before the vote is taken, written notice of the shareholder’s intent to demand payment if the proposed action is effectuated; and

(2) Not vote, or cause or permit to be voted, any shares of such class or series in favor of the proposed action.

(b) If a corporate action specified in § 29-311.02(a) is to be approved by less than unanimous written consent, a shareholder that wishes to assert appraisal rights with respect to any class or series of shares shall not sign a consent in favor of the proposed action with respect to that class or series of shares.

(c) A shareholder that fails to satisfy the requirements of subsection (a) or (b) of this section shall not be entitled to payment under this subchapter.

§ 29-311.12. Appraisal notice and form.

(a) If a corporate action requiring appraisal rights under § 29-311.02(a) becomes effective, the corporation shall send an appraisal notice in a record and form required by subsection (b)(1) of this section to all shareholders who satisfy the requirements of § 29-311.11(a) or (b). In the case of a merger under § 29-309.05, the parent shall send an appraisal notice in a record and form to all record shareholders that may be entitled to assert appraisal rights.

(b) The appraisal notice shall be delivered no earlier than the date the corporate action specified in § 29-311.02(a) became effective, and no later than 10 days after such date, and shall:

(1) Supply a form that:

(A) Specifies the first date of any announcement to shareholders made before the date the corporate action became effective of the principal terms of the proposed corporate action;

(B) If such announcement was made, requires the shareholder asserting appraisal rights to certify whether beneficial ownership of those shares for which appraisal rights are asserted was acquired before that date; and

(C) Requires the shareholder asserting appraisal rights to certify that such shareholder did not vote for or consent to the transaction;

(2) State:

(A) Where the form must be sent and where certificates for certificated shares must be deposited and the date by which those certificates must be deposited, which date shall not be earlier than the date for receiving the required form under subparagraph (B) of this paragraph;

(B) A date by which the corporation must receive the form, which date may not be fewer than 40 nor more than 60 days after the date the appraisal notice is sent, and state that the shareholder has waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by such specified date;

(C) The corporation’s estimate of the fair value of the shares;

(D) That, if requested in writing, the corporation will provide, to the shareholder so requesting, within 10 days after the date specified in paragraph (2)(B) of this subsection the number of shareholders that return the forms by the specified date and the total number of shares owned by them; and

(E) The date by which the notice to withdraw under § 29-311.13 shall be received, which date must be within 20 days after the date specified subparagraph (B) of this paragraph; and

(3) Be accompanied by a copy of this subchapter.

§ 29-311.13. Perfection of rights; right to withdraw.

(a) A shareholder that receives notice pursuant to § 29-311.12 and that wishes to exercise appraisal rights shall sign and return the form sent by the corporation and, in the case of certificated shares, deposit the shareholder’s certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to § 29-311.12(b)(2)(B). In addition, if applicable, the shareholder shall certify on the form whether the beneficial owner of such shares acquired beneficial ownership of the shares before the date required to be set forth in the notice pursuant to § 29-311.12(b)(1). If a shareholder fails to make this certification, the corporation may elect to treat the shareholder’s shares as after-acquired shares under § 29-311.15. Once a shareholder deposits that shareholder’s certificates or, in the case of uncertificated shares, returns the signed forms, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to subsection (b).

(b) A shareholder that has complied with subsection (a) of this section may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to § 29-311.12(b)(2)(E). A shareholder that fails to so withdraw from the appraisal process may not thereafter withdraw without the corporation’s written consent.

(c) A shareholder that does not sign and return the form and, in the case of certificated shares, deposit that shareholder’s share certificates where required, each by the date set forth in the notice described in § 29-311.12(b), shall not be entitled to payment under this subchapter.

§ 29-311.14. Payment.

(a) Except as otherwise provided in § 29-311.15, within 30 days after the form required by § 29-311.12(b)(2)(B) is due, the corporation shall pay in cash to those shareholders who complied with § 29-311.13(a) the amount the corporation estimates to be the fair value of their shares, plus interest.

(b) The payment to each shareholder pursuant to subsection (a) of this section shall be accompanied by:

(1) The annual financial statements specified in § 29-313.07(a) of the corporation that issued the shares to be appraised, which shall be of a date ending not more than 16 months before the date of payment and shall comply with § 29-313.07(b); provided, that if such annual financial statements are not reasonably available, the corporation shall provide reasonably equivalent financial information, and the latest available quarterly financial statements of such corporation, if any;

(2) A statement of the corporation’s estimate of the fair value of the shares, which estimate shall equal or exceed the corporation’s estimate given pursuant to § 29-311.12(b)(2)(C);

(3) A statement that shareholders described in subsection (a) of this section have the right to demand further payment under § 29-311.16 and that if any such shareholder does not do so within the time period specified therein, the shareholder shall be deemed to have accepted such payment in full satisfaction of the corporation’s obligations under this subchapter.

§ 29-311.15. After-acquired shares.

(a) A corporation may elect to withhold payment required by § 29-311.14 from any shareholder that was required to, but did not, certify that beneficial ownership of all of the shareholder’s shares for which appraisal rights are asserted was acquired before the date set forth in the appraisal notice sent pursuant to § 29-311.12(b)(1).

(b) If the corporation elected to withhold payment under subsection (a) of this section, it shall, within 30 days after the form required by § 29-311.12(b)(2)(B) is due, notify all shareholders described in subsection (a) of this section:

(1) Of the information required by § 29-311.14(b)(1);

(2) Of the corporation’s estimate of fair value pursuant to § 29-311.14(b)(2);

(3) That they may accept the corporation’s estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under § 29-311.16;

(4) That those shareholders that wish to accept such offer shall so notify the corporation of their acceptance of the corporation’s offer within 30 days after receiving the offer; and

(5) That those shareholders that do not satisfy the requirements for demanding appraisal under § 29-311.16 shall be deemed to have accepted the corporation’s offer.

(c) Within 10 days after receiving the shareholder’s acceptance pursuant to subsection (b) of this section, the corporation shall pay in cash the amount it offered under subsection (b)(2) of this section to each shareholder that agreed to accept the corporation’s offer in full satisfaction of the shareholder’s demand.

(d) Within 40 days after sending the notice described in subsection (b) of this section, the corporation shall pay in cash the amount it offered to pay under subsection (b)(2) of this section to each shareholder described in subsection (b)(5) of this section.

§ 29-311.16. Procedure if shareholder dissatisfied with payment or offer.

(a) A shareholder paid pursuant to § 29-311.14 that is dissatisfied with the amount of the payment shall notify the corporation in writing of that shareholder’s estimate of the fair value of the shares and demand payment of that estimate plus interest, less any payment under § 29-311.14. A shareholder offered payment under § 29-311.15 that is dissatisfied with that offer shall reject the offer and demand payment of the shareholder’s stated estimate of the fair value of the shares plus interest.

(b) A shareholder that fails to notify the corporation in writing of that shareholder’s demand to be paid the shareholder’s stated estimate of the fair value plus interest under subsection (a) of this section within 30 days after receiving the corporation’s payment or offer of payment under § 29-311. 14 or § 29-311.15, respectively, waives the right to demand payment under this section and is entitled only to the payment made or offered pursuant to those respective sections.

§ 29-311.30. Judicial proceeding.

(a) If a shareholder makes demand for payment under § 29-311.16 which remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the Superior Court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay in cash to each shareholder the amount the shareholder demanded pursuant to § 29-311.16 plus interest.

(b) The corporation shall commence the proceeding in the Superior Court.

(c) The corporation shall make all shareholders, whether or not residents of the District, whose demands remain unsettled parties to the proceeding as in an action against their shares, and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

(d) The jurisdiction of the Superior Court in which the proceeding is commenced under subsection (b) shall be plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The shareholders demanding appraisal rights shall be entitled to the same discovery rights as parties in other civil proceedings. There shall be no right to a jury trial.

(e) Each shareholder made a party to the proceeding shall be entitled to judgment:

(1) For the amount, if any, by which the Superior Court finds the fair value of the shareholder’s shares, plus interest, exceeds the amount paid by the corporation to the shareholder for such shares or

(2) For the fair value, plus interest, of the shareholder’s shares for which the corporation elected to withhold payment under § 29-311.15.

§ 29-311.31. Court costs and expenses.

(a) The Superior Court in an appraisal proceeding commenced under § 29-311.2 shall determine all court costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the court costs against the corporation, except that the court may assess court costs against all or some of the shareholders demanding appraisal, in amounts which the court finds equitable, to the extent the court finds the shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this subchapter.

(b) The Superior Court in an appraisal proceeding may also assess the expenses of the respective parties in amounts the court finds equitable:

(1) Against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with the requirements of § 29-311.10, § 29-311.12, § 29-311.14, or § 29-311.15; or

(2) Against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds the party against whom expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this subchapter.

(c) If the Superior Court in an appraisal proceeding finds that the expenses incurred by any shareholder were of substantial benefit to other shareholders similarly situated and that the expenses should not be assessed against the corporation, the court may direct that the expenses be paid out of the amounts awarded the shareholders who were benefited.

(d) To the extent the corporation fails to make a required payment pursuant to § 29-311.14, § 29-311.15, or § 29-311.16, the shareholder may sue directly for the amount owed, and to the extent successful, shall be entitled to recover from the corporation all expenses of the suit.

§ 29-311.50. Other remedies limited.

(a) The legality of a proposed or completed corporate action described in § 29-311.02(a) shall not be contested and the corporate action shall not be enjoined, set aside, or rescinded, in a legal or equitable proceeding by a shareholder after the shareholders have approved the corporate action.

(b) Subsection (a) of this section shall not apply to a corporate action that:

(1) Was not authorized and approved in accordance with the applicable provisions of:

(A) Subchapter VII, VIII, IX, or X of this chapter;

(B) The articles of incorporation or bylaws; or

(C) The resolution of the board of directors authorizing the corporate action;

(2) Was procured as a result of fraud, a material misrepresentation, or an omission of a material fact necessary to make statements made, in light of the circumstances in which they were made, not misleading;

(3) Is an interested transaction, unless it has been recommended by the board of directors in the same manner as is provided in § 29-306.72 and has been approved by the shareholders in the same manner as is provided in § 29-306.73 as if the interested transaction were a director’s conflicting interest transaction; or

(4) Is approved by less than unanimous consent of the voting shareholders pursuant to § 29-305.04 if:

(A) The challenge to the corporate action is brought by a shareholder that did not consent and as to which notice of the approval of the corporate action was not effective at least 10 days before the corporate action was effected; and

(B) The proceeding challenging the corporate action is commenced within 10 days after notice of the approval of the corporate action is effective as to the shareholder bringing the proceeding.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Under Article V of its articles of incorporation, United Bankshares is required under certain circumstances to indemnify its directors and officers, former directors and officers, and individuals serving at the request of subsidiaries of United, for liabilities and costs arising out of any claim, action, suit or proceeding, whether civil or criminal, to which they are made a party by reason of being or having been such director or officer of United. Indemnification is not required or permitted in circumstances in which such person is adjudged to have committed gross negligence or willful misconduct in serving the corporation in question. In addition, if the board of directors of United Bankshares makes the judgment that settlement of any claim, action, suit or proceeding against such a director or officer or former director or officer is in the best interest of United, then that individual shall be reimbursed by United Bankshares for his reasonable expenses in connection with the matter and the settlement thereof. These provisions are in addition to all other rights which any director or officer may be entitled as a matter of law. The full text of Article V is set forth below. Reference is made to W Va. Code § 31D-8-851 through § 31D-8-856 which sets forth the indemnification rights permitted under West Virginia law. The full text of the relevant codes are set forth below.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (“the Act”) may be permitted to directors, officers, and controlling persons of United Bankshares, United Bankshares has been advised that in the opinion of the Securities and Exchange commission such indemnification is against public policy as expressed in the Act, and is therefore, unenforceable.

Article V of the articles of incorporation of United Bankshares contains the following indemnification provision:

Each director and officer of this corporation, or former director or officer of this corporation, or any person who may have served at its request as a director or officer of another corporation, his heirs and personal representative shall be indemnified by this corporation against costs and expenses at any time reasonably incurred by him arising out of or in connection with any claim, action, suit or proceeding, civil or criminal, against him or to which he may be made a party by reason of his being or having been such director or officer except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for gross negligence or willful misconduct in the performance of a duty to the corporation. If in the judgment of the board of directors of this corporation a settlement of any claim, action, suit or proceeding so arising be deemed in the best interests of the corporation, any such director or officer shall be reimbursed for any amounts paid by him in effecting such settlement and reasonable expenses incurred in connection therewith. The foregoing right of indemnification shall be in addition to any and all other rights to which any director or officer may be entitled as a matter of law.

W. Va. Code § 31D-8-851 through § 31D-8-856 provide:

§31D-8-851. Permissible indemnification.

(a) Except as otherwise provided in this section, a corporation may indemnify an individual who is a party to a proceeding because he or she is a director against liability incurred in the proceeding if:

(1) (A) He or she conducted himself or herself in good faith; and

(B) He or she reasonably believed: (i) In the case of conduct in his or her official capacity, that his or her conduct was in the best interests of the corporation; and (ii) in all other cases, that his or her conduct was at least not opposed to the best interests of the corporation; and

(C) In the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful; or

(2) He or she engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation as authorized by subdivision (5), subsection (b), section two hundred two, article two of this chapter.

(b) A director’s conduct with respect to an employee benefit plan for a purpose he or she reasonably believed to be in the interests of the participants in, and the beneficiaries of, the plan is conduct that satisfies the requirement of subparagraph (ii), paragraph (B), subdivision (1), subsection (a) of this section.

(c) The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, is not determinative that the director did not meet the relevant standard of conduct described in this section.

(d) Unless ordered by a court under subdivision (3), subsection (a), section eight hundred fifty-four of this article, a corporation may not indemnify a director:

(1) In connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under subsection (a) of this section; or

(2) In connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that he or she received a financial benefit to which he or she was not entitled, whether or not involving action in his or her official capacity.

§31D-8-852. Mandatory Indemnification.

A corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by him or her in connection with the proceeding.

§31D-8-853. Advance for expenses.

(a) A corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director if he or she delivers to the corporation:

(1) A written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct described in section eight hundred fifty-one of this article or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation as authorized by subdivision (4), subsection (b), section two hundred two, article two of this chapter; and

(2) His or her written undertaking to repay any funds advanced if he or she is not entitled to mandatory indemnification under section eight hundred fifty-two of this article and it is ultimately determined under section eight hundred fifty-four or eight hundred fifty-five of this article that he or she has not met the relevant standard of conduct described in section eight hundred fifty-one of this article.

(b) The undertaking required by subdivision (2), subsection (a) of this section must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to the financial ability of the director to make repayment.

(c) Authorizations under this section are to be made:

(1) By the board of directors:

(A) If there are two or more disinterested directors, by a majority vote of all the disinterested directors, a majority of whom constitute a quorum for this purpose, or by a majority of the members of a committee of two or more disinterested directors appointed by a vote; or

(B) If there are fewer than two disinterested directors, by the vote necessary for action by the board in accordance with subsection (c), section eight hundred twenty-four of this article in which authorization directors who do not qualify as disinterested directors may participate; or

(2) By the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the authorization; or

(3) By special legal counsel selected in a manner in accordance with subdivision (2), subsection (b), section eight hundred fifty-five of this article.

§31D-8-854. Circuit court-ordered indemnification and advance for expenses.

(a) A director who is a party to a proceeding because he or she is a director may apply for indemnification or an advance for expenses to the circuit court conducting the proceeding or to another circuit court of competent jurisdiction. After receipt of an application and after giving any notice it considers necessary, the circuit court shall:

(1) Order indemnification if the circuit court determines that the director is entitled to mandatory indemnification under section eight hundred fifty-two of this article;

(2) Order indemnification or advance for expenses if the circuit court determines that the director is entitled to indemnification or advance for expenses pursuant to a provision authorized by subsection (a), section eight hundred fifty-eight of this article; or

(3) Order indemnification or advance for expenses if the circuit court determines, in view of all the relevant circumstances, that it is fair and reasonable:

(A) To indemnify the director; or

(B) To advance expenses to the director, even if he or she has not met the relevant standard of conduct set forth in subsection (a), section eight hundred fifty-one of this article, failed to comply with section eight hundred fifty-three of this article or was adjudged liable in a proceeding referred to in subdivision (1) or (2), subsection (d), section eight hundred fifty-one of this article, but if he or she was adjudged so liable his or her indemnification is to be limited to reasonable expenses incurred in connection with the proceeding.

(b) If the circuit court determines that the director is entitled to indemnification under subdivision (1), subsection (a) of this section or to indemnification or advance for expenses under subdivision (2) of said subsection, it shall also order the corporation to pay the director’s reasonable expenses incurred in connection with obtaining circuit court-ordered indemnification or advance for expenses. If the circuit court determines that the director is entitled to indemnification or advance for expenses under subdivision (3) of said subsection, it may also order the corporation to pay the director’s reasonable expenses to obtain circuit court-ordered indemnification or advance for expenses.

§31D-8-855. Determination and authorization of indemnification.

(a) A corporation may not indemnify a director under section eight hundred fifty-one of this article unless authorized for a specific proceeding after a determination has been made that indemnification of the director is permissible because he or she has met the relevant standard of conduct set forth in section eight hundred fifty-one of this article.

(b) The determination is to be made:

(1) If there are two or more disinterested directors, by the board of directors by a majority vote of all the disinterested directors, a majority of whom constitute a quorum for this purpose, or by a majority of the members of a committee of two or more disinterested directors appointed by a vote;

(2) By special legal counsel:

(A) Selected in the manner prescribed in subdivision (1) of this subsection; or

(B) If there are fewer than two disinterested directors, selected by the board of directors in which selection directors who do not qualify as disinterested directors may participate; or

(3) By the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.

(c) Authorization of indemnification is to be made in the same manner as the determination that indemnification is permissible, except that if there are fewer than two disinterested directors or if the determination is made by special legal counsel, authorization of indemnification is to be made by those entitled under paragraph (B), subdivision (2), subsection (b) of this section to select special legal counsel.

§31D-8-856. Indemnification of officers.

(a) A corporation may indemnify and advance expenses under this part to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation:

(1) To the same extent as a director; and

(2) If he or she is an officer but not a director, to a further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors or contract except for:

(A) Liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding; or

(B) Liability arising out of conduct that constitutes:

(i) Receipt by him or her of a financial benefit to which he or she is not entitled;

(ii) An intentional infliction of harm on the corporation or the shareholders; or

(iii) An intentional violation of criminal law.

(b) The provisions of subdivision (2), subsection (a) of this section apply to an officer who is also a director if the basis on which he or she is made a party to the proceeding is an act or omission solely as an officer.

(c) An officer of a corporation who is not a director is entitled to mandatory indemnification under section eight hundred fifty-two of this article and may apply to a court under section eight hundred fifty-four of this article for indemnification or an advance for expenses in each case to the same extent to which a director may be entitled to indemnification or advance for expenses under those provisions.

Certain rules of the Federal Deposit Insurance Corporation limit the ability of certain depository institutions, their subsidiaries and their affiliated depository institution holding companies to indemnify affiliated parties, including institution directors. In general, subject to the ability to purchase directors’ and officers’ liability insurance and to advance professional expenses under certain circumstances, the rules prohibit such institutions from indemnifying a director for certain costs incurred with regard to an administrative or enforcement action commenced by any federal banking agency that results in a final order or settlement pursuant to which the director is assessed a civil money penalty, removed from office, prohibited from participating in the affairs of an insured depository institution or required to cease and desist from or take an affirmative action described in Section 8(b) of the Federal Deposit Insurance Act (12 U.S.C. § 1818(b)).

Item 21. Exhibits and Financial Statement Schedules.

Exhibit Number	Description of Exhibits

2.1	Agreement and Plan of Reorganization, dated as of November 9, 2015, by and between United Bankshares, Inc. and Bank of Georgetown (included as Appendix A to the prospectus and proxy statement).

2.2	Supplement for Merger Sub Accession to Merger Agreement dated as of January 22, 2016.

3.1	Amended and Restated Articles of Incorporation of United Bankshares, Inc. as in effect on the date hereof, (incorporated by reference to Exhibit 3.1 to United Bankshares’ Current Report on Form 8-K dated December 23, 2008 and filed December 31, 2008).

3.2	Restated Bylaws of United Bankshares, Inc., as in effect on the date hereof (incorporated by reference to Exhibit 3.2 to United Bankshares’ Current Report on Form 8-K dated January 25, 2010 and filed January 29, 2010).

5.1	Opinion of Bowles Rice LLP, including consent.

8.1	Tax Opinion of Bowles Rice LLP, including consent (to be filed with an amendment to this Registration Statement).

8.2	Tax Opinion of Covington & Burling LLP, including consent (to be filed with an amendment to this Registration Statement).

21	Subsidiaries of Registrant (incorporated herein by reference to United Bankshares, Inc.’s Form 10-K for the year ended December 31, 2014).

23.1	Consent of Bowles Rice LLP (included in Legal Opinion, Exhibit 5.1).

23.2	Consent of Bowles Rice LLP (included in Legal Opinion, Exhibit 8.1).

23.3	Consent of Covington & Burling LLP (included in Legal Opinion, Exhibit 8.2).

23.4	Consent of Ernst & Young LLP.

24	Powers of Attorney (signature page).

99.1	Form of Proxy Card for Bank of Georgetown.

99.2	Consent of Keefe, Bruyette & Woods, Inc.

99.3	Rule 438 Consent of Michael P. Fitzgerald.

(b) Financial Statement Schedules

Schedules are omitted because they are not required or are not applicable, or the required information is shown in the financial statements or notes thereto.

Item 22. Undertakings.

1. The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters in addition to the information called for by the other items of the applicable form.

2. The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

4. The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

5. The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration when it became effective.

6. The undersigned registrant hereby undertakes:

a. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

b. That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c. To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

7. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

8. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parkersburg, State of West Virginia, on January 26, 2016.

UNITED BANKSHARES, INC.

By:	/s/ Richard M. Adams
Chairman of the Board and Chief Executive Officer

By:	/s/ W. Mark Tatterson
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned hereby appoints Richard M. Adams as attorney-in-fact and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) to this Registration Statement, with any schedules or exhibits thereto, and any and all supplements or other documents to be filed with the Securities and Exchange Commission pertaining to the registration of securities covered hereby, with full power and authority to do and perform any and all acts and things as may be necessary or desirable in furtherance of such registration.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ Richard M. Adams Richard M. Adams	Chairman of the Board, Director, and Chief Executive Officer	January 26 2016

/s/ W. Mark Tatterson W. Mark Tatterson	Chief Financial Officer	January 26, 2016

Robert G. Astorg	Director

/s/ Peter A. Converse Peter A. Converse	Director	January 26, 2016

/s/ Lawrence K. Doll Lawrence K. Doll	Director	January 26, 2016

/s/ W. Douglas Fisher W. Douglas Fisher	Director	January 26, 2016

/s/ Theodore J. Georgelas Theodore J. Georgelas	Director	January 26, 2016

/s/ John M. McMahon John M. McMahon	Director	January 26, 2016

/s/ J. Paul McNamara J. Paul McNamara	Director	January 26, 2016

/s/ Mark R. Nesselroad Mark R. Nesselroad	Director	January 26, 2016

/s/ Mary K. Weddle Mary K. Weddle	Director	January 25, 2016

/s/ Gary G. White Gary G. White	Director	January 26, 2016

/s/ P. Clinton Winter, Jr. P. Clinton Winter, Jr.	Director	January 26, 2016

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

2.1	Agreement and Plan of Reorganization, dated as of November 9, 2015, by and between United Bankshares, Inc. and Bank of Georgetown (included as Appendix A to the prospectus and proxy statement).

2.2	Supplement for Merger Sub Accession to Merger Agreement dated as of January 22, 2016.

3.1	Amended and Restated Articles of Incorporation of United Bankshares, Inc. as in effect on the date hereof, (incorporated by reference to Exhibit 3.1 to United Bankshares’ Current Report on Form 8-K dated December 23, 2008 and filed December 31, 2008).

3.2	Restated Bylaws of United Bankshares, Inc., as in effect on the date hereof (incorporated by reference to Exhibit 3.2 to United Bankshares’ Current Report on Form 8-K dated January 25, 2010 and filed January 29, 2010).

5.1	Opinion of Bowles Rice LLP, including consent.

8.1	Tax Opinion of Bowles Rice LLP, including consent (to be filed with an amendment to this Registration Statement).

8.2	Tax Opinion of Covington & Burling LLP, including consent (to be filed with an amendment to this Registration Statement).

21	Subsidiaries of Registrant (incorporated herein by reference to United Bankshares, Inc.’s Form 10-K for the year ended December 31, 2014).

23.1	Consent of Bowles Rice LLP (included in Legal Opinion, Exhibit 5.1).

23.2	Consent of Bowles Rice LLP (included in Legal Opinion, Exhibit 8.1).

23.3	Consent of Covington & Burling LLP (included in Legal Opinion, Exhibit 8.2).

23.4	Consent of Ernst & Young LLP.

24	Powers of Attorney (signature page).

99.1	Form of Proxy Card for Bank of Georgetown.

99.2	Consent of Keefe, Bruyette & Woods, Inc.

99.3	Rule 438 Consent of Michael P. Fitzgerald.